                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            INTERACTIVE NETWORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        Common Stock, no par value, of Interactive Network, Inc.
        -----------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        57,478,137
        -----------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        $0.4025. The proposed per share price is based upon the average of the bid and asked prices on September 26, 2001 for Interactive Network, Inc.'s Common Stock as reported on The OTC Bulletin Board.

    (4) Proposed maximum aggregate value of transaction:
        $23,134,950
        ----------------------------------------------------------
    (5) Total fee paid:
        $4,627
        ----------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:
            $5,513
            --------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
            Form S-4
            --------------------------------------------------------------------
      (3)   Filing Party:
            Two Way TV (US), Inc.
            --------------------------------------------------------------------
      (4)   Date Filed:
            September 26, 2001
            --------------------------------------------------------------------

        Preliminary Proxy Statement/Prospectus - Subject to Completion,
                            Dated September 26, 2001


                    [LETTERHEAD OF INTERACTIVE NETWORK, INC.]

                             ________________, 2001

Dear Interactive Network Shareholder:

         We invite you to attend the special meeting of shareholders of Interactive Network, Inc. to be held at _____ _.m., Pacific time, on _________________, ___________________, 2001, at ______________________________.

         At the special meeting, we will ask you to approve the merger of Interactive Network, Inc. into Two Way TV (US), Inc. (formerly known as TWIN Entertainment, Inc.). After the merger, the existing shareholders of Interactive Network will own approximately 43,019,277 shares of the combined company's common stock, representing approximately 48% of the shares outstanding after the merger. Assuming the exercise of Interactive Network options and warrants and the conversion of convertible notes, the existing shareholders of Interactive Network will own approximately 55% calculated on a fully diluted basis. Two Way TV Limited, which now owns 50% of Two Way TV (US)'s outstanding shares, will own approximately 47,293,476 of the combined company's shares, representing approximately 52% of the shares outstanding after the merger or 45% calculated on a fully diluted basis. A copy of the Agreement and Plan of Reorganization (the "merger agreement") for the merger is included in the attached proxy statement/prospectus as Exhibit A. All of the matters to be considered and voted upon at the special meeting are more fully described in the attached proxy statement/prospectus.

         Since becoming your Chief Executive Officer in 1998, I have explained to you my strategy to maximize the assets we hold and to leverage them to create a better opportunity and expand our business model for the future. In January 2000, we formed an equally owned and operated joint venture, TWIN Entertainment, Inc, with Two Way TV Limited. Today, we seek to place the assets of both TWIN Entertainment and Interactive Network into one merged company and to add to these combined assets the proposed exclusive license from Two Way TV Limited for all of its present and future intellectual property for the United States and Canada.

         We believe this merger will enhance shareholder value through the establishment of an operating business whose goal is to be a leading interactive TV games company in the North American market. We expect the main benefits resulting from the merger to include:

         o The combined company's business model will be expanding from that of Interactive Network's intellectual property licensing model to an operational products and services company using our patents with Two Way TV Limited's technology;

         o The combined company will be better positioned to raise investment capital and to form strategic relationships with key companies in our industry;

         o Two Way TV (US) will have a stronger patent portfolio, as the existing patent portfolio of Interactive Network will be augmented by the exclusive grant to Two Way TV (US) of a license to use all of Two Way TV Limited's intellectual property in the U.S. and Canada;

         o The combined company will be the exclusive vehicle for accessing and delivering Two Way TV Limited's present and future game and interactive entertainment content, tools, and interactive platform technology in the U.S. and Canada;

         o Two Way TV (US) will have access to Two Way TV Limited management's experience of rolling out iTV technology to fee-paying customers in Europe and Australia;

         o Two Way TV (US) will have a clearer management decision-making structure; and

         o Two Way TV (US) will succeed to Interactive Network's status as a publicly-traded company.

         AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSED TERMS OF THE MERGER AND THE MERGER AGREEMENT AND THE TRANSACTIONS PROVIDED FOR IN THE MERGER AGREEMENT, AND IT HAS CONCLUDED THAT THEY ARE IN THE BEST INTERESTS OF INTERACTIVE NETWORK AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT AND THE TRANSACTIONS PROVIDED FOR IN THE MERGER AGREEMENT.

         You do not need to attend the special meeting. However, whether or not you attend, after reading the proxy statement/prospectus, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the special meeting, please notify our company's secretary at the meeting if you wish to vote in person, and your proxy will not be voted.

         IN PARTICULAR, YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE ___ OF THE ATTACHED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. WE URGE YOU TO CAREFULLY REVIEW ALL THE INFORMATION IN THE PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS.

         The date of this proxy statement/prospectus is __________, 2001, and it is first being mailed to shareholders on or about ________, 2001.

         Your prompt cooperation is greatly appreciated during this important and exciting time for Interactive Network.

         If you need assistance in completing your proxy card, or if you have any questions about this proxy statement/prospectus, please feel free to contact me at (650) 947-3345.

                                          Sincerely,



                                          Bruce W. Bauer
                                          President and Chief Executive Officer

                            INTERACTIVE NETWORK, INC.
                           180 SECOND STREET, SUITE B
                           LOS ALTOS, CALIFORNIA 94022
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                          ______________________, 2001

         The special meeting of the shareholders of Interactive Network, Inc., a California corporation, will be held at _______________________ on _______________, 2001, at _____ _.m., Pacific time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated as of May 31, 2001 among Interactive Network, Inc., Two Way TV Limited, and TWIN Entertainment, Inc., now known as Two Way TV (US), Inc. (the "merger agreement"), and the merger of Interactive Network into Two Way TV (US).

         2. To transact any other business which may properly come before the special meeting and any adjournments or postponements thereof.

         Our board has fixed __________, 2001 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. On the record date, we had __________ shares of common stock issued, outstanding and entitled to vote.

         PURSUANT TO SECTIONS 1300 THROUGH 1304 OF THE CALIFORNIA CORPORATIONS CODE, EACH HOLDER OF INTERACTIVE NETWORK COMMON STOCK WILL HAVE THE RIGHT TO DISSENT FROM THE MERGER AND THE MERGER AGREEMENT AND TO DEMAND A DETERMINATION OF THE FAIR VALUE OF SUCH SHAREHOLDER'S SHARES IF THE MERGER AGREEMENT IS APPROVED AND ADOPTED AND THE MERGER CONSUMMATED. A COPY OF SECTIONS 1300 THROUGH 1304 OF THE CALIFORNIA CORPORATIONS CODE IS ATTACHED AS EXHIBIT B TO THE PROXY STATEMENT/PROSPECTUS.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE INTERACTIVE NETWORK FURTHER SOLICITATION EXPENSE. IF YOU ATTEND THE SPECIAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

         PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If the merger agreement and merger are approved and adopted, you will be sent instructions regarding the mechanics of exchanging your existing Interactive Network common stock certificates for new certificates representing shares of the combined company.

                                              By Order of the Board of Directors




_______________, 2001                         __________________________________
                                              SECRETARY


                                                    TABLE OF CONTENTS

                                                                                                               PAGE
SUMMARY..........................................................................................................1

         The Parties to the Merger Agreement.....................................................................1

         The Special Meeting.....................................................................................2

         The Merger..............................................................................................3

         Market Price of Interactive Network Common Stock........................................................6

         Summary Financial Data of Interactive Network...........................................................6

         Summary Financial Data of Two Way TV (US)...............................................................7

         Unaudited Summary Pro Forma Combined Condensed Financial Information....................................8

         Comparative Per Share Data..............................................................................9

RISK FACTORS AND OTHER CONSIDERATIONS...........................................................................10

         Risks Related to the Proposed Merger...................................................................10

         Risk Factors of Prospective Business of Two Way TV (US)................................................13

FORWARD-LOOKING STATEMENTS......................................................................................21

THE SPECIAL MEETING.............................................................................................22

         General................................................................................................22

         Matters to be Considered...............................................................................22

         Record Date; Quorum; Voting at the Special Meeting.....................................................22

         Cost of Solicitation...................................................................................23

         Communications by Interactive Network Shareholders with Interactive Network............................23

THE MERGER......................................................................................................24

         Background of the Merger...............................................................................24

         Two Way TV (US)'s Reasons for the Merger...............................................................27

         Recommendation of the Interactive Network Board of Directors; Reasons for the Merger...................28

         Analyses of Financial Advisor to Interactive Network...................................................31

         Interests of Persons in the Merger.....................................................................43

         Accounting Treatment of the Merger.....................................................................44

         Material Changes in Shareholders' Rights...............................................................44

         Dissenters' Rights.....................................................................................54

STOCK OPTIONS AND WARRANTS AND CONVERTIBLE NOTES................................................................55

THE MERGER AGREEMENT............................................................................................56

         Effective Time.........................................................................................56

         The Merger.............................................................................................56

         Merger Consideration; Conversion of Shares.............................................................56


                                                           -i-

                                                    TABLE OF CONTENTS
                                                       (continued)

                                                                                                               PAGE

         Representations and Warranties.........................................................................56

         Conduct of Business Pending the Merger.................................................................58

         No Solicitation of Acquisition Proposals...............................................................60

         Adoption of Two Way TV (US) 2001 Stock Option Plan.....................................................61

         Indemnification; Directors and Officers Insurance......................................................61

         Other Covenants........................................................................................61

         Conditions to the Merger...............................................................................62

         Obligation of Interactive Network's Board of Directors to Recommend Approval of the Merger
         Agreement and the Merger...............................................................................64

         Termination............................................................................................65

         Fees and Expenses; Payment of Termination Fee..........................................................67

         Indemnification........................................................................................68

         Indemnification Payments...............................................................................70

         Amendment..............................................................................................70

AGREEMENTS RELATED TO THE MERGER................................................................................70

         Proposed Exclusive License Agreement from Two Way TV (US) to Two Way TV Limited........................71

         Proposed Exclusive License Agreement from Two Way TV Limited to Two Way TV (US)........................71

         Branding Agreement.....................................................................................72

         Investor Rights Agreement..............................................................................72

         Stockholders Agreement.................................................................................72

BUSINESS OF INTERACTIVE NETWORK.................................................................................73

         General................................................................................................73

         Interactive Network's Intellectual Property............................................................75

         Competition............................................................................................76

         Employees..............................................................................................76

         Properties.............................................................................................77

         Legal Proceedings......................................................................................77

SELECTED CONSOLIDATED FINANCIAL DATA OF INTERACTIVE NETWORK.....................................................79

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INTERACTIVE
NETWORK.........................................................................................................79

         Liquidity and Capital Resources........................................................................79

         Contingencies and Commitments..........................................................................81


                                                          -ii-

                                                    TABLE OF CONTENTS
                                                       (continued)

                                                                                                               PAGE


         Results of Operations for the Six Months Ended June 30, 2001 Compared to the Six Months Ended
         June 30, 2000..........................................................................................84

         Results of Operations for the Year Ended December 31, 2000 Compared to Year Ended December 31,
         1999...................................................................................................85

BUSINESS OF TWO WAY TV (US).....................................................................................86

         Overview...............................................................................................86

         Business Strategy of Two Way TV (US)...................................................................87

         History of Two Way TV (US).............................................................................87

         Principal Products and Services........................................................................87

         Two Way TV (US) Markets................................................................................88

         Product Development....................................................................................89

         Intellectual Property..................................................................................89

         Competition............................................................................................89

         Employees..............................................................................................89

         Legal Proceedings......................................................................................89

SELECTED CONSOLIDATED FINANCIAL DATA OF TWO WAY TV (US).........................................................90

MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TWO WAY TV (US).......91

         Overview...............................................................................................91

         Results of Operations for the Period from January 10, 2000 (Inception)
         through December 31, 2000..............................................................................91

         Results of Operations for the Period from January 10, 2000 (Inception) through June 30, 2000 and for the Six Month Period Ended June 30, 2001.......................................................92

         Liquidity and Capital Resources........................................................................93

DIRECTORS OF TWO WAY TV (US)....................................................................................95

SECURITY OWNERSHIP OF INTERACTIVE NETWORK MANAGEMENT AND BENEFICIAL OWNERS OF INTERACTIVE NETWORK COMMON
STOCK...........................................................................................................97

EXECUTIVE OFFICERS..............................................................................................98

         Executive Officers of Two Way TV (US)..................................................................98

         Management Compensation of Two Way TV (US).............................................................98

         Two Way TV (US) Option Grants..........................................................................99

         Two Way TV (US) Option Holdings and Exercises and Option Values.......................................100

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................101

         Gannett Agreement.....................................................................................101

         Employment Agreements.................................................................................102


                                                         -iii-

                                                    TABLE OF CONTENTS
                                                       (continued)

                                                                                                               PAGE


SELLING SECURITY HOLDERS.......................................................................................103

MARKET FOR COMMON STOCK AND DIVIDENDS..........................................................................105

         Market for Interactive Network Common Stock...........................................................105

         Market for Two Way TV (US) Common Stock...............................................................105

         Holders of Record.....................................................................................106

         Dividends.............................................................................................106

         Description of Capital Stock of Two Way TV (US).......................................................106

TWO WAY TV (US) CERTIFICATE OF INCORPORATION...................................................................107

FUTURE SHAREHOLDER PROPOSALS...................................................................................108

LEGAL MATTERS..................................................................................................108

EXPERTS........................................................................................................109

WHERE YOU CAN FIND MORE INFORMATION ON INTERACTIVE NETWORK.....................................................109

INTERACTIVE NETWORK, INC. INDEX TO FINANCIAL STATEMENTS........................................................F-1

TWIN ENTERTAINMENT, INC. (NOW KNOWN AS TWO WAY TV (US), INC.) INDEX TO FINANCIAL STATEMENTS...................F-25

INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...........................................P-1

EXHIBITS:

EXHIBIT A - AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG INTERACTIVE NETWORK, INC., TWO WAY TV
            LIMITED AND TWIN ENTERTAINMENT, INC. DATED AS OF MAY 31, 2001......................................A-1

EXHIBIT B - SECTIONS 1300 THROUGH 1304 OF THE CALIFORNIA CORPORATIONS CODE.....................................B-1

EXHIBIT C - OPINION OF SHONSTROM RESEARCH ASSOCIATES, LLC......................................................C-1



                                     SUMMARY

         The following summary highlights selected information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. For additional information, you should read this entire proxy statement/prospectus, including the exhibits and the other documents referred to in this proxy statement/prospectus.

                       THE PARTIES TO THE MERGER AGREEMENT

         INTERACTIVE NETWORK, INC. Interactive Network helped pioneer and introduce interactive television technology. It was among the first fully operational interactive home television service with paying subscribers. Interactive Network holds several patents in the field of interactive game playing. It was incorporated in California on November 10, 1986 and began providing interactive television services in 1991 in Sacramento, California. Interactive Network began offering its service in the San Francisco, California area in 1992, in Chicago, Illinois in 1993, and in Indianapolis, Indiana in 1994. By August 1995, Interactive Network had acquired key strategic investors such as TCI Cable (now a part of AT&T Corp., together with its subsidiaries, predecessors, successors and AT&T Broadband, "AT&T"), NBC (now a part of General Electric Company), Gannett, Motorola, Sprint and AC Nielsen. Today, Interactive Network owns certain patents and other intellectual property assets related to the interactive television market and other interactive technology. Interactive Network's prior strategic investors remain as its shareholders, and Interactive Network's management's strategy is to deliver shareholder value by marketing its intellectual property and by working to enhance and develop its patent portfolio.

         Interactive Network's primary licensing arrangements are its grant of an exclusive license of its patented technology to Two Way TV Limited's operations outside of the U.S. and Canada and its grant of a non-exclusive license of its patented technology to Two Way TV (US) (formerly TWIN Entertainment, Inc.), which Interactive Network formed jointly with Two Way TV Limited in early 2000. Interactive Network concentrates its own activities on exploiting its patent portfolio in a cost-effective way to licensees, joint ventures, and strategic alliances. If Interactive Network's shareholders approve its merger with Two Way TV (US), as discussed in this proxy statement/prospectus, Two Way TV (US) intends to move from Interactive Network's emphasis on exploiting its patent portfolio through broad licensing, joint ventures and strategic alliances and will instead engage in restrictive licensing of its patents and focus on providing services and licensing products that use a combination of its patents and the technology of Two Way TV Limited.

         In December 2000, Interactive Network announced that it was negotiating the terms of a transaction with Two Way TV Limited under which Interactive Network would merge with Two Way TV (US), the joint venture company owned equally by Interactive Network and Two Way TV Limited. On June 1, 2001, Interactive Network announced that it and Two Way TV Limited had signed a merger agreement under which Interactive Network would merge with Two Way TV (US), with Two Way TV (US) as the surviving corporation. The primary purpose of Interactive Network's special meeting is for the shareholders of Interactive Network to approve the merger agreement and the merger.

             Interactive Network's principal executive office is located at 180 Second Street, Suite B Los Altos, California 94022, and its telephone number is
(650) 947-3345.

         TWO WAY TV LIMITED. Based in England, Two Way TV Limited was formed in 1992 and today has approximately 200 employees based in the United Kingdom (UK). It also has subsidiaries, affiliates and franchisees operating accross Europe, Asia and Australia. Its major shareholders include NTL Group Limited ("NTL"), the UK's largest cable company; SMI Media Invest, a Stockholm-based specialist digital TV media investor; Liberate Technologies, a Silicon Valley-based leading middleware provider; and Ladbrokes, the UK's largest betting shop (a subsidiary of Hilton Group plc).

         Two Way TV Limited has developed a proprietary suite of software tools and games aimed at providing a genuine interactive television experience to consumers. It first market tested and then operated a commercial pilot during 1996-97, using analog technology. This pilot provided valuable operational experience and customer data to Two Way TV Limited, indicating that consumers would pay to play games on a repeating and sustainable basis. In 1999, Two Way TV Limited's migration towards digital technology brought it to participate in national trials of Microsoft's WebTV system. In these trials, the Two Way TV Limited service received twice as many site visits as the site of its nearest rival.

         Two Way TV Limited now has distribution and game operating experience on a variety of digital platforms, including cable through NTL (the largest cable operator in the UK) and Telewest, which together offer access to over 1.2 million digital cable homes. OnDigital, a broadcast only digital pay-TV operator, provides access to over 1.25 million homes. Most significantly of all in the context of the UK marketplace, Two Way TV Limited has recently entered into a satellite distribution agreement with British Sky Broadcasting Group plc ("Sky") (the UK's leading pay-TV service), with the service scheduled to be launched later this year. Sky has the largest number of subscribers of any UK pay TV service, almost all of which are via digital satellite and total 5.5 million homes.

         TWO WAY TV (US). Two Way TV (US) (formerly known as TWIN Entertainment, Inc.) is a joint venture between Interactive Network and Two Way TV Limited. Two Way TV (US) was incorporated in Delaware on January 10, 2000 to develop and market Interactive Network's significant patent portfolio and Two Way TV Limited's content, production systems, operating platform and patents for digital interactive services. Based in San Francisco, California, Two Way TV
(US) dedicates its resources to developing multi-player interactive TV applications, enhanced TV games played in conjunction with live and scheduled television broadcasts and on-demand entertainment content for an interactive audience.

         Two Way TV (US) currently is discussing distribution agreements with Comcast Corporation, Cablevision Systems Corporation, and Echostar Communications Corporation (The Dish Network), among others. Two Way TV (US) has entered into a content agreement with Public Broadcasting Service (PBS) for the development and production of an interactive game to accompany Zoom, PBS's children's program. Liberate Technologies, which provides the operating system for the UK's two cable operators, named Two Way TV (US) and Two Way TV Limited as among the first certified PopTV(TM) Partners. This is a program to promote and popularize iTV content and includes financial and marketing benefits and the integrating of game playing technology with the Liberate client software. Two Way TV (US) has also obtained enhanced TV demonstration rights agreements with Game Show Network and the Oxygen Cable Network. Under these demonstration rights agreements, Two Way TV (US) provides demos to be used at trade shows which demonstrate the potential of enhanced TV. Currently, Two Way TV (US) is negotiating with both NBC and Warner Brothers that may lead to agreements involving both interactive and enhanced TV production.

         Two Way TV (US)'s principal executive office is located at 300 De Haro Street, Suite 342, San Francisco, California 94103, and its telephone number is
(415) 703-8250.

                               THE SPECIAL MEETING

         TIME, DATE AND PLACE. The Interactive Network special meeting of shareholders will be held on __________, __________, 2001, at _____ _.m.,
Pacific time, at _______________________________________.

         PURPOSES OF MEETING. The purposes of the special meeting of shareholders are to consider and vote upon the merger and the merger agreement and any other business that properly comes before the special meeting. See "The Special Meeting - Matters to Be Considered" on page __.

         RECORD DATE FOR VOTING; VOTE REQUIRED. The record date for shareholders of Interactive Network entitled to vote at the special meeting is __________, 2001. Under the California Corporations Code, the approval of the merger agreement and merger will require the affirmative vote of a majority of the shares of Interactive Network common stock outstanding on the record date.

         As of June 30, 2001, the directors and executive officers of Interactive Network and their affiliates were beneficial owners of an aggregate of 3,098,225 shares of Interactive Network common stock (excluding any shares issuable upon the exercise of stock options and warrants or convertible notes that were not exercised or converted as of that date), or 7.2% of the 43,019,277 shares of Interactive Network common stock that were issued and outstanding as of that date. See "Security Ownership of Interactive Network Management and Beneficial Owners of Interactive Network Common Stock" on page ___ of this proxy statement/prospectus.

                                   THE MERGER

         REASONS FOR THE MERGER. Interactive Network's and Two Way TV (US)'s boards of directors believe that the merger and the merger agreement will be beneficial to each company. Interactive Network and Two Way TV (US) have each identified several reasons for this belief. These reasons are discussed in greater detail under the caption "Two Way TV (US)'s Reasons for the Merger" beginning on page __ and "Recommendation of the Interactive Network Board of Directors; Reasons for the Merger" beginning on page ___.

         EFFECTS OF THE MERGER. When the merger becomes effective, Interactive Network will merge into Two Way TV (US). All of the outstanding shares of Interactive Network common stock will be converted into shares of common stock of the combined company, Two Way TV (US), which is anticipated to be quoted on The Over-the-Counter Bulletin Board under the ticker symbol "TWTV.OB."

         Two Way TV Limited and Interactive Network each currently owns 13,400,000 shares of Two Way TV (US)'s common stock. Immediately before the merger, the shares of Two Way TV (US) currently owned by Two Way TV Limited and Interactive Network will be converted into a total of 47,293,476 shares of common stock of Two Way TV (US) as a result of a 3.5293639 for 1 stock split. Following the stock split and as part of the merger, all of the shares of common stock of Two Way TV (US) held by Interactive Network will be cancelled. Concurrently, each share of common stock of Interactive Network will be converted into the right to receive a share of common stock of Two Way TV (US) on a one-for-one basis. Immediately following the merger, Interactive Network shareholders will hold 43,019,277 shares of Two Way TV (US) common stock, which will represent approximately 48% of the combined company's outstanding shares of common stock. Two Way TV Limited will hold 47,293,476 shares of Two Way TV (US) common stock, which will represent approximately 52% of the combined company's shares of common stock outstanding after the merger, or 45% calculated on a fully diluted basis allowing for the exercise of Interactive Network options and warrants and the conversion of convertible notes. As a result, there will be approximately 90,312,753 million total shares of common stock of the combined company outstanding after the merger, or 105,096,613 on a fully diluted basis.

         Calculated as a percentage of outstanding shares, the holdings of existing Interactive Network shareholders in the combined company will be significantly diluted from their current holdings in Interactive Network. However, Interactive Network management believes that its shareholders' interests will be enhanced in the merger due to the value contributed to the combined company by Two Way TV Limited, including its grant of an exclusive license to the combined company to use its technology in the U.S. and Canada. The Interactive Network board has carefully analyzed the benefits of the merger and believes the merger transaction to be fair to Interactive Network shareholders from a financial point of view.

         Immediately after the merger, under the Stockholders Agreement, Two Way TV Limited will have the power to elect five of the nine directors to the board of the combined company. Two Way TV Limited will therefore have effective control of the board of Two Way TV (US). See "Agreements Related to the Merger - Stockholders Agreement" on page ___.

         DIRECTORS OF THE COMBINED COMPANY. Immediately after the merger, nine people will serve on Two Way TV (US)'s board of directors. Two of these individuals will be Bruce W. Bauer and Richard W. Perkins, who have been selected by the Interactive Network board of directors. An additional two individuals will be selected by the Interactive Network board of directors before the closing of the merger. The remaining five will be the following individuals selected by Two Way TV Limited: Simon Cornwell, Piers Wilson, William Andrewes, John Gregg and Seth Allback. Immediately after the merger, Mr. Bruce W. Bauer will be Chairman of the Board and Chief Executive Officer of the combined company.

         DISSENTERS' RIGHTS. Under Sections 1300 through 1304 of the California Corporations Code, each holder of Interactive Network common stock will have the right to dissent from the merger and the merger agreement and to demand a determination of the fair value of such shareholder's shares if the merger agreement is approved and adopted and the merger consummated. A copy of Sections 1300 through 1304 of the California Corporations Code is attached as Exhibit B to the proxy statement/prospectus. See "The Merger - Dissenters' Rights" on page
__.

         RECOMMENDATION OF THE INTERACTIVE NETWORK BOARD REGARDING THE MERGER. At meetings held on May 31, 2001 and September 13, 2001, the board of directors of Interactive Network unanimously approved and adopted the proposed terms of the merger and the merger agreement and recommended that Interactive Network's shareholders approve the merger and the merger agreement.

         OPINION OF INTERACTIVE NETWORK'S FINANCIAL ADVISOR. In connection with the merger, Interactive Network's board of directors received the written opinion of Shonstrom Research Associates, LLC, Interactive Network's financial advisor, that the consideration to be received by the shareholders of Interactive Network in the merger transaction is fair. The opinion, the full text of which is attached to this proxy statement/prospectus as Exhibit C, is subject to specified assumptions, limitations and qualifications. This opinion does not constitute a recommendation to any Interactive Network shareholder as to how the shareholder should vote on the merger. INTERACTIVE NETWORK ENCOURAGES ITS SHAREHOLDERS TO READ CAREFULLY THIS OPINION IN ITS ENTIRETY.

         CONDITIONS TO THE MERGER. The completion of the merger depends on the satisfaction or wavier of a number of conditions, including the following:

         o obtaining Interactive Network shareholder approval of the merger agreement and merger;

         o the delivery to Interactive Network and Two Way TV Limited of certain documents and agreements, as specified in the merger agreement;

         o the continued accuracy of the representations and warranties contained in the merger agreement;

         o Two Way TV (US) entering into a commercial arrangement with AT&T that is reasonably satisfactory to Interactive Network and Two Way TV Limited, to become effective on the date of the merger as described in more detail on page ___;

         o the opinion of Interactive Network's financial advisor not having been withdrawn;

         o obtaining all necessary consents to the merger and the merger agreement;

         o Interactive Network finalizing and entering into material commercial agreements with certain third parties; and

         o no material adverse effect on the business, operations, prospects, or financial condition of Interactive Network, Two Way TV (US) or Two Way TV Limited having occurred.

         A complete list of conditions to the merger appears under "The Merger Agreement - Conditions to the Merger" on page ___.

         TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE. Interactive Network and Two Way TV Limited may mutually agree to terminate the merger agreement at any time before the merger becomes effective. Interactive Network may also terminate the merger agreement under a number of other circumstances, as set forth under "The Merger Agreement - Termination" on page __. If the merger agreement is terminated by Interactive Network under certain circumstances, described under "The Merger Agreement-Termination" on page ___ and "-Fees and Expenses; Termination Fee" on page ___, Interactive Network will pay to Two Way TV Limited a fee equal to 3% of the market value of the number of shares of Interactive Network common stock not held by its affiliates, plus Two Way TV Limited's reasonable expenses.

         In addition, Two Way TV Limited will pay a similar termination fee to Interactive Network if it terminates the merger agreement under certain circumstances, as described in "The Merger Agreement - Termination" on page __ and "- Fees and Expenses; Termination Fee" on page __.

         TWO WAY TV (US) CERTIFICATE OF INCORPORATION. Following the merger, Interactive Network will cease to exist as a separate California corporation, and Two Way TV (US) will survive and continue to exist as a Delaware corporation. The certificate of incorporation and bylaws of the combined company will be those of Two Way TV (US) as amended and restated before the merger. When the merger becomes effective, the Two Way TV (US) certificate of incorporation will provide as follows:

         o Two Way TV (US) will have 150,000,000 authorized shares of common stock; and

         o    Two Way TV (US) will have effected a stock split at a ratio of
              3.5293639 of its common stock.

         See "Two Way TV (US) Certificate of Incorporation" on page ___.

         MATERIAL CHANGES IN SHAREHOLDERS' RIGHTS. The rights of Interactive Network's shareholders are determined by California law and Interactive Network's articles of incorporation and bylaws. If the merger is completed, Interactive Network's shareholders will receive shares of Two Way TV (US) common stock. As stockholders of Two Way TV (US), former Interactive Network shareholders' rights will be governed by Delaware law and Two Way TV (US)'s certificate of incorporation and by-laws. See "Material Changes in Shareholders' Rights" on page __.

         FEDERAL INCOME TAX CONSEQUENCES. Under the merger agreement, it is a condition of the obligations of each of Interactive Network, Two Way TV Limited and Two Way TV (US) to use its commercially reasonable efforts to cause the merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code. If the merger is treated in this manner, neither Interactive Network nor Two Way TV (US) will recognize gain or loss as a result of the merger, and the merger will not be a taxable event for Interactive Network shareholders for federal income tax purposes, except as to any Interactive Network shareholder who dissents. We urge you to consult with your own tax advisor as to the federal income tax consequences of the merger, as well as to any state, local, foreign or other tax consequences. See "The Merger - Federal Income Tax Consequences" on page ___.

         ACCOUNTING TREATMENT. The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. After the merger, the results of operations of Interactive Network will be included in the consolidated financial statements of Two Way TV (US). See "The Merger - Accounting Treatment of the Merger" on page ___.

                MARKET PRICE OF INTERACTIVE NETWORK COMMON STOCK

         Interactive Network common stock is quoted on The Over-the-Counter Bulletin Board under the symbol "INNN.OB." After the merger, shares of common stock of the combined company are anticipated to be quoted on The Over-the-Counter Bulletin Board under the ticker symbol "TWTV.OB." The closing price per share of Interactive Network common stock was $1.01 on May 31, 2001, the last trading day before the announcement of the merger, and $______ on __________, 2001. Past prices of Interactive Network's common stock are not indicative of the market price of the combined company's common stock. See "Market for Common Stock and Dividends."


                  SUMMARY FINANCIAL DATA OF INTERACTIVE NETWORK

         The following should be read in conjunction with the Interactive Network Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Interactive Network" included elsewhere in this proxy statement/prospectus.

                                                        YEARS ENDED DECEMBER 31                 SIX MONTHS ENDED JUNE 30
                                     ----------------------------------------------------------  ----------------------
                                        2000        1999        1998        1997        1996        2001        2000
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                     (AUDITED)    (AUDITED)  (AUDITED)    (AUDITED)   (AUDITED) (UNAUDITED) (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue........................      $250         $0          $0          $0          $0        $135          $0
Net income (loss)....................   $(5,602)    $8,147     $(1,488)    $(5,938)    $(4,552)      $(991)    $(4,357)
Net income (loss) per share (basic)..    $(0.14)     $0.23      $(0.05)     $(0.19)     $(0.15)     $(0.02)     ($0.11)
Shares used in computing net income
(loss) per share (basic).............    40,048     35,516      30,840      30,840      30,840      43,019      39,428

                                         DECEMBER 31, 2000                  JUNE 30, 2001
                                         -----------------                  -------------
                                            (AUDITED)                         (UNAUDITED)
BALANCE SHEET DATA:                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total assets.........................         $6,595                            $6,678
Long-term obligations................           $685                            $2,366
Liabilities subject to compromise....         $5,503                            $5,505
Cash dividends declared per common
share................................             $0                                $0


                    SUMMARY FINANCIAL DATA OF TWO WAY TV (US)

         The following financial data should be read in conjunction with the Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Two Way TV (US)" included elsewhere in this proxy statement/prospectus.

                                                                               PERIOD FROM
                                                        PERIOD FROM         JANUARY 10, 2000
                                                     JANUARY 10, 2000         (INCEPTION)
                                                      (INCEPTION) TO             THROUGH             SIX MONTHS ENDED
                                                     DECEMBER 31, 2000         JUNE 30, 2000          JUNE 30, 2001
                                                     -----------------         -------------          -------------
                                                                               (UNAUDITED)             (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue............................................             $0                    $0                      $0
General and administrative expenses................         $2,212                  $585                  $1,457
Interest income....................................            $25                   $15                      $1
Net profit (loss) before taxes on income...........        $(2,186)                $(570)                $(1,526)
Taxes on income....................................            $(1)                  $(1)                    $(2)
Net income (loss)..................................        $(2,187)                $(571)                $(1,528)
Basic income (loss) per share......................         $(0.44)               $(0.44)                 $(0.08)
Shares used in basic per share calculation.........      5,000,000             5,000,000              20,000,000


                                                      DECEMBER 31, 2000                     JUNE 30, 2001
                                                      -----------------                     -------------
BALANCE SHEET DATA                                                                           (UNAUDITED)
                                                                            (IN THOUSANDS)
Total assets.......................................       $1,222                                   $411
Total current liabilities..........................       $2,053                                 $2,806
Total liabilities..................................       $2,410                                 $3,127
Accumulated deficit................................      $(2,187)                               $(3,716)
Total shareholders' deficit........................      $(1,187)                               $(2,716)
Total liabilities and shareholders' deficit........       $1,222                                   $411

------------------------------


(a) Two Way TV (US) was incorporated on January 10, 2000 and therefore did not report financial information for the year ended December 31, 1999.

      UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The summary unaudited pro forma combined condensed financial information of the combined company has been derived from the unaudited pro forma combined condensed financial statements included elsewhere in this proxy statement/prospectus. This data is not indicative of the combined results of operations or financial position that would have occurred if the merger had occurred at the beginning of each period presented or on the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                            PERIOD FROM
                                                          JANUARY 10, 2000
                                                          (INCEPTION) TO             SIX MONTHS ENDED
                                                         DECEMBER 31, 2000            JUNE 30, 2001
                                                         -----------------            -------------
SELECTED INCOME STATEMENT DATA:
Revenue..............................................                $0                       $0
Royalty fees.........................................                $0                     $135
Net income (loss) before federal and state taxes.....           $(6,538)                 $(2,119)
Net income (loss)....................................           $(6,539)                 $(2,120)
(Loss) per share:
     Basic...........................................             $(.07)                   $(.02)
     Diluted.........................................             $(.07)                   $(.02)


                                                                    JUNE 30, 2001
                                                                    -------------
SELECTED BALANCE SHEET DATA:
Working capital......................................                       $433
Total assets.........................................                     $9,074
Total liabilities....................................                     $8,990
Accumulated deficit..................................                    $(3,716)
Total shareholders' equity (deficit).................                        $84


                           COMPARATIVE PER SHARE DATA

         Set forth below are historical net loss per share and book value per share data of Interactive Network and Two Way TV (US), and unaudited pro forma combined per share data of the combined company. The data set forth below should be read in conjunction with the Interactive Network and Two Way TV (US) audited financial statements and unaudited interim financial statements, including the notes thereto, which are included elsewhere in this proxy statement/prospectus. The data should also be read in conjunction with the unaudited pro forma combined condensed financial statements, including the notes thereto, included elsewhere in this proxy statement/prospectus.

                                              INTERACTIVE NETWORK                        TWO WAY TV (US)
                                      --------------------------------         ----------------------------------
                                                                               PERIOD FROM
                                                                               JANUARY 10,
                                       YEAR ENDED       SIX MONTHS ENDED       2000 THROUGH       SIX MONTHS ENDED
                                      DECEMBER 31,          JUNE 30,           DECEMBER 31,            JUNE 30,
                                          2000                2001                 2000                  2001
                                      ------------        ------------         ------------          ------------
HISTORICAL DATA:
Loss per share:
Basic..........................          $(.15)              $(.02)               $(.43)                 $(.07)
Diluted........................          $(.15)              $(.02)               $(.43)                 $(.07)
Book value per share, at
   end of period:
Basic..........................          $(.05)              $(.05)               $(.05)                 $(.13)
Diluted........................          $(.05)              $(.05)               $(.05)                 $(.13)


                                                                                YEAR ENDED        SIX MONTHS ENDED
                                                                               DECEMBER 31,           JUNE 30,
                                                                                   2000                 2001
                                                                               ------------          ------------
PRO FORMA COMBINED (a):
Loss per share:
   Basic...............................................................           $(.07)                 $(.02)
   Diluted.............................................................           $(.07)                 $(.02)
Book value per share, at end of period:
   Basic...............................................................                                     $0
   Diluted.............................................................                                     $0
PRO FORMA EQUIVALENTS (B):
Loss per share:
   Basic...............................................................           $(.07)                 $(.02)
   Diluted.............................................................           $(.07)                 $(.02)
Book value per share:
   Basic...............................................................                                     $0
   Diluted.............................................................                                     $0

-----------------------------------------------------------------
(a) The unaudited pro forma combined selected income statement data was derived from the respective historical consolidated statements of operations for Two Way TV (US) for the period from January 10, 2000 (inception) through December 31, 2000 and the six months ended June 30, 2001 and the consolidated statements of operations for Interactive Network for the year ended December 31, 2000 and the six months ended June 30, 2001 and the effects of the merger as if it had occurred on January 1, 2000. The unaudited pro forma selected balance sheet data was derived from the historical balance sheets of Interactive Network and Two Way TV (US) as of June 30, 2001 and the effects of the merger as if it had occurred on that date.

(b) Pro forma equivalents represent the unaudited pro forma combined loss per share and book value per share calculated on the basis of a 1 for
       3.5293639 exchange ratio.

                      RISK FACTORS AND OTHER CONSIDERATIONS

THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS THAT ARE DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE ___.

THE PROPOSED MERGER INVOLVES A HIGH DEGREE OF RISK. BY VOTING IN FAVOR OF THE MERGER, SHAREHOLDERS OF INTERACTIVE NETWORK WILL BE CHOOSING TO INVEST IN TWO WAY TV (US). INTERACTIVE NETWORK SHAREHOLDERS WILL BE ASSUMING THE ADDITIONAL RISKS ASSOCIATED WITH THE MERGER AND THE ON-GOING OPERATIONS OF THE COMBINED COMPANY. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN DETERMINING HOW TO VOTE.

                      RISKS RELATED TO THE PROPOSED MERGER

TWO WAY TV LIMITED'S MAJORITY OWNERSHIP OF THE COMBINED COMPANY'S STOCK AND OTHER RELATIONSHIPS WITH THE COMBINED COMPANY COULD LIMIT THE ABILITY OF OTHER SHAREHOLDERS TO INFLUENCE THE OUTCOME OF DIRECTOR ELECTIONS AND OTHER TRANSACTIONS SUBMITTED FOR A VOTE OF THE SHAREHOLDERS.

         Under the Stockholders Agreement to be signed at the closing of the merger by and among Two Way TV (US), Two Way TV Limited, and a voting trust consisting of certain shareholders of Interactive Network, including AT&T, Two Way TV Limited will have the right to select five out of a total of nine directors of Two Way TV (US). In addition, after the merger, Two Way TV Limited will own approximately 52% of the outstanding shares of common stock of the combined company. As a result, Two Way TV Limited initially will control all matters of the combined company requiring majority shareholder approval. Two Way TV Limited may also have effective control of all decisions regarding Two Way TV
(US) that will require majority approval of its board of directors following the merger, subject to the fiduciary duties of the directors, including in those situations when the directors are faced with a conflict of interest arising as a result of Two Way TV Limited's share ownership. This concentration of ownership and control could also have the effect of delaying or preventing a third party from acquiring control of Two Way TV (US) at a premium over the then current market price of Two Way TV (US) common stock. Two Way TV Limited thus will have the power to control the outcome of substantially all matters requiring approval of the directors or shareholders of the combined company.

THE COMBINED COMPANY INITIALLY WILL BE CONTROLLED BY TWO WAY TV LIMITED, WHOSE INTERESTS MAY DIFFER FROM OTHER SHAREHOLDERS DUE TO CERTAIN COMMERCIAL ARRANGEMENTS BETWEEN TWO WAY TV LIMITED AND TWO WAY TV (US).

         Interactive Network has entered into a worldwide license agreement dated January 31, 2000 that exclusively licenses its intellectual property in countries other than the U.S. and Canada to Two Way TV Limited in exchange for a royalty payment equal to a certain percentage of Two Way TV Limited's gross profits. Interactive Network has also currently licensed to Two Way TV (US) the non-exclusive use of its patents and other intellectual property in the United States and Canada. After the merger, Two Way TV (US) will own the patents and other intellectual property in the United States and Canada it previously licensed from Interactive Network. In addition, at the effective time of the merger, Two Way TV Limited will amend and restate its current license agreement with Two Way TV (US) to grant an exclusive license to Two Way TV (US) to certain intellectual property rights and technology, including then-existing and future content, software, know-how and other technological materials and information.

         As a result of the merger and these existing and proposed licensing arrangements, Two Way TV (US)'s potential market will be the U.S. and Canada, with the potential to earn licensing fees from Two Way TV Limited's worldwide activities. To successfully implement its business plan, Two Way TV (US) will require cooperation from Two Way TV Limited to secure certain of its targeted business relationships. These existing strategic arrangements may result in conflict between Two Way TV Limited's commercial interests with its interests as a stockholder in Two Way TV (US).

THE COMBINED COMPANY MAY NOT REALIZE EXPECTED REVENUE INCREASES.

         The combined company may not be able to increase its revenues as anticipated through revenue-generating opportunities that are not currently available to the two companies, such as carriage deals which neither Interactive Network nor Two Way TV (US) could enter into on its own and transforming Interactive Network's revenue stream from a purely license-driven model. Two Way TV (US) may not achieve these additional revenues, or they may be delayed due to market factors, such as slower than expected deployment of digital set-top boxes by cable and satellite distributors. If Two Way TV (US) does not realize these expected revenue increases, the future financial performance of the combined company will not be as good as Two Way TV (US) currently anticipates.

OFFICERS AND DIRECTORS OF INTERACTIVE NETWORK MAY HAVE DIFFERENT INTERESTS FROM INTERACTIVE NETWORK SHAREHOLDERS.

         In considering the Interactive Network board of director's recommendation that you vote in favor of the merger, you should be aware that some executive officers and directors of Interactive Network have interests in the merger that are in addition to their interests as shareholders of Interactive Network generally. These interests include the following:

         o Bruce W. Bauer, who is currently a director of Interactive Network, will be a director of the combined company.

         o In connection with the merger, Two Way TV (US) may change or enter into new employment arrangements with executive officers of Interactive Network.

These factors create a potential conflict of interest that you should be aware of in considering the merger. See "Merger - Interests of Persons in the Merger" on page ___.

HAVING TO PAY A TERMINATION FEE WOULD HAVE A MATERIAL NEGATIVE IMPACT ON INTERACTIVE NETWORK'S FINANCIAL CONDITION.

         Under the merger agreement, if the merger agreement were terminated, there are situations in which Interactive Network will pay to Two Way TV Limited a termination fee equal to 3% of the market value of the number of shares of Interactive Network common stock not held by affiliates, plus Two Way TV Limited's reasonable expenses. See "The Merger Agreement - Fees and Expenses; Termination Fee" on page ___. In some of these situations, such as if the Interactive Network board of directors felt it necessary to withdraw its recommendation of the merger, Interactive Network would not necessarily have another buyer to help fund the payment. Having to make this payment under circumstances where another buyer was not helping to fund the termination payment would have a material negative impact on Interactive Network's financial condition as a stand-alone company.

FAILURE TO COMPLETE THE MERGER COULD HAVE A NEGATIVE IMPACT ON INTERACTIVE NETWORK'S STOCK PRICE, BUSINESS AND FINANCIAL RESULTS.

         If the merger is not completed for any reason, Interactive Network may be subject to a number of material risks, including the following:

         o the price of Interactive Network common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed;

         o Interactive Network's stock price may decline because of uncertainty concerning Interactive Network's stand-alone prospects;

         o Interactive Network must pay some costs related to the merger, such as legal, accounting, financial advisory, and financial printing fees, even if the merger is not completed;

         o Interactive Network will be required to pay Two Way TV Limited a 3% termination fee under certain circumstances;

         o the benefits that Interactive Network expects to realize from the merger, such as the potentially enhanced financial position of the combined company, would not be realized; and

         o the diversion of management attention from the day-to-day businesses of Interactive Network and the unavoidable disruption to its relationships with customers and suppliers during the period before consummation of the merger may make it difficult for Interactive Network to regain their respective financial market positions if the merger does not occur.

         If the merger is terminated and if Interactive Network's board of directors seeks to enter into another merger or business combination, there can be no assurance that Interactive Network will be able to find a more attractive transaction. Furthermore, if the merger agreement is terminated and within 12 months after such event, Interactive Network closes an alternative transaction, Interactive Network will be required to pay Two Way TV Limited the 3% termination fee. In addition, when the merger agreement is in effect, Interactive Network is prohibited from soliciting, initiating or taking any other action with respect to competing transactions, such as a merger, sale of assets or other business combination with any party other than Two Way TV (US) except as discussed on page __ under "The Merger Agreement - No Solicitation of Acquisition Proposal."

YOUR EQUITY INTEREST IN THE COMBINED COMPANY WILL BE DILUTED.

         Immediately before the merger, the outstanding shares of Two Way TV
(US) common stock held by Two Way TV Limited will be converted pursuant to a stock split into approximately 47,293,476 million shares of common stock of the combined company, and the shareholders of Interactive Network will receive one share of Two Way TV (US) common stock to each share of Interactive Network common Stock they hold. As a result, each share of Interactive Network common stock you currently own will represent a smaller percentage ownership interest in the combined company than you currently hold in Interactive Network. Upon the merger taking effect, the current Interactive Network shareholders will own approximately 48% of the outstanding shares of common stock of the combined company, and approximately 55% assuming the exercise or conversion of all options, warrants and convertible notes to acquire Interactive Network's common stock.

THE BENEFITS FROM THE INTEGRATION OF INTERACTIVE NETWORK'S AND TWO WAY TV LIMITED'S INTELLECTUAL PROPERTY MAY NOT BE REALIZED.

         Achieving the benefits of Two Way TV (US)'s exclusive license grant from Two Way TV Limited will depend in part on the successful integration of Interactive Network's and Two Way TV Limited's intellectual property by the combined company and Two Way TV Limited after the merger and the successful development, marketing and provision of products, services and technology for interactive television systems and other telecommunications applications incorporating the combined intellectual property. Neither Interactive Network and Two Way TV (US), on the one hand, nor Two Way TV Limited, on the other hand, has significant experience relating to a strategic alliance on the scale and under the circumstances contemplated by the exclusive license agreements between Two Way TV (US) and Two Way TV Limited. There can be no assurance that the combined company will be successful in integrating Interactive Network's intellectual property with that of Two Way TV Limited or that the combined company and Two Way TV Limited can successfully incorporate the combined intellectual property. If the anticipated benefits from the exclusive license grant from Two Way TV Limited are not realized due to the occurrence of any one of the above risks, Two Way TV (US)'s business and operating results could be seriously harmed.

IF TWO WAY TV (US) FAILS TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS, THE COMBINED COMPANY MAY BE LIABLE TO TWO WAY TV LIMITED UNDER THE EXCLUSIVE LICENSE AGREEMENT.

         Two Way TV (US) will in the future rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of its technology. Despite its efforts, after the merger, the combined company may not be successful in protecting its intellectual property or unauthorized parties may attempt to copy aspects of its technology. Litigation may be necessary in the future to enforce and protect Two Way TV (US)'s intellectual property rights and to determine the validity and scope of its and others' proprietary rights. Under the terms and conditions of the proposed exclusive license agreement, Two Way TV (US) will represent to Two Way TV Limited that to its knowledge, the combined company owns all right, title and interest in and to its patents and all related proprietary rights. If there are unknown defects in the combined company's ownership of those rights, it may be liable to Two Way TV Limited if a third party successfully challenges its ownership, and the combined company's financial condition may be harmed. Interactive Network is currently exposed to this risk under its exclusive license agreement with Two Way TV Limited. See "Agreements Related to the Merger
- Proposed Exclusive License Agreement from Two Way TV (US) to Two Way TV Limited" on page ___.

             RISK FACTORS OF PROSPECTIVE BUSINESS OF TWO WAY TV (US)

THE INDUSTRY IN WHICH TWO WAY TV (US) WILL OPERATE IS HIGHLY COMPETITIVE, AND COMPETITION FROM BIGGER, BETTER CAPITALIZED COMPETITORS COULD RESULT IN PRICE REDUCTIONS, REDUCED GROSS MARGINS AND LOSS OF MARKET SHARE.

         If the merger is approved, Two Way TV (US) will operate in an evolving and competitive industry of interactive TV games and enhanced television products, and it expects that competition will increase. The combined company's primary competition will come from companies providing alternatives to the services enabled by its technology. Until a sufficient market develops for the digital set-top boxes enabled to run the full suite of Two Way TV (US)'s interactive television game applications, Two Way TV (US) may also face competition from companies developing and marketing stand-alone game products and services. In each of its business activities, Two Way TV (US) will face current or potential competition from competitors that may have significantly greater financial, manufacturing, marketing, sales and distribution resources and management expertise than it has.

         Currently, Two Way TV (US)'s principal competitors in the interactive TV game market include companies such as Disney, Sony, AOL, Spiderdance, Inc., Mixed Signals Technologies, Inc., BuzzTime Entertainment, Inc., Static 2358 Holdings Ltd, and VisiWare. Two Way TV (US) expects additional competition from other established and emerging companies. Increased competition could result in price reductions, fewer customer orders, reduced gross margins, longer sales cycles, reduced revenues and loss of market share.

         Many of Two Way TV (US)'s existing and potential competitors have longer operating histories, a larger customer base, greater name recognition and significantly greater financial, technical, sales and marketing and other resources than it does. This may place it at a disadvantage in responding to its competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. In addition, many of Two Way TV
(US)'s competitors have well-established relationships with its current and potential customers. Moreover, some of Two Way TV (US)'s competitors, for example, Mixed Signals which is funded by Liberty Digital, Inc. (a majority-owned affiliate of Liberty Media Corporation) and Sony Pictures Entertainment, have significant financial resources, which have enabled them in the past and may enable them in the future to make large strategic investments in Two Way TV (US)'s current and potential customers. Such investments may enable competitors to strengthen existing relationships or quickly establish new relationships with Two Way TV (US)'s current or potential customers. Investments such as these may discourage Two Way TV (US)'s potential or current customers who receive the investments from deploying its interactive TV games and enhanced television products, regardless of such customers' views of the relative merits of its products and services.

         Two Way TV (US)'s near-term prospects will depend upon its successful development and introduction of products new to the U.S. and Canadian market. Two Way TV (US)'s future prospects also will depend upon its ability to secure and execute carriage and content agreements with third parties, just as Interactive Network's future prospects without the merger depend on its finding new joint venture or licensing opportunities. It is uncertain whether Two Way TV
(US) will be able to successfully develop or market any such new products.

THE MARKET FOR INTERACTIVE TV GAMES AND ENHANCED TELEVISION PRODUCTS AND SERVICES IS NEW AND MAY NOT DEVELOP AS ANTICIPATED.

         The interactive TV games and enhanced television products market currently is small and emerging. After the merger, Two Way TV (US)'s success will depend on the growth and development of this market in the U.S. and Canada, and it will depend upon the commercialization and broad acceptance by consumers and businesses of a wide variety of interactive TV games and enhanced television products. Demand and market acceptance of recently introduced products and services are subject to a high level of uncertainty and, as a result, Two Way TV
(US)'s profit potential is unproven. In addition, the potential size of this new market opportunity and the timing of its development and deployment are currently uncertain. Even recently, development schedules of interactive TV games and enhanced television products offered by Interactive Network's and Two Way TV (US)'s partners and competitors have been delayed or refocused as the industry evolves. Until high-end digital set-top boxes capable of running the full suite of its applications are sufficiently deployed in the marketplace and enabled to utilize its interactive game applications, the combined company's profit potential is uncertain. If the market for interactive TV games and enhanced television products does not develop or develops more slowly than anticipated, the combined company's revenues will not grow as fast as anticipated, if at all.

TWO WAY TV (US)'S SUCCESS DEPENDS ON ITS ABILITY TO KEEP PACE WITH THE LATEST TECHNOLOGICAL CHANGES, BUT INTERACTIVE NETWORK HAS EXPERIENCED AND TWO WAY TV
(US) MAY IN THE FUTURE EXPERIENCE DELAYS IN COMPLETING THE DEVELOPMENT AND INTRODUCTION OF NEW INTERACTIVE TV GAMES AND ENHANCED TELEVISION PRODUCTS.

         The market for interactive TV games and enhanced television products is characterized by evolving industry standards, rapid technological change and frequent new product introductions and enhancements. Two Way TV (US)'s technology and intellectual property are designed to enable its customers to create interactive entertainment. Accordingly, Two Way TV (US)'s success will depend in large part upon its ability to adhere to and adapt its interactive TV games and enhanced television products to evolving industry-wide standards for interactive TV games and enhanced television products. Therefore, Two Way TV
(US) will need to develop and introduce new products that meet changing customer requirements and emerging industry standards on a timely basis. In addition, Two Way TV (US) may:

         o Fail to design its current or future products to meet customer requirements;

         o Fail to develop and market products and services that respond to technological changes or evolving industry standards in a timely or cost-effective manner; and

         o Encounter products, capabilities or technologies developed by others that render its products and services obsolete or noncompetitive or that shorten the life cycles of its existing products and services.

RAPID TECHNOLOGICAL ADVANCES OR THE ADOPTION OF INCOMPATIBLE STANDARDS COULD RENDER TWO WAY TV (US)'S PRODUCTS OBSOLETE OR NON-COMPETITIVE.

         The rate of technological change currently affecting the industry of interactive TV games and enhanced television products is particularly rapid compared to other industries. The migration of television from analog to digital transmission, the convergence of television, the Internet, communications and other media, the development of high-end digital set-top boxes and other emerging trends are creating a dynamic and unpredictable environment in which to operate. Two Way TV (US)'s ability to anticipate these trends and adapt to new technologies is critical to its success.

         Until high-end digital set-top boxes capable of running Two Way TV
(US)'s applications are sufficiently deployed in the marketplace and enabled to utilize Two Way TV (US)'s interactive game applications, Two Way TV (US)'s profit potential is uncertain. Because a worldwide high end digital set-top box standard is not yet completely defined, Two Way TV (US) does not know whether its products will be compatible with such a standard once it is defined. The establishment of multiple standards could hurt Two Way TV (US)'s business, particularly if its products require significant redevelopment in order to conform to the newly established standards.

         Any delay or failure on Two Way TV (US)'s part to respond quickly, cost-effectively and sufficiently to these developments could render its existing products and services obsolete and have a material adverse effect on its business, financial condition and results of operations. Two Way TV (US) may have to incur substantial expenditures to modify or adapt its products or services to respond to these developments. Two Way TV (US) must stay abreast of cutting-edge technological developments and evolving service offerings to remain competitive, increase the utility of its services and attract and retain qualified employees. Two Way TV (US) must be able to incorporate new technologies into the products it designs and develops in order to address the increasingly complex and varied needs of its customer base.

IF TWO WAY TV (US) IS UNABLE TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS, ITS ABILITY TO EFFECTIVELY MANAGE GROWTH AND FUND ITS OPERATIONS WILL BE HARMED.

         Two Way TV (US) had approximately $60,000 in cash as of June 30, 2001. Interactive Network had approximately $949,000 in unrestricted cash as of June 30, 2001. Its working capital at June 30, 2001 was approximately $382,000. During the period from June 27, 2001 through August 31, 2001, Interactive Network raised a total amount of $1,625,000 through the issuance to investors of convertible promissory notes, of which $505,000 was raised after June 30, 2001. These promissory notes bear interest at the rate of 10% per year and are due one year from the date of each note. The promissory notes are convertible at the rate of $0.50 per share at the option of the holder into shares of Interactive Network's common stock at any time prior to the payment of the outstanding principal. Each $10,000 promissory note was issued with an investor stock purchase warrant to purchase up to 20,000 shares of Interactive Network's common stock. The warrants have a term of five years and an exercise price of $0.60 per share. Even with the proceeds from this offering and Two Way TV (US)'s existing cash, it is anticipated that Two Way TV (US)'s existing capital resources will not be sufficient to meet its cash requirements for the next 12 months and that Two Way TV (US) will need to raise additional financing during that period. If Interactive Network or Two Way TV (US) cannot raise or borrow the necessary additional funds on acceptable terms, Two Way TV (US) may not be able to operate its business as currently anticipated or develop or enhance its intellectual property, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, whether or not the merger takes place.

         If Two Way TV (US) raises additional capital through the issuance of equity securities or rights convertible into equity securities, the percentage ownership of the existing shareholders will decline, shareholders may experience dilution in net book value per share, or these equity securities or rights may have rights, preferences or privileges senior to those of the holders of Two Way TV (US)'s common stock. Any debt financing, if available, may involve covenants limiting or restricting Two Way TV (US)'s operations or future opportunities.

TWO WAY TV (US)'S QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

         Two Way TV (US)'s quarterly results of operations may vary significantly for a variety of reasons, including the following:

         o    availability of adequate financing;

         o    timing of recognition of license fees;

         o    timing of new product and technology introductions by Two Way TV
              (US) or Two Way TV Limited, or other licensees or competitors;

         o fluctuations in the level of sales by OEMs and other vendors of products incorporating Two Way TV (US)'s technology; and

         o    general economic conditions.

         Each of the above factors is difficult to forecast and thus could seriously harm Two Way TV (US)'s business, financial condition and results of operations.

         Through 2001, Two Way TV (US) expects that the combined company's revenues will be derived primarily from its proposed exclusive license to Two Way TV Limited. The uncertain timing of subscriber and professional service revenues and license fees and royalties may cause quarterly fluctuations in Two Way TV (US)'s operating results. During the six months ended June 30, 2001, Two Way TV (US) had accumulated losses of approximately $1.5 million (at the rate of $250,000 per month), and it expects to reduce its losses in the second half of the year to approximately $1.3 million (at the monthly rate of $200,000). Losses for the period from January 10, 2000 through December 31, 2000 totaled $2.2 million.

TWO WAY TV (US)'S STOCK PRICE MAY BE VOLATILE.

         Announcements of developments related to Two Way TV (US)'s business, announcements by competitors, quarterly fluctuations in the combined company's financial results and general conditions in the highly dynamic industry in which Two Way TV (US) will compete or the national economies in which it will do business, and other factors, could cause the price of its common stock to fluctuate, perhaps substantially. In addition, in recent years the stock market has experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. These factors and fluctuations could have a significantly harmful effect on the market price of Two Way TV
(US)'s common stock after the merger.

INTERACTIVE NETWORK AND TWO WAY TV (US) HAVE INCURRED SIGNIFICANT NET LOSSES AND MAY NEVER ACHIEVE PROFITABILITY.

         Since curtailing operations in August 1995, Interactive Network has incurred losses and has had a negative cash flow. During the year ended December 31, 2000, Interactive Network generated $250,000 in revenues and had a net loss of $5.6 million. During the six months ended June 30, 2001, it generated $135,000 in revenues and had a net loss of $991,000. The report of Interactive Network's independent auditor on its December 31, 2000 financial statements contains a statement as to the ability of Interactive Network to continue as a going concern. The report of Interactive Network's independent auditor on its December 31, 2000 financial statements contains a paragraph as to the ability of Interactive Network to continue as a going concern. Since the launch of Two Way TV (US) in January 2000, it has operated at a loss. During the period from January 10, 2000 to June 30, 2001, Two Way TV (US) generated no revenue and had a net loss of $3.8 million. Two Way TV (US) expects that it will incur operating expenses in excess of any anticipated revenues over the next 12 to 24 months in connection with the continued development and expansion of its business before it begins to generate net income. Furthermore, Two Way TV (US) may never achieve profitability, and even if it does, it may not sustain or increase profitability on a quarterly or annual basis in the future. The report of independent auditor of Two Way TV (US) on its December 31, 2000 financial statements contains a statement as to the ability of Two Way TV (US) to continue as a going concern.

TWO WAY TV (US) MAY HAVE DIFFICULTY RECRUITING PROFESSIONALS FOR ITS BUSINESS.

         Two Way TV (US)'s business requires experienced programmers, creative designers, and application developers. Its success will depend on identifying, hiring, training and retaining such experienced, knowledgeable professionals. Two Way TV (US) must recruit talented professionals in order for its business to grow. There is significant competition for employees with the skills required to perform the services Two Way TV (US) offers. There can be no assurance that Two Way TV (US) will be able to attract a sufficient number of qualified employees in the future to sustain and grow its business, or that it will be successful in motivating and retaining the employees it is able to attract. If Two Way TV (US) cannot attract, motivate and retain qualified professionals, its business, financial condition and results of operations will suffer.

TWO WAY TV (US) MAY HAVE TO CEASE OR DELAY PRODUCT SHIPMENTS IF IT IS UNABLE TO OBTAIN KEY TECHNOLOGY FROM THIRD PARTIES.

         Two Way TV (US) will rely on technology licensed from third parties, including certain intellectual property rights and technology, such as content, software, know-how and other technological materials and information that are integrated with internally developed technology and used in Two Way TV (US)'s products. Most notably, Two Way TV (US) licenses certain intellectual property rights and technology from Two Way TV Limited. These third party technology licenses may not continue to be available to Two Way TV (US) on commercially reasonable terms, or at all, and it may not be able to obtain licenses for other existing or future technologies that it desires to integrate into its products. If Two Way TV (US) cannot maintain existing third party technology licenses or enter into licenses for other existing or future technologies needed for the products, it would be required to cease or delay product shipments while it seeks to develop alternative technologies.

INTELLECTUAL PROPERTY CLAIMS AGAINST TWO WAY TV (US) COULD BE COSTLY AND COULD RESULT IN THE LOSS OF SIGNIFICANT RIGHTS. NEITHER INTERACTIVE NETWORK NOR TWO WAY TV (US) HAS LIABILITY INSURANCE TO PROTECT AGAINST THIRD PARTY INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS THAT COULD BE EXPENSIVE TO DEFEND.

         Two Way TV (US)'s ability to effectively compete depends and will depend in part upon maintaining and protecting its proprietary intellectual property. It will rely on patent, trademark, trade secret and copyright law, as well as confidentiality procedures and licensing arrangements to establish and protect its rights in its technology. Two Way TV (US) and Interactive Network enter into confidentiality or license agreements with their employees, consultants, customers, strategic partners and vendors in an effort to control access to and distribution of their proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use its proprietary technology without authorization. Policing unauthorized use of its software and products is difficult. The steps Two Way TV (US) takes may not prevent misappropriation of its intellectual property, and the agreements it enters into may not be enforceable. In addition, effective patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries. Litigation may be necessary in the future to enforce or protect its intellectual property rights or to determine the validity and scope of the proprietary rights of others. Such litigation could cause it to incur substantial costs and diversion of resources, which in turn could materially adversely affect its business.

         We expect that, like other interactive TV games and enhanced television products providers, Two Way TV (US) will increasingly be subject to infringement claims as the number of products and competitors developing interactive TV games and enhanced television products grows and the functionality of products in different industry segments overlaps. From time to time, Two Way TV (US) hires or retains employees or external consultants who may work for other companies developing products similar to those offered by Two Way TV (US). These former employers may claim that Two Way TV (US)'s products are based on their products and that it has misappropriated their intellectual property. There can be no guarantee that:

         o an infringement claim will not be asserted against Two Way TV (US) in the future;

         o    the assertion of such a claim will not result in litigation;

         o    Two Way TV (US) would prevail in such litigation; or

         o Two Way TV (US) would be able to obtain a license for the use of any infringed intellectual property from a third party on commercially reasonable terms, or at all.

         Two Way TV (US) currently does not have liability insurance to protect against the risk that licensed third party technology infringes the intellectual property of others. Any claims relating to its intellectual property, regardless of their merit, could seriously harm Two Way TV (US)'s ability to develop and market its products and manage its day-to-day operations because they could:

         o    be time consuming and costly to defend;

         o    divert management's attention and resources;

         o    cause delays in product delivery and new services introduction;

         o    require Two Way TV (US) to redesign its products;

         o    cause the cancellation of new products or services;

         o require Two Way TV (US) to enter into royalty or licensing agreements; or

         o require Two Way TV (US) to pay significant royalties or licensing fees.

INCREASING GOVERNMENT REGULATION COULD CAUSE DEMAND FOR TWO WAY TV (US)'S PRODUCTS AND SERVICES TO DECLINE SIGNIFICANTLY.

         Two Way TV (US) is subject not only to regulations applicable to businesses generally, but also laws and regulations that apply directly to the industry of interactive TV games and enhanced television products. Although there are currently few such laws and regulations, state, federal and foreign governments may adopt a number of these laws and regulations governing any of the following issues:

         o    user privacy;

         o    copyrights;

         o    consumer protection;

         o    the media distribution of specific material or content; and

         o the characteristics and quality of interactive TV games and enhanced television products and services.

         One or more states or provinces or the federal government could enact regulations aimed at companies, like Two Way TV (US), which provide interactive TV games and enhanced television products. The likelihood of such regulation being enacted will increase as interactive television becomes more pervasive and extends to more people's daily lives. Any such legislation or regulation could dampen the growth of the industry of interactive TV games and enhanced television. If such a reduction in growth occurs, demand for Two Way TV (US) products and services will decline significantly.

THE ANTI-TAKEOVER PROVISIONS CONTAINED IN TWO WAY TV (US)'S CERTIFICATE OF INCORPORATION COULD DETER A CHANGE IN CONTROL.

         Certain provisions of Two Way TV (US)'s certificate of incorporation may discourage attempts by other companies to acquire or merge with it, which could reduce the market value of its common stock. These provisions include:

         o the authorization of Two Way TV (US)'s board of directors to issue shares of undesignated preferred shares in one or more series without the specific approval of the holders of common shares;

         o the establishment of advance notice requirements for director nominations and actions to be taken at shareholder meetings; and

         o the requirement that two-thirds of the shareholders entitled to vote at a meeting are required to approve any change to certain provisions of Two Way TV (US)'s certificate of incorporation.

TWO WAY TV (US)'S REVENUES, OPERATING RESULTS, AND STOCK PRICE COULD BE ADVERSELY AFFECTED IF TWO WAY TV (US) WERE UNABLE TO CONDUCT ITS BUSINESS. IN PARTICULAR, TWO WAY TV (US)'S ADMINISTRATIVE FACILITIES AND PRINCIPAL BUSINESS OPERATIONS ARE LOCATED IN CALIFORNIA, AND ANY DISRUPTION IN THE AVAILABLE POWER SUPPLY IN CALIFORNIA COULD DISRUPT TWO WAY TV (US)'S OPERATIONS, REDUCE ITS REVENUES, AND INCREASE ITS EXPENSES.

         Two Way TV (US)'s operations, and those of third parties on which Two Way TV (US) relies, are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond Two Way TV (US)'s control. A substantial portion of Two Way TV (US)'s operating activities and facilities, including its headquarters and principal administrative facilities, are located in the State of California. California is in the midst of an energy crisis that could interrupt Two Way TV (US)'s power supply or that of Two Way TV
(US)'s third-party service providers and thereby disrupt Two Way TV (US)'s operations and increase Two Way TV (US)'s expenses. In the event of an acute power shortage, California has implemented, and may in the future continue to implement, rolling blackouts throughout the state. If these blackouts continue or increase in severity, they could disrupt the operations of one or more of Two Way TV (US)'s facilities. Two Way TV (US) currently does not maintain back-up generators of power that it could use in the event of a blackout. Although Two Way TV (US)'s current insurance provides some coverage for any damages Two Way TV (US), but not Two Way TV (US)'s customers, may suffer as a result of any interruption in Two Way TV (US)'s power supply, it may prove insufficient to cover any damages Two Way TV (US) might incur. Two Way TV (US) is in the process of developing a plan to permit Two Way TV (US) to continue to operate critical functions based in California during a blackout. Despite these precautions, Two Way TV (US) may experience an interruption in its power supply. If blackouts or other forces interrupt Two Way TV (US)'s power supply, Two Way TV (US) would be temporarily unable to continue operations at its facilities. Any interruption in Two Way TV (US)'s ability to continue operations at its facilities could damage its reputation, harm its ability to retain existing customers and to obtain new customers, and result in lost revenue, any of which could substantially harm Two Way TV (US)'s business and results of operations.

         In addition, the utility deregulation program instituted in 1996 by the California government deregulated wholesale prices while continuing to regulate the retail prices charged by the electrical utilities. While wholesale prices have increased dramatically, retail prices have, until recently, not increased at comparable rates. Two Way TV (US)'s business is substantially dependent on the availability and price of electricity. If retail electricity prices rise dramatically, Two Way TV (US) expects its expenses will increase, its operating results will be harmed, and its stock price could fall.

DEMAND FOR TWO WAY TV (US)'S PRODUCTS AND SERVICES WILL DECLINE SIGNIFICANTLY IF ITS PRODUCT CANNOT SUPPORT AND MANAGE A SUBSTANTIAL NUMBER OF USERS.

         Despite frequent testing of Two Way TV (US)'s products' scalability in a laboratory environment, the ability of its product to support and manage a substantial number of users in an actual deployment is uncertain. If its product does not efficiently scale to support and manage a substantial number of users while maintaining a high level of performance, demand for Two Way TV (US)'s products and services and Two Way TV (US)'s ability to sell additional products to its existing customers will be significantly reduced.

                           FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, contains forward-looking statements relating to the financial condition, results of operations, plans, objectives, future performance and business of each of Interactive Network and Two Way TV (US), as well as forward-looking statements relating to the merger and the combined company. These statements include, without limitation, statements preceded by, followed by or that contain the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to the considerations set forth in the "Risk Factors and Other Considerations" section beginning on page __ and other considerations, including, among others, the following:

         o increases in competitive pressures among interactive game companies;

         o changes in or unexpected unfavorable general economic conditions in the states or countries in which Interactive Network or Two Way TV (US) is doing business;

         o legislative or regulatory changes that adversely affect the businesses in which Two Way TV (US) is engaged;

         o difficulties in the technical, operational and/or strategic integration of Interactive Network and Two Way TV (US); and

         o    obsolescence of the technology of the combined company.

                               THE SPECIAL MEETING

GENERAL

         This proxy statement/prospectus is being provided to Interactive Network shareholders in connection with the solicitation of proxies by the Interactive Network board of directors for use at the special meeting of the shareholders of Interactive Network to be held on ___________, ____________, 2001, at ___________________________________________, commencing at ____ __.m.,
Pacific time, and at any adjournments or postponements of the meeting.

MATTERS TO BE CONSIDERED

         Interactive Network is holding the special meeting for the following purposes:

         o To consider and vote upon a proposal to approve the merger of Interactive Network into Two Way TV (US) and to approve and adopt the merger agreement.

         o To consider and transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         THE INTERACTIVE NETWORK BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, INTERACTIVE NETWORK AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING

         The Interactive Network board of directors has fixed the close of business on ____________, 2001 as the record date. Only holders of record of Interactive Network common stock as of the close of business on the record date will be entitled to notice of and to vote at the special meeting or any postponement or adjournment of the special meeting. On the record date, there were _________ shares of Interactive Network common stock issued and outstanding. Each holder of record of Interactive Network common stock on the record date is entitled to cast, either in person or by properly executed proxy, one vote per share on each matter properly coming before the special meeting. The presence, in person or by properly executed proxy, of a majority of all outstanding shares of Interactive Network common stock entitled to vote at the special meeting is a quorum for the transaction of business at the special meeting.

         The approval and adoption of the merger and the merger agreement will require the affirmative vote, in person or by proxy, of a majority of the shares of Interactive Network common stock outstanding on the record date.

         A form of proxy card for your use at the special meeting accompanies this proxy statement/prospectus. All properly executed proxies that are received before or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy but do not specify how to vote on a proposal, the proxy will be voted FOR that proposal. If you abstain, your shares will be treated as shares that are present at the special meeting for purposes of determining the presence of a quorum but will not be counted for purposes of calculating the vote with respect to such matters. If a broker or other nominee of a holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will not be considered as present or voting for purposes of determining the number of shares of Interactive Network common stock that have voted for or against the proposal. Accordingly, abstentions and broker non-votes will have the same practical effect as votes against a proposal.

         Interactive Network's directors, officers and employees may solicit proxies by mail, personal interview, telephone and telecopy on a part-time basis and for no additional compensation. Interactive Network will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are the record holders of Interactive Network common stock to forward proxy solicitation materials to the beneficial owners of the stock.

         You may revoke a proxy at any time before the special meeting by delivering to Interactive Network's corporate secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. You may also revoke a proxy by attending the special meeting and voting in person.

         Interactive Network's management does not know of any matters to be presented at the special meeting other than those described in this proxy statement/prospectus. However, if other matters properly come before the special meeting, the persons named in the accompanying proxy will have the discretion to vote on those matters according to their best judgment.

         As of June 30, 2001, the directors and executive officers of Interactive Network and their affiliates were beneficial owners of an aggregate of 3,098,225 shares of Interactive Network common stock (excluding any shares issuable upon the exercise of stock options and warrants or convertible notes that were not exercised or converted as of that date), or 7.2% of the 43,019,277 shares of Interactive Network common stock that were issued and outstanding as of that date. See "Security Ownership of Interactive Network Management and Beneficial Owners of Interactive Network Common Stock" on page ___ of this proxy statement/prospectus.

COST OF SOLICITATION

         Two Way TV Limited, under the merger agreement, has agreed to bear 50% of the cost of solicitation of proxies by Interactive Network management, including the preparation, assembly, printing and mailing of the proxy solicitation materials. Interactive Network will bear the remaining 50% of these costs. Neither Interactive Network nor Two Way TV Limited has engaged an agent to assist in the solicitation of proxies. In addition, Interactive Network may reimburse brokerage firms and other persons representing beneficial owners of Interactive Network common stock for their expenses in forwarding proxy solicitation materials to such beneficial owners.

COMMUNICATIONS BY INTERACTIVE NETWORK SHAREHOLDERS WITH INTERACTIVE NETWORK

         You should address any written revocation of a proxy or other communication in connection with this proxy statement/prospectus, and any requests for additional copies of this proxy statement/prospectus or the proxy card, to American Stock Transfer and Trust Company, 59 Maiden Lane, New York City, New York 10038, telephone number (800) 937-5449. If you have any questions or need further assistance in voting your shares, please call Mr. Bruce W. Bauer at (650) 947-3345.

                                   THE MERGER

BACKGROUND OF THE MERGER

         Interactive Network and Two Way TV Limited first entered into commercial relationships in 1992, when Interactive Network was the first company to offer fully operational interactive home television service with paying subscribers, which it launched in 1991. With the benefit of the "know-how" license Two Way TV Limited obtained from Interactive Network in 1992, which allowed Two Way TV Limited to use Interactive Network patents outside the U.S., Two Way TV Limited developed a proprietary suite of software tools and games aimed at providing a genuine interactive television experience to consumers.

         With growing success nationally in the UK, Two Way TV Limited has sought to expand its operations through Europe, Asia and Australia, and initially did so in the U.S. through the Twin Entertainment (now named Two Way TV (US)) joint venture formed in January 2000. Two Way TV (US) was intended to bring together Two Way TV Limited's operating experience and proven technology with Interactive Network's patent suites. Two Way TV (US) was also intended to give Interactive Network a licensing opportunity and a quicker way forward, because although Interactive Network had been focusing on creating revenue through licenses, Interactive Network's only license at the time was allowing Two Way TV Limited to use its patents outside the U.S. and Canada.

         Key distributors in the U.S. market have expressed an intention to take Two Way TV (US)'s interactive games products. However, Two Way TV (US)'s split ownership, uncertain operational decision-making and the unavailability of adequate long-term funding has made it difficult for Two Way TV (US) to put in place certain key commercial relationships required to roll out its business. In particular, with neither Interactive Network nor Two Way TV Limited committed exclusively to Two Way TV (US), the joint venture structure has proven insufficiently clear for third parties to enter into long-term agreements with Two Way TV (US). The merger has been structured, in part, to address these issues.

         The following is a brief discussion of the history of the negotiations among the parties regarding the merger and related transactions.

         On February 28, 2000, Mr. Bruce W. Bauer, who is the President, Chief Executive Officer and Chairman of the Board of Interactive Network, and Mr. Simon Cornwell, who is the Managing Director of Two Way TV Limited, met in New York City, New York, with representatives of Thomas Weisel Partners. During the meeting, Mr. Bauer proposed to Mr. Cornwell the strategy of an acquisition by Interactive Network of the common stock of Two Way TV (US), then known as TWIN Entertainment, Inc., owned by Two Way TV Limited in exchange for Interactive Network issuing shares of its common stock to Two Way TV Limited. At that time, Mr. Cornwell declined to pursue this strategy.

         On November 3, 2000, Mr. Bauer submitted to Mr. Cornwell a letter that summarized a revised proposal of terms under which Interactive Network would acquire the shares of Two Way TV (US) owned by Two Way TV Limited in exchange for issuing Interactive Network stock to Two Way TV Limited. Later in November 2000, Mr. Bauer and Mr. Cornwell discussed the proposal in a telephone conversation. They agreed to meet to discuss the proposal at the Western Cable Show to be held from November 28 through December 1, 2000 in Los Angeles, California.

         Mr. Bauer and Mr. Cornwell participated in several meetings from November 28 through December 1 at the Western Cable Show and discussed the basic benefits and structural aspects of the acquisition proposal. During this period, they discussed the proposal with the following individuals who were present at the show: Mr. Paul Kagan of Kagan and Associates, an advisor and consultant to Interactive Network; Mr. Richard W. Perkins and Mr. Eduard Mayer, who were then and are now directors of Two Way TV (US); and Mr. Robert H. Hesse, who was then and is now a director of Interactive Network.

         On December 4, representatives from Two Way TV Limited, including Mr. Cornwell, Mr. Piers Wilson, who is Chief Financial Officer of Two Way TV Limited, and Mr. Stuart Yates, who is a consultant hired by Two Way TV Limited, and representatives from Interactive Network, including Mr. Bauer, Mr. Hesse, Mr. Perkins and Mr. Mayer, held a telephone conference to discuss the potential merger structure as outlined in a previous letter from Mr. Cornwell to Mr. Bauer.

         On December 12, Mr. Bauer, Mr. Yates and Mr. Hesse met in San Francisco for further negotiation of the terms of the transaction.

         On December 13, Mr. Bauer, Mr. Yates and Mr. Hesse met in Interactive Network's office to finalize the business terms of the transaction.

         On December 14, Mr. Bauer, Mr. Yates and Mr. Wilson met with representatives of AT&T to discuss the potential merger of Interactive Network and Two Way TV (US).

         On December 22, the board of directors of Two Way TV Limited approved the general terms of the proposed merger of Interactive Network and Two Way TV
(US).

         On December 26, Interactive Network issued a press release announcing the proposed merger.

         On January 5, 2001, Interactive Network issued a press release clarifying statements made in the press release issued on December 26, 2000. The press release clarified the fact that the proposed merger was contingent upon the completion of due diligence by the parties and final approval of the merger documents by the parties' boards of directors.

         On January 11, Mr. Bauer, Mr. Yates and counsel for Interactive Network and Two Way TV Limited discussed the terms of the proposed merger.

         In a series of conference calls in mid-to-late January 2001, the parties worked to develop a mutually acceptable term sheet and due diligence schedule.

         On January 31, members of the management of Interactive Network, Two Way TV (US), and Two Way TV Limited, including Mr. Bauer; Mr. Robert Regan, who is President and Chief Operating Officer of Two Way TV (US); Mr. Mike Mason, who is a consultant hired by Two Way TV (US); representatives of AT&T; and Mr. Cornwell and Mr. Yates, met to further discuss the terms of a potential merger of Interactive Network and Two Way TV (US), the structure of such merger and certain related commercial agreements. Presentations were made by Mr. Bauer and Mr. Cornwell outlining several merger models.

         Throughout February, representatives of the parties carried out various due diligence activities.

         On February 6, the board of directors of Two Way TV (US) and legal counsel for Two Way TV Limited and Interactive Network met to discuss the status of the proposed merger and the development of a business plan for Two Way TV
(US) and Interactive Network. Following the resolution of issues raised by the Two Way TV (US) board, the parties executed a final term sheet.

         Between February 9 and February 13, representatives of Interactive Network, Two Way TV (US) and Two Way TV Limited, including Mr. Bauer and Mr. Cornwell, and their legal counsel participated in several conference calls in which they discussed the structure of the merger transaction and the division of labor regarding the preparation of the merger documents.

         On February 13, the issues surrounding the structure and preparation of the merger documents were resolved and counsel for Two Way TV Limited and Interactive Network began preparing a merger agreement, the license agreements and the other related merger documents.

         On February 21, Mr. Bauer and Mr. Regan participated in several conference calls to review due diligence and the initial draft of the merger agreement.

         Throughout March, there were a series of conference calls among representatives of Two Way TV Limited, Interactive Network, and their legal counsel to discuss the terms of the merger, due diligence production, and drafting the merger agreement.

         On March 13 and 14, Mr. Bauer, Mr. Yates and legal counsel for Interactive Network and Two Way Limited met in San Francisco, California to draft the merger agreement, the license agreements and related documents.

         On March 23, the board of directors of Interactive Network had a meeting via conference call, in which Interactive Network's legal counsel participated, to discuss various issues regarding the proposed merger, including the terms and conditions of the merger agreement, the license agreements and related documents.

         On April 2, Mr. Bauer, Mr. Cornwell, Mr. Yates, Mr. Hesse and legal counsel for Interactive Network and Two Way TV Limited participated in a conference call to resolve the remaining issues regarding the merger agreement, the license agreements and related documents.

         On April 20, Mr. Bauer, Mr. Yates and counsel for Two Way TV Limited and Interactive Network participated in a conference call to discuss the status of the due diligence production and review as well as other issues related to the proposed merger.

         On May 16, the board of directors of Two Way TV Limited met to review the merger documents and to discuss the status of the proposed merger.

         On May 23, Mr. Bauer, Mr. Cornwell, Mr. Yates and legal counsel for Interactive Network and Two Way TV Limited participated in conference calls to discuss the status of the merger, and they resolved outstanding issues related to the merger agreement, the license agreements and related documents.

         On May 29, May 30, and May 31, Mr. Bauer, Mr. Wilson, Mr. Yates, Mr. Regan and legal counsel for Interactive Network and Two Way TV Limited met in San Francisco to finalize the merger agreement, the license agreements and related documents.

         On May 31, the board of directors of Two Way TV (US) held a meeting via conference call to consider and vote upon the proposed merger and related transactions. Legal counsel for Interactive Network also participated in the meeting. At the meeting, Mr. Bauer reported on the terms of the proposed merger and the results of the due diligence investigation. After considering the presentation by Mr. Bauer and the other matters discussed at the meeting, the Two Way TV (US) board unanimously approved the merger agreement, the license agreements and the related transactions and agreements.

         Later on May 31, the Interactive Network board of directors held a meeting via conference call in which legal counsel to Interactive Network participated. Mr. Bauer reported on the terms of the proposed merger. After considering the presentation and the other matters discussed at the meeting, the Interactive Network board unanimously approved the merger agreement, the license agreements, and the related transactions and agreements.

         On May 31, the parties executed the merger agreement. Early on June 1, Two Way TV Limited and Interactive Network issued a joint press release announcing the signing of the merger agreement.

         On June 20, the Two Way TV Limited board of directors held a meeting in which the board ratified the merger agreement, the license agreements, and the related transactions and agreements.

         On September 12, the Two Way TV (US) board of directors held a meeting in which the board ratified its approval of the merger and the merger agreement, approved the filing of this proxy statement/prospectus with the Securities and Exchange Commission and approved the audited financials for the period from January 10, 2000 (inception) through December 31, 2000 as prepared by Marc Lumer and Company and included herein.

         On September 13, the Interactive Network board of directors held a meeting at which Mr. Michael Shonstrom, who is a principal of Shonstrom Research Associates, LLC, made a presentation to the board regarding the opinion dated September 13, 2001 prepared by Shonstrom Research Associates, LLC regarding the fairness of the merger to Interactive Network shareholders. Following the presentation, the board ratified its approval of the merger and the merger agreement and approved the filing of this proxy statement/prospectus with the Securities and Exchange Commission.

TWO WAY TV (US)'S REASONS FOR THE MERGER

         Two Way TV (US)'s board of directors unanimously approved the merger based on a number of factors, including the following:

         o The merger will give the combined company exclusive access in the U.S. and Canadian markets to Two Way TV Limited's proven games and interactive platform technology, which operates in conjunction with any and all of the leading middleware solutions.

         o By aligning Interactive Network's patents with Two Way TV Limited's market leading technology in Two Way TV (US) and developing an operating business in parallel with licensing activities, the combined company should be able to create a much broader business.

         o The merger will combine the management teams of Two Way TV (US), Two Way TV Limited and Interactive Network. Two Way TV Limited's management has valuable experience of rolling out Interactive Network's technology and delivering Interactive Network's product to fee-paying customers in Europe and Australia.

         o The merger will put Two Way TV (US)'s operating, license and funding structure on a sounder footing and clarify its ownership and management decision-making lines, addressing many of the pre-merger structural problems.

         o    The merger will give Two Way TV (US) Inc. publicly-traded status.

         In arriving at its unanimous decision to approve the merger agreement and the merger, Two Way TV (US)'s board of directors considered a number of additional factors, including:

         o Historical information concerning Two Way TV (US)and Interactive Network's financial performance and condition, operations and competitive position, which formed the basis for management's expectations that:

              o the combined company will generate opportunities to increase revenues through licensing opportunities that are not currently available to the two companies standing alone; and

              o combining Two Way TV Limited's proven technology with Interactive Network's patent portfolio in an exclusive arrangement should maximize Two Way TV (US)'s competitive advantage.

         Two Way TV (US)'s board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including the following:

         o The risk that the potential benefits sought in the merger might not be fully realized, including the risks that the combined company may not realize expected revenue increases;

         o    The uncertainties and delay associated with completing the merger;
              and

         o Other applicable risks described in this proxy statement/ prospectus under "Risk Factors and Other Considerations" beginning on page __.

         The Two Way TV (US) board of directors evaluated the factors described above in light of its knowledge of the business and operations of Two Way TV
(US) and its business judgment. In view of the number and variety of factors considered in its evaluation of the merger and the merger agreement, the Two Way TV (US) board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the factors. Rather, the Two Way TV (US) board of directors based its determination on the totality of the information presented to and considered by it.

         At meetings held on May 31, 2001 and on September 12, 2001, the board of directors of Two Way TV (US) unanimously determined that the merger is advisable and fair to, and in the best interests of, Two Way TV (US) and the stockholders of Two Way TV (US) and approved and adopted the proposed terms of the merger and the merger agreement.

RECOMMENDATION OF THE INTERACTIVE NETWORK BOARD OF DIRECTORS; REASONS FOR THE MERGER

         THE INTERACTIVE NETWORK BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF INTERACTIVE NETWORK AND ITS SHAREHOLDERS, AND IT HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT. ACCORDINGLY, THE INTERACTIVE NETWORK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT INTERACTIVE NETWORK SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

         Interactive Network's board of directors believes this merger will enhance shareholder value through the establishment of an operating business which can develop into a leading interactive TV games and enhanced television company in the North American market. The determination of the board of directors of Interactive Network is based upon its consideration of a number of factors. The following list includes the material factors the Interactive Network board of directors considered in evaluating the merger:

         o The merger will give the combined company exclusive access in the U.S. and Canadian markets to Two Way TV Limited's proven games and interactive platform technology, which operates in conjunction with any and all of the leading middleware solutions.

         o The combined company will have an immediate commercial opportunity to leverage value from Interactive Network's patent portfolio. This has been Interactive Network's major strategic goal in recent years.

         o By aligning Interactive Network's patents with Two Way TV Limited's market leading technology in Two Way TV (US) Inc. and developing an operating business in parallel with licensing activities, the combined company should be able to create a much broader business.

         o The merger will combine the management teams of Interactive Network, Two Way TV (US) and Two Way TV Limited. Two Way TV Limited's management has valuable experience of rolling out Interactive Network's technology and delivering Interactive Network's product to fee-paying customers in Europe and Australia.

         o The merger will put Two Way TV (US)'s operating, license and funding structure on a sounder footing and clarify its ownership and management decision-making lines, addressing many of the pre-merger structural problems.

         o The merger will allow Interactive Network shareholders to convert their shares of Interactive Network common stock into common stock of Two Way TV (US), thereby giving them the opportunity to participate in the potential growth opportunities of the combined company.

         o    The merger will give Two Way TV (US) Inc. publicly-traded status.

         In arriving at its unanimous decision to approve the merger agreement and the merger, the Interactive Network board of directors considered a number of additional factors, including:

         o Historical information concerning Interactive Network and Two Way TV (US)'s financial performance and condition, operations and competitive position, which formed the basis for management's expectations that:

              o the combined company will generate opportunities to increase revenues through licensing opportunities that are not currently available to the two companies standing alone;

              o as an operating business, the breadth and scope of revenue opportunities available to Two Way TV (US) should be much larger than those for Interactive Network; and

              o combining Two Way TV Limited's proven technology with Interactive Network's patent portfolio in an exclusive arrangement should maximize competitive advantage.

         o Historical market prices and trading information with respect to Interactive Network common stock;

         o The analysis prepared by Shonstrom Research Associates, LLC and presented to Interactive Network's board of directors that based upon and subject to the assumptions and considerations set forth in its opinion, the consideration to be received by the holders of shares of common stock of Interactive Network pursuant to the merger agreement is fair from a financial point of view to such holders, as explained more fully in the text of the entire opinion attached as Exhibit C to this proxy statement/prospectus;

         o The terms and conditions of the merger agreement, including the expectation that the transaction will be tax-free to Interactive Network shareholders; and

         o The ability of Interactive Network's board of directors to enter into discussions with another party in response to an unsolicited offer to merge or enter into a business combination if the board believes in good faith, after consultation with its financial advisors, outside counsel and other advisors, that the unsolicited offer is more favorable to Interactive Network shareholders than the merger, subject to payment of a termination fee.

         Interactive Network's board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including the following:

         o The combined company will be controlled by Two Way TV Limited, and the ownership interest of current Interactive Network shareholders will be diluted as calculated on a percentage basis;

         o The risk of fluctuations in the price of Interactive Network common stock prior to the merger, including the potential effects of the public announcement of the merger on the trading price of Interactive Network common stock;

         o The risk that the potential benefits sought in the merger might not be fully realized, including the risks that the combined company may not realize expected revenue increases; and

         o    The uncertainties and delay associated with completing the merger.

         After due consideration, Interactive Network's board of directors concluded that the risks associated with the proposed merger were outweighed by the potential benefits of the merger.

         The board evaluated the factors described above in light of their knowledge of the business and operations of Interactive Network and their business judgment. In view of the number and variety of factors considered in its evaluation of the merger and the merger agreement, the Interactive Network board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the factors. Rather, the Interactive Network board of directors based its determination on the totality of the information presented to and considered by it.

         At meetings held on May 31, 2001 and September 13, 2001, the board of directors of Interactive Network:

         o unanimously determined that the merger is advisable and fair to, and in the best interests of, Interactive Network and the shareholders of Interactive Network;

         o approved and adopted the proposed terms of the merger and the merger agreement; and

         o recommended that the Interactive Network shareholders approve and adopt the merger and the merger agreement.

ANALYSES OF FINANCIAL ADVISOR TO INTERACTIVE NETWORK

         Under an engagement letter dated July 23, 2001, Interactive Network retained Shonstrom Research Associates, LLC to provide it with financial advisory services and a fairness opinion with respect to certain financial terms of the proposed merger. Interactive Network's board of directors selected Shonstrom Research Associates, LLC to act as its financial advisor based on its qualifications, expertise and reputation and its knowledge of the business and affairs of Interactive Network and the interactive television industry. At the telephonic meeting of the Interactive Network board of directors on September 13, 2001, Shonstrom Research Associates, LLC rendered its oral opinion, subsequently confirmed in writing, that as of September 13, 2001, based upon and subject to the assumptions and considerations set forth in its opinion, the consideration to be received by the holders of shares of common stock of Interactive Network pursuant to the merger agreement was fair from a financial point of view to such holders.

         THE FULL TEXT OF THE WRITTEN OPINION OF SHONSTROM RESEARCH ASSOCIATES, LLC DATED SEPTEMBER 13, 2001 IS ATTACHED AS EXHIBIT C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. THE WRITTEN OPINION SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION. HOLDERS OF INTERACTIVE NETWORK COMMON STOCK SHOULD READ THE OPINION IN ITS ENTIRETY.

         Shonstrom Research Associates, LLC's opinion is directed to Interactive Network's board of directors for the board's information and assistance in connection with its consideration of the merger. The opinion addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of common stock of Interactive Network under to the merger agreement as of the date of the opinion. The opinion does not address any other aspects of the merger and does not constitute a recommendation to any holder of Interactive Network common stock as to whether or how to vote at the Interactive Network special meeting. In its opinion, Shonstrom Research Associates, LLC did not express an opinion as to the prices at which the combined company's common stock will trade following the merger. The summary of the opinion of Shonstrom Research Associates, LLC set forth in this document is qualified in its entirety by reference to the full text of the opinion.

         The following is a summary of the principal financial analyses presented to the Interactive Network board of directors by Shonstrom Research Associates, LLC in connection with providing its written opinion on September 13, 2001 and does not purport to be a complete description of the analyses performed by Shonstrom Research Associates, LLC.

         The objective of the following analysis of Shonstrom Research Associates, LLC is to determine the fairness, on a financial basis, of the merger of Interactive Network with Two Way TV (US). Immediately after the merger, the current shareholders of Interactive Network will own a 55% equity interest of the combined company on a fully diluted basis, and Two Way TV Limited will trade its 50% equity ownership in Two Way TV (US) for a 45% interest in the combined company, on a fully diluted basis, and will initially be able to elect a majority of the board of directors. Interactive Network's shareholders will trade a 100% interest in Interactive Network for a 55% interest in the combined company on a fully diluted basis and will elect a minority of the board of directors.

         In connection with its review of the merger transaction and the preparation of its opinion, Shonstrom Research Associates, LLC had, among other things:

         o reviewed the financial terms and conditions of the merger transaction as contained in the executed merger agreement,

         o reviewed the audited financial statements of Interactive Network for its fiscal years ended December 31, 2000 and 1999,

         o reviewed the unaudited interim financial statements of Interactive Network for the six-month period ended June 30, 2001,

         o reviewed the business plans and financial forecasts for Two Way TV Limited and the combined company,

         o interviewed representatives of management at Two Way TV Limited regarding their decision to enter into the merger transaction,

         o interviewed operating management of Two Way TV (US) regarding their understanding of the necessity of the merger transaction,

         o held discussions with representatives of senior management of Interactive Network regarding past and current financial conditions and prospects and the business issues affecting their decision to commit to the merger transaction,

         o interviewed industry consultants regarding their view on industry conditions and the importance of the merger transaction to Interactive Network, and

         o considered other matters which Shonstrom Research Associates, LLC deemed relevant to its inquiry.

         In connection with its investigation and analyses in arriving at its opinion, Shonstrom Research Associates, LLC took into account such accepted financial and investment and banking procedures and considerations as it deemed relevant, including the review of:

         o historical and projected revenues, losses, operating income and capitalization of Interactive Network and the combined company and certain other interactive media companies that Shonstrom Research Associates, LLC believed to be comparable to Interactive Network and the combined company,

         o the current financial condition and operating results of Interactive Network and forecasted results of the combined company,

         o the historical market prices and trading activity Interactive Network's stock and that of industry comparables,

         o reported financial terms of business combinations comparable to the merger,

         o the residual equity value of the investment in Two Way TV (US) versus the original value of the equity interest in Interactive Network,

         o    the general condition of the securities markets, and

         o such other financial criteria as Shonstrom Research Associates, LLC deemed appropriate.

         Shonstrom Research Associates, LLC relied upon the accuracy and completeness of all such information provided to it or publicly available and did not independently make any attempt to verify such information. Shonstrom Research Associates, LLC made no attempt to make or obtain an independent appraisal of the value of the assets or the liabilities (contingent or otherwise) of Interactive Network or of Two Way TV (US). With respect to all financial forecasts and other information and data provided by management of Interactive Network, Two Way TV (US) and Two Way TV Limited or information otherwise reviewed by or discussed with Shonstrom Research Associates, LLC, it assumed that such financial forecasts, information and data represented the best currently available knowledge and judgment of such management and have been reasonably prepared. Shonstrom Research Associates, LLC relied on the management of Interactive Network, Two Way TV (US) and Two Way TV Limited to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

COMPANY HISTORIES

         Over the decade of the early 1990s, three companies had a role in the creation, advancement and marketing of interactive TV (iTV) game technology based upon one of Interactive Network's patents. Interactive Network developed and launched early interactive television game technologies and demonstrated in market tests the added attraction of enhanced content and game playing to the viewing experience. The second, Two Way TV Limited, developed digital applications, interfaces and authoring tools. The third is Two Way TV (US), a joint venture formed by the above two companies in January 2000 to market this technology in the U.S. and Canadian markets. The following details each company's role.

         INTERACTIVE NETWORK, INC. Interactive Network was formed in 1988 to develop a patent secured by its founders, which created the technology for multiple remote TV viewers to play along with quiz games and predict the outcome of sporting events with automatic scoring occurring on a real-time basis. A portable secure hand-held device was developed and data delivery was through a local FM sub-carrier or the vertical blanking internal (VBI) of the national PBS broadcast feed.

         Interactive Network went public in 1991 and opened its first market in Sacramento, California that year. San Francisco, Chicago and Indianapolis launched successively from 1992 through 1994. TV shows that were made interactive involved sporting events including football, baseball, basketball, boxing and horse racing. Interactive Network also offered play-along formats for quiz shows, murder mysteries, soap operas, children's shows, award programs, news broadcasts, SAT study programs, and others. By 1994, over 10,000 customers had purchased Interactive Network's service.

         Interactive Network was able to demonstrate during its analog trials that a standard TV program, enhanced with play-along, trivia questions and other forms of viewer involvement, generated higher ratings numbers than did the unadorned broadcast.

         An early licensee, NTN Communications, Inc. (NTN), developed an analog network then, and more recently, a digital network to broadcast to a customer base of 3,300 sports bars, taverns and restaurants a daily broadcast of graphic overlays of sports trivia games, information and advertising. Interactive Network has successfully pursued its right to license fee payments from NTN in United States courts and is currently the plaintiff in litigation in Canada against Networks North, Inc., formerly NTN Communications Canada, Inc., a subsidiary of NTN, over patent infringement and is pursuing a favorable judgment there.

         Two Way TV Limited received a license from Interactive Network in 1992 for markets in the United Kingdom, Europe and Asia. This agreement was terminated in January 2000 with the establishment of Two Way TV (US), a joint venture between Interactive Network and Two Way TV Limited. A new patent license agreement was negotiated in January 2000, which calls for the receipt of a 3% royalty on the gross profits of Two Way TV Limited, while granting exclusive license to all markets outside of the United States and Canada (see below).

         Early investors in Interactive Network included AT&T, NBC (now a part of General Electric Company), Gannett, Motorola, A.C. Nielsen and Sprint. A planned national launch in 1995 using an analog platform did not gain the support of Interactive Network's investors. The lack of funding led to a curtailment of business activity in August 1995, the commencement of litigation against various parties and the subsequent filing of a bankruptcy petition.

         In December 1999, Interactive Network had emerged from its bankruptcy, with $10.2 million in court directed funding from its investors and full ownership of its key asset, the interactive game playing intellectual property.

         TWO WAY TV LIMITED. Interactive Network licensed the marketing rights outside of the U.S. and Canada to Two Way TV Limited in 1992, receiving in return royalty agreements plus joint ownership in any improvements and follow-on patents for interactive game technology subsequently developed. No payments were ever made under this agreement and, as noted above, it was terminated in January 2000. Two Way TV Limited independently spent three years on the development of hardware and software for analog transmission, and it launched its own analog commercial pilot in 1996.

         This pay service reached a peak of 3,000 subscribers with an average of 10 hours per week of subscriber play. The ratings of programs supplemented by interactive game overlays rose 70% on average over regular viewing numbers. An impulse pay-per-play service was also tested at 50 pence, which achieved a steady 70% buy rate from households taking the service. By late 1997, the British television industry began its investment in digital technology. Two Way TV Limited closed down its analog service and began a reinvestment in a digital platform.

         By mid-1998, Two Way TV Limited had received investments from Cable and Wireless Communication, now owned by NTL, Ladbrokes (Hilton Group, plc) and Vencom. In 2000, it received additional funding of $7.0 million from a Liberate Technologies investment fund and, in 2001, $17.0 million from SMI Media Invest of Sweden.

         In 1999, Two Way TV Limited participated in a trial with Microsoft's WebTV, for which a game show based upon the popular British program STRIKE IT RICH proved twice as popular as any other content in the test. In March 2000, Two Way TV Limited launched the first fully interactive TV game service on CWC cable service (NTL) in Manchester. In early 2001, a game service channel became available 24 hours, 7 days a week. It includes scheduled and on-demand games, which are now available to approximately 600,000 NTL and 500,000 Telewest digital subscribers. Future programming will include enhanced play-along versions of popular quiz shows and interactive predictive games for soccer matches and other sports. The Two Way Game Channel generated a 4.4% share rating in comparable markets through the third quarter of 2000. It was visited 2.5 times more than the next most popular game channel.

         The service has launched on iTV Digital's terrestrial digital service covering over 1.0 million homes and is due to launch on Sky Broadcasting's 5.5 million digital satellite homes in the second half of 2001. Carriage agreements have also been signed with operators in Australia, Israel and Portugal, with more in negotiation.

         As a result, the Two Way TV Limited digital games service will reach a market of over 7.5 million homes in England by the end of 2001. Carriage in the rest of the world could reach another 1.0 to 2.0 million homes. Interactive Network received the minimum royalty of $250,000 for 2000, and beginning for 2001 it will receive a 3% royalty of gross profits or a $270,000 minimum growing at 8% annually on these developing revenue sources.

         Two Way TV Limited has also created an extensive patent portfolio. It has received 21 patents in various countries and has filed for a total of over 50 patents. They include enhancements to the game playing system involving hand held devices (remotes) that enable up to four players to play against one another at one location. Multi-channel graphics overlay capabilities are protected. A series of production patents involving interactive predictive game controls, variable prioritizing of data transmission based on player interaction, platform independent simulcasting, and pre-loading and status signaling features in the set top box have been issued. Other patents have been received for scoring algorithms, capturing viewing habits data, banner advertising insertion, tokens for managing pay-per-play, time stamping answers, security features and a variety of other production and control tools. Authoring tools, basic game engines and other development applications have simplified the task of creating a new game to the production of a specific game "skin."

         Two Way TV Limited's games have been integrated with the operating systems of Liberate, OpenTV, Microsoft TV and Canal +'s Media Highway. As a result, it is platform independent among the major operating systems.

         TWO WAY TV (US). The importance and potential size of the U.S. market led Interactive Network and Two Way TV Limited to form a joint venture, Two Way TV (US), in which the two companies share equal equity interests and to which they licensed their respective intellectual property. The joint venture was finalized in January 2000 and initially financed by $500,000 each from both parties for a total of $1,000,000. Since that time, and through August 31, 2001, another $3,200,000 has been invested, 50% by each party. In order to retain their pro-rata interest, the joint venture partners must match the other's contribution.

         A staff of experienced professionals has been hired to further develop content for the U.S. market and seek carriage and content development agreements with potential industry partners. The technological and market successes achieved by Two Way TV Limited has enabled Two Way TV (US) to have credibility in these discussions. Two Way TV (US) can offer a full suite of commercially viable game technology, which is a fully integrated, platform neutral system, feeding content to the satellite or cable head end, providing billing and providing a return path. Early agreements include content development for PBS children's educational programming and Oxygen Media's women's sports programs.

         Liberate Technologies, which provides the operating system for the United Kingdom's two cable operators, named Two Way TV (US) and Two Way TV Limited as certified PopTV(TM) Partners. This is a program to promote and popularize iTV content and includes financial and marketing benefits and the integrating of game playing technology with the Liberate client software.

INTERACTIVE TV MARKET OUTLOOK

         The following are statistics that reflect on the growth of the digitally enabled market.

         o There are roughly 400 million television homes in Europe and North America, of which less than 10% receive a digital service. By 2005, an estimated 125 million homes will be digital, with 75 million enabled to receive iTV content. Subscribers will be spending an estimated $50 billion on computer games, Pay TV and on-line gambling (Forrester Research, Jupiter Communications). This will be the combined company's target market.

         o Paul Kagan Associates estimated that in the U. S. by the end of 2001, 75% of cable head-ends will be capable of two-way communication with similar high penetration in Europe.

         o Out of 82 million North American cable homes in 2000, an estimated 16 million have digital set top boxes (STBs), of which 9 million are in the U. S. alone. The U. S. number is forecast to grow to 19 million in 2001. Further, by 2005, the North American user base will increase to an estimated 39 million cable and 24 million broadband digital households. (Sources: Kagan and Merrill Lynch).

         o The installed base of U. S. cable STBs are primarily "thin" DCT - 2000 type boxes with limited return path and memory. New generation Motorola, Sony and Scientific Atlanta STBs are necessary to offer advanced interactive features possible with Interactive Network / Two Way TV Limited technology.

         o    Credit Suisse First Boston estimates that there are 11.5 million
              U. S. satellite subscribers presently, which should increase to
              27.5 million by 2005. Hughes Direct TV late in 2000 began broadcasting Wink enabled interactivity (graphic overlays in vertical blanking intervals) to 1.0 million advanced Thomson Multimedia STBs and project that this will reach 5.0 million by the end of 2001. EchoStar has also begun offering a higher cost STB that offers OpenTV enabled interactive service, with as yet minimal numbers. EchoStar also offers a high speed Internet link using the same satellite dish.

INDUSTRY CONDITIONS

         At present, despite the deployment of digital technology, the move to employ iTV content has been minimal. With few exceptions, the prevalent application of digital STBs has been to offer more channels and more movies. Initiatives such as the launch of ACTV's Individualized TV for Regional Sports and pay-per-view have been delayed indefinitely. The move to offer converged Internet - TV viewing over one receiver, such as Microsoft's Web TV, or through a PC and a TV side by side, such as ACTV's Hyper TV, has declined from earlier levels. The companies within the iTV industry are still a year or more away from achieving profitability.

STOCK MARKET CONDITIONS

         The stock market at the time that the merger agreement was negotiated was at a relative low level. The average price of seven comparable stocks declined 93.8% from their highs reached early in the first quarter of 2000 by May 15, 2001 and were down an average of 80.8% in the 52 week period ending on that date. Interactive Network's share price also experienced a similar decline of 93.3% from its early 2000 high and was down 71.8% in the 52 week period.

         The ability to raise new capital under these market conditions was highly problematic for the market in general, and for the interactive television media companies it was quite difficult and carried with it the prospect of significant dilution.

BUSINESS ASSETS OF INTERACTIVE NETWORK

         Interactive Network has (1) six U.S. patents associated with interactive game playing applicable to live television broadcasting, (2) 50% ownership of the Two Way TV (US) joint venture with Two Way TV Limited, which has a non-exclusive license of the patents for U.S. and Canada, (3) a royalty stream associated with an exclusive license with Two Way TV Limited for areas outside U.S. and Canada, (4) an accumulated deficit of $147,338,783 as of March 31, 2001 and (5) possible fund benefits from the patent infringement suit against Networks North and possible compromises of claims with National Datacast and others, net of any legal fees incurred in pursuing such claims.

         PATENTS. Interactive Network's intellectual property consists of six patents. The first patent was issued in June 1986 and expires in April 2004 and the most recent was issued in September 1998 and expires in September 2015. The following are brief descriptions that Shonstrom Research Associates, LLC derived from portions of abstracts of the patents on file with the United States Patent and Trademark Office.

         o U.S. PATENT 4,592,546. GAME OF SKILL PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A LIVE EVENT. A game of skill is playable by several remote participants in conjunction with a live event, for example, a football game, which is being observed by the participants on their television receivers. In the participant's remote location, a game console receives various game instructions and scoring information including the snap time, for example, of a football play. Issued June 1986.

         o U.S. PATENT 5,013,038. METHOD OF EVALUATING DATA RELATING TO A COMMON SUBJECT. A method of determining the winners of, for example, a game of skill in conjunction with a football or baseball game without the input of all the scores is provided. By the use of statistical sampling, a small fraction of the remote players upload their scores to a central station via a return path such as a telephone line. Then, when the tentative winners are determined from this small statistical sample, the mass communication link of the system downloads the statistical curve to all of the players and only those players who have scores equal to or better than the winning score are identified to the central station by telephone. Issued May 1991.

         o U.S. PATENT 5,083,800. GAME OF SKILL OR CHANCE PLAYABLE BY SEVERAL PARTICIPANTS REMOTE FROM EACH OTHER IN CONJUNCTION WITH A COMMON EVENT. A game of skill or chance playable by several participants remote from each other in conjunction with a common event, such as a computer game, provides the basic format or template of the game on digital media suitable for use with the remote users' personal computers. Then by connection to a mass communications one way channel, such as an FM SCA channel, variations in the game parameters and characteristics are broadcast at the same time to all of the individual remote players. Issued January 1992.

         o U.S. PATENT 5,120,076. METHOD OF EVALUATING DATA RELATING TO A COMMON SUBJECT. A method of determining the winners of, for example, a game of skill in conjunction with a football or baseball game without the input of all the scores is provided. By the use of statistical sampling, a small fraction of the remote players upload their scores to a central station via a telephone line, for example. Then, when the tentative winners are determined from this small statistical sample, the mass communications link of the system downloads the statistical curve to all of the players and only those players who have scores equal or better than the winning score have their results telephoned to the central station. Issued June 1992.

         o U.S. PATENT 5,643,088. GAME OF SKILL OR CHANCE PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A COMMON GAME EVENT INCLUDING INSERTED INTERACTIVE ADVERTISING. A game of skill or chance played simultaneously by several participants remote from each other also provides for interleaved interactive advertising. Each participant has a control unit, a personal computer or processor which can handle the interleaved advertising as a separate computer task, which means that the game task can continue to operate in the background. Issued July 1997.

         o U.S. PATENT 5,813,913. GAME OF SKILL PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A COMMON GAME EVENT WHERE REMOTE PARTICIPANTS ARE GROUPED AS TO SKILL LEVEL. A game of skill played simultaneously by several players, for example, a live television quiz game, whereby each participant effectively competes only against players having a similar skill level in order to provide a strong motivation. The system includes a central computer system with each remote participant having a control unit. The control unit either stores or has supplied to it the particular skill level of the player and at the end of the game, only the relative scores at that particular skill level are indicated to that player. The system also provides for effective promotion or updating to a higher skill level of successful players of the game. Issued September 1998.

         POSSIBLE INFRINGEMENT. Interactive Network's patents encompass games of skill and chance involving one or two mass communication means, distributed processing, a return path, the insertion of interactive advertising within a game, scoring algorithms and skill level determination and advancement. Various aspects of these features are offered by a number of iTV competitors. These companies offer a potential source of license fees should they recognize through negotiation or through a patent court decision that they are infringing Interactive Network's patent claims and no work around the patents is commercially available.

         50% EQUITY INTEREST IN TWO WAY TV (US). Interactive Network's 50% ownership in Two Way TV (US) represents its largest revenue and earnings opportunity. Internal projections are for $254,304,000 in revenues by 2006 and $90,000,000 in net cash flow. However, Two Way TV (US) is a development stage company, which has absorbed $2,100,000 in Interactive Network capital infusions and loans to date, plus an equal $2,100,000 from Two Way TV Limited. For all of 2000, Interactive Network recorded equity in losses from Two Way TV (US) of $1,170,857 and $329,143 in investment allowances.

         Projections are for a negative cash flow of $(27,706,000) through the end of the year 2003. Positive cash flow is expected to begin in 2004. Additional funding of Two Way TV (US) will be required and in order for Interactive Network to maintain its pro rata investor status with Two Way TV Limited, Interactive Network would have to match Two Way TV Limited's further investments in Two Way TV (US).

         LICENSE ROYALTY FROM TWO WAY TV LIMITED. Interactive Network is due to receive 3% of gross profits from Two Way TV Limited for the five years ended January 31, 2005 and 2.5% thereafter until the last patent expiration in 2015. A minimum royalty of $250,000 was due in 2000 and was paid by Two Way TV Limited, growing at 8% annually thereafter. Based on projections provided by Two Way TV Limited, royalties should generate $7,317,000 in aggregate revenues over the five years ending 2005. At a 15% discount rate, this represents a present value of $4,900,000. However, there are certain variable maintenance fees due to Two Way TV Limited which Two Way TV (US) would pay for software service and support. This fee calls for a payment of 4% of gross revenues for the first 5 years and 3% thereafter. Payments are not to begin until Two Way TV (US)reaches $10,000,000 in quarterly revenues. This is cancelable with notice by Two Way TV
(US), but at the loss of the use of trademark exclusivity and a non-compete agreement by Two Way TV Limited.

         Shonstrom Research Associates, LLC considers the royalty to Interactive Network and the license fee back to Two Way TV Limited to be offsetting and have thus not considered it as carrying a value.

         NET OPERATING LOSS TAX BENEFIT. This tax asset may be beneficial to the combined company by providing an offset to corporate income tax obligations, assuming the merged companies meet a number of continuing operations, structural and time restrictions.

         EQUITY IN POSSIBLE COMPROMISES AND PATENT INFRINGEMENT ACTIONS. There is no certainty that there will be any settlement compromises or litigation successes that will benefit Interactive Network. The uncertain nature of the timing, amount and probability of positive result makes the value of this proposition minimal.

         FINANCIAL CONDITION BEFORE MERGER

         A review of the Quarterly Report on Form 10-Q that Interactive Network filed with the Securities and Exchange Commission for the period ended June 30, 2001 and the Annual Report on Form 10-K that Interactive Network filed for the year ended December 31, 2000 establish the following facts.

         AUDITOR'S OPINION. Interactive Network's audited financial statements as of December 31, 2000 received the following excerpted comments from the opinion of the auditor, Marc Lumer & Company.

                           The Company is currently operating under the
                  confirmed plan of reorganization under the jurisdiction of the Bankruptcy Court and continuation of the Company as a going concern is contingent upon, among other things, the ability to
                  (1) develop an appropriate business plan and strategic direction for the Company's planned future operations, including conservation of available capital and working capital as the Company seeks to further develop and exploit its patent portfolio, (2) confirm the availability of net operating tax losses after reorganization, and (3) generate adequate sources of working capital and other liquidity as necessary to meet future obligations. ...... These
                                                               -----
                  contingencies and the uncertainties inherent in the bankruptcy
                  --------------------------------------------------------------
                  process raise substantial doubt about the ability of the
                  --------------------------------------------------------
                  Company to continue as a going concern.
                  ---------------------------------------

A critical point of the opinion is that without adequate capital there is substantial doubt of Interactive Network's viability to continue operating.

         BALANCE SHEET. Additionally, Interactive Network's Quarterly Report on Form 10-Q for the period ended June 30, 2001 listed the following assets and liabilities:

       INTERACTIVE NETWORK, INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                          AS OF JUNE 30, 2001 (excerpt)

ASSETS
Current assets:
   Restricted cash                                           $  5,543,978
   Cash                                                           948,999
   Royalty fee receivable                                         135,000
   Prepaid expenses and other current assets                       46,523
                                                             -------------
         Total current assets                                   6,674,500
Deposits and other assets                                           3,144
                                                             -------------
         Total assets                                        $  6,677,644
                                                             =============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable and accrued liabilities                  $    791,103
   Liabilities subject to compromise                            5,504,922
                                                             -------------
         Total current liabilities                              6,296,025

Promissory note - noncurrent                                    1,246,130
Convertible promissory notes                                    1,120,616
Shareholders' deficit:
   Common stock, no par value, 150,000,000 shares
      authorized; 43,019,277 shares issued and
      outstanding as of June 30, 2001                         145,874,986
   Accumulated deficit                                       (147,860,113)
                                                             -------------
         Total shareholders' equity (deficit)                  (1,985,127)
                                                             -------------
         Total liabilities and shareholders' equity          $  6,677,644
                                                             =============

         This balance sheet shows that there is $5,543,978 in restricted cash set aside for the payment of $5,504,922 in contested liabilities, which could end up in a compromise benefiting Interactive Network. There remains $948,999 in unrestricted cash and $135,000 in receivables, against which there are $791,103 in other current liabilities. In aggregate, there is net working capital of $378,475. This compares to a negative operating cash flow of $521,927 in the first six months of 2001. Additionally, a promissory note due of $1,246,130 is the non-current portion of equal monthly installments to be paid over 24 months beginning October 2002 and convertible promissory notes of $1,120,616 were issued and outstanding as of June 30, 2001 and will become due and payable in June 2002 if not converted into common stock before that time. Finally, Interactive Network had a negative net worth of $1,985,127 as of June 30, 2001.

         The insufficient working capital condition is reflected in the above auditor's opinion, in that there are insufficient internal funds to deal with Interactive Network's current operations and upcoming obligations without continuing additional outside funding.

         FINANCING. The Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 also notes that $3,100,000 was raised through an offering of unregistered units at $1.22 per unit, each unit consisting of one share and one warrant to purchase a share of common stock at an exercise price of $1.90 per share. These funds were committed between September and December 2000 and fell short of the $5,000,000 that was originally sought due to deteriorating market conditions. These funds were absorbed by the required investment in Two Way TV
(US) and by operating requirements of Interactive Network.

         A subsequent financing in the second quarter 2001 raised $1.12 million through the sale of 112 units consisting of a $10,000 convertible promissory note paying 10% annual interest, convertible into 20,000 shares of common stock at an exercise price of $0.50 per share and five-year warrants to purchase 20,000 shares at an exercise price of $0.60 per share.

INTERACTIVE TV INDUSTRY COMPARABLE COMPANIES

         The following is a comparison of public companies associated with iTV development.

                                5/15/00    (MM)    ($MM)             MKT CAP   REV TTM            PRICE    MKT CAP
       COMPANY         SYMBOL   PRICE     SHARES  MKT CAP    CASH     -CASH      $MM      B.V.WK. /BOOK    /REVS.
       -------         ------   -----     ------  --- ---    ----     -----      ---      -------------    ------

ACTV, Inc.              IATV     3.50      50.9    178.2     101.0     77.2      9.9      2.8263 - 1.25     18.0

Liberate Tech.          LBRT     9.25     103.7    959.2     309.0    650.2     51.7      9.09.88 -1.056    18.6

TIVO                    TIVO     4.35       44     191.4     122.4     69.0      7.3      0.448.13 9.90     26.2

OpenTV                  OPTV    10.00      61.7    617.0     228.0    389.0     74.6     30.55.25 -0.375     8.3

Source Media            SRCM     0.15      17.6     2.6       5.4     (2.8)     17.8       1Neg. -(0.0)      0.1

Wink Comm.              WINK     5.63      31.1    175.1     107.2     67.9      5.5      3.8000 - 1.53     31.8

Worldgate               WGAT     2.60      20.9     54.3     33.8      20.5     22.9      1.8400 - 1.48      2.4

Interactive Network     INNN     0.60      40.5     24.3      0.4      23.9      0.3     -0.0350 -(20.0)    81.0



         In comparing market valuation statistics for the companies in question, we find the following: The "Enterprise Value" or Total Market Capitalization minus Free Cash for the group excluding the two middleware vendors Liberate Technologies and OpenTV to find an average of $42,600,000. Interactive Network's Enterprise Value is $23,900,000. The average Price to Book Value, excluding the high and low valuations and the negative book values, was 1.3 times. Interactive Network had a negative book value. The average Market Capitalization to Revenues excluding the high and low ratios was an average of 17.5 times. Interactive Network has a Market Capitalization to Revenue ratio of 81.0 times.

         It is apparent that Interactive Network enjoys a favorable comparison to sector averages. Interactive Network's market capitalization minus cash is higher than Worldgate, a company that has generated the third highest level of revenues at $22,900,000 and has a positive book value. Interactive Network's market capitalization to revenue ratio is the highest of the group. The only other comparable with a negative book value, Source Media, has a negative value after subtracting its cash from the market capitalization.

         It is the opinion of Shonstrom Research Associates, LLC that this favorable valuation was a function of its ownership of Two Way TV (US) and its relationship with Two Way TV Limited and investors' belief that a consolidation of the various interests was a possibility. It is also a reflection of the greater probability that game technologies will be among the earliest iTV applications to be brought to the market.

VALUATION OF ACQUISITIONS

         There have been three acquisitions involving companies focused on iTV technology, interactive games and other similar content in the last year. The balance sheet and income statement figures used for the companies in the comparison are for the quarter ended March 31, 2001 as filed on SEC Form 10-Q or in financial news releases. Share price data is the closing price on May 15, 2001.

                           Interactive TV Transactions

                                    ($MM)

ACQUIRED                                                                PRICE/
COMPANY            ACQUIRER      DATE      PRICE*    REVS     INCOME    REVENUE
-------            --------      ----      ------    ----     ------    -------

Bottle Rocket      ACTV         8/21/00     $4.1     $0.8     $-3.6       5.1
Intellocity        ACTV         2/15/01     27.5      8.3       1.0E      3.3
Static             OpenTV       6/14/01     51.0       NA        NA        NA

*based on share prices on
acquisition date - excludes
earnouts

         Bottle Rocket is a developer of online games that include trivia, prediction, simulation, arcade-style and multi-player games. The amount paid for this company, 5.1 times revenues, reflected the attractiveness of game technology despite the fact that it was not an iTV-based platform. This was an all stock transaction. Intellocity is a leading iTV and enhanced media engineering company and has provided architecture and solutions for a number of major media companies seeking to employ interactive content. This company was acquired for 3.3 times revenues in an all stock transaction. Static is a British company that through the Playjam games channel reaches 9.0 million homes across Europe. Its revenues come from banner advertising associated with game overlays, game sponsorships and premium telephone charges. It is expected to be additive to OpenTV earnings in the fourth calendar quarter of 2001.

         The $24,000,000 valuation of the shareholders' ownership of Interactive Network is for a business with no revenues or possible earnings accretion benefits in the short run and has uncertain prospects for further licensing agreements to other iTV content companies over the longer term, thus is superior to the above valuations.

MANAGEMENT COMMENTS

         From Two Way TV Limited's management's perspective, the merger would create better functional control, as the existing Two Way TV (US) Board essentially requires a 100% vote for a decision. Having a majority of combined company Board seats will provide Two Way TV Limited with voting control. As a joint venture owned by two development stage companies with operating cash needs of their own, Two Way TV (US) was difficult to finance. The merger will simplify this process.

         Two Way TV Limited's management had concerns regarding the financial survivability of Interactive Network as a stand-alone entity. To the extent there was a risk of a second bankruptcy, this would create delays in resolving control of Two Way TV (US) and ownership of the six interactive patents. A U.S. operating company is a superior method of reaching the U.S. market whereas licensing the technology, which most probably would have been the result of an Interactive Network bankruptcy, is a less satisfactory approach. The combined company creates an equity vehicle for partnering with other industry players.

         From Two Way TV (US)'s perspective, combining the intellectual property of Two Way TV Limited and Interactive Network allowed Interactive Network to "productize" their patents. The merger will consolidate conceptual with operating intellectual property. The Two Way brand is known to the U.S. interactive media industry. The consolidation under one brand name will materially benefit market penetration. It clears confusion in signing carriage agreements as to which company to deal with. Two Way TV (US) also gains exclusivity in license rights for the U.S. and Canada for both sets of patents. Before the merger this right was non-exclusive.

         For Interactive Network, the merger allows for a direct participation in the financial success of the technology. This should also improve access to outside funding. In fact, recent funding raised was predicated on the culmination of the merger. The consolidation of patents is critical in that it would appear to be more difficult to license Interactive Network's intellectual property without also providing access to Two Way TV Limited's operating technology and patents. A potential licensee would have to duplicate Two Way TV Limited's developments to be able to produce content.

         Time was an element. The key patent had only 2 1/2 years remaining and the company had limited funds with which to defend them from infringement. Industry development and delivery of iTV content has been slower in coming to market than expected and is currently limited to availability in a number of small regions. Widespread distribution of set top boxes with the digital capacity for robust interactive gaming are still several years away. As a result, there were few possible licensees or buyers.

         Interactive Network shareholders' indirect ownership of Two Way TV (US) was 50% and of the combined company will be 55%, they thus improve their ownership of the principal asset by 10%. Further, the 10% equity ownership premium reflects the importance of the six patents to Two Way TV Limited. In arm's-length negotiations it agreed to a 10% reduction in its ownership of the principal asset to 45% of the merged company and thus represented the best buyer of Interactive Network's intellectual property.

CONCLUSION

         From a financial point of view, Interactive Network shareholders increase their ownership of the principal asset Two Way TV (US) by 10%. This 10% premium over the initial ownership interest reflects the incremental value of the six interactive patents, the value of possible future financial recoveries, the value of potential net operating tax loss benefits and future royalty income from Two Way TV Limited. The proposed consolidation creates a company for which funding is more probable, gains exclusivity in the U.S. and Canada for the intellectual property and the brand. This is a fair exchange from a financial point of view.

INTERESTS OF PERSONS IN THE MERGER

         DIRECTORS AND OFFICERS OF TWO WAY TV (US). In considering the recommendations of the Interactive Network board of directors, Interactive Network shareholders should be aware that certain members of Interactive Network's management and certain members of Interactive Network's board of directors have interests in the merger in addition to those of Interactive Network shareholders generally, as described below in this section. The Interactive Network board of directors was aware of these interests when it considered and approved the merger and the merger agreement.

         The merger agreement provides that Interactive Network may select four members of the Two Way TV (US) board of directors and that Two Way TV Limited may select five members of the Board of Directors. Interactive Network has selected Bruce W. Bauer and Richard W. Perkins to be directors of Two Way TV
(US). An additional two individuals will be selected by Interactive Network before the closing of the merger. Two Way TV Limited has selected Simon Cornwell, Piers Wilson, William Andrewes, John Gregg and Seth Allback to serve on the Two Way TV (US) Board of Directors.

         Bruce W. Bauer, who is a director and president and chief executive officer of Interactive Network and a director and chief executive officer of Two Way TV (US), and Robert Brown, Ph.D., who is a director of Two Way TV (US) and an executive officer of Interactive Network, are parties to existing compensation agreements with Interactive Network. See "Certain Relationships and Related Transactions - Employment Agreements" on page ___. These existing arrangements with Mr. Bauer and Dr. Brown have been left unchanged.

         Robert Regan, who is President and Chief Operating Officer of Two Way TV (US), is a party to an existing compensation agreement with Two Way TV (US). See "Certain Relationships and Related Transactions - Employment Agreements" on page ___. This existing agreement with Mr. Regan has been unchanged.

         DIRECTORS AND OFFICERS OF BOTH INTERACTIVE NETWORK AND TWO WAY TV (US). Interactive Network has agreed to provide an insurance and indemnification policy covering Interactive Network and Two Way TV (US)'s directors and officers for events occurring prior to the closing. Interactive Network has agreed that this policy will be substantially similar, with respect to limits and deductibles, to Interactive Network's existing policy. This obligation to provide insurance coverage runs for five years.

ACCOUNTING TREATMENT OF THE MERGER

         The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. After the merger, the results of operations of Interactive Network will be included in the consolidated financial statements of Two Way TV (US). The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed by the combined company. Interactive has a pre-acquisition shareholder deficiency of approximately $1,985,000. The consolidation recognizes the goodwill that arises from the combination primarily by bringing the intangible rights of Interactive directly under the ownership of the Company, rather than the indirect ownership through license that existed prior to merger.

MATERIAL CHANGES IN SHAREHOLDERS' RIGHTS

         Immediately before the effective time of the merger, Two Way TV (US) plans to file with the Delaware Secretary of State an amended certificate of incorporation for Two Way TV (US) that will become the certificate of incorporation for the combined company. After the merger, the combined company will be a Delaware corporation and not Interactive Network, a California corporation.

         Two Way TV (US) is incorporated under the laws of the State of Delaware, and Interactive Network is incorporated under the laws of the State of California. Shareholders of Interactive Network whose rights as shareholders are currently governed by the California Corporations Code and Interactive Network's articles of incorporation and bylaws will, if such shareholders receive Two Way TV (US) common stock in the merger, become stockholders of Two Way TV (US). Their rights then will be governed by the General Corporation Law of the State of Delaware (the "DGCL") and the Two Way TV (US) certificate of incorporation and bylaws. Certain differences between the rights of holders of shares of Two Way TV (US) common stock and shares of Interactive Network common stock are summarized below.

         The following summary does not purport to be a complete statement of the rights of shareholders under the applicable California Corporations Code and Interactive Network's articles of incorporation and bylaws as compared with the rights of Two Way TV (US) stockholders under applicable Delaware laws and the Two Way TV (US) certificate of incorporation and bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summary is qualified in its entirety by reference to the DGCL and the California Corporations Code and the governing corporate instruments of Two Way TV (US) and Interactive Network, to which such shareholders are referred.

CERTAIN VOTING RIGHTS

         The California Corporations Code generally requires approval of any reorganization (which includes a merger, certain exchange reorganizations and certain sale-of-asset reorganizations) or sale of all or substantially all the assets of a corporation by the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the corporation entitled to vote thereon, unless the articles require a higher percentage. The Interactive Network articles of incorporation do not require a higher percentage.

         Under the DGCL, any merger, consolidation or sale of all or substantially all the assets of a corporation requires the approval of the holders of a majority of the outstanding shares of such corporation entitled to vote thereon unless the certificate of incorporation requires a higher percentage. The Two Way TV (US) certificate of incorporation does not require a higher percentage.

         In general, under the California Corporations Code, no approval of a reorganization is required by the holders of the outstanding shares in the case of any corporation if such corporation, or its shareholders immediately before such reorganization, or both, own, immediately after such reorganization, equity securities (other than warrants or rights) of the surviving or acquiring corporation, or the parent of either of the constituent corporations, possessing more than five-sixths of the voting power of such surviving or acquiring corporation or such parent.

         The DGCL provides that unless otherwise required by the certificate of incorporation, no authorization by stockholders of a surviving or acquiring corporation is necessary for a merger if:

         o the merger does not amend the certificate of incorporation of the corporation,

         o each share of stock of the corporation outstanding before the merger remains identical after the merger; and

         o either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such shares are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the corporation to be issued or delivered under the merger plus shares issuable upon conversion of any other shares, securities or obligations to be issued or delivered under the merger do not exceed 20% of the shares of common stock of the corporation outstanding prior to the merger.

The Two Way TV (US) certificate of incorporation does not require stockholder authorization for mergers of the type described in the preceding sentence.

         Under the California Corporations Code, a parent corporation may, without shareholder approval, merge into itself a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock. In such mergers, known as short-form mergers, minority shareholders are given the same right to dissent and receive in cash the fair market value of their shares as in other mergers. Similarly, the DGCL permits a merger of a 90% owned subsidiary corporation into its parent without stockholder approval so long as the resolution of the board of directors of the parent providing for the merger states the terms and conditions of the merger, including the consideration to be given by the parent in exchange for the subsidiary shares not owned by the parent.

DIVIDENDS

         Generally, a California corporation may transfer cash or property to its shareholders without consideration, whether by way of dividend or otherwise out of retained earnings or if, after giving effect thereto:

         o the sum of the assets (excluding goodwill and certain other assets) of the corporation is at least equal to 1-1/4 times its liabilities (excluding certain deferred credits), and

         o    the current assets of such corporation are at least equal to

         o    its current liabilities, or

         o if the average of the earnings of such corporation before taxes and interest expense for the two preceding fiscal years was less than the average of the interest expense of such corporation for such fiscal years, 1-1/4 times its current liabilities.

         In addition, the ability of a California corporation to pay dividends is restricted by certain limitations for the benefit of certain preferred shares. Each dividend other than one chargeable to retained earnings is required to be identified in a notice to shareholders as being made from a source other than retained earnings, stating the accounting treatment thereof.

         Under the DGCL, a corporation may pay dividends out of surplus or, if no surplus exists, out of its net profits for the fiscal year in which the dividend is declared or its net profits for the preceding fiscal year, subject to certain limitations for the benefit of certain preferred shares. The Two Way TV (US) bylaws provide that the Two Way TV (US) board may, according to applicable law and its certificate of incorporation, declare dividends.

ELECTION OF DIRECTORS; BOARD OF DIRECTORS

         Under the California Corporations Code (unless a listed corporation's articles of incorporation or bylaws provide otherwise), any shareholder of a corporation is entitled to cumulate his or her votes for the election of directors provided that at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his or her votes. Cumulative votes may be cast only for candidates who have been nominated before the voting. Interactive Network is not a listed corporation and therefore cannot eliminate cumulative voting.

         The DGCL permits cumulative voting in the election of directors of a corporation if the certificate of incorporation of such corporation provides for cumulative voting. The Two Way TV (US) certificate of incorporation does not provide for cumulative voting.

         Under the California Corporations Code, a company which is not a listed corporation (such as Interactive Network) is not permitted to classify its board of directors into different classes. Under the DGCL, Two Way TV (US) is permitted to provide in its certificate of incorporation or in an initial bylaw or in a bylaw adopted by a vote of the stockholders to classify its Board into up to three classes. The Two Way TV (US) certificate of incorporation does not provide for multiple classes of its board members.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Under the California Corporations Code, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of the directors authorized at the time of the director's most recent election were then being elected. If the articles provide that the holders of the shares of any class or series, voting as such, are entitled to elect one or more directors, any director so elected may be removed only by the vote of the holder of the shares of that class or series.

         Under the DGCL, any or all directors of a corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. However, in the case of a corporation whose board is classified, stockholders may remove directors only for cause, and in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

         Under the California Corporations Code (unless otherwise provided in the articles of incorporation or bylaws and except for a vacancy created by the removal of a director), vacancies on the board of directors, including any vacancy resulting from an increase in the authorized number of directors, may be filled by approval of the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. In addition, any vacancy not filled by the directors may be filled by the vote of the majority of shares entitled to vote at an annual or special meeting. The Interactive Network bylaws provide the same except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote thereon represented at a duly-held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote thereon.

         Under the DGCL (unless otherwise provided in the certificate of incorporation or bylaws), vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors in office. Neither the Two Way TV (US) certificate of incorporation nor the Two Way TV (US) bylaws provides otherwise.

SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

         Under the California Corporations Code, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as may be provided in the articles of incorporation or bylaws. Neither the Interactive Network articles of incorporation nor its bylaws permit any other person to call a special meeting.

         Under the DGCL, a special meeting of shareholders may be called by the board of directors or such other persons as may be authorized by the certificate of incorporation or bylaws. The Two Way TV (US) bylaws provide that a special meeting may be called by the Board of Directors or President and shall be called by the Board of Directors or President at the request in writing of stockholders owning a majority in amount of the outstanding capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of such meeting.

         Under the California Corporations Code (unless otherwise provided in the articles), any action which may be taken at a meeting of shareholders may also be taken by the written consent of the holders of at least the same proportion of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted, except that the California Corporations Code provides that the election of directors by written consent generally requires the unanimous consent of all shares entitled to vote for the election of directors. The Interactive Network articles of incorporation do not provide otherwise.

         Under the DGCL (unless otherwise provided in the certificate of incorporation), any action which is required to be taken or may be taken at a meeting of stockholders may be taken by a written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. However, the Two Way TV (US) certificate of incorporation provides that such action may not be effected by any consent in writing of the holders but must be effected at a duly-called annual or special meeting of the stockholders.

INSPECTION OF SHAREHOLDERS' LIST

         Both the California Corporations Code and the DGCL allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. The California Code provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent or more of a corporation's voting shares, or shareholders holding an aggregate of one percent or more of such shares who have filed a proxy statement with the SEC relating to the election of directors. This absolute right may not be limited by the articles or the bylaws. The right applies to any domestic corporation and to any foreign corporation having its principal executive office or customarily holding meetings of its board in California.

         The DGCL does not provide for any such absolute right of inspection. Lack of access to stockholder records could result in impairment of a stockholders' ability to coordinate opposition to management proposals. The Two Way TV (US) bylaws provides that the list of stockholders shall be produced and kept at the time and place of the stockholders' meeting during the whole time thereof and may be inspected by any stockholder who is present.

SHAREHOLDER DERIVATIVE SUITS

         Generally, under the California Corporations Code, a derivative action on behalf of a corporation may not be sustained unless the plaintiff was a shareholder at the time of the alleged wrongdoing and the plaintiff alleges in the complaint with particularity the plaintiff's efforts to obtain from the board of directors redress for such wrongdoing, or the reasons for not making such effort. However, the California Corporations Code recognizes an exception to this contemporaneous ownership requirement that gives a shareholder standing to institute a derivative action where the shareholder acquires shares prior to disclosure of any alleged wrongdoing if certain other conditions are satisfied.

         Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

         The California Code also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. The DGCL does not have a similar bonding requirement.

AMENDMENT OF BYLAWS

         Under the California Corporations Code, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the articles of incorporation or bylaws) by the approval of the board of directors. However, amendments to the bylaws specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may be adopted only by approval of the affirmative vote of a majority of the outstanding shares entitled to vote. There are no such further restrictions in the Interactive Network articles of incorporation or bylaws.

         Under the DGCL, the power to adopt, amend or repeal bylaws is vested in the stockholders entitled to vote unless the certificate of incorporation confers the power to adopt, amend or repeal bylaws upon the directors as well. The Two Way TV (US) bylaws provide that subject to the provisions of a certain stockholders agreement, the bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by the board of directors at any regular or special meeting thereof, subject to the powers of the holders of a majority of the outstanding stock of the corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any bylaw.

AMENDMENT OF CHARTER

         Under both the California Corporations Code and the DGCL, amendments to the articles or certificate of incorporation of a corporation generally require approval by vote of the board of directors and the holders of a majority of outstanding shares entitled to vote thereon and, where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the charter. Neither the Interactive Network articles of incorporation nor the Two Way TV (US) certificate of incorporation provides otherwise.

DISSENTING OR APPRAISAL RIGHTS

         Under the California Corporations Code, in connection with the merger of a corporation for which the approval of outstanding shares is required, dissenting shareholders of such corporation who follow prescribed statutory procedures are entitled to receive payment of the fair market value of their shares. When the merger becomes effective, shareholders who do not vote in favor of the merger and who comply with the procedures prescribed in Chapter 13 of the California Code ("Chapter 13") will be entitled to a judicial appraisal of the fair market value of their shares. For purposes of the exercise of appraisal rights under the California Corporations Code, the fair market value is typically determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation in consequence of the merger. The corporation then must purchase the shareholders' shares for cash at such fair market value.

         Under the DGCL, in connection with the merger of a corporation for which the approval of outstanding shares is required, all shares of the corporation outstanding immediately before the merger which are held by stockholders who do not vote in favor of the merger and who shall have properly and validly exercised their dissenters' rights of appraisal of such shares in accordance with Section 262 of the DGCL shall not be converted into, or represent the right to receive, the merger consideration under the merger agreement. Such stockholders shall be entitled to receive payment of the appraised value of such dissenting shares in accordance with the provisions of
Section 262 of the DGCL, except that all dissenting shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such dissenting shares under such Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of merger, the right to receive the merger consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of the corporation.

         Under the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a corporation in a merger or consolidation. However, no appraisal rights are available for shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either

         o    listed on a national securities exchange, or

         o    held of record by more than 2,000 stockholders; and

         o further provided that no appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

Notwithstanding the foregoing, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except:

         o shares of stock of the corporation surviving or resulting from such merger or consolidation;

         o shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange or held of record by more than 2,000 stockholders;

         o    cash in lieu of fractional shares; or

         o    any combination of the foregoing.

CERTAIN BUSINESS COMBINATIONS AND REORGANIZATIONS

         Under the California Corporations Code, if a tender offer or written proposal to acquire a corporation by a reorganization or certain sales of assets is made to a corporation's shareholders by an Interested Party (as hereinafter defined) (each an "Interested Party Proposal"):

         o an affirmative opinion in writing as to the fairness of the consideration to the shareholders of such corporation must be delivered to shareholders of such corporation (or, if no shareholder approval is required for the consummation of the transaction, to the corporation's board of directors), and

         o    such shareholders must be

              o informed of certain later tender offers or written proposals for a reorganization or sale of assets made by other persons, and

              o afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given or shares previously tendered in connection with the Interested Party Proposal.

For the purposes of this paragraph, "Interested Party" means a person who is a party to the transaction and:

         o directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

         o is, or is directly or indirectly controlled by, an officer or director of the subject corporation; or

         o is an entity in which a material financial interest (as defined in Section 310 of the California Code) is held by any director or executive officer of the subject corporation.

         In addition, in connection with any merger transaction, the California Corporations Code generally requires that, unless all shareholders of a class or series consent (and except with respect to fractional shares), each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities. the California Corporations Code also provides generally that if a corporation that is party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent. If the buyer in an asset sale is in control of or under common control with the seller of such assets, the principal terms of the sale must be approved by at least 90% of the voting power of the corporation unless the sale is to a domestic or foreign corporation in consideration of the nonredeemable common shares of the purchasing corporation or its parent.

         Generally, the DGCL would prevent an "Interested Stockholder" (defined as a person beneficially owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203 of the DGCL) with a corporation for three years following the date such person became an Interested Stockholder unless:

         o before such person became an Interested Stockholder, the board of directors of such corporation approved either the business combination or the transaction in which the Interested Stockholder became an Interested Stockholder;

         o upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of such corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers, and stock held by employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

         o    at or after such time, the business combination is

              o      approved by the board of directors of such corporation, and

              o authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of such corporation not owned by the Interested Stockholder.

LOANS TO OFFICERS AND EMPLOYEES

         Under the California Corporations Code, any loan or guaranty to or for a director or officer of the corporation or its parent requires approval of a majority of a corporation's shareholders entitled to act thereon, unless such loan or guaranty is authorized under an employee benefit plan approved by a majority of the shareholders entitled to act thereon (after disclosure to such shareholders that such plan authorizes such loans or guaranties to or for officers and directors). In addition, the California Corporations Code provides that, notwithstanding the foregoing, if the corporation has outstanding shares held of record by 100 or more shareholders on the date such loan or guaranty is approved by the board of directors, and the corporation has a bylaw approved by shareholders authorizing the board alone to approve such loan or guaranty, such a loan or guaranty may be approved by the board alone (excluding the vote of any interested director) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. The Interactive Network bylaws authorize the board to grant such loans or guaranties.

         Under the DGCL, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

INTERESTED DIRECTOR TRANSACTIONS

         Under both the California Code and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest if certain conditions are met, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure. Under the California Code, however, if shareholder approval of the interested transaction is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to the transaction, and if board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

         Under the DGCL, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Two Way TV (US) board might not be able to approve because of the number of interested directors could be approved by a majority of the disinterested directors of Two Way TV (US), although less than a majority of a quorum.

FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material United States federal income tax consequences generally applicable to Interactive Network shareholders who qualify as a "United States person" as defined for United States federal income tax purposes and hold their shares of Interactive Network common stock as a capital asset.

         For United States federal income tax purposes, a "United States person" is:

         o a United States citizen or resident alien as determined under the Internal Revenue Code;

         o a corporation or partnership, as defined by the Internal Revenue Code, that is organized under the laws of the United States or any state;

         o an estate, the income of which is subject to United States federal income taxation regardless of its source; and

         o a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its major decisions.

         This summary is based on the Internal Revenue Code, existing and proposed Treasury Regulations and judicial and administrative determinations, as each is in effect as of the date of this proxy statement/prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the IRS regarding the United States federal income tax consequences of the merger. The statements in this proxy statement/prospectus and the opinion of counsel that is described herein are not binding on the IRS or a court. As a result, neither Interactive Network nor Two Way TV (US) can assure the Interactive Network shareholders that the tax considerations or opinions described here will not be challenged by the IRS or sustained by a court if so challenged. The summary set forth below is included for general information only and should not be construed to be legal or tax advice to any shareholder. Winthrop & Weinstine, P.A. has reviewed the discussion below and is of the opinion that it fairly summarizes the United States federal income tax consequences that are likely to be material to a United States shareholder.

         This summary does not address aspects of United States taxation other than United States federal income taxation. Furthermore, it does not address all aspects of United States federal income taxation that may apply to Interactive Network shareholders who are subject to special rules under the Internal Revenue Code including, without limitation, rules that apply to persons who acquired shares of Interactive Network common stock as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the United States dollar, persons who hold their shares of Interactive Network common stock as part of a straddle, wash sale, hedging or conversion transaction, and some United States expatriates. It also does not address the tax consequences of an Interactive Network shareholder who exercises dissenters' rights. In addition, this summary and the opinions described here do not address the state, local or foreign tax consequences of the merger.

         EACH INTERACTIVE NETWORK SHAREHOLDER IS URGED TO CONSULT AND RELY ON THE SHAREHOLDER TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE MERGER BASED UPON THE SHAREHOLDER'S PARTICULAR CIRCUMSTANCES.

THE MERGER AS A REORGANIZATION

         It is a condition of the obligations of each of Interactive Network, Two Way TV Limited and TWIN Entertainment to use its commercially reasonable efforts to cause the merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code. As a consequence of reorganization treatment, the following United States federal income consequences will result:

         o Interactive Network shareholders will recognize no gain or loss upon the conversion of their shares of common stock into shares of Two Way TV (US) common stock;

         o Interactive Network shareholders' aggregate tax basis in the shares of Two Way TV (US) common stock that they receive in the merger in exchange for their shares of Interactive Network common stock will be the same as the aggregate tax basis in their shares of Interactive Network common stock;

         o Interactive Network shareholders' holding period or periods for the shares of Two Way TV (US) common stock that they receive in the merger in exchange for their shares of Interactive Network common stock will include their holding period or periods for their shares of Interactive Network common stock; and

         o neither Interactive Network nor Two Way TV (US) will recognize any gain or loss as a result of the merger.

DISSENTERS' RIGHTS

         Shareholders of record of Interactive Network on ____________, 2001, the record date, have the right to dissent from the merger and, if the dissenting shareholder complies with certain California statutory provisions, and the merger is consummated, the shareholder will be entitled to require Interactive Network to purchase the shares for cash in an amount equal to the fair market value of the shareholder's shares. Interactive Network will determine the fair market value of the shares as of May 31, 2001, the day before the announcement of the merger, excluding any appreciation or depreciation as a result of the merger and taking into account other relevant and appropriate factors, in accordance with California law. In this regard, based on a review of market information, it appears that the fair market value of the shares appreciated dramatically immediately prior to the announcement of the merger because the pendency of the proposed transaction and its possible effect was known in the market prior to that time. Accordingly, in determining the fair market value of any shares held by a dissenting shareholder, the board of directors may, in accordance with California law, disregard the dramatic appreciation in share price immediately prior to the date the merger was announced, June 1, 2001, and instead determine the fair market value based on a moving average share price in the month or months prior to the announcement. If Interactive Network and the shareholder are unable to agree on the fair market value of the shares, the shareholder may obtain an appraisal by a court as to the value of their shares. Any shareholder of Interactive Network must follow the procedures set forth in Sections 1300 through 1304 of the California Corporations Code in order to protect the shareholder's rights. A brief summary of the procedures to perfect rights under Sections 1300 through 1304 of the California Corporations Code is set forth below.

         To exercise dissenters' rights under the California Corporations Code, an Interactive Network shareholder must:

         o not vote any of the shareholder's shares in favor of the merger or the merger agreement;

         o make written demand upon Interactive Network at its principal office, 180 Second Street, Suite B, Los Altos, California 94022,
              Attention: President, within 30 days after the date on which the notice of approval of the merger by Interactive Network shareholders (as described below) was mailed. Such written demand shall set forth the number and class of shares that Interactive Network must purchase and a statement by such shareholder as to what the shareholder believes the fair market value of such shares was on May 31, 2001, the day before the announcement of the merger; and

         o submit for endorsement, within 30 days after the date on which the notice of approval of the merger by the Interactive Network shareholders is mailed, at the principal office of Interactive Network, the stock certificates with a statement regarding which of the shares are dissenting shares.

         Within 10 days after the date of the approval of the merger, Interactive Network will mail a notice of the approval of the merger to each Interactive Network shareholder who has not voted to approve the merger. Interactive Network will mail with the notice a brief description of the procedure to be followed if the shareholder wishes to exercise dissenters' rights, a statement of the price determined to represent the fair market value of the dissenting shares, and a copy of the applicable portions of the California Corporations Code. If the shareholder and Interactive Network agree upon the price and that the shares qualify as dissenting shares, the dissenting shareholder will be entitled to the agreed-upon price plus the legal rate of interest on judgments accruing from the date of such agreement. If the shareholder and Interactive Network fail to agree on the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder or Interactive Network may file a complaint with the court within six months after the date on which notice of approval of the merger was mailed to the shareholder, but not after such time period, or file a complaint or intervene in a pending action, if any, in the Superior Court for the County of Santa Clara, State of California.

         If a complaint is filed by the dissenting shareholder or Interactive Network, the Superior Court will determine if the shareholder is entitled to dissenters' rights and will determine the fair market value of the dissenting shares to be paid, with interest at the legal rate of interest from the date of judgment. If Chapter 5 of the California Corporations Code prevents the payment of the fair market value of the dissenting shares, a dissenting shareholder will become a creditor of Interactive Network for the amount that it otherwise would have received in repurchase of the dissenting shares, plus interest at the legal rate on judgments until the date of payment. The creditor will be subordinate to all other creditors in any liquidation proceeding, and the debt will be payable when permissible under the provisions of Chapter 5 of the California Corporations Code.

         SECTIONS 1300 THROUGH 1304 OF THE CALIFORNIA CORPORATIONS CODE ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS EXHIBIT B. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF SECTIONS 1300 THROUGH 1304 OF THE CALIFORNIA CORPORATIONS CODE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS. INTERACTIVE NETWORK SHAREHOLDERS WHO ARE CONSIDERING DISSENTING SHOULD CONSULT LEGAL COUNSEL.

                         STOCK OPTIONS AND WARRANTS AND
                                CONVERTIBLE NOTES

         At the effective time of the merger, all outstanding options and warrants to purchase Interactive Network common stock will be converted into and become rights to purchase 11,208,860 shares of Two Way TV (US) common stock at an estimated weighted average price of $0.929062 per share. From and after the effective time of the merger:

         o    each Interactive Network option and warrant assumed by Two Way TV
              (US) may be exercised only for shares of Two Way TV (US) common stock;

         o the number of shares of Two Way TV (US) common stock covered by each Two Way TV (US) option will be equal to the number of shares of Interactive Network common stock covered by that Interactive Network option immediately prior to the effective time;

         o the per share exercise price under each Interactive Network option and warrant will remain unchanged; and

         o    each Interactive Network option and warrant assumed by Two Way TV
              (US) will be further adjusted to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction that occurs before the merger.

         During the period from June 27, 2001 through August 31, 2001, Interactive Network issued convertible promissory notes in the total original principal amount of $1,625,000. These notes are convertible at the noteholders' options into shares of Interactive Network common stock at the rate of $0.50 per share and bear interest at the rate of 10% per year, which is payable when the note is due or when it is converted. With each promissory note, Interactive Network issued to the holder of the note stock purchase warrants to purchase a number of shares of Interactive Network common stock equal to the number of shares of common stock into which the note is convertible. The warrants have a term of five years and an exercise price of $0.60 per share. The promissory notes and the warrants will be assumed by Two Way TV (US) in the merger, and their terms will remain unchanged.

                              THE MERGER AGREEMENT

         The following section summarizes the material terms of the merger agreement. You are urged to read the entire agreement, a copy of which is included in this proxy statement/prospectus as Exhibit A, for more detailed information on the terms and conditions of the merger.

EFFECTIVE TIME

         It is anticipated that if the merger agreement is approved by Interactive Network shareholders and all other conditions to the merger have been fulfilled or waived, the merger will be closed as soon as practicable following shareholder approval. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the States of Delaware and California, or at a later time specified in the certificates of merger.

THE MERGER

         At the effective time of the merger, Interactive Network will merge with and into Two Way TV (US), formerly known as TWIN Entertainment, Inc. Following the merger, Interactive Network will cease to exist as a separate corporation, and Two Way TV (US) will survive and continue to exist as a Delaware corporation. The certificate of incorporation and bylaws of Two Way TV
(US), as amended immediately before the merger, will be the certificate of incorporation and bylaws of the combined company immediately after the merger. The certificate of incorporation will be amended immediately before the effective time to increase the number of authorized shares of Two Way TV (US)'s common stock from 50,000,000 to 150,000,000 shares, and to effect a 3.5293639 for 1 stock split of Two Way TV (US)'s common stock. See "Two Way TV (US) Certificate of Incorporation" on page ___.

MERGER CONSIDERATION; CONVERSION OF SHARES

         At the effective time of the merger, each share of Interactive Network common stock, other than any shares owned by Interactive Network, will automatically be converted into one share of common stock of Two Way TV (US) common stock. Any shares owned by Interactive Network will be canceled.

REPRESENTATIONS AND WARRANTIES

         The merger agreement includes representations and warranties to Two Way TV Limited by Interactive Network and Two Way TV (US) regarding a number of matters, including the following:

         o its capitalization, organization, good standing and similar corporate matters;

         o    its authorization of the merger agreement;

         o    the enforceability against it of the merger agreement;

         o the fact that the merger agreement will not violate its charter documents, applicable law and material agreements;

         o the ownership of its property (including real property) and assets;

         o the accuracy of its financial statements, minute books and, in the case of Interactive Network, filings with the SEC;

         o the absence of undisclosed liabilities and of undisclosed legal, bankruptcy or regulatory actions or proceedings that challenge, or that may have the affect of preventing, delaying, making illegal or otherwise interfering with, the merger;

         o the absence of undisclosed material contracts and employment policies or plans;

         o the enforceability of and the absence of defaults under its material contracts;

         o    its employees, employee benefit plans and related matters;

         o    its labor matters and practices;

         o    its intellectual property;

         o    its receivables, major customers and accounts payable;

         o    the status of its tax returns and other tax matters;

         o its compliance with its organizational documents and with applicable laws;

         o    its compliance with environmental laws;

         o    insurance; and

         o in the case of Interactive Network, the receipt of a fairness opinion from its financial advisor.

         Two Way TV (US) also makes these representations to Interactive Network, and Interactive Network also makes these representations to Two Way TV
(US).

         In addition, the merger agreement includes certain representations and warranties by Two Way TV Limited to Interactive Network and Two Way TV (US) regarding a number of matters, including the following:

         o    its organization and good standing;

         o    its authorization of the merger agreement;

         o    the enforceability against it of the merger agreement;

         o the fact that the merger agreement will not violate its charter documents under applicable law;

         o the absence of consents needed by Two Way TV Limited for the merger;

         o    the accuracy of its financial statements; and

         o the absence of any proceeding that challenges, or that may have the affect of preventing, delaying, making illegal or otherwise interfering with, the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

         Interactive Network and Two Way TV (US) have agreed in the merger agreement that until the effective time of the merger, they will conduct their business only in the ordinary course consistent with past practice, use their commercially reasonable efforts to maintain their assets in their current status of repair, preserve their business organization, keep available the services of their current officers and employees, and preserve their relationship with customers, suppliers and other third parties.

         In addition, each of Interactive Network and Two Way TV (US) has agreed not to take any of the following actions without the written consent of the other parties to the merger agreement, except as otherwise expressly contemplated by the merger agreement:

         o    amend its charter documents;

         o    declare, set aside or pay dividends;

         o    split, combine or reclassify its stock;

         o    redeem or otherwise acquire any of shares of its stock;

         o authorize for issuance, issue or sell, or agree to issue or sell, any shares of, or rights to acquire or convertible into any shares of, its preferred or common stock, other than the issuance by Interactive Network of up to $2 million in convertible promissory notes and accompanying warrants described elsewhere in this proxy statement/prospectus;

         o    merge, combine or consolidate with another entity;

         o acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets or enter into any material contract commitment or transaction outside the ordinary course of its business and consistent with past practice;

         o sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of its business and consistent with past practice;

         o with certain exceptions, incur, assume or prepay any indebtedness or any other liabilities in excess of $35,000 (other than trade payables);

         o with certain exceptions, assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person;

         o with certain exceptions, make any loans, gifts, advances or capital contributions to, or investments in, any other entity;

o with certain exceptions, pay, satisfy, discharge or settle any claim, liabilities or obligations against it or its directors, officers, employees or agents in excess of $35,000;

         o modify or amend any noncompetition agreement to which it is a party;

         o with certain exceptions, authorize or make capital expenditures in excess of $25,000;

         o permit any insurance policy naming it as a beneficiary or as loss payee to be cancelled or terminated other than in the ordinary course of business;

         o with certain exceptions, adopt, enter into, terminate or amend in any material respect any plan, trust, fund, agreement or other arrangement for the current or future benefit or welfare of any director, officer or employee;

         o with certain exceptions, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee;

         o with certain exceptions, take any action to fund or in any way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract or arrangement other than in the ordinary course of its business;

         o take any action that would fail to preserve and protect its assets;

         o make any material change in its accounting or tax policies or procedures;

         o make any tax elections or settle or compromise any tax liability or waive or extend the statute of limitations applying to any such taxes;

         o make any payments to or authorize any transaction with any affiliate, except in the ordinary course of business;

         o take any action, or enter into or authorize any contract or transaction, other than in the ordinary course of business;

         o waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

         o terminate, modify, or amend any of the terms or provisions of any material contract in any material respect; or

         o enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

NO SOLICITATION OF ACQUISITION PROPOSALS

         In the merger agreement, each of Interactive Network, Two Way TV (US) and Two Way TV Limited has agreed that it will not directly or indirectly solicit, knowingly encourage, initiate or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, person or other entity (other than a party to the merger agreement) concerning any "alternative transaction" or otherwise knowingly facilitate any effort or attempt to make or implement an alternative transaction. Under the merger agreement, an alternative transaction is any of the following involving Interactive Network, Two Way TV (US) or Two Way TV Limited:

         o any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving its capital stock;

         o any transaction or series of related transactions in which a third party acquires shares (or rights to acquire shares) representing more than 50% of the outstanding shares of its capital stock; or

         o any sale, lease, exchange, licensing or transfer in which a third party acquires control of more than 50% of its assets in a single transaction or series of related transactions.

         Interactive Network may, however, at any time prior to the special meeting, furnish nonpublic information to or enter into discussions or negotiations with a third party in response to an unsolicited proposal for an alternative transaction if:

         o the board of directors of Interactive Network has reasonably and in good faith determined, with the advice of its financial advisors, that the terms of the alternative transaction are more favorable to Interactive Network's shareholders than the terms of the merger;

         o the board of directors of Interactive Network determines in good faith, after consulting its independent legal counsel, that such action is required under law in order for the board to comply with its fiduciary duties to its shareholders;

         o before furnishing nonpublic information to, or entering into discussions or negotiations with, the third party making the proposal for the alternative transaction, gives Two Way TV (US) and Two Way TV Limited written notice of Interactive Network's intention to do so and the third party signs a customary confidentiality agreement; and

         o Interactive Network furnishes any nonpublic information to Two Way TV (US) and Two Way TV Limited that such parties have not previously received and Interactive Network keeps the other parties informed of the status, terms and conditions and all other material information with respect to any such discussions or negotiations.

         We will refer in this proxy statement/prospectus to any alternative transaction that meets the first requirement stated above as a "superior proposal."

         The merger agreement requires each of Interactive Network, Two Way TV
(US) and Two Way TV Limited to immediately notify the other parties to the merger agreement of:

         o    any alternative transaction that is made or submitted to it; and

         o the identity of the person making or submitting the alternative transaction and its terms.

ADOPTION OF TWO WAY TV (US) 2001 STOCK OPTION PLAN

         Under the merger agreement, the board of directors and stockholders of Two Way TV (US) expect to approve and adopt the Two Way TV (US) 2001 Stock Option Plan before the merger. The essential terms of the 2001 plan, as expected to be adopted, are summarized below. This summary is not intended to be a complete description of all terms of the 2001 plan. If there is a conflict between the terms of the final 2001 plan document and this summary, the 2001 plan document will govern.

         A total of 13,800,000 shares is expected to be authorized for issuance under the 2001 plan. The 2001 plan provides that options may be granted to employees (including officers and employee directors), non-employee directors and consultants of Two Way TV (US) and certain related entities. The board or an appointed committee selects the participants and determines the number of shares to be subject to each option and whether the option is an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code, or a nonstatutory stock option.

         The 2001 plan will provide that options to purchase a maximum of 3,000,000 shares of Two Way TV (US)'s common stock, subject to adjustment in the case of a merger, spin-off, stock split or other similar transaction, may be granted under the 2001 plan to any employee in any fiscal year. The value of the shares subject to all incentive stock options held by an optionee that first become exercisable during any calendar year cannot exceed $100,000 (determined as of the date of grant).

         Two Way TV (US)'s board of directors may amend the 2001 plan at any time or from time to time or may terminate the 2001 plan and, to the extent required by any applicable law, Two Way TV (US) must obtain stockholder approval of any amendment. However, no such action by Two Way TV (US)'s board or stockholders may negatively alter or impair any option previously granted under the 2001 plan without the consent of the optionee. Unless earlier terminated, the 2001 plan will terminate ten years from the date of its adoption.

INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

         The merger agreement requires the combined company, for five years following the merger, to indemnify and hold harmless all present and former officers and directors of Interactive Network and Two Way TV (US) to the same extent as provided under the certificate of incorporation and bylaws of Two Way TV (US) as they are in effect on the date of the merger. In addition, for five years following the merger, Two Way TV (US) must use its commercially reasonable efforts to provide Interactive Network's and Two Way TV (US)'s directors and officers with insurance coverage for events occurring prior to the merger on terms that are no less favorable than the terms of Interactive Network's existing policy.

OTHER COVENANTS

         The merger agreement contains, among others, the following additional covenants:

         o Two Way TV (US) has agreed that if, after the date of the merger agreement, any options or warrants to purchase common stock of Interactive Network or the common stock of Two Way TV (US) which were issued before the date of the merger, but which are not reflected in the merger agreement, are discovered, such that the shares of Two Way TV (US) common stock owned by Two Way TV Limited on the date of the merger represents less than 45% of the common stock of Two Way TV (US) after taking into account the shares of stock subject to all options, warrants, and convertible notes, Two Way TV (US) will issue to Two Way TV Limited at no cost the number of shares of Two Way TV (US) common stock equal to the amount necessary to restore Two Way TV Limited as a holder of 45% of such shares of common stock;

         o Each of Interactive Network and Two Way TV Limited has agreed, as shareholders of Two Way TV (US), to vote to approve the merger and the other transactions contemplated by the merger agreement;

         o Interactive Network, Two Way TV Limited and Two Way TV (US) each has agreed to use its commercially reasonable efforts to obtain all approvals and consents of all third parties necessary to consummate the transactions contemplated by the merger agreement;

         o Each party to the merger agreement has agreed to use its commercially reasonable efforts prior to the effective time not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in the merger agreement to be untrue or result in a breach of any covenants made by it in the merger agreement (except for such changes contemplated by the merger agreement);

         o Each party to the merger agreement has agreed to use its commercially reasonable efforts to cause the merger to qualify as a tax-free organization under Section 368(a) of the Internal Revenue Code;

         o Each party to the merger agreement has agreed to cooperate and use their respective commercially reasonable efforts to prepare all documents, make all filings and obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to complete the transactions contemplated by the merger agreement; and

         o    Each party to the merger agreement has agreed to

         o execute and deliver at the effective time each agreement that any of them is required by the merger agreement to execute and deliver as a condition to the merger,

         o proceed diligently and in good faith and use commercially reasonable efforts to satisfy each other condition to the obligations of each party, as the case may be, contained in the merger agreement, and

         o not take or fail to take any action that reasonably could be expected to result in nonfulfillment of any such condition.

CONDITIONS TO THE MERGER

         The parties' respective obligations to complete the merger are subject to a number of conditions, including the following:

         o obtaining Interactive Network shareholder approval of the merger and merger agreement;

         o no order, injunction, legal or regulatory restraint or prohibition preventing consummation of the merger shall have been issued and be continuing in effect, and there shall be no proceeding brought by a governmental authority seeking any such order, injunction, legal or regulatory restraint or prohibition pending;

         o there shall be no statute, rule, regulation or order enacted, entered, enforced or applicable to the merger which makes the consummation of the merger illegal;

         o the merger and the other transactions contemplated by the merger agreement shall not have been prohibited under any applicable federal or state law or regulation;

         o all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of any waiting periods imposed by, any governmental authority shall have been obtained, made or occurred;

         o no stop order suspending the effectiveness of the registration statement containing this proxy statement/prospectus shall have been issued and remain in effect and no proceedings for such stop order shall have been initiated;

         o a registration statement registering the Two Way TV (US) common stock under the Securities Exchange Act of 1934 shall become effective and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceedings for such stop order shall have been initiated;

         o a commercial arrangement by and between Two Way TV (US) and AT&T providing for the distribution by AT&T of Two Way TV (US)'s interactive game content, subject to conditions agreed upon by Two Way TV (US) and AT&T and reasonably satisfactory to Interactive Network and Two Way TV Limited, shall have been signed by the parties to such arrangement to become effective when the merger is effective;

         o the fairness opinion of Shonstrom Research Associates, LLC shall not have been withdrawn; and

         o the Two Way TV (US) amended and restated certificate of incorporation shall have been filed with and accepted by the Delaware Secretary of State.

         The obligation of Interactive Network to complete the merger are also subject to a number of conditions, all or any of which may be waived in whole or in part by Interactive Network in its sole discretion, including the following:

         o no event allowing any party to terminate the merger agreement has occurred;

         o Two Way TV Limited and Two Way TV (US) shall have delivered all of the documents and agreements at closing as required by the merger agreement;

         o the representations and warranties of Two Way TV Limited and Two Way TV (US) are accurate in all material respects as of the effective time of the merger;

         o Two Way TV Limited and Two Way TV (US) shall have performed their obligations under the merger agreement in all material respects;

         o Two Way TV Limited shall have obtained any and all consents and waivers from its customers, licensees or investors as may be necessary for Two Way TV Limited to enter into the transactions contemplated by the merger agreement; and

         o there will have been no material adverse effect on the business, operations, prospects, or financial conditions of Two Way TV Limited or Two Way TV (US).

         The obligation of Two Way TV Limited to complete the merger is also subject to a number of conditions, all or any of which may be waived in whole or in part by Two Way TV Limited in its sole discretion, including the following:

         o no event allowing any party to terminate the merger agreement has occurred;

         o Interactive Network and Two Way TV (US) shall have delivered all of the documents and agreements at closing as required by the merger agreement;

         o Interactive Network shall have performed its obligations under the merger agreement in all material respects;

         o the representations and warranties of Interactive Network and Two Way TV (US) are accurate in all material respects as of the effective time of the merger;

         o Interactive Network shall have obtained from the investors who purchased units in Interactive Network's private offering of units consisting of one share of common stock and a warrant to purchase a share of common stock that was commenced in September 2000 (the "Private Placement") a waiver of such investors' preemptive rights with respect to the issuance of other units in the Private Placement;

         o Interactive Network and Two Way TV (US) shall have obtained any and all consents and waivers from their customers, licensees or investors as may be necessary for them to enter into the transactions contemplated by the merger agreement;

         o Interactive Network shall have terminated the Private Placement, which condition has been fulfilled;

         o there will have been no material adverse effect on the business, operations, prospects or financial condition of Interactive Network or Two Way TV (US);

         o Interactive Network shall have entered into an agreement in a form reasonably satisfactory to Two Way TV Limited regarding the payment of legal fees and expenses owed by Interactive Network to Morrison & Foerster, which condition has been fulfilled; and

         o Interactive Network shall finalize and enter into material commercial agreements with certain third parties; provided however, that such material commercial agreements need not include any agreement between Interactive Network and NTN Communications, Inc.

OBLIGATION OF INTERACTIVE NETWORK'S BOARD OF DIRECTORS TO RECOMMEND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

         Subject to the exceptions described below, under the terms of the merger agreement, the Interactive Network board of directors has agreed to recommend that Interactive Network's shareholders vote in favor of adoption and approval of the merger agreement and the approval of the merger. However, the Interactive Network board of directors may withhold, withdraw, amend or modify its recommendation in favor of the merger agreement and the merger if:

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         o    Interactive Network receives a superior proposal, which is not withdrawn;

         o neither Interactive Network nor any of its representatives has violated the non-solicitation provisions contained in the merger agreement; and

         o the Interactive Network board of directors concludes in good faith, after consultation with its outside legal counsel, that in light of the superior proposal, such action is required in order for the Interactive Network board of directors to comply with its fiduciary duties to Interactive Network's shareholders under the California Corporations Code.

         Interactive Network's board of directors must give Two Way TV (US) at least 72 hours' notice of any proposal to change its recommendation in favor of the merger agreement and the merger. If the Interactive Network board of directors determines to withhold, withdraw, amend or modify its recommendation in favor of the merger agreement and the merger, however, Interactive Network must nevertheless convene and hold the special meeting of Interactive Network shareholders for the purpose of voting on the merger agreement and the merger.

         Interactive Network's board of directors may also make any disclosure (including a change in its recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger) required for the Interactive Network board of directors to comply with its fiduciary duty to the Interactive Network shareholders if the Interactive Network board of directors concludes in good faith, after consultation with its outside legal counsel, that the disclosure in question is required in order for it to comply with its fiduciary duties to Interactive Network's shareholders under the California Corporations Code.

TERMINATION

         The merger agreement may be terminated at any time before the effective time of the merger, whether before or after Interactive Network shareholder approval of the merger, only:

         o by mutual written consent duly authorized by the board of directors of each of Interactive Network and Two Way TV Limited;

         o by either Interactive Network or Two Way TV Limited if the merger has not closed on or before December 31, 2001. However, this right to terminate the merger agreement will not be available to any party whose breach in any material respect of its obligations under the merger agreement has been the cause of the failure to close the merger on or before December 31, 2001;

         o by either Interactive Network or Two Way TV Limited if a court or an administrative, governmental or regulatory authority has issued a final, nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

         o by either Interactive Network or Two Way TV Limited if Interactive Network's shareholders do not approve the merger. However, this right to terminate the merger agreement will not be available to any party whose breach in any material respect of its obligations under the merger agreement has been the cause of the failure to obtain the required vote of the shareholders of Interactive Network;

         o    by Interactive Network if either:

              o Two Way TV Limited or Two Way TV (US) has materially breached its obligations under the merger agreement not to enter into or discuss an alternative transaction;

              o Two Way TV Limited's board of directors has recommended, approved or authorized the acceptance or signing by Two Way TV Limited of a definitive agreement providing for an alternative transaction; or

              o Two Way TV Limited's board of directors has modified in a manner materially adverse to Interactive Network or withdrawn its approval or recommendation of the merger agreement and the merger.

         o    by Two Way TV Limited if either:

              o Interactive Network has materially breached its obligations under the merger agreement not to enter into or discuss an alternative transaction;

              o Interactive Network's board of directors has recommended, approved or authorized Interactive Network's acceptance or signing of a definitive agreement providing for an alternative transaction;

              o Interactive Network's board of directors has modified in a manner materially adverse to Two Way TV Limited or withdrawn its approval or recommendation of the merger agreement and the merger or its recommendation that its shareholders adopt and approve the merger agreement and the merger; or

              o a tender offer or exchange offer for any outstanding shares of Interactive Network's common stock is commenced and the Interactive Network board of directors either recommends in favor of the shareholders accepting such tender or exchange offer or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders.

         o by Interactive Network prior to approval of the merger at the special meeting if:

              o it has not materially breached its obligations under the merger agreement and has complied with, and continues to comply with, all requirements and procedures regarding alternative transactions under the merger agreement in all material respects;

              o Interactive Network's board of directors has complied with, and continues to comply with, all requirements and procedures regarding its obligations under the merger agreement with respect to alternative transactions and has authorized Interactive Network to enter into a binding written agreement concerning a transaction that is a superior proposal;

              o Interactive Network notifies Two Way TV Limited in writing that it intends to enter into such an agreement regarding a superior proposal;

              o Two Way TV Limited does not make, within five business days after receiving Interactive Network's written notice of its intention to enter into an agreement for a superior proposal, any offer that the Interactive Network board reasonably and in good faith determines, after consulting with its advisors, is at least as favorable to the shareholders of Interactive Network as the superior proposal; and

              o Interactive Network pays to Two Way TV Limited the termination fee and expenses as described in "- Fees and Expenses; Termination Fee."

         o    by Two Way TV Limited if:

              o it has not materially breached its obligations under the merger agreement; and

              o Interactive Network has materially breached any of its representations, warranties or obligations under the merger agreement. However, if such a breach is curable by Interactive Network by exercising commercially reasonable efforts and such cure is reasonably likely to be completed before the closing date of the merger, then Two Way TV Limited may not terminate the merger agreement while Interactive Network continues to exercise its commercially reasonable efforts to cure the breach.

         o    by Interactive Network if:

              o it has not materially breached its obligations under the merger agreement; and

              o Two Way TV Limited has materially breached any of its representations, warranties or obligations under the merger agreement. However, if such breach is curable by Two Way TV Limited by exercising commercially reasonable efforts and such cure is reasonably likely to be completed before the closing date of the merger, then Interactive Network may not terminate the merger agreement while Two Way TV Limited continues to exercise commercially reasonably efforts to cure the breach.

              o by either Interactive Network or Two Way TV Limited before the effective time of the merger if it determines that providing for the shareholders of Interactive Network who are properly dissenting to the merger and exercising their rights of appraisal would have a material adverse effect on the business, operations, prospects or financial condition of Two Way TV (US) should the merger be closed.

FEES AND EXPENSES; PAYMENT OF TERMINATION FEE

         Regardless of whether the merger is consummated, the merger agreement provides that Interactive Network and Two Way TV Limited each shall pay 50% of all legal fees, costs and expenses incurred by all parties in connection with the merger agreement.

         Interactive Network has agreed to pay Two Way TV Limited a cash termination fee if:

         o either Interactive Network or Two Way Limited terminates the merger agreement because the Interactive Network shareholders fail to approve the merger and within 12 months after such event, Interactive Network closes an alternative transaction;

         o if Two Way TV Limited terminates the merger agreement because Interactive Network has materially breached its obligations under the merger agreement regarding alternative transactions;

         o Interactive Network's board has recommended, approved or authorized Interactive Network's acceptance or execution of an agreement for an alternative transaction;

         o Interactive Network's board has modified in a manner materially adverse to Two Way TV Limited or withdrawn its approval or recommendation of the merger agreement and the merger or its recommendation that the shareholders of Interactive Network adopt and approve the merger agreement and the merger;

         o a tender or exchange offer for Interactive Network common stock is commenced and the Interactive Network board recommends in favor of its shareholders accepting such tender or exchange offer or takes no position with respect to the acceptance of such tender or exchange offer by its shareholders; or

         o Interactive Network complies with its obligations under the merger agreement regarding alternative transactions and superior proposals and the Interactive Network board has authorized it to enter into a written agreement for a transaction that is a superior proposal.

         In each of the above situations, Interactive Network must pay to Two Way TV Limited a cash termination fee equal to 3% of the market value of the number of shares of Interactive Network common stock not held by affiliates of Interactive Network, plus cash in an amount equal to the reasonable out-of-pocket expenses incurred by Two Way TV Limited to the date of termination in connection with the merger agreement and the transactions contemplated by the merger agreement. Market value is equal to such number of shares of common stock multiplied by the average of the closing prices of the common stock as reported on The Over-the-Counter Bulletin Board for the five consecutive trading days before (but not including) and the five consecutive trading after (but not including) the date the agreement for the alternative transaction is announced, in the first situation described above, and the termination date, in the other situations described above.

         In addition, Two Way TV Limited has agreed to pay Interactive Network a cash termination fee determined according to this same formula, plus cash in an amount equal to the reasonable out-of-pocket expenses incurred by Interactive Network to the date of termination in connection with the merger agreement and the transactions contemplated by the merger agreement, if:

         o Two Way TV Limited or Two Way TV (US) has breached its obligations under the merger agreement regarding alternative transactions in any material respect;

         o The Board of Directors of Two Way TV Limited has recommended, approved or authorized the acceptance or execution of an agreement providing for an alternative transaction; or

         o The Board of Directors of Two Way TV Limited has modified in a manner materially adverse to Interactive Network or withdrawn its approval or recommendation of the merger agreement and the merger.

INDEMNIFICATION

         Two Way TV Limited has agreed in the merger agreement to indemnify, defend and hold harmless Interactive Network and its officers, directors, shareholders, employees, agents and representatives from and against any damages arising from or due to:

         o any inaccuracy in or breach of any representation or warranty made by Two Way TV Limited in the merger agreement; or

         o its breach of, or failure to comply with, any covenant or obligation of Two Way TV Limited in the merger agreement.

         However, Two Way TV Limited is not obligated to indemnify Interactive Network and its officers, directors, shareholders, employees, agents and representatives unless the damages exceed $250,000. If the damages exceed this amount, Two Way TV Limited is obligated only for the damages greater than $250,000. The amount of such indemnification obligation will be reduced by the amount of any insurance proceeds which offset such damages subject to indemnification.

         Interactive Network has agreed in the merger agreement to indemnify, defend and hold harmless Two Way TV Limited and its officers, directors, shareholders, employees, agents and representatives from and against any damages arising from or due to:

         o any inaccuracy in or breach of any representation or warranty made by Interactive Network in the merger agreement; or

         o its breach of, or failure to comply with, any covenant or obligation of Interactive Network in the merger agreement.

         However, Interactive Network is not obligated to indemnify Two Way TV Limited and its officers, directors, shareholders, employees, agents and representatives unless the damages exceed $250,000. If the damages exceed this amount, Interactive Network is obligated only for the damages greater than $250,000. The amount of such indemnification obligation will be reduced by the amount of any insurance proceeds which offset such damages subject to indemnification.

         If a third party who is not a party to the merger agreement brings an action against any person entitled to indemnification under the merger agreement, the party to the merger agreement who is obligated to indemnify that person has the right to assume the defense of the claim at its expense. If the indemnifying party assumes the defense of any such third party claim, the indemnified party has the right to participate in the defense of the claim at its expense, and the indemnifying party:

         o shall proceed to defend the claim in a diligent manner with counsel reasonably satisfactory to the indemnified party;

         o shall keep the indemnified party informed of all material developments and events relating to such claim; and

         o shall not settle, adjust or compromise the claim without the prior written consent of the indemnified party.

         However, if the indemnified party proceeds with the defense of any such third party claim on its own:

         o the indemnifying party shall pay all expenses incurred and relating to the defense of the claim, whether or not incurred by the indemnified party;

         o the indemnifying party must make available to the indemnified party any documents or materials in the possession or control of the indemnifying party that may be necessary to the defense of such claim;

         o the indemnified party must keep the indemnifying party informed of all material developments and events relating to the claim or proceeding; and

         o the indemnified party may settle, adjust or compromise the claim only with the consent of the indemnifying party, and the indemnifying party cannot unreasonably withhold its consent.

INDEMNIFICATION PAYMENTS

         Under the merger agreement, any indemnification obligations of Interactive Network to Two Way TV Limited in excess of $250,000 must be satisfied by payment in shares of newly-issued Two Way TV (US) common stock to Two Way TV Limited that have a value equal to the indemnification obligation. The value of the common stock is equal to the simple average of the daily volume weighted averaged price per share of Two Way TV (US) common stock as quoted on The Over-the-Counter Bulletin Board for the five consecutive trading days ending one trading day before the date payment is due. However, the number of shares of Two Way TV (US) common stock that must be paid by Two Way TV (US) to Two Way TV Limited will not exceed 20% of the total outstanding number of shares of Two Way TV (US) common stock, plus shares of such common stock subject to options, warrants and convertible notes.

         Any indemnification obligations of Two Way TV Limited to Two Way TV
(US) must be satisfied at the option of Two Way TV (US) by either:

         o payment of cash by Two Way TV Limited of an amount equal to the amount of the indemnification obligation; or

         o the transfer to Two Way TV (US) of shares of Two Way TV (US) common stock held by Two Way TV Limited with a value equal to the amount of the indemnification obligation.

         The value of the Two Way TV (US) common stock in the situation described in the second paragraph above is determined using the same formula used to value the Two Way TV (US) common stock for Two Way TV (US)'s indemnification obligation to Two Way TV Limited described above.

AMENDMENT

         The merger agreement may be amended at any time before the effective time of the merger only by written agreement of Interactive Network, Two Way TV Limited and Two Way TV (US). However, after the merger is approved by the shareholders of Interactive Network, no amendment may be made which by law requires further approval by Interactive Network shareholders without obtaining that approval.

                        AGREEMENTS RELATED TO THE MERGER

         THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF CERTAIN AGREEMENTS RELATED TO THE MERGER AGREEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENTS DISCUSSED BELOW WHICH ARE ATTACHED AS EXHIBITS TO THIS DOCUMENT. YOU ARE URGED TO READ THE AGREEMENTS IN THEIR ENTIRETY.

PROPOSED EXCLUSIVE LICENSE AGREEMENT FROM TWO WAY TV (US) TO TWO WAY TV LIMITED

         The merger agreement provides that at the closing of the merger, Two Way TV (US) and Two Way TV Limited will sign an amended and restated license agreement, which amends and restates the current license agreement between Interactive Network and Two Way TV Limited. Under the restated license agreement, Two Way TV (US) will grant to Two Way TV Limited a license to certain of Two Way TV (US)'s patent rights for developing, marketing and providing digital and analog interactive services, products in territories outside of the U.S. and Canada. The licensed patent rights relate to interactive games and a method of data evaluation that will be proprietary to Two Way TV (US) after the merger. The agreement also permits Two Way TV Limited to sublicense its license rights on a non-exclusive basis to other parties in territories outside of the U.S. and Canada if Two Way TV (US) gives its written approval to do so. With certain limited exceptions, the license agreement is exclusive to Two Way TV Limited within territories outside of the U.S. and Canada in consideration for payments equal to 3% of gross profits of Two Way TV Limited through January 31, 2005 and 2.5% of gross profits of Two Way TV Limited thereafter until termination. The exclusivity is subject to a license previously granted to NTN Communications. In addition, the license rights may become non-exclusive if Two Way TV Limited fails to make certain royalty payments to Two Way TV (US) or otherwise breaches the Agreement. The minimum royalty payments are $270,000 for the first year and increase annually at 8% per year.

         This agreement is an updated version of an existing license already in place between Two Way TV (US) and Two Way TV Limited, which was entered into on January 31, 2000, and reflects the new corporate structure resulting from the merger. Other than modifications in the new agreement that were made for the purpose of taking the new structure into account, there have not been any substantial changes made to the original agreement. If the merger is not completed, the original license will stay in place and remain valid.

PROPOSED EXCLUSIVE LICENSE AGREEMENT FROM TWO WAY TV LIMITED TO TWO WAY TV (US)

         The merger agreement provides that at the closing of the merger, Two Way TV (US) and Two Way TV Limited will sign an amended and restated license agreement which amends and restates the current license agreement between Interactive Network and Two Way TV Limited. Under the restated license agreement, Two Way TV Limited will grant to Two Way TV (US) a license to all of Two Way TV Limited's intellectual property and technology for developing, marketing and providing interactive services and products within the U.S. and Canada in consideration for payments equal to 4% of gross revenues of Two Way TV
(US) through January 31, 2005 and 3% of gross revenues of Two Way TV Limited thereafter until termination. With certain limited exceptions, the license is exclusive to Two Way TV (US) within the U.S. and Canada. In particular, the exclusivity is subject to licenses that either have been or may be granted in favor of certain third parties. The license may become non-exclusive if Two Way TV (US) breaches certain provisions of the license agreement or of the merger agreement.

         This agreement is an updated version of an existing license already in place between Interactive Network and Two Way TV Limited, which was entered into on January 31, 2000, but which is a non-exclusive license. The new license agreement grants Two Way TV (US) an exclusive license and reflects the new corporate structure resulting from the merger. A provision was added to the new agreement that provides that the licenses will become non-exclusive if Two Way TV (US) breaches certain representations in the merger agreement. The new agreement also provides that the exclusivity of the licenses are subject to a license in favor of Liberate Technologies and a potential license in favor of Microsoft Corporation. Also, the new agreement states that much of the source code to Two Way TV Limited's technology will not be provided directly to Two Way TV (US) but instead will be placed in escrow. In addition, under the new license agreement, Two Way TV (US) would license back to Two Way TV Limited derivative works that Two Way TV (US) makes in connection with intellectual property licensed from Two Way TV Limited. The license back would apply to all territories outside of the U.S. and Canada. Two Way TV Limited would also be given a right of first negotiation before Two Way TV (US) licenses any of Two Way TV (US)'s other technology outside of the U. S. and Canada. Finally, another provision was added to the license agreement under which Two Way TV Limited will retain a right to reacquire the licenses granted to Two Way TV (US), such that if Two Way TV (US) desires to transfer any of those licenses, Two Way TV (US) must first give Two Way TV Limited notice and permit Two Way TV Limited to reacquire those licenses on the same terms as the proposed transfer. Two Way TV Limited's right to reacquire these licenses is secured by a first priority security interest in all of the intellectual property and technology licensed to Two Way TV (US), as well as in the derivative works that Two Way TV (US) makes from those licensed items. Other than the modifications just described, there have not been any substantial changes made to the original agreement. If the merger is not completed, the original license will stay in place and remain valid.

BRANDING AGREEMENT

         The merger agreement provides that at the closing of the merger, Two Way TV (US) and Two Way TV Limited will sign a branding agreement under which Two Way TV Limited will grant to Two Way TV (US) an exclusive license to use certain of Two Way TV Limited's trademarks in connection with Two Way TV (US)'s operations and the intellectual property licensed by Two Way TV Limited to Two Way TV (US). Under the branding agreement, Two Way TV Limited will retain a right to reacquire the licenses granted to Two Way TV (US), such that if Two Way TV (US) desires to transfer the license or any portion of it, Two Way TV (US) must first give Two Way TV Limited notice and permit Two Way TV Limited to reacquire the license on the same terms as the proposed transfer. Two Way TV Limited's right to reacquire the license is secured by a first priority security interest in all of the trademarks licensed to Two Way TV (US).

INVESTOR RIGHTS AGREEMENT

         The merger agreement provides that at the closing of the merger, Two Way TV (US) and Two Way TV Limited and certain other investors will sign an investor rights agreement granting to Two Way TV Limited and certain investors certain registration rights, co-sale rights and rights of first refusal with respect to future sales of stock by Two Way TV (US). This agreement is similar to the investor rights agreement currently in place to which Interactive Network is a party.

STOCKHOLDERS AGREEMENT

         The merger agreement provides that at the closing of the merger, Two Way TV (US), Two Way TV Limited, the independent committee established under the voting agreement dated April 23, 1999 by and among Interactive Network, TCI Programming Holding Company, III, TCI Development, LLC, National Broadcast Company, Inc., Sprint Corporation and Motorola, Inc., and the holders of the shares of Interactive Network common stock listed on exhibit A to that agreement will sign a Stockholders Agreement providing that at the effective time of the merger and thereafter subject to certain conditions, the parties to such agreement will vote their shares in favor of up to five nominees of Two Way TV Limited for the board of directors of Two Way TV (US).

                         BUSINESS OF INTERACTIVE NETWORK

GENERAL

BACKGROUND

         Interactive Network was one of the first companies to offer fully operational interactive home television service with paying subscribers. It was incorporated in California on November 10, 1986 to provide interactive television services, which it began providing in 1991 in Sacramento, California. Interactive Network began providing the service in San Francisco, California in 1992, in Chicago, Illinois in 1993, and in Indianapolis, Indiana in 1994. By 1995, it had acquired key strategic investors such as AT&T, NBC (now a part of General Electric Company), Gannett, Motorola, Sprint, and A.C. Nielsen.

         Interactive Network incurred significant expenses in developing, testing and marketing its services, and it curtailed its operations by August 1995 due to lack of ongoing financing. In August 1995, Interactive Network commenced litigation against certain of its shareholders and their affiliates (the "settling parties"). In that litigation, Interactive Network alleged that the settling parties had tried to acquire its intellectual property by obtaining security interests in the intellectual property through secured loans to Interactive Network, reneging on commitments to make future loans, and then seeking to foreclose on Interactive Network's intellectual property when it could not sustain its business without additional funds. The settling parties counterclaimed to foreclose their security interests.

         In July 1998, Interactive Network entered into an agreement with the settling parties (the "settlement agreement") to settle the litigation. As part of Interactive Network's obligations under the settlement agreement, in September 1998 Interactive Network filed a petition under Chapter 11 of the United States Bankruptcy Code. Interactive Network retained possession of its property throughout the bankruptcy process. During its bankruptcy, Interactive Network was authorized to operate and manage its business and enter into all transactions that it could have entered into in the ordinary course of business had there been no bankruptcy filing. In April 1999, the Bankruptcy Court entered an order confirming Interactive Network's bankruptcy reorganization plan.

         Under the terms of the settlement agreement, when the Bankruptcy Court entered its order confirming Interactive Network's bankruptcy plan of reorganization, the following occurred:

         o The settling parties paid to Interactive Network approximately $10 million (plus approximately $375,400 in accrued interest);

         o The settling parties paid $2.5 million directly to Interactive Network's attorneys in payment of their legal fees incurred in connection with the litigation with the settling parties;

         o The settling parties released their security interests in Interactive Network's assets (including Interactive Network's intellectual property);

         o Interactive Network issued 7,814,589 shares of its common stock to the settling parties, converting into equity the outstanding debt held by them in the total amount of $39.1 million, of which $26.5 million represented principal and $12.6 million represented accrued interest; and

         o Interactive Network released the settling parties, and the settling parties released Interactive Network, in connection with the litigation and any other preexisting claims or contracts, including cancellation of outstanding warrants.

         Under Interactive Network's bankruptcy reorganization plan, Interactive Network intends to pay in full allowed claims, it has paid $5.1 million in allowed claims, and it believes that in addition to expenses of the bankruptcy administration of approximately $500,000, there are no more than approximately $5 million in allowed claims (plus accrued interest). However, this amount is subject to the claims objection and allowance procedures under Chapter 11 of the Bankruptcy Code.

         Today, Interactive Network owns certain intellectual property assets related to the interactive television market and other interactive technology. Interactive Network's prior strategic investors remain as its shareholders.

         Interactive Network has an advisory panel of consultants and has re-employed its former Chief Scientist, Dr. Robert Brown, to provide the technical and management expertise to assist in fulfilling its goals. As described above, Interactive Network's bankruptcy reorganization plan was approved by the Bankruptcy Court in April 1999, and Interactive Network continues to expend resources in litigating disputed claims. In addition, Interactive Network expends resources in maintaining and enforcing its intellectual property rights. Management believes that Interactive Network's intellectual property assets put Interactive Network in a position to be an important part of the interactive content and interactive services businesses currently being developed.

TWO WAY TV (US) JOINT VENTURE

         On January 31, 2000, Interactive Network and Two Way TV Limited formed TWIN Entertainment, Inc., which subsequently changed its name to Two Way TV
(US), a joint venture company which is co-owned and co-managed by Interactive Network and Two Way TV Limited under the terms of a joint venture and stock purchase agreement dated as of December 6, 1999. In January 2000, Interactive Network and Two Way TV Limited each invested $500,000 in Two Way TV (US) in exchange for a 50% ownership interest in Two Way TV (US). Interactive Network has licensed to Two Way TV (US) the non-exclusive use of its patents and other intellectual property in the United States and Canada under an existing joint venture license agreement dated January 31, 2000. Under that same license agreement, Two Way TV Limited also licensed to Two Way TV (US) certain of its intellectual property rights and technology, including then-existing and future content, software, know-how and other technological materials and information, on a non-exclusive basis.

         Additionally, as part of the agreements with Two Way TV Limited to create Two Way TV (US), Interactive Network settled all outstanding claims with Two Way TV Limited and entered into a separate worldwide license agreement dated January 31, 2000 that exclusively licenses Interactive Network's intellectual property in countries other than the United States and Canada to Two Way TV Limited in exchange for royalties. Under the terms of this license to Two Way TV Limited, it must pay Interactive Network a royalty equal to 3% of worldwide "gross profits" (as defined in the license agreement), with a minimum annual royalty of no less than $250,000 due by January 31, 2001. The minimum royalty payment increases by at least 8% each year thereafter. In March 2001, Two Way TV Limited paid Interactive Network a royalty of $250,000 for the year ended December 31, 2000.

         During the year ended December 31, 2000, Interactive Network made additional investments in Two Way TV (US) in the form of a $750,000 loan in September and a $250,000 loan in December, and Two Way TV Limited made similar loans to Two Way TV (US) at the same times. Interactive Network made further loans to Two Way TV (US) in 2001 of $600,000 through August 31, 2001, and Two Way TV Limited made similar loans to Two Way TV (US) at the same times. On August 31, 2001, each of Interactive Network and Two Way TV Limited converted the loan amounts to equity in Two Way TV (US) at a price of $0.50 per share resulting in 6,800,000 new shares of Two Way TV (US) common stock issued to each of Interactive Network and Two Way TV Limited.

INTERACTIVE NETWORK'S INTELLECTUAL PROPERTY

         Interactive Network presently holds six United States patents. The following are the titles of such patents and the numbers assigned to the patents by the United States Patent and Trademark Office, and the dates each patent was filed, issued and will expire:

         o U.S. PATENT NO. 4,592,546. GAME OF SKILL PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A LIVE EVENT. Filed April 1984; issued June 1986; expires April 2004.

         o U.S. PATENT NO. 5,013,038. METHOD OF EVALUATING DATA RELATING TO A COMMON SUBJECT. Filed December 1989; issued May 1991; expires December 2009.

         o U.S. PATENT NO. 5,083,800. GAME OF SKILL OR CHANCE PLAYABLE BY SEVERAL PARTICIPANTS REMOTE FROM EACH OTHER IN CONJUNCTION WITH A COMMON EVENT. Filed June 1990; issued January 1992; expires June 2010.

         o U.S. PATENT NO. 5,120,076. METHOD OF EVALUATING DATA RELATING TO A COMMON SUBJECT. Filed April 1991; issued June 1992; expires April 2011.

         o U.S. PATENT NO. 5,643,088. GAME OF SKILL OR CHANCE PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A COMMON GAME EVENT INCLUDING INSERTED INTERACTIVE ADVERTISING. Filed May 1995; issued July 1997; expires May 2015.

         o U.S. PATENT NO. 5,813,913. GAME OF SKILL PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A COMMON GAME EVENT WHERE PARTICIPANTS ARE GROUPED BY SKILL LEVEL. Filed May 1995; issued September 1998; expires September 2015.

         These patents are available from the United States Patent and Trademark Office, Washington, D.C., United States, and can be accessed at such Office's website at http://www.uspto.gov.

         In addition, Interactive Network has two Canadian patents, entitled and numbered as follows:

         o CANADIAN PATENT NO. 1,274,903. GAME OF SKILL PLAYABLE BY REMOTE PARTICIPANTS IN CONJUNCTION WITH A LIVE EVENT. Filed April 1986; issued October 1990; expires October 2007.

         o CANADIAN PATENT NO. 2,018,597. GAME OF SKILL OR CHANCE PLAYABLE BY SEVERAL PARTICIPANTS REMOTE FROM EACH OTHER IN CONJUNCTION WITH A COMMON EVENT. Filed June 1990; November 2000; expires June 2010.

         As discussed above, Interactive Network currently licenses to Two Way TV (US) its United States and Canadian patents on a non-exclusive basis. Under a separate worldwide exclusive license agreement, Interactive Network licenses its intellectual property in countries other than the United States and Canada to Two Way TV Limited in exchange for a royalty payment of a certain percentage of Two Way TV Limited's worldwide sales.

         There can be no assurance that Interactive Network's patents will be upheld, if challenged; that competitors might not develop similar or superior technology or products outside the protection of any patents issued to Interactive Network; or that others will not establish patent rights that would substantially interfere with Interactive Network's or Two Way TV (US)'s business. Interactive Network attempts to protect its trade secrets and other proprietary information through agreements with its employees and consultants and through other security measures. Although Interactive Network intends to protect its rights vigorously, it cannot assure that these measures will be successful. The internet and interactive television industries are subject to frequent litigation regarding patent and other intellectual property rights. Interactive Network is currently involved in litigation with Networks North, Inc. (formerly NTN Communications Canada, Inc.) regarding its alleged infringement of Interactive Network's patents in Canada. Interactive Network cannot assure that third parties will not assert claims against Interactive Network with respect to existing or future intellectual property or that Interactive Network will not need to assert claims against other third parties to protect its intellectual property.

COMPETITION

         Interactive Network operates in an evolving and competitive industry of interactive television and interactive television game applications, and it expects that competition will increase. Interactive Network does not currently sell its own products or services but instead licenses its technology to third parties. Its primary competition comes from companies providing alternatives to the products and services enabled by its patents. In each of its business activities, it faces current or potential competition from competitors that have significantly greater financial, manufacturing, marketing, sales and distribution resources and management expertise than Interactive Network has.

         In addition, Interactive Network's future prospects will depend on successfully developing and introducing new products and the ability to secure and execute upon carriage and content agreements by Two Way TV (US) or, if the merger with Two Way TV (US) is successful, the combined company. If Interactive Network does not successfully complete the proposed merger with Two Way TV (US), its prospects may also depend on its finding new joint venture or licensing opportunities. Interactive Network cannot assure that Two Way TV (US) or the combined company will be able to successfully develop or market any such new products or services or that Interactive Network will find any other such partners, if applicable. Additionally, Interactive Network cannot be certain that Interactive Network or the combined company will be able to secure the funding required to maintain existing and planned operational growth and support to develop and protect Interactive Network's intellectual property rights.

EMPLOYEES

         In an effort to conserve cash, Interactive Network is currently operating with a staff of two full-time employees and outsourced personnel. If Interactive Network successfully completes the proposed merger with Two Way TV
(US), Interactive Network understands that its staff combined with the staff of Two Way TV (US) then will be headquartered in new offices and operate as one management team and staff.

PROPERTIES

         Interactive Network's operations currently are located in an approximately 1,500 square foot leased facility in Los Altos, California, with the lease expiring on August 1, 2002. Interactive Network has an option to extend the lease for one year. If Interactive Network successfully completes the proposed merger with Two Way TV (US), Interactive Network understands that Two Way TV (US) intends to maintain its current Silicon Valley office and move its corporate headquarters from San Francisco to Los Angeles.

LEGAL PROCEEDINGS

DISPUTED BANKRUPTCY CLAIMS

         Interactive Network continues to pursue the objections to claims of creditors in its bankruptcy proceeding. As of June 30, 2001, Interactive Network had set aside approximately $5.5 million in a reserve account to pay creditors whose claims it is disputing, as required under its bankruptcy plan of reorganization. As of June 30, 2001, pre-petition claims either allowed or disputed totaled approximately $5.5 million.

         NATIONAL DATACAST CLAIM. Interactive Network is disputing the claims of National Datacast in Interactive Network's bankruptcy proceeding. As of June 30, 2001, National Datacast's claim, including accrued interest, totaled approximately $5.06 million. In the quarter ended March 31, 2000, National Datacast, one of Interactive Network's largest creditors, amended its claim against Interactive Network in bankruptcy, increasing it to approximately $6.3 million from $3.6 million. Trial on the claim took place in July 2000. On July 25, 2000, the Bankruptcy Court issued a memorandum decision awarding National Datacast approximately $4.0 million, plus interest. Interactive Network appealed the July 2000 memorandum decision and filed its opening brief on March 6, 2001. On November 13, 2000, Interactive Network obtained from the bankruptcy court a stay of enforcement of the judgment by National Datacast pending the appeal. The stay was conditioned on Interactive Network funding its reserve account securing the claims of all unpaid or disputed claims created by its confirmed plan of reorganization at an amount equal to 100% of the then-remaining claims and adjusting the reserve account on a monthly basis going forward so that all remaining claims will continue to be covered, including accruing interest, where applicable. Interactive Network funded the reserve account within the deadline set by the stay order, and it has continued to keep it funded at 100% through June 30, 2001. National Datacast filed a cross appeal in the amount of $800,000. That amount was not requested to be covered by the reserve account at the time Interactive Network obtained the stay from bankruptcy court, and it is not currently covered.

         FISH & RICHARDSON CLAIM. Fish & Richardson claims Interactive Network owes it approximately $267,000 (including interest) as of June 30, 2001 for legal services it rendered to Interactive Network before it filed for bankruptcy. Interactive Network contends that it owes Fish & Richardson substantially less, if anything at all. Interactive Network filed an objection to Fish & Richardson's claim, and Fish & Richardson filed its initial response. The bankruptcy court has yet to set a trial date.

         EQUITABLE LIFE ASSURANCE SOCIETY CLAIM. Interactive Network settled the claims of Equitable Life Assurance Society for a total of $840,000, one-half of which was paid upon approval by the bankruptcy court of the settlement, and one-half of which was to be paid in equal monthly installments over the 12 months after such approval, without interest. Interactive Network paid the final installment in July 2001 and therefore this matter is now concluded.

         Other than the National Datacast claim and the Fish & Richardson claim, there are no other unresolved, unsecured claims before Interactive Network.

LAWSUIT AGAINST NETWORKS NORTH, INC.

         Interactive Network is suing Networks North, Inc. (formerly NTN Communications Canada, Inc.) in Canada for that company's alleged infringement of Interactive Network's patents. Both parties are currently conducting discovery, and Interactive Network anticipates a trial date in the second quarter of 2002. As is customary in Canada, Interactive Network was required to post a bond for $27,160 to cover the defendant's legal costs in the case of an unfavorable decision against Interactive Network. As of June 30, 2001, Interactive Network had incurred expenses of approximately $125,000 in connection with the pursuit of this claim. Interactive Network currently expects to incur in the aggregate additional expenses of approximately $60,000 in connection with the pursuit of this claim.

INDEMNIFICATION CLAIM IN CONNECTION WITH LOCKTON LAWSUIT

         On August 2, 1999, David B. Lockton filed a complaint for damages in the case entitled DAVID B. LOCKTON, ET AL. V. AT&T BROADBAND & INTERNET SERVICES, ET AL., currently pending in United States District Court for the Northern District of California. In his complaint, Mr. Lockton asserted several causes of action against Bruce W. Bauer, John J. Bohrer, Donald Graham, William Green, and William Groeneveld (the "director defendants"), in their capacities as directors of Interactive Network during the time that the actions on which Mr. Lockton's claims are based. Although Interactive Network itself is not a party to this litigation, the director defendants have been and will be indemnified by Interactive Network if and to the extent the director defendants are liable. Mr. Lockton also asserted a number of claims against AT&T Broadband & Internet Services and Gary S. Howard (the "AT&T defendants") and against attorney Joseph Cotchett. Mr. Lockton's complaint sought compensatory and punitive damages, as well as attorneys' fees and costs. Although Mr. Lockton's complaint contains no specific prayer for an identified sum of monetary relief, he has indicated in pleadings recently filed with the court that he seeks damages in excess of $7,000,000. Mr. Lockton requested a jury trial.

         On June 16, 2000, the court granted in part and denied in part the director defendants' motion to dismiss pursuant to Federal Rule of Civil Procedure 12(b)(6), dismissing Mr. Lockton's cause of action for breach of fiduciary duty. Thereafter, Mr. Lockton filed a first amended complaint, followed by the operative second amended complaint, asserting the following causes of action: (1) interference with contractual relations (first cause of action); (2) conspiracy to interfere with contractual relations (second cause of action); (3) intentional interference with prospective economic advantages (third cause of action); and (4) defamation (fourth cause of action) (against the director defendants only). The director defendants answered the second amended complaint on September 18, 2000.

         On October 3, 2000, the AT&T defendants filed a counterclaim against Mr. Lockton and a third party complaint against Interactive Network seeking declaratory relief.

         On February 1, 2001, the AT&T defendants filed a motion for summary judgment as to the first through third causes of action in the second amended complaint, in which motion the director defendants joined. On June 5, 2001, the court signed an order granting the motion for summary judgment as to the first through third causes of action in the second amended complaint. On August 20, 2001, the court denied Mr. Lockton's motion for leave to file motion for reconsideration of the court's order granting summary judgment as to the first through third causes of action and denied Mr. Lockton's motion for entry of final judgment as to the first through third causes of action and for stay of the fourth cause of action.

         Also on August 20, 2001, the court set a trial date of February 19, 2002 on the remaining defamation claim against the director defendants, and a deadline for hearing dispositive motions of January 7, 2002.

         Limited discovery has been taken in this matter to date. Mr. Lockton has noticed several depositions, and the director defendants intend to propound written discovery, to depose Mr. Lockton and others, and to move for summary judgment.

           SELECTED CONSOLIDATED FINANCIAL DATA OF INTERACTIVE NETWORK

         The following selected historical consolidated financial data presented below are derived from Interactive Network's consolidated financial statements. The consolidated financial statements for the fiscal years ended December 31, 2000 and 1999 have been audited by Marc Lumer & Company, and for the fiscal years ended 1998, 1997 and 1996 have been audited by KPMG LLP. The selected consolidated financial data set forth below is qualified in its entirety by and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Interactive Network."

                                                       YEARS ENDED DECEMBER 31                   SIX MONTHS ENDED JUNE 30
                                      ----------------------------------------------------------  ----------------------
                                         2000        1999        1998        1997        1996        2001        2000
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                       (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)   (AUDITED)  (UNAUDITED) (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total revenue.........................     $250          $0          $0          $0          $0        $135           $0
Net income (loss).....................  $(5,602)     $8,147     $(1,488)    $(5,938)    $(4,552)    $(1,000)     $(4,357)
Net income (loss) per share (basic)...   $(0.14)      $0.23      $(0.05)     $(0.19)     $(0.15)     $(0.02)      $(0.11)
Shares used in computing net income
   (loss) per share (basic)...........   40,048      35,516      30,840      30,840      30,840      43,019       39,428

                                         DECEMBER 31, 2000                  JUNE 30, 2001
                                         -----------------                  -------------
                                            (AUDITED)                         (UNAUDITED)
BALANCE SHEET DATA:                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total assets.........................         $6,595                            $6,678
Long-term obligations................           $685                            $2,366
Liabilities subject to compromise....         $5,503                            $5,505
Cash dividends declared per common
share................................             $0                                $0


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS OF INTERACTIVE NETWORK

LIQUIDITY AND CAPITAL RESOURCES

         As described in "Business of Interactive Network - General - Background" on page __, in 1998 Interactive Network entered into a settlement agreement with its secured senior noteholders. As of June 30, 2001, Interactive Network had paid all undisputed claims under its confirmed plan of reorganization. A large portion of the proceeds received from the noteholders was set aside in a reserve account for the payment of creditors whose claims Interactive Network is continuing to dispute. As of June 30, 2001, the balance of these reserved funds was approximately $5.5 million. As of June 30, 2001, all allowed and disputed prepetition claims either allowed or disputed totaled approximately $5.5 million, not including a cross-claim filed by National Datacast, Inc. in the amount of $800,000.

         The amount of funds available to Interactive Network after resolution of contested claims with creditors will depend on the extent to which Interactive Network is successful in substantially reducing, defeating or deferring payment of the claims it is contesting. If it is not successful in defeating, substantially reducing or deferring payment of these claims by creditors, its working capital requirements would need to be satisfied by external sources of financing to the extent revenues from exploitation of Interactive Network's patent portfolio are not sufficient.

         Certain investors agreed to allow Interactive Network to use funds committed by them in financing Interactive Network received in 2000 under a stock purchase and investment agreement dated September 13, 2001 (discussed below) to supplement Interactive Network's bankruptcy reserve account on a monthly basis to retain the 100% coverage (as determined by the Bankruptcy Court) as interest accrues on certain of those claims, as applicable. Because Interactive Network has been able to retain this 100% coverage, it was able to obtain an order of the Bankruptcy Court staying the enforcement of the National Datacast claim. The Bankruptcy Court entered the stay order on November 13, 2000. Interactive Network funded the reserve account in the amount agreed upon with National Datacast and the Bankruptcy Court within the deadline set by the stay order, and it has continued to keep it funded at 100% through June 30, 2001. The only remaining claims as of June 30, 2001 secured by the reserve account were the claims of:

         o National Datacast, which is on appeal as discussed in "Business of Interactive Network - Legal Proceedings - Disputed Bankruptcy Claims" on page ___;"

         o Fish & Richardson, which is subject to a claim objection proceeding as discussed in "Business of Interactive Network - Legal Proceedings - Disputed Bankruptcy Claims" on page ___;" and

         o Equitable Life Assurance Society, which was paid on a monthly basis under a settlement agreement with Equitable, with the final installment of about $35,000 paid on July 1, 2001, making Equitable no longer a creditor.

The unresolved claims described above were secured by a lien on the revenue arising from Interactive Network's intellectual property, but in accordance with Interactive Network's confirmed plan of reorganization, the lien was released because the reserve account is funded for 100% of remaining creditor claims, as determined by the Bankruptcy Court.

         Subject to the proposed merger with Two Way TV (US), Interactive Network's current business plan continues to be one of exploiting its patent portfolio through negotiating favorable licensing with those companies actively involved in, or planning to enter into, the area of interactive advertising and/or the delivery, or production of interactive entertainment where Interactive Network believes a license from it is required for them to avoid infringement upon one or more of Interactive Network's patents. Where Interactive Network cannot make favorable agreements with companies which it believes are infringing upon its intellectual property, it is management's intention to litigate that infringement to enforce and to protect Interactive Network's rights. Additionally, Interactive Network will continue to support Two Way TV (US).

         As described in "Business of Interactive Network - Legal Proceedings - Lawsuit Against Networks North, Inc." on page ___, Interactive Network continues to pursue its claims for patent infringement against Networks North, Inc. in Canada and intends to litigate these claims to full resolution. Through June 30, 2001, Interactive Network had incurred expenses of approximately $125,000 in connection with the pursuit of this claim. It currently expects to incur aggregate additional expenses of approximately $60,000 in connection with the pursuit of this claim.

         Interactive Network currently expects its need for working capital for the remainder of fiscal year 2001 to consist largely of general and administrative expenses, repayment of debt due in 2001, and payment of professional fees and patent development and marketing expenses to establish a groundwork for generating revenues from its intellectual property assets.

         During the period from September 13, 2000 through December 31, 2000, Interactive Network raised approximately $3.1 million through the sale of 2,541,672 units to private investors under a stock purchase and investment agreement dated September 13, 2000. Each unit consists of one share of Interactive Network common stock and a five-year warrant to purchase one share of common stock at an exercise price of $1.90 per share. The proceeds from the sale of the units funded Interactive Network's operations into the second quarter of 2001, with the investors retaining substantial control over the use of proceeds from their investment.

         In the second quarter of 2001, Interactive Network raised approximately $1.12 million through its sale of 112 units to private investors. Each unit consists of (i) a $10,000 promissory note bearing interest at 10% per annum that is convertible into Interactive Network common stock at the rate of $0.50 per share and (ii) a five-year warrant to purchase 20,000 shares at an exercise price of $0.60 per share. Of the $1.12 million raised through June 30, 2001, and as discussed below, $500,000 was used as partial payment on the pre-confirmation fees owed by Interactive Network to Morrison & Foerster, $300,000 was loaned to Two Way TV (US), and Interactive Network intends to use the remainder to fund operations through the third quarter of 2001. Interactive Network raised an additional $505,000 in this financing after June 30, 2001 and through August 31, 2001. Interactive Network believes that it will need to raise additional financing of approximately $200,000 to fund its operations and other activities pending completion of the proposed merger with Two Way TV (US), and there can be no assurance that it can do so at all or under terms acceptable to it.

         In 2001, Interactive Network and Two Way TV Limited each increased its investment in Two Way TV (US). Interactive Network and Two Way TV Limited each loaned Two Way TV (US) a total of $700,000 in 2001 through September 7, 2001. On September 10, 2001, each of Interactive Network and Two Way TV Limited converted the loan amounts to equity in Two Way TV (US) at a price of $0.50 per share resulting in 6,800,000 new shares of Two Way TV (US) common stock issued to each of Interactive Network and Two Way TV Limited. In addition, if the merger with Two Way TV (US) is completed, Interactive Network will incur additional general costs, both directly and indirectly as a lender to Two Way TV (US), related to the merger.

         The $250,000 Interactive Network loaned to Two Way TV (US) in February 2001 and the $50,000 loaned to Two Way TV (US) in May 2001 were paid out of proceeds from the sale of units under the stock purchase and investment agreement. The $100,000 loaned to Two Way TV (US) in June 2001, the $100,000 loaned in July 2001, the $100,000 loaned in August 2001 and the $100,000 loaned in September 2001 were paid out of the proceeds from the sale of the units consisting of the convertible promissory note and warrants described above.

         As described in "- Contingencies and Commitments - Legal Expenses" on page ___, Interactive Network incurred legal expenses to Morrison & Foerster recorded on its balance sheet dated March 31, 2001 of $957,775.

CONTINGENCIES AND COMMITMENTS

CLAIMS IN CHAPTER 11 PROCEEDINGS INTERACTIVE NETWORK IS CONTESTING

         NATIONAL DATACAST. As described in "Business of Interactive Network - Legal Proceedings - Disputed Bankruptcy Claims" on page ___, Interactive Network continues to dispute the claims of National Datacast in Interactive Network's bankruptcy proceeding. As of June 30, 2001, National Datacast's claim, including accrued interest, totaled approximately $5.06 million.

         EQUITABLE LIFE ASSURANCE SOCIETY. As discussed in "Business of Interactive Network - Legal Proceedings - Disputed Bankruptcy Claims" on page ___, Interactive Network settled the claim of Equitable Life Assurance Society and paid the final settlement installment in July 2001 due to Equitable, and therefore this matter is concluded.

         FISH & RICHARDSON. As discussed in "Business of Interactive Network Legal Proceedings - Dispute Bankruptcy Claims" on page ___, Fish & Richardson claims Interactive Network owes it approximately $267,000 (including interest) as of June 30, 2001 for pre-petition legal services rendered to Interactive Network. Interactive Network contends that it owes Fish & Richardson substantially less, if anything at all. Interactive Network filed an objection to Fish & Richardson's claim. The bankruptcy court has yet to set a trial date.

LAWSUIT AGAINST NETWORKS NORTH, INC.

         As described in "Business of Interactive Network - Legal Proceedings - Lawsuit Against Networks North, Inc." on page ___, Interactive Network is continuing its litigation against Networks North, Inc. in Canada for that company's alleged infringement of Interactive Network's patents. Through June 30, 2001, Interactive Network had incurred expenses of approximately $125,000 in connection with the pursuit of this claim.

DAVID LOCKTON LAWSUIT

         The litigation involving David Lockton is described in "Business of Interactive Network - Legal Proceedings - Indemnification Claim in Connection with Lockton Lawsuit" on page ___.

CONTRACTUAL COMMITMENTS

         The Bankruptcy Code states that a debtor in Chapter 11 proceedings may identify executory contracts that it intends to assume as a part of its plan of reorganization. Executory contracts that are not expressly assumed are deemed rejected, and the only remedy of the other party to the contract is to pursue a claim for damages against the debtor for breach of contract following confirmation of the plan of reorganization. In its bankruptcy case, Interactive Network assumed certain obligations under existing contracts, including a 1992 stock purchase agreement with Gannett Co., Inc. and a 1992 know-how license agreement with Two Way TV Limited (which was terminated in January 2000). Interactive Network has treated obligations it had to AT&T, NBC, Sprint and Motorola as terminated under the settlement agreement. In addition, Interactive Network did not assume several contractual arrangements that had not been operative for many years. If at some future date the other party to one of those arrangements should seek to assert that the arrangement was still in effect on the date of confirmation of Interactive Network's plan of reorganization, Interactive Network will review the matter and take such steps as it considers appropriate to recognize or disavow the contract in a manner that will be in its best interest.

JOINT VENTURE WITH TWO WAY TV LIMITED

         As described in "Business of Interactive Network - Two Way TV (US)" on page ___, in January 2000, Interactive Network formed a joint venture with Two Way TV Limited and for $500,000 purchased one-half of the capital stock of TWIN Entertainment, Inc., the joint venture company now known as Two Way TV (US). As a significant shareholder of Two Way TV (US), Interactive Network's revenues are affected by Two Way TV (US)'s revenues. Although Interactive Network has no obligation to provide further funds to Two Way TV (US), it made additional investments in Two Way TV (US) in the form of loans to Two Way TV (US) of $750,000 in September 2000, $250,000 in December 2000, and a total of $700,000 in 2001 through September 7, 2001. Two Way TV Limited made similar loans to Two Way TV (US). On September 10, 2001, each of Interactive Network and Two Way TV Limited converted the loan amounts to equity in Two Way TV (US) at a price of $0.50 per share resulting in 6,800,000 new shares of Two Way TV (US) common stock issued to each of Interactive Network and Two Way TV Limited.

LEGAL EXPENSES

         Before confirmation of its bankruptcy case, Interactive Network incurred legal expenses of $957,775 to Morrison & Foerster as recorded on Interactive Network's March 31, 2001 balance sheet. Interactive Network also incurred post-confirmation legal expenses to Morrison & Foerster, principally in preparing and litigating objections to claims filed in the bankruptcy proceeding and for general corporate matters, on which a balance of $684,250 remained unpaid as of June 30, 2001. Interactive Network entered into an agreement with Morrison & Foerster regarding the payment of these expenses, which the parties amended during the second quarter of 2001. The original agreement provided as follows:

         o The pre-confirmation fees in the amount of $957,775 as of March 31, 2001 would have been due and payable on September 30, 2001, with interest accruing from October 15, 2000 on that amount at a rate equal to 1% over Bank of America's prime rate;

         o The post-confirmation fees in the amount of $684,520 would have been payable in equal monthly installments over two years, commencing October 15, 2001, with interest accruing from October 15, 2000 on that amount at a rate equal to 1% over Bank of America's prime rate; and

         o Interactive Network issued to Morrison & Foerster a warrant expiring in November 2005 that is exercisable in whole or in part at any time at a per share exercise price of $1.23. The warrant allows Morrison & Foerster to purchase a sufficient number of shares of Interactive Network's common stock to enable it, by tender of the warrant in satisfaction of such indebtedness (and any indebtedness incurred in appealing bankruptcy court awards) to extinguish such indebtedness in full.

         During the second quarter of 2001, Interactive Network and Morrison & Foerster agreed to amend their agreement. On June 30, 2001, the Bankruptcy Court approved pre-confirmation fees owed by Interactive Network to Morrison & Foerster of $932,775, and Interactive Network paid $500,000 to Morrison & Foerster. Of this $500,000 payment, $62,268 was used to pay accrued interest on the preconfirmation fees, and the remaining $437,732 was applied to principal. In June 2001, Interactive Network and Morrison & Foerster amended the terms of payment of the pre-confirmation and post-confirmation fees as follows:

         o The remaining pre-confirmation legal expenses of $520,043 and the post-confirmation legal expenses of $684,520 are evidenced by a new promissory note in the original principal amount of $1,204,563 issued by Interactive Network to Morrison & Foerster. The note is payable commencing on October 15, 2002 in 24 equal monthly installments of principal and interest, each installment consisting of 1/24th of the aggregate unpaid principal amount of the promissory note plus the unpaid interest accrued through September 30, 2002;

         o Interest accrues on the pre-confirmation and post-confirmation legal expenses at an annual rate equal to 1% over Bank of America's prime rate, beginning on October 15, 2000 for the $684,520 of post-confirmation expenses and beginning on July 1, 2001 for the $520,043 of pre-confirmation expenses; and

         o The warrant was amended to reflect the $500,000 reduction in the total indebtedness owed to Morrison & Forester and to decrease the per share exercise price from $1.23 to $0.69, which is equal to 101% of the average closing bid prices of Interactive Network's common stock for the 20 days prior to June 1, 2001, which is the date Interactive Network announced the signing of the merger agreement.

         In addition to the legal expenses described above, Interactive Network incurred contingent legal expenses of approximately $1,100,000 through June 30, 2001 in contesting claims in the Bankruptcy Court. Interactive Network will be obligated to pay these fees only out of savings realized from a successful reversal or reduction on appeal of awards granted by the Bankruptcy Court with respect to the contested claim of National Datacast or, if an appeal is not pursued, through cancellation of the unscheduled contingent legal expenses by exercise of a warrant issued to Morrison & Foerster on similar terms as the warrant described above.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2000

REVENUES

         During the six-month period ended June 30, 2001, Interactive Network recognized approximately $135,000 in prorated revenue from minimum royalty fees owed under its exclusive license to Two Way TV Limited. In the six-month period ended June 30, 2000, Interactive Network realized no revenue of any kind.

GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses primarily consist of salary, wages and related payroll expenses for executive and administrative personnel, legal and accounting fees, other professional services, business travel and other administrative expenses. General and administrative expenses for the six-month period ended June 30, 2001 were approximately $484,000 compared to approximately $894,000 for the same period in 2000. This decrease for the six months ended June 30, 2001 versus the comparable period in the prior year was primarily due to a one-time charge of $390,000 recorded in the six months ended June 30, 2000 for advisory fees related to additional claims filed with the Bankruptcy Court.

OTHER INCOME AND EXPENSE

         INTEREST INCOME. Interactive Network's interest income for the six-month period ended June 30, 2001 was approximately $145,000, which consisted primarily of interest earned on funds in the reserve account required by the Bankruptcy Court. The decrease of approximately $55,000 from the $200,000 in interest income for the six-month period ended June 30, 2000 was due to the declining cash balance on proceeds from Interactive Network's sale of units under the September 2000 stock purchase and investment agreement.

         INTEREST EXPENSE. Interactive Network's interest expense for the six-month period ended June 30, 2001 was approximately $286,000 compared to approximately $195,000 for the same period in 2000. Interest expense for 2001 and 2000 was related to interest accrued on claims owed to unsecured creditors as part of Interactive Network's bankruptcy reorganization and on pre-confirmation legal expense.

         NET LOSS FROM INVESTMENT IN AFFILIATE. For the six-month period ended June 30, 2001, Interactive Network recorded a net loss from investment in affiliates of approximately $619,000 compared to approximately $279,000 for the same period in 2000, accounted for by the equity method. These net loss amounts are Interactive Network's share of the net losses incurred by Two Way TV (US) during these periods. Interactive Network also adjusted its allowance against this investment and outstanding loans in the amount of approximately $219,000 to write the investment, including the loans, down to zero at June 30, 2001, as no assurance can be made that the joint venture will be profitable in the future.

         LITIGATION SETTLEMENT. Interactive Network received no settlement in the six-month period ending June 30, 2001. During the same period in 2000, Interactive Network received approximately $3,082,000 in litigation settlement.

         BANKRUPTCY REORGANIZATION ITEMS. Interactive Network's reorganization items consist primarily of legal and trustee fees directly related to its Chapter 11 bankruptcy reorganization, which it filed as a condition to the settlement agreement, and the litigation and other expenses incurred in contesting claims in Interactive Network's bankruptcy reorganization, which is still ongoing. Interactive Network incurred approximately $101,000 in reorganization expenses for the six-month period ended June 30, 2001 compared to reorganization expenses of approximately $107,000 for the comparable period in 2000.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         INTEREST RATE RISK. It is Interactive Network's policy not to enter into derivative financial instruments. Due to this policy, Interactive Network did not have significant overall interest rate risk exposure at June 30, 2001.

         FOREIGN CURRENCY RATE RISK. Interactive Network has no transactions in currencies other than United States dollars. It does not currently have any significant foreign currency exposure, and Interactive Network does not expect to incur significant currency-related gains or losses in 2001. Interactive Network did not engage in foreign currency hedging activities during the six months ended June 30, 2001.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEARS ENDED DECEMBER 31, 1999 AND 1998

REVENUES

         In 2000, Interactive Network recorded a royalty fee of $250,000 from Two Way TV Limited, which Interactive Network received in March 2001. Interactive Network had no revenues for the years ended December 31, 1999 or 1998.

GENERAL AND ADMINISTRATIVE EXPENSES

         Interactive Network incurred general and administrative expenses of $1,900,000 for the year ended December 31, 2000, which consisted primarily of $133,000 related to professional fees for accounting and audit services, $110,000 of professional services related to market research, public relations and litigation support, $390,000 of professional advisory fees and $246,000 related to proxy solicitation, SEC compliance, shareholder relations and Interactive Network's special meeting in 2000. Other operating expenses included legal expenses of $446,000 related to general corporate matters, including litigation related to bankruptcy claims which Interactive Network continues to dispute, and $322,000 of payroll and related expenses. The increase of $556,000 from approximately $1,300,000 for the year ended December 31, 1999 was primarily due to $390,000 of professional advisory services not incurred in prior year, an $84,000 increase over prior year payroll expenses, and $71,000 of increased expense related to legal fees related to litigation. Interactive Network incurred general and administrative expenses of $1,100,000 for the year ended December 31, 1998. The increase of $192,000 in 1999 from 1998 was primarily due to increased legal fees.

OTHER INCOME AND EXPENSE

         INTEREST INCOME. Interactive Network's interest income for the year ended December 31, 2000 was approximately $407,000, which consisted primarily of interest earned on proceeds from the settlement with the settling parties. The increase of $137,000 from the $270,000 for the year ended December 31, 1999 was primarily due to the interest received on the proceeds from the settlement. Interest income for the year ended December 31, 1998 was approximately $6,600.

         INTEREST EXPENSE. Interactive Network's interest expense was approximately $548,000 for the year ended December 31, 2000, $458,000 for 1999 and $619,000 for 1998. The amounts for 1998 and 1997 represent interest accrued on the 12% senior secured convertible promissory notes issued to the settling parties, which were converted as part of the settlement agreement. This interest stopped accruing as of the consummation of the settlement agreement. Interest expense for 2000 and 1999 was related to interest accrued to unsecured creditors as part of Interactive Network's bankruptcy reorganization.

         OTHER INCOME. In 2000, Interactive Network recorded no other income. In 1999, it recorded other income of approximately $141,000, which consisted of checks written to other unsecured creditors in its bankruptcy which were returned for various reasons. After performing the actions and waiting for the amount of time specified by its counsel, Interactive Network redeposited these checks and accounted for these funds as other income. Interactive Network recorded no other income in 1998.

         LITIGATION SETTLEMENT. Interactive Network received no settlement in 2000. It did, however, incur additional losses of $1.9 million in 2000 resulting from increased claims by unsecured creditors which were approved by the bankruptcy court. Interactive Network received $10.4 million from the settling parties upon the consummation of the settlement agreement during the year ended December 31, 1999 and $502,000 in connection with the proceeds from other unrelated litigation during the year ended December 31, 1998.

         REORGANIZATION EXPENSES. Interactive Network had reorganization expenses of $464,000 for the year ended December 31, 2000, $865,000 for 1999 and $252,000 for 1998. These expenses were directly related to its Chapter 11 bankruptcy reorganization, which Interactive Network entered into as a condition to the consummation of the settlement agreement, the litigation and other expenses incurred in contesting claims in its bankruptcy reorganization, which is still ongoing.

                           BUSINESS OF TWO WAY TV (US)

OVERVIEW

         Two Way TV (US), formerly known as TWIN Entertainment, intends to provide a turnkey interactive television games channel to digital cable and satellite operators. It intends this service to reach the consumer through distribution networks that support some versions of the leading middleware digital television platforms, including Liberate, OpenTV and Microsoft TV, on some hardware platforms, although these hardware platforms have not as yet been deployed in the U.S. The game offering can be a stand alone game comprised of still graphics and animation, or an enhanced overlay to an existing TV program, such as a sports event or a popular game show like "Who Wants to be a Millionaire."

         Licensed from Two Way TV Limited, Two Way TV (US)'s live synchronization technology enables live broadcast of interactive applications during live program transmissions. Two Way TV Limited's proprietary patented tool suite enables the quick and reliable creation of interactive game content.

         Two Way TV (US) intends that its TWO WAY TV channel will provide live, competitive, interactive entertainment 24 hours a day. Built around a core of scheduled games offering "TV you can join in with and win," the channel has a wide choice of activities for the viewer at all times. Wherever the network infrastructure and hardware allow, up to four players in each household can compete at any one time, reinforcing the challenge and excitement of competition. The channel is intended to be made up of a variety of strands and types of content, including:

         o Live scheduled interactive TV show competitions - the core channel.

         o    Prize competitions on demand.

         o    Head-to-head and league type tournaments.

         o    Branded third-party games.

         The primary sources of revenue will be pay-per-play, subscription fees, paid sponsorships, advertising and professional services.

BUSINESS STRATEGY OF TWO WAY TV (US)

         Two Way TV (US)'s strategy is centered on providing a branded interactive games channel. Two Way TV (US) believes this can be achieved by leveraging off of Two Way TV Limited's technology, branded games and patents and Interactive Network's patents, and putting in place various distribution arrangements with cable or satellite providers. Games will be provided to the end user via a pay-per-play or subscription-based revenue model, with prizes being offered at a statistically frequent level to enhance the excitement and interactive thrill of competition. Additionally Two Way TV (US) seeks to sub-license out the same technology to partner channels which will provide access to alternate content and an existing customer base familiar with the partner brand. Two Way TV (US) professional services teams will endeavor to put in place third party channels and then provide technology support while the partner undertakes the operational risk and business development.

HISTORY OF TWO WAY TV (US)

         In January 2000, Two Way TV Limited and Interactive Network formed a joint venture called TWIN Entertainment, Inc., now known as Two Way TV (US), to offer enhanced interactive television entertainment to US and Canadian digital TV consumers. Two Way TV (US) spent its first year putting in place key relationships on which to build its business, including potential carriage/distribution arrangements, content development with PBS, and content demos with Game Show Network and Oxygen Cable Network. Robert Regan was hired as President and Chief Operating Officer and has assembled a small experienced core team to pursue Two Way TV (US)'s business goals. Two Way TV (US)'s primary offices are located in San Francisco.

PRINCIPAL PRODUCTS AND SERVICES

         Two Way TV (US)'s core product is its own branded TWO WAY TV channel, accessed through a digital TV set-top box menu selection operated by a standard remote control and presented on the television screen. Digital set-top boxes are broadband devices allowing two-way high-speed data transfer. The channel is built around a core of stand-alone games developed by Two Way TV (US) based on either Two Way TV Limited's own content library or third party material. With the development and deployment of digital network infrastructure, particularly return path enabled set-top boxes, Two Way TV (US) believes the business will increasingly focus on games built around live scheduled entertainment events.

         The mainstay revenue model afforded by interactive games is driven by participation fees from players drawn from the wider viewing public.

         The Two Way TV (US) revenue model will be driven by the following elements:

         o PAY-PER-PLAY - Players will pay a nominal "per game" subscriber fee to compete for prizes when playing games of skill. This is ultimately expected to be the major revenue stream underpinning the business model. The low cost of entry and impulse nature of pay-per-play are perfect for game content built around live events in which the viewer can make a snap decision to participate.

         o SUBSCRIPTION FEES -Two Way TV (US) anticipates that distributors will seek to include the Two Way TV (US) service either as a package with other games or attach it to other formats, such as a film channel, comedy, home life and games. Revenue is then an allocation by the distributor.

         With a key strength and opportunity for Two Way TV (US) lying in its technical capability and interactive toolsets, Two Way TV (US) has established and will maintain a growing professional services team run along the lines of a standard business-to-business enterprise software deployment team. This offers Two Way TV (US) a platform to derive early revenues through third party licensing and partner channels as well as leverage strategic relationships with existing content, channel and technology providers.

TWO WAY TV (US) MARKETS

         According to a number of market intelligence and advisory firm forecasts, interactive television deployments in the U.S. will rise at lease tenfold by the year 2005, driven by increasing consumer demand for new media information and entertainment services. By mid-decade, U.S. consumers are expected to account for more than 50% of the worldwide interactive set-top box activations. By 2002, Two Way TV (US) anticipates being in a position to begin to take advantage of a growing US revenue stream from interactive television. Two Way TV (US) is also pursuing distribution in the similarly growing Canadian market.

         There are two categories of potential customers for Two Way TV (US):

         o In-home users of the "channel games" and enhanced television play-along services - a potential subscriber base estimated to be over 50 million user households by 2006.

         o Industry users of Two Way TV (US)'s professional services, technology, and licensing include content producers, broadcasters, and others, including, NBC, Warner Brothers, AOLTV, UltimateTV, and Liberty Digital. Current middleware providers have also expressed interest in having Two Way TV (US) develop games to be included with their own services.

PRODUCT DEVELOPMENT

         The majority of Two Way TV (US)'s product development effort is concentrated on reintegrating or reshaping Two Way TV Limited developed technology for the U.S. market and because of that relationship it does not need an emphasis on expensive "new" product development. Two Way TV (US) leverages Two Way TV Limited's catalog of over 60 games developed and deployed across digital cable, terrestrial and satellite networks in Europe and Australia. Enhanced television applications and formats are also being deployed based on Two Way TV Limited technology to fit in with both U.S. pre-recorded programs and live event broadcasting.

INTELLECTUAL PROPERTY

         Interactive Network and Two Way TV Limited have built up substantial patent portfolios by identifying and filing patentable concepts and technology in several major territories.

         The technology covered by the patent portfolio includes the overall concept and underlying principle of interactive competitive TV games. This includes producing and distributing the application (such as queuing, sequencing, sending and organizing data), as well as playing, including scoring and managing the data from the players, viewing data, game enhancements, and handsets.

COMPETITION

         It is Two Way TV (US)'s understanding that U.S. broadcast networks (ABC, CBS, NBC, and PBS) are doing extensive research into creating and distributing interactive programming. They are taking the time to build knowledge of enhanced television technology, programming, and production tools. These companies represent both competition for viewers/users and an opportunity for Two Way TV (US)'s professional services and licensing. Following is a brief summary of these efforts:

         o    CBS and Mixed Signals - drama and sports formats for UltimateTV.

         o PBS and RespondTV - educational content for digital terrestrial distribution.

         o ABC (in house) - sports and game show programming using the Internet.

         o    Sony and Mixed Signals - game show formats for WebTV and AOLTV.

         o DirecTV and Wink - enhanced programming and interactive commercials.

Other leading games providers include BuzzTime Entertainment, Inc., Static 2358 Holdings Ltd., VisiWare, Mixed Signals Technologies, Inc., Kobalt Interactive and Meta TV, Inc.

EMPLOYEES

         As of June 30, 2001, Two Way TV (US) employed 12 employees. None of the employees is subject to a collective bargaining agreement, and Two Way TV (US) believes that it generally has good relations with its employees.

LEGAL PROCEEDINGS

         Two Way TV (US) is not currently a party to any legal proceedings.

             SELECTED CONSOLIDATED FINANCIAL DATA OF TWO WAY TV (US)

         The selected consolidated financial data set forth below is qualified in its entirety by and should be read in conjunction with the Two Way TV (US) Financial Statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Two Way TV (US)."

                                                                               PERIOD FROM
                                                        PERIOD FROM         JANUARY 10, 2000
                                                     JANUARY 10, 2000         (INCEPTION)
                                                      (INCEPTION) TO             THROUGH             SIX MONTHS ENDED
                                                     DECEMBER 31, 2000         JUNE 30, 2000          JUNE 30, 2001
                                                     -----------------         -------------          -------------
                                                                               (UNAUDITED)             (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue............................................             $0                    $0                      $0
General and administrative expenses................         $2,212                  $585                  $1,457
Interest income....................................            $25                   $15                      $1
Net profit (loss) before taxes on income...........        $(2,186)                $(570)                $(1,526)
Taxes on income....................................            $(1)                  $(1)                    $(1)
Net income (loss)..................................        $(2,187)                $(571)                $(1,528)
Basic income (loss) per share......................         $(0.44)               $(0.44)                 $(0.08)
Shares used in basic per share calculation.........      5,000,000             5,000,000              20,000,000


                                                      DECEMBER 31, 2000                     JUNE 30, 2001
                                                      -----------------                     -------------
BALANCE SHEET DATA                                                                           (UNAUDITED)
                                                                            (IN THOUSANDS)
Total assets.......................................       $1,222                                   $411
Total current liabilities..........................       $2,053                                 $2,806
Total liabilities..................................       $2,410                                 $3,127
Accumulated deficit................................      $(2,187)                               $(3,716)
Total shareholders' deficit........................      $(1,187)                               $(2,716)
Total liabilities and shareholders' deficit........       $1,222                                   $411

------------------------------


         (a) Two Way TV (US) was incorporated on January 10, 2000 and therefore did not report financial information for the year ended December 31, 1999.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TWO WAY TV (US)

OVERVIEW

         Two Way TV (US) (formerly known as TWIN Entertainment, Inc.) is a joint venture between Interactive Network and Two Way TV Limited. Two Way TV (US) was incorporated in Delaware on January 10, 2000 in order to develop and market Interactive Network's significant patent portfolio and Two Way TV Limited's content, production systems, operating platform and patents for digital interactive services. Based in San Francisco and planning a relocation to Los Angeles, California during the third quarter of 2001, Two Way TV (US) dedicates its resources to developing multi-player interactive TV applications, enhanced TV games played in conjunction with live and scheduled television broadcasts and on-demand entertainment content for an interactive audience.

         Two Way TV (US) currently is discussing distribution agreements with Comcast, Cablevision, and Echostar (The Dish Network), among others. Two Way TV
(US) has entered into a content agreement with Public Broadcast Services ("PBS") for the development and production of an interactive game to accompany Zoom, one of PBS' children's programs. Two Way TV has also obtained demonstration rights agreements with Game Show Network and the Oxygen Cable Network. Under these demonstration rights agreements, Two Way TV (US) provides demos to be used at trade shows which demonstrate the potential of enhanced TV. Currently, Two Way TV (US) is negotiating with both NBC and Warner Brothers that include both interactive and enhanced TV production.

         Two Way TV (US) has only a limited operating history upon which you can evaluate its business and prospects. Two Way TV (US)'s limited operating history and the rapidly changing nature of its business makes predicting its future operating results difficult. As a result, Two Way TV (US) believes that its results for any particular period are not indicative of future operating results.

RESULTS OF OPERATIONS FOR THE PERIOD FROM JANUARY 10, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000

REVENUE

         Two Way TV (US) recorded no revenue for the period from inception on January 10, 2000 to December 31, 2000 due to having no subscribers to its proposed service during this period.

SALES, GENERAL AND ADMINISTRATIVE EXPENSES

         Sales, general and administrative expenses were $2,212,011 for the period from January 10, 2000 to December 31, 2000 and represented 100% of total operating expenses during this period. Sales, general and administrative expenses reflected payroll, personnel and other related expenses as well as expenses necessary to support Two Way TV (US)'s operations.

INTEREST INCOME

         Interest income was $24,520 for the period from January 10, 2000 through December 31, 2000. Interest income consists of interest earned on Two Way TV (US)'s cash equivalent balances and short-term investments.

RESULTS OF OPERATIONS FOR THE PERIOD FROM JANUARY 10, 2000 (INCEPTION) THROUGH JUNE 30, 2000 AND FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001

REVENUE

         Two Way TV (US) recorded no revenue for the period from January 10, 2000 to June 30, 2000 or for the six months ended June 30, 2001. The lack of revenue for the two periods was due to having no subscribers to its proposed service during these periods.

SALES, GENERAL AND ADMINISTRATIVE EXPENSES

         Sales, general and administrative expenses were $585,274 for the period from January 10, 2000 to June 30, 2000 and represented 100% of total operating expenses for that period. Sales, general and administrative expenses for the six months ended June 30, 2001 were $1,459,431 and represented 100% of total operating expenses for that period. The increase of $874,157, or approximately 149%, reflects the increase in sales, general and administrative personnel and payroll and other related expenses as well as expenses necessary to support Two Way TV (US)'s operations. Due to the refocusing of Two Way TV (US) and an industry-wide slowdown, Two Way TV (US) has reduced its workforce from 21 employees to six employees during the period from January 1, 2001 through August 31, 2001.

INTEREST INCOME

         Interest income was $14,919 and for the period from January 10, 2000 through June 30, 2000 and $836 for the six months period ended June 30, 2001. Interest income consists of interest earned on Two Way TV (US)'s cash equivalent balances and short-term investments and it decreased during the six months ended June 30, 2001 due to a lower amount of cash invested in the money market account (which earns interest).

NET OPERATING LOSSES AND TAX CREDIT CARRY-FORWARDS

         As of June 30, 2001, Two Way TV (US) believes it had $2,097,309 of state and federal net operating loss carry-forwards for tax reporting purposes available to offset future taxable income. Such net operating loss carry-forwards begin to expire in 2015, to the extent that they are not utilized. Two Way TV (US) has not recognized any current benefit from the future use of loss carry-forwards since inception. Management's evaluation of all the available evidence in assessing realizability of the tax benefits of such loss carry-forwards indicates that the underlying assumptions of future profitable operations contain risks that do not provide sufficient assurance to recognize the tax benefits currently. The net operating loss carry-forwards could be limited in future years if there is a significant change in Two Way TV (US)'s ownership.

         As a result of Two Way TV (US)'s limited operating history and the emerging nature of its market, it is difficult for Two Way TV (US) to forecast its revenues or earnings accurately. Two Way TV (US)'s current and future expense levels are based largely on its investment plans and estimates of future revenues and are, to a large extent, fixed. Two Way TV (US) may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to Two Way TV (US)'s planned expenditures would have an immediate adverse effect on its business, results of operations and financial condition.

         Two Way TV (US)'s limited operating history and rapid growth makes it difficult for it to assess the impact of seasonal factors on its business. Nevertheless, Two Way TV (US) expects its business to be subject to television usage seasonal fluctuations, reflecting a combination of seasonally trends for the products and services offered by Two Way TV (US).

         Two Way TV (US)'s business also may be subject to cyclical variations for the products and services it offers, depending highly on the adoption and installation of needed technology, especially sophisticated digital set top boxes, by its distributors.

         Due to the foregoing factors, the Two Way TV (US)'s quarterly revenues and operating results are difficult to forecast. Two Way TV (US) believes that year-to-year comparisons of its operating results may not be meaningful and should not be relied upon as an indication of future performance. In addition, it is possible that in one or more future quarters Two Way TV (US)'s operating results will fall below the expectations of securities analysts and investors. In such event, the trading price of Two Way TV (US)'s common stock would almost certainly be materially adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

         Since inception, Two Way TV (US) has financed its operations through its stockholders' contributions and its issuance of notes to its two stockholders totaling approximately $3,800,000 through June 30, 2001. Two Way TV Limited has also advanced $320,929 to Two Way TV (US) to finance its operations. Two Way TV Limited and Two Way TV (US) have agreed that Two Way TV (US) will prioritize repayment of such debt upon Two Way TV (US) receiving funding of at least $3,000,000. At June 30, 2001, cash, cash equivalents and short-term investments totaled $60,247.

         Cash used in operating activities was $3,319,088 for the period from January 10, 2000 through June 30, 2001. Net cash flows from operating activities in each period reflect increasing net losses and, to a lesser extent, receivables and prepaid expenses offset in part by increased accounts payable and accrued expenses.

         Cash used in investing activities was $420,665 for the period from January 10, 2000 through June 30, 2001. Net cash used in investing activities reflects purchases of property and equipment, primarily computers and servers for deployment and expansion of Two Way TV (US)'s network.

         Cash provided by financing activities was $3,800,000 for the period from January 10, 2000 through June 30, 2001. Cash provided by financing activities for this period consisted of $1,000,000 received as capital contributions in exchange for common stock and $2,800,000 from the issuance of loan notes.

         Two Way TV (US) believes that the net proceeds derived from the benefits of the merger transaction with Interactive Network, together with its current cash, cash equivalents and marketable securities, will not be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next 12 months. If cash generated from operations is insufficient to satisfy its liquidity requirements, Two Way TV (US) may seek to sell additional equity or debt securities. If additional funds are raised through the issuance of debt securities, these securities could have rights, preferences and privileges senior to those accruing to holders of common stock, and the term of this debt could impose restrictions on Two Way TV (US)'s operations. The sale of additional equity or convertible debt securities could result in additional dilution to its stockholders, and Two Way TV (US) cannot be certain that additional financing will be available in amounts or on terms acceptable to it, if at all. If Two Way TV (US) is unable to complete its merger transaction with Interactive Network, Two Way TV (US) may be required to reduce the scope of its planned technology, services or product development and sales and marketing efforts, which could harm its business, financial condition and operating results.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SAFS") No. 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets." The provisions of SFAS No. 141 will apply to all business combinations initiated after June 30, 2001, and will also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001. The Company has adopted SFAS No. 141 to apply the purchase method to account for the merger.

         SFAS No. 142 should be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. Certain provisions of SFAS No. 142 will be effective for business combinations completed after June 30, 2001. Goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the provisions regarding amortization and nonamortization contained in this Statement. The Company is in the process of evaluating the effect of adoption of these pronouncements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         INTEREST RATE RISK. It is Two Way TV (US)'s policy not to enter into derivative financial instruments. Due to this policy, Two Way TV (US) did not have significant overall interest rate risk exposure at June 30, 2001.

         FOREIGN CURRENCY RATE RISK. Two Way TV (US) has no transactions in currencies other than United States dollars. It does not currently have any significant foreign currency exposure, and Two Way TV (US) does not expect to incur significant currency-related gains or losses in 2001. Two Way TV (US) did not engage in foreign currency hedging activities during the six months ended June 30, 2001.

                          DIRECTORS OF TWO WAY TV (US)

         The bylaws of Two Way TV (US) that will become effective on the date of the merger provide that the number of directors shall be nine but that the number may be changed by the board or the stockholders. Under the merger agreement, on the date of the merger, nine individuals will serve on the board of directors of Two Way TV (US). The merger agreement provides that four of the directors will be selected by Interactive Network and that the five other directors will be selected by Two Way TV Limited. Information regarding seven of these individuals is set forth below. The Interactive Network board of directors will select two additional directors before the closing of the merger.

         BRUCE W. BAUER, age 51, has served as Chairman of the Board of Directors, President and Chief Executive Officer of Interactive Network since June 1998. He served as Interactive Network's Corporate Secretary from November 1996 through June 1998, and he has been a member of Interactive Network's Board since October 1995. From 1980 to June 1998, Mr. Bauer owned and operated Unlimited Services and Marathon Management Services, which provided building and clean room services, supplies and consulting. Mr. Bauer holds a Bachelor of Science in Biology and Chemistry from Wittenberg University.

         RICHARD W. PERKINS, age 70, has been a Director of Two Way TV (US) since September 2000. Mr. Perkins has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the board of directors of the following public companies: Bio-Vascular, Inc., LifeCore Biomedical, Inc., Vital Images, Inc., Intelefilm Corporation, CNS, Inc., Nortech Systems, Inc., PW Eagle, Inc., Quantech Ltd., and Paper Warehouse, Inc. Mr. Perkins is also on the board of numerous private companies.

         SIMON CORNWELL, age 43, is one of the pioneers of interactive television, having first become involved in the field in the US and the UK in 1990 while working at Granada plc, one of the UK's largest commercial television companies, and founding Two Way TV Limited with his partner, William Andrewes, in 1992. Over the last decade, Mr. Cornwell has had extensive technical experience, having worked with a wide range of interactive TV technologies and evaluated widely differing commercial models. Prior to joining Granada, Mr. Cornwell worked at the Boston Consulting Group in the US and headed a UN-funded refugee relief organization in Thailand. Early in his career, he also worked on a number of TV movies, mini-series and documentaries, all for U.S. television. Mr. Cornwell has a degree in Physics and Modern Languages from the University of Oxford and a master's degree from the Yale School of Management. Mr. Cornwell serves as Chief Executive Officer of Two Way TV Limited and has served as a director of Two Way TV (US) since its inception.

         WILLIAM ANDREWES, age 62, worked for Granada plc where from 1981 to 1990 he was Managing Director, and then Chairman, of Granada's rental and retail businesses. Between 1990 and 1991, he was Chairman of Granada's leisure division, where he was responsible for some 130 bingo halls in the UK, Theme Parks, Night Clubs and other leisure operations. He left Granada in 1991 to found Two Way TV Limited with Simon Cornwell. Mr. Andrewes currently serves as chairman of Two Way TV Limited.

         PIERS WILSON, age 34, joined Two Way TV Limited in July 1998 following the acquisition of a majority interest by Cable & Wireless Communications ("CWC") (later acquired by NTL). Prior to joining, Mr. Wilson was Head of Corporate Development at CWC, where he led the acquisition of several businesses, including the investment in Two Way TV Limited. Prior to CWC, he worked for Arthur Andersen Corporate Finance in New York and London. Mr. Wilson currently serves as Chief Financial Officer of Two Way TV Limited.

         JOHN GREGG, age 38, is NTL's Chief Financial Officer, based in New York, and joined NTL in 1994 as Managing Director of Corporate Development. Mr. Gregg is also Vice Chairman and a Director of VirginNet. Previously, Mr. Gregg was a venture capitalist. He holds an MBA from Harvard University and a Bachelor of Science degree from Georgetown University. Mr. Gregg currently serves as a director of Two Way TV Limited.

         SETH ALLBACK, age 30, is an Investment Manager for SMI Media Invest, a Swedish-based investment fund focusing on interactive media. Previously, he was Senior Manager for Ernst & Young Corporate Finance, Sweden and Head of the Telecommunications practice. He holds a Master of Science in Economics and Business Administration from the Stockholm School of Economics. Mr. Allback currently serves as a director of Two Way TV Limited.

         The Interactive Network board of directors will select two additional directors before the closing of the merger.

            SECURITY OWNERSHIP OF INTERACTIVE NETWORK MANAGEMENT AND
              BENEFICIAL OWNERS OF INTERACTIVE NETWORK COMMON STOCK

         The following table provides information about the beneficial ownership of the common stock of Interactive Network as of June 30, 2001 by (i) each shareholder who is known by Interactive Network to own beneficially 5% or more of the outstanding Interactive Network common stock, (ii) each director of Interactive Network, (iii) each other person who would become a director by virtue of the merger and who owned shares of Interactive Network as of June 30, 2001, and (iv) all current Interactive Network executive officers and directors as a group.

                                                                                  AMOUNT OF BENEFICIAL
                                                                                     OWNERSHIP (1)
                                                                                ------------------------
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP                                     SHARES       PERCENT
---------------------------------------------                                   ----------    ----------
AT&T Corp. ...................................................................   7,773,815       18.07%
    32 Avenue of the Americas
    New York, NY  10013-2412

Perkins Capital Management, Inc. (2)..........................................   6,621,500       14.00%
    730 East Lake Street
    Wayzata, MN 55391-1769

National Broadcasting Company Holding, Inc. (3)...............................   3,645,575        8.47%
    30 Rockefeller Plaza
    New York, NY 10112

Gannett Co., Inc. (4).........................................................   2,196,666        5.11%
    1000 Wilson Boulevard
    Arlington, VA  22209

Voting Agreement (5)..........................................................   7,814,589       18.17%

Bruce W. Bauer (6)............................................................   2,200,500        4.88%

Richard W. Perkins (7)........................................................   1,085,000        2.48%

Robert H. Hesse (8)...........................................................     384,500        *

William H. Green (9)..........................................................     175,000        *

William L. Groeneveld (10)....................................................     162,500        *

Lawrence Taymor (11)..........................................................      12,500        *

Robert J. Brown, Ph.D. (12)...................................................     337,375        *

Piers Wilson..................................................................      10,000        *

Simon Cornwell................................................................       1,100        *

All current executive officers and directors of Interactive
  Network as a group (6 persons) (13).........................................   3,272,375        7.15%
-------------------

*      Less than 1% of outstanding shares.

(1) The percentage calculation is based on an aggregate of 43,019,277 shares outstanding as of June 30, 2001. Except as indicated and pursuant to applicable community property laws, Interactive Network believes that all persons named in the table have sole voting and investment power with respect to all shares of Interactive Network common stock beneficially owned by them.

(2) Consists of 2,361,500 shares of common stock, 2,695,000 shares of common stock that may be acquired upon exercise of warrants that are currently exercisable and 1,565,000 shares of common stock subject to promissory notes that are currently convertible into common stock for which Perkins Capital Management, Inc. ("PCM") has sole dispositive power but not sole voting power. Excludes shares beneficially owned by Richard W. Perkins, a director of Two Way TV (US) and the controlling shareholder of PCM, a registered investment advisor.

(3) Includes 1,902,279 shares held by National Broadcasting Company Holding, Inc., a wholly-owned subsidiary of General Electric Company which are subject to the Voting Agreement (see footnote 5 below).

(4) Under a stock purchase agreement dated December 2, 1992 and an amendment thereto, Gannett Co., Inc., so long as it owns at least 500,000 shares of Interactive Network's common stock, has a right to cause Interactive Network to include one person designated by Gannett in the slate of nominees recommended for election as director at each annual meeting of shareholder of Interactive Network. Interactive Network is required to use its best efforts to cause such designee to be elected as a director, and David B. Lockton has agreed to devote his shares to cause such designee of Gannett to be elected to the board of directors.

(5) Under a certain voting agreement, each of the parties to a certain settlement agreement agreed to vote their shares issued in such agreement as directed by a committee (except for matters relating to David B. Lockton and certain major transactions of Interactive Network). The committee currently consists of John J. Bohrer, William H. Greene and Bruce W. Bauer. This agreement does not provide for any other joint action by the parties to it. The parties to the voting agreement disclaim beneficial ownership of shares owned by other parties to the voting agreement, and the committee disclaims beneficial ownership of all of the shares subject to the voting agreement.

(6) Consists of 150,500 shares of common stock and 2,050,000 shares that may be acquired upon exercise of stock options that are currently exercisable.

(7) Consists of 310,000 shares of common stock, 415,000 shares of common stock that may be acquired upon exercise of warrants that are currently exercisable, 260,000 shares subject to promissory notes that are currently convertible into common stock and 100,000 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable held by various trusts of which Mr. Perkins is the sole trustee, held for the account of clients and held directly by Mr. Perkins. Excludes the 6,621,500 shares reported as beneficially owned by PCM. Mr. Perkins disclaims ownership of the shares beneficially owned by PCM.

(8) Consists of 359,500 shares of common stock and 25,000 shares that may be acquired upon exercise of stock options that are currently exercisable.

(9) Consists of 175,000 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable.

(10) Consists of 162,500 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable.

(11) Consists of 25,000 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable.

(12) Includes 300,000 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable or are exercisable within 60 days of August 31, 2001.

(13) Includes 2,725,000 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable or are exercisable within 60 days of June 30, 2001.


                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF TWO WAY TV (US)

         As of the date of this proxy statement/prospectus, some of the executive officers of the combined company immediately after the merger have been selected. Following the merger, these officers will serve at the discretion of the Two Way TV (US) board of directors. Additional executive officers may be elected by the Two Way TV (US) board of directors. The executive officers who have been selected are:

         BRUCE W. BAUER - Chairman and Chief Executive Officer. See "Directors of the Combined Company" on page ____.

         ROBERT REGAN - President and Chief Operating Officer. Prior to joining TWIN Entertainment, Mr. Regan, age 46, served as Senior Vice President of Programming and Content at GTE mainStreet Interactive Television, the first two-way digital cable television service in the United States and a division of GTE (Verizon). At mainStreet, Mr. Regan developed the first real-time play and chat applications on television and implemented content plans. Mr. Regan has held management positions at Interactive Network, NBC Productions, and Telepictures Corporation. As Senior Vice President of Programming and Operations at Financial News Network (CNBC), he led the network to record ratings, garnering five ACE Award nominations, a Peabody Award and a Cable ACE. With operational and start-up experience at companies ranging from 30 to over 300 employees, Mr. Regan's programming initiatives have included numerous interactive television firsts which led him to be recognized by Cable World as one of the "Top 10 Media Newsmakers to Watch."

MANAGEMENT COMPENSATION OF TWO WAY TV (US)

         Bruce W. Bauer will serve as the Chairman of the Board and Chief Executive Officer and Robert Regan will serve as President and Chief Operating Officer of Two Way TV (US) immediately after the merger. Mr. Bauer currently serves as Chairman, President and Chief Executive Officer of Interactive Network. Mr. Regan currently serves as President and Chief Operating Officer of Two Way TV (US). The following summary compensation table sets forth the compensation earned by Bruce W. Bauer from Interactive Network for the years ended December 31, 2000, 1999 and 1998 and the compensation earned by Robert Regan from Two Way TV (US) for the year ended December 2000, the first year of his employment with Two Way TV (US).


                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                             ANNUAL COMPENSATION            COMPENSATION
                                                             -------------------               AWARDS
                                                                                             SECURITIES
                                                          SALARY             BONUS        UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION                  YEAR           ($)               ($)              (#)
---------------------------                  ----    ----------------  ----------------   ------------------
 Bruce W. Bauer                              2000          144,562                 0            50,000
   Chairman of the Board of Directors,       1999          131,771                 0         1,000,000
   President and Chief Executive             1998           67,708(1)              0           900,000

 Robert Regan                                2000          196,192(2)              0                 0
   President and Chief Operating
   Officer

-----------------

(1) Represents partial year salary from June 14, 1998 through December 31, 1998 ($125,000 on an annualized basis).

(2) Represents partial year salary from April 1, 2000 through December 31, 2000 ($250,000 on an annualized basis).

TWO WAY TV (US) OPTION GRANTS

         The following table sets forth information concerning the stock options granted by Interactive Network to Bruce W. Bauer for 2000. No stock options were granted by Two Way TV (US) to Robert Regan for 2000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on 5% and 10% assumed annual rates of compounded stock price appreciation. These amounts are based on certain assumed rates of appreciation and do not represent Interactive Network's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of Interactive Network's or Two Way TV (US)'s common stock.

                          OPTION GRANTS IN FISCAL 2000
                                INDIVIDUAL GRANTS

                                                                                        POTENTIAL REALIZABLE
                         NUMBER OF                                                    VALUE AT ASSUMED ANNUAL RATES
                        SECURITIES       PERCENT OF                                  OF STOCK PRICE APPRECIATION FOR
                        UNDERLYING      TOTAL OPTIONS                                        OPTION TERM(1)
                          OPTIONS        GRANTED TO       EXERCISE                               ($)
                          GRANTED         EMPLOYEES         PRICE       EXPIRATION     -------------------------
        NAME                (#)            IN 2000        ($/SHARE)        DATE           5%              10%
--------------------    -----------     -------------     ---------     ----------     ----------     ----------
Bruce W. Bauer            50,000(2)         100%            $1.50        6/29/2005       20,721         45,788

Robert Regan                   0            N/A              N/A           N/A             N/A            N/A
--------------------

(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation daily. Actual gains, if any, on stock option exercises depend on future performance of Interactive Network's common stock.

(2) All options under this grant were fully exercisable as of the date of the grant.


TWO WAY TV (US) OPTION HOLDINGS AND EXERCISES AND OPTION VALUES

         The following table sets forth information concerning Interactive Network option holdings and exercises for the 2000 fiscal year and the aggregate value of unexercised options as of December 31, 2000 held by Bruce W. Bauer. Mr. Regan holds no options for Two Way TV (US) common stock.

                    AGGREGATE OPTION EXERCISES IN FISCAL 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                                                         NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                              AGGREGATE OPTION                  OPTIONS AT                   IN-THE-MONEY OPTIONS AT
                             EXERCISES IN 2000               DECEMBER 31, 2000                DECEMBER 31, 2000(1)
                        ---------------------------   ------------------------------      ------------------------------
                           SHARES
                         ACQUIRED ON       VALUE
                          EXERCISE       REALIZED
        NAME                 (#)            ($)       EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
  -----------------     -------------    ---------    -----------      -------------      -----------      -------------
Bruce W. Bauer             50,000        59,560(2)      2,050,000            0              $846,460                $0

Robert Regan                  0              0                  0            0                    $0                $0

 --------------------------

(1) Calculated on the basis of the closing price of Interactive Network's common stock as reported on The Over-the-Counter Bulletin Board on December 31, 2000 of $0.7812 per share, minus the exercise price.

(2) Calculated on the basis of the broker's reported sale price of Interactive Network's common stock subject to the option, minus the exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GANNETT AGREEMENT

         Interactive Network entered into a stock purchase agreement with Gannett and David B. Lockton dated December 2, 1992. Under the Gannett agreement, Interactive Network sold 1,000,000 shares of common stock to Gannett at a price of $5.00 per share. The shares sold to Gannett were subject to adjustment for certain dilutive issuances of securities by us, and an aggregate of 1,196,666 shares of common stock have been issued by Interactive Network to Gannett under such anti-dilution provisions (which have since expired). Under the Gannett agreement, Gannett has a right to cause Interactive Network to include in the slate of nominees recommended by Interactive Network's board of directors or management to shareholders for election as directors at each annual meeting of shareholders one person designated by Gannett. Interactive Network is required to use its best efforts to cause any common stock for which its management or directors hold proxies, or are otherwise entitled to vote, to be voted in favor of the election of such designee. In addition, Mr. Lockton is required to vote all shares of common stock owned by him in favor of such designee. Under the Gannett agreement, Interactive Network has also agreed to coordinate with Gannett in developing and marketing certain electronic news services and to provide Gannett with the right of first refusal to participate exclusively in a partnership or joint venture with Interactive Network in doing so. While Interactive Network has assumed its obligations under the Gannett agreement, Interactive Network has no present plans that would involve the types of business activities contemplated by that agreement.

         The Gannett agreement also provided Gannett with certain rights with respect to the registration of its shares of Interactive Network common stock under the Securities Act of 1933. Under the agreement, if Interactive Network proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, Gannett is entitled to notice of such registration and is entitled to include shares of common stock in the registration. These rights are subject to certain conditions and limitations, among them the right of the underwriters of a registered underwritten offering to limit the number of shares included in that registration. In addition, Gannett has a right to demand that Interactive Network file a registration statement under the Securities Act at Interactive Network's expense with respect to Gannett's shares of common stock. Interactive Network is required to use its best efforts to effect such registration, subject to certain conditions and limitations, including its right not to effect a requested registration within three months following an offering of its securities. Gannett may also require Interactive Network to file registration statements on Form S-3 when such registration form is available to Interactive Network, which it currently is not. Interactive Network is generally obligated to pay all expenses incurred in connection with such registrations, except for underwriting discounts, selling commissions and stock transfer taxes.

EMPLOYMENT AGREEMENTS

         On June 15, 1999, Interactive Network entered into an employment agreement with Bruce W. Bauer, its chief executive officer. This agreement provides for an annual salary of $135,000 from June 15, 1999 through June 14, 2000, $145,000 from June 15, 2000 through June 14, 2001, and $155,000 from June
15, 2001 through June 14, 2002. No specific bonus provisions are included in this employment agreement. Should Interactive Network terminate this employment agreement without cause or should Mr. Bauer terminate his employment for good reason, all earned salary amounts not previously paid plus an amount equal to the greater of Mr. Bauer's then-present salary for six months or the remainder of the term of the agreement shall become due and payable effective immediately and paid within a 24-hour period after the termination. A penalty of 10% per year interest, compounded daily, shall be added effective after 24 hours on all unpaid balances due Mr. Bauer. On June 16, 1999, Interactive Network's board of directors granted Mr. Bauer, in connection with his renewed employment agreement, a fully vested option to purchase 1,000,000 shares of Interactive Network's common stock with a term of five years and an exercise price equal to $0.59 per share, which Interactive Network's board determined was the fair market value of its common stock at the time of the option grant.

         On June 15, 1999, Interactive Network entered into an employment agreement with Dr. Robert Brown, its chief technology officer. This agreement provides for an annual salary of $125,000 from June 22, 1999 through June 21, 2000, $135,000 from June 22, 2000 through June 21, 2001, and $145,000 from June
22, 2001 through June 21, 2002, and an option to purchase 300,000 shares of Interactive Network common stock, vesting one-third on each anniversary of the agreement. No specific bonus provisions are included in the employment agreement. Dr. Brown is also entitled to vacation and standard benefits. Should Interactive Network terminate the employment agreement without cause or should Dr. Brown terminate his employment for good reason, all earned salary amounts not previously paid plus an amount equal to the greater of Dr. Brown's then-present salary for six months or the remainder of the term of the agreement shall be paid upon such termination.

         On April 1, 2000, TWIN Entertainment entered into an employment agreement with Robert Regan, its president and chief operating officer. This agreement provides for an annual base salary of $250,000. This employment agreement includes a potential annual bonus of twenty-percent (20%) of his base salary provided that Mr. Regan fully and faithfully performs his responsibilities and meets certain core objectives mutually determined by Mr. Regan and TWIN Entertainment. Furthermore, Mr. Regan is also eligible to receive an annual bonus of twenty-percent (20%) of his base salary provided that he meets certain target objectives, mutually determined by Mr. Regan and TWIN Entertainment, related to his performance throughout the calendar year. Mr. Regan is also entitled to vacation and standard benefits. Should TWIN Entertainment terminate this employment agreement without cause or should Mr. Regan terminate his employment for good reason, the Company shall pay to Mr. Regan all earned salary amounts not previously paid plus an amount equal to $125,000. Conditioned upon the adoption by TWIN Entertainment of a stock options plan, the Company has agreed to recommend that the Board of Directors grant to Mr. Regan a partially-vested five (5) year option to purchase 100,000 shares of common stock of TWIN Entertainment, with certain terms, including exercise price of the option, to be determined by the Board of Directors upon adoption of the stock option plan. However, as TWIN Entertainment has yet to adopt a stock option plan, this option has not yet been granted to Mr. Regan.

                            SELLING SECURITY HOLDERS

         This proxy statement/prospectus covers offers and sales of shares of Two Way TV (US)'s common stock by the selling shareholders named below, including shares issueable upon the exercise of warrants and the conversion of promissory notes convertible into Two Way TV (US)'s common stock. These shares, warrants and promissory notes are being issued in the merger by Two Way TV (US) in exchange for shares of Interactive Network common stock, warrants and promissory notes that were issued in Interactive Network's private placement that took place from September 2000 through December 2000, in another Interactive Network private placement that took place beginning in late June 2001 and in settlement of the payment of legal fees.

         In the 2000 private placement, Interactive Network sold units to only accredited investors at a price of $1.22 per unit. Each unit consists of one share of common stock and a warrant to purchase a share of common stock at an exercise price of $1.90 per share. In the 2000 private placement, Interactive Network sold a total of 2,541,672 units for total proceeds of approximately $3.1 million.

         In the 2001 private placement, Interactive Network sold other units only to accredited investors at a price of $10,000 per unit. Each of these units consists of a 10% convertible promissory note in the original principal amount of $10,000 and a redeemable five-year warrant to purchase 20,000 shares of common stock at an exercise price of $0.60 per share. The convertible notes included in the units are convertible into shares of common stock at the rate of $0.50 per share. In the 2001 private placement, through August 31, 2001, Interactive Network sold a total of 162.5 units for total gross proceeds of $1.625 million.

         In the merger, the warrants and convertible notes sold by Interactive Network in the 2000 and 2001 private placements and all other outstanding options and warrants will become warrants, options and convertible notes to acquire the same number of shares of Two Way TV (US) common stock at the same exercise and conversion prices, and their terms will be unchanged.

         The table below lists the selling shareholders, the shares of common stock of Two Way TV (US) that will be beneficially owned by each of the selling shareholders immediately after the merger, which is based on the number of shares of Interactive Network common stock owned by such shareholders as of August 31, 2001, and the shares of Two Way TV (US) to be offered for resale by each of the selling shareholders after the merger. Beneficial ownership includes shares which the selling shareholder can acquire upon exercise of warrants (all of which are currently exercisable) or upon conversion of the convertible promissory notes (all of which are currently convertible). Two Way TV (US)'s registration of the shares does not necessarily mean that any selling shareholder will sell all or any of their shares of Two Way TV (US) common stock. The information in the two columns under the heading "Shares Beneficially Owned After Offering" in the table assumes that all shares covered by this proxy statement/prospectus will be sold by the selling shareholders and that no additional shares of common stock are bought or sold by any selling shareholder. Except as described in the footnotes to the table, no selling shareholder has had, within the past three years, any position, office or other material relationship with Interactive Network or Two Way TV (US).

         The information provided in the table below is from Interactive Network's securities ownership records and reports furnished to Interactive Network under Rules of the Securities Exchange Commission.

                                                       SHARES BENEFICIALLY                                     SHARES BENEFICIALLY
                                                          OWNED PRIOR                             SHARES          OWNED AFTER
                                                         TO OFFERING (1)                        TO BE SOLD         OFFERING (1)
                                     --------------------------------------------------------   ----------    ---------------------
                                                 SHARES
                                               UNDERLYING   SHARES       TOTAL
                                                WARRANTS  UNDERLYING   NUMBER OF
BENEFICIAL OWNER                     SHARES(2) AND OPTIONS   NOTES      SHARES     PERCENT(3)                  NUMBER  PERCENT(3)
----------------                     ---------  --------     -----      ------     ----------                  ------  ----------
Perkins Capital Management,
Inc. (4)                            2,361,500   2,695,000  1,565,000   6,621,500    14.00%      5,390,000  1,231,500     2.86%

Richard W. Perkins (5)                310,000     515,000    260,000   1,085,000     2.48%        830,000    255,000       *

Esher Limited (6)                     409,836     909,836    500,000   1,819,672     4.10%      1,819,672          0       --

Greenwood Nominees Limited                  0     200,000    200,000     400,000        *         400,000          0       --

H. Leigh Severance                     21,000      71,000     50,000     142,000        *         142,000          0       --

H.L. Severance, Inc. Profit            41,000     141,000    100,000     282,000        *         282,000          0       --
Sharing Plan & Trust

Wayne W. Mills                              0     375,000    375,000     750,000     1.71%        750,000          0       --

Gary Kohler                                 0     100,000    100,000     200,000        *         200,000          0       --

Andrew Redleaf                              0     100,000    100,000     200,000        *         200,000          0       --

Matison Euroinvest S.A.               409,836     409,836          0     819,672     1.89%        819,672          0       --

Blake Capital Partners LLC            375,000     375,000          0     750,000     1.73%        750,000          0       --

Morrison & Foerster LLP                     0   1,942,188          0   1,942,188     4.32%      1,942,188          0       --

All selling shareholders as
     a group                        3,928,172   7,833,860  3,250,000  15,012,032    27.75%     13,525,532  1,486,500     3.46%


----------------------------

*      Less than one percent.

(1) Each person has sole voting and sole dispositive power with respect to all outstanding shares, except has noted.

(2) Excludes shares underlying warrants, options and convertible promissory notes.

(3) The percentage calculation is based on an aggregate of 43,019,277 shares outstanding as of August 31, 2001.

(4) Consists of 2,361,500 shares of common stock, 2,695,000 shares of common stock that may be acquired upon exercise of warrants that are currently exercisable and 1,565,000 shares of common stock subject to promissory notes that are currently convertible into common stock for which Perkins Capital Management, Inc. ("PCM") has sole dispositive power but not sole voting power. Excludes shares beneficially owned by Richard W. Perkins, a director of Two Way TV (US) and the controlling shareholder of PCM, a registered investment advisor.

(5) Consists of 310,000 shares of common stock, 415,000 shares of common stock that may be acquired upon exercise of warrants that are currently exercisable, 260,000 shares subject to promissory notes that are currently convertible into common stock and 100,000 shares of common stock that may be acquired upon exercise of stock options that are currently exercisable held by various trusts of which Mr. Perkins is the sole trustee, held for the account of clients and held directly by Mr. Perkins. Excludes the 6,621,500 shares reported as beneficially owned by PCM. Mr. Perkins disclaims ownership of the shares beneficially owned by PCM.

(6) The shares beneficially owned by Esher Limited are held directly by Esher Limited, which is beneficially owned by the Mayer Trust. Mr. Eduard Mayer, who is a director of Two Way TV (US), is a principal beneficiary of the Mayer Trust. Mr. Mayer disclaims beneficial ownership of these shares for purposes of Section 16 of the Securities Exchange Act of 1934, as he does not have investment control with respect to those shares.


                      MARKET FOR COMMON STOCK AND DIVIDENDS

MARKET FOR INTERACTIVE NETWORK COMMON STOCK

         Interactive Network common stock is quoted on The Over-the-Counter Bulletin Board and is currently quoted under the symbol "INNN.OB." The following table sets forth, for the periods indicated, the high and low reported bid prices per share of Interactive Network common stock.


                                                          High          Low
         1999
         First Quarter.................................   $1.030      $0.270
         Second Quarter................................    1.125       0.450
         Third Quarter.................................    1.380       0.570
         Fourth Quarter................................    4.250       0.531

         2000
         First Quarter.................................   $8.625      $3.000
         Second Quarter................................    4.031       1.125
         Third Quarter.................................    2.125       1.090
         Fourth Quarter................................    1.750       0.650

         2001
         First Quarter.................................   $1.234        $0.406
         Second Quarter................................   $1.150        $0.406
         Third Quarter*................................   $____         $_____

---------------

         *  Through ______________, 2001.

         On May 31, 2001, the last trading day before Interactive Network publicly announced the execution of the merger agreement, the closing bid price per share of Interactive Network common stock on The Over-the-Counter Bulletin Board was $1.01. On _________, 2001, the closing price per share was $________. The prices indicated for Interactive Network common stock may not be indicative of the market price of the combined company's common stock.

MARKET FOR TWO WAY TV (US) COMMON STOCK

         There is no established public trading market for Two Way TV (US)'s common stock, and Two Way TV (US) anticipates that after the merger, its common stock will be quoted on The Over-the-Counter Bulletin Board under the symbol "TWTV.OB."

         After the merger, and assuming exercise of all outstanding options and warrants to purchase shares of Interactive Network shares, Two Way TV (US) will have outstanding an aggregate of 105,096,613 shares of its common stock. All shares issued pursuant to this merger will be freely tradeable without restriction or further registration under the Securities Act unless such shares are sold by "affiliates," as that term is defined in Rule 144 under the Securities Act.

HOLDERS OF RECORD

         As of _________, 2001, there were ________ shareholders of record of Interactive Network's common stock.

         As of June 30, 2001, there were two shareholders of record of Two Way TV (US)'s common stock.

DIVIDENDS

         Interactive Network has not declared nor paid any dividends since 1997. Two Way TV (US) has never paid or declared dividends. Future dividends, if any, will depend on Two Way TV (US)'s profitability and anticipated capital requirements. Two Way TV (US) has no present intention of paying dividends for the foreseeable future.

DESCRIPTION OF CAPITAL STOCK OF TWO WAY TV (US)

         At the effective time of the merger, the authorized capital stock of Two Way TV (US) will consist of 150,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of undesignated preferred stock, $0.001 par value.

COMMON STOCK

         As of September 10, 2001, there were 26,800,000 shares of Two Way TV
(US) common stock outstanding, which were held of record by two stockholders. There will be 90,312,753 shares of common stock outstanding after giving effect to the issuance of shares in the merger.

         The holders of Two Way TV (US) common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to any outstanding preferred stock, holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for such purpose. In the event of liquidation, dissolution or winding up of Two Way TV (US), the holders of its common stock would be entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of common stock are, and the shares of common stock to be issued in the merger will be, fully paid and non-assessable.

PREFERRED STOCK

         The Two Way TV (US) board of directors is authorized to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

         The Two Way TV (US) board may authorize the issuance of preferred stock with voting or conversion rights that adversely affect the voting power or other rights of the holders of its common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Two Way TV (US) and might harm the market price of Two Way TV (US) common stock and the voting and other rights of the holders of common stock without further action by the Two Way TV (US) stockholders. As of the closing of the merger, no shares of preferred stock will be outstanding and Two Way TV (US) currently has no plans to issue any shares of preferred stock.

TRANSFER AGENT AND REGISTRAR

         American Stock Transfer and Trust Company is the transfer agent and registrar for Interactive Network's common stock and will be the transfer agent and registrar for Two Way TV (US)' s common stock. Its address and telephone number is 59 Maiden Lane, New York City, New York 10038, (800) 937-5449.

                  TWO WAY TV (US) CERTIFICATE OF INCORPORATION

         The certificate of incorporation and bylaws of Two Way TV (US) in effect immediately before the merger will continue as the certificate of incorporation and bylaws of the combined company. Immediately before the merger becomes effective, the certificate of incorporation of Two Way TV (US) will be amended (a) to increase the authorized number of shares of capital stock of Two Way TV (US) (and, after the merger, the combined company) to a total of 150,000,000 shares and (b) to effect a 3.5293639 for 1 stock split of Two Way TV
(US)'s common stock. The amended and restated certificate of incorporation is attached to this proxy statement/prospectus as Exhibit A to the agreement and Plan of Reorganization attached hereto as Exhibit A. By approving the merger and the merger agreement, Interactive Network shareholders also will be approving these amendments.

         The principal purpose and effect of the provision in the Two Way TV
(US) certificate of incorporation increasing the authorized number of shares of Two Way TV (US) common stock to 150,000,000 shares will be:

         o to provide for a sufficient number of shares of Two Way TV (US) common stock for issuance to Two Way TV Limited in the merger,

         o to authorize additional shares of common stock that may be issued upon the approval by the board of directors of the combined company without requiring stockholder approval,

         o to accommodate further issuances under employee benefit plans, including stock option plans,

         o    for future equity financing, and

         o    for use in connection with other acquisitions, if any.

         Interactive Network currently has 150,000,000 shares of common stock authorized. As of June 30, 2001, a total of 43,019,277 shares of Interactive Network common stock were issued and outstanding and an additional 106,980,723 shares were reserved for issuance. The 43,019,277 outstanding shares of Interactive Network common stock will be converted into the right to receive the same number of shares of Two Way TV (US) common stock in the merger. Immediately following the effective time of the merger, Two Way TV Limited will hold 47,293,476 shares of Two Way TV (US) common stock.

         The authorized shares of Two Way TV (US) will, in addition to providing sufficient capital stock for issuance in connection with the merger, provide additional shares for general corporate purposes, including stock dividends, raising additional capital, issuances pursuant to employee and stockholder stock plans and possible future acquisitions. There are, however, no present plans, understandings or agreements for issuing a material number of additional shares of Two Way TV (US) common stock.

         The issuance of shares of Two Way TV (US) common stock, including the additional shares that would be authorized if the certificate of incorporation is adopted, may dilute the present equity ownership position of current Interactive Network shareholders and may be made without shareholder approval, unless otherwise required by applicable laws or stock exchange regulations.

                          FUTURE SHAREHOLDER PROPOSALS

         Interactive Network will not have an annual meeting of shareholders before the effective date of the merger. Under the Securities Exchange Act of 1934, shareholders of Interactive Network and, after the merger, stockholders of Two Way TV (US), may submit proposals to be considered at an annual shareholders' meeting. Rule 14a-8 under the Exchange Act sets forth the procedure and requirements for requesting that Interactive Network or Two Way TV
(US) include these proposals in its proxy statement prepared for the annual meeting. Under that rule, in the case where an annual meeting has been changed by more than 30 days from the date of the previous year's meeting, as will be the case for any annual meeting of Two Way TV (US) stockholders, the deadline for submitting proposals under Rule 14a-8 is a reasonable time before the company begins to print and mail its proxy materials.

         Shareholders also may submit proposals to be voted on at an annual meeting without having the proposals included in the company's proxy statement. These proposals are known as "non-Rule 14a-8 proposals." Rule 14a-4(c)(1) under the Exchange Act explains when the proxies named by a company to vote at an annual meeting may exercise their discretionary voting powers for proposals not included in the company's proxy statement, including non-Rule 14a-8 proposals. Rule 14a-4(c)(1) provides that proxies named by a company to vote at an annual meeting may be given discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposals that properly come before the annual meeting for a vote of the shareholders if (i) in the case of a company such as Two Way TV (US) that has changed the date of Interactive Network's annual meeting by more than 30 days from the date of the previous year's meeting, the company has not received advance notice of the proposal a reasonable time before it mails its proxy materials, and (ii) shareholders have been notified of this advance notice requirement.

         You are hereby notified that, for the next annual meeting of stockholders of Two Way TV (US), its proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to Two Way TV (US) a reasonable time before it mails its proxy materials.

         Any Rule 14a-8 proposal that a stockholder wishes to have considered for inclusion in Two Way TV (US)'s proxy solicitation materials for the next annual meeting of stockholders, and notice of any non-Rule 14a-8 stockholder proposals, should be given in writing to Robert Regan, President, Two Way TV
(US), 300 De Haro Street, Suite 342, San Francisco, California 94103.

         Due to the technical nature of the rights of shareholders in Interactive Network and Two Way TV (US) in this area, a shareholder desiring to make a shareholder proposal should consider consulting his or her personal legal counsel.

                                  LEGAL MATTERS

         Orrick, Herrington & Sutcliffe, LLP, Menlo Park, California, is acting as counsel for Two Way TV (US) and Two Way TV Limited in connection with legal matters relating to the merger. Winthrop & Weinstine, P.A., Minneapolis, Minnesota, is acting as counsel for Interactive Network in connection with legal matters relating to the merger. Certain tax consequences of the merger have been passed upon for Interactive Network by Winthrop & Weinstine, P.A.

                                     EXPERTS

         The financial statements of Interactive Network as of and for the periods ended December 31, 2000 and 1999 included in this proxy statement/prospectus have been audited by Marc Lumer & Company, independent auditor, as stated in its reports appearing herein and have been so included in reliance upon the reports of that firm given upon its authority as an expert in accounting and auditing.

         The financial statements of Interactive Network for the year ended December 31, 1998, have been included herein in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the financial statements for the year ended December 31, 1998 contains an explanatory paragraph that states, among other things, that Interactive Network filed for bankruptcy and was operating as a debtor-in-possession under the jurisdiction of the bankruptcy court which subjects Interactive Network to a number of significant contingencies and raises substantial doubt about the ability of Interactive Network to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         The financial statements of Two Way TV (US) for the period from January 10, 2000 (inception) through December 31, 2000 included in this proxy statement/prospectus have been audited by Marc Lumer & Company, independent auditor, as indicated in its reports with respect thereto, and are included herein in reliance upon the authority of that firm as an expert in giving said reports.


                       WHERE YOU CAN FIND MORE INFORMATION
                             ON INTERACTIVE NETWORK

         Two Way TV (US) has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act with respect to the common stock of Two Way TV (US) being offered in the merger. As permitted by the SEC's rules, this proxy statement/prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules. For further information with respect to Two Way TV (US), Interactive Network and the common stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules. Statements made in this proxy statement/prospectus concerning the contents of any document are not necessarily complete. With respect to each such document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document.

         The Registration Statement and the exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of the Registration Statement may be obtained from the SEC's offices upon payment of fees prescribed by the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information, including Two Way TV (US)'s Registration Statement, filed electronically by the registrant. The address of the site is http://www.sec.gov.

         Interactive Network files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy these material at the following location of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

         You may also obtain copies of these materials by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, by calling the SEC at 1-800-SEC-0330, or accessing the SEC's website at http://www.sec.gov.

         NONE OF INTERACTIVE NETWORK, TWO WAY TV (US) AND TWO WAY TV LIMITED HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR INTERACTIVE NETWORK, TWO WAY TV (US) OR TWO WAY TV LIMITED THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROXY STATEMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                        INTERACTIVE NETWORK, INC.

                                      INDEX TO FINANCIAL STATEMENTS

                                                                                                    Page
                                                                                                    ----
AUDITED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT OF MARC LUMER & COMPANY.................................................F-2

INDEPENDENT AUDITORS' REPORT OF KPMG LLP.............................................................F-3

FINANCIAL STATEMENTS:

         Consolidated Balance Sheets as of December 31, 2000 and 1999................................F-4

         Consolidated Statements of Operations for the Years Ended
           December 31, 2000, 1999 and 1998..........................................................F-5

         Consolidated Statements of Shareholder's Equity (Deficit) for the Years Ended
           December 31, 2000, 1999 and 1998..........................................................F-6

         Consolidated Statements of Cash Flows for the Years Ended
           December 31, 2000, 1999 and 1998..........................................................F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................................................F-9

UNAUDITED FINANCIAL STATEMENTS

         Consolidated Balance Sheets as of June 30, 2001 (Unaudited) and December 31, 2000..........F-20

         Consolidated Statements of Operations (Unaudited) for the Six Months Ended
           June 30, 2001 and 2000...................................................................F-21

         Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended
           June 30, 2001 and 2000...................................................................F-22

         Notes to Unaudited Consolidated Financial Statements.......................................F-23

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
Interactive Network, Inc.:


I have audited the accompanying consolidated balance sheet of Interactive Network, Inc. and subsidiary (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to report on these consolidated financial statements based on the results of my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my report.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and December 31, 1999, and the results of its operations and its cash flows of the years ended December 31, 2000 and December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company entered into a settlement agreement with certain parties in litigation (the "Settlement Agreement") whereby the Company entered into a reorganization by filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") on September 14, 1998. Substantially all liabilities of the Company as of the date of this report are subject to settlement under a plan of reorganization confirmed by the Bankruptcy Court on April 23, 1999. The Company is currently operating under the confirmed plan of reorganization under the jurisdiction of the Bankruptcy Court and continuation of the Company as a going concern is contingent upon, among other things, the ability to (1) develop an appropriate business plan and strategic direction for the Company's planned future operations, including conservation of available capital and working capital as the Company seeks to further develop and exploit its patent portfolio, (2) confirm the availability of net operating tax losses after reorganization, and (3) generate adequate sources of working capital and other liquidity as necessary to meet future obligations. Management's plans in regard to these matters are also described in Note 3. These contingencies and the uncertainties inherent in the bankruptcy process raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                              /s/ Marc Lumer & Company
                                              ----------------------------------
                                              Marc Lumer & Company

San Francisco, California
April 13, 2001

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Interactive Network, Inc.:


We have audited the accompanying consolidated statements of operations, shareholders' deficit and cash flows of Interactive Network, Inc. and subsidiary (the "Company") for the year ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our report.

In our opinion, the consolidated financial statements of the Company referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company entered into the Settlement Agreement whereby the Company commenced a reorganization by filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court") on September 14, 1998. Substantially all liabilities of the Company as of the date of this report are subject to settlement under a plan of reorganization to be confirmed by the Bankruptcy Court. The Company is currently operating as debtor-in-possession under the jurisdiction of the Bankruptcy Court and continuation of the Company as a going concern is contingent upon, among other things, the ability to (1) formulate an acceptable plan of reorganization that will be confirmed by the Bankruptcy Court, and be able to fully implement that plan in compliance with the Settlement Agreement, (2) settle the claims of unsecured creditors within available cash resources as currently contemplated by management, (3) develop an appropriate business plan and strategic direction for the Company's planned future operations after reorganization including conservation of available capital and working capital as the Company seeks to further develop and exploit its patent portfolio, (4) confirm the availability of net operating tax losses after reorganization, and (5) generate adequate sources of working capital and other liquidity as necessary to meet future obligations. Management's plans in regard to these matters are described in Note 2. These contingencies and the uncertainties inherent in the bankruptcy process raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                     /s/ KPMG LLP
                                                     --------------------------
                                                     KPMG LLP

Mountain View, California
March 15, 1999

                                        INTERACTIVE NETWORK, INC.
                                       CONSOLIDATED BALANCE SHEETS
                                       DECEMBER 31, 2000 AND 1999

                                                                              2000             1999
                                                                         --------------   --------------
ASSETS

Current assets:
    Restricted cash                                                      $   5,609,735    $   6,365,758
    Cash                                                                       685,168        1,210,399
    Royalty fee receivable                                                     250,000                -
    Prepaid expenses and other current assets                                   47,218           81,576
                                                                         --------------   --------------

          Total current assets                                               6,592,121        7,657,733

Deposits                                                                         3,220              220
                                                                         --------------   --------------
          Total assets                                                   $   6,595,341    $   7,657,953
                                                                         ==============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable and accrued liabilities                             $     443,952    $     614,077
    Accrued liabilities to officer                                                   -            3,600
    Deferred legal fees - current portion                                      957,775                -
    Promissory note - current portion                                           85,565                -
                                                                         --------------   --------------
          Total current liabilities                                          1,487,292          617,677

Liabilities subject to compromise                                            5,503,263        5,015,718
Deferred legal fees - net of current portion                                         -          916,867
Promissory note - net of current portion                                       598,955                -
                                                                         --------------   --------------
                                                                             7,589,510        6,550,262
                                                                         --------------   --------------

Commitments and Contingencies (Notes 7, 8 and 11)
Shareholders' equity (deficit):
    Preferred stock, no par value, 10,000,000 shares
       authorized; no shares issued and outstanding as of
       December 31, 2000 and 1999                                                    -                -

    Common stock, no par value, 150,000,000 shares
       authorized; 43,019,277 and 38,855,030 shares issued and
       outstanding as of December 31, 2000 and 1999, respectively          145,874,986      142,374,810

    Accumulated deficit                                                   (146,869,155)    (141,267,119)
                                                                         --------------   --------------

          Total shareholders' equity (deficit)                                (994,169)       1,107,691
                                                                         --------------   --------------

          Total liabilities and shareholders' equity (deficit)           $   6,595,341    $   7,657,953
                                                                         ==============   ==============

                      See accompanying notes to consolidated financial statements.

                                                  F-4

                                        INTERACTIVE NETWORK, INC.
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                              YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                2000            1999            1998
                                                           -------------   -------------   -------------

Royalty fees                                               $    250,000    $          -    $          -
                                                           -------------   -------------   -------------

General and administrative expenses                           1,873,168       1,317,182       1,124,943
                                                           -------------   -------------   -------------

           Loss from operations                              (1,623,168)     (1,317,182)     (1,124,943)

Other (income) and expense
     Interest income                                           (406,738)       (270,373)         (6,618)
     Interest expense (contractual interest exceeds
        recorded interest expense by $4,453,297 in 1998)        547,913         458,000         618,821
     Other (income)                                                   -        (141,273)              -
     Net loss from investment in affiliate
        accounted for by the equity method                    1,170,857               -               -
     Allowance for investment in affiliate                      329,143               -               -
     Litigation settlement                                    1,873,273     (10,375,380)       (501,837)
                                                           -------------   -------------   -------------

           Other (income) and expense, net                    3,514,448     (10,329,026)        110,366
                                                           -------------   -------------   -------------

           Income (loss) before reorganization expenses      (5,137,616)      9,011,844      (1,235,309)

Reorganization expenses                                         464,420         864,928         252,220
                                                           -------------   -------------   -------------

           Net income (loss)                               $ (5,602,036)   $  8,146,916    $ (1,487,529)
                                                           =============   =============   =============

Basic net income (loss) per share                          $      (0.14)   $       0.23    $      (0.05)
                                                           =============   =============   =============

Fully diluted net income (loss) per share                  $      (0.14)   $       0.22    $      (0.05)
                                                           =============   =============   =============

Shares used in basic per share calculation                   40,048,468      35,515,617      30,840,441
                                                           =============   =============   =============

Shares used in fully diluted per share calculation           40,048,468      37,574,827      30,840,441
                                                           =============   =============   =============

                      See accompanying notes to consolidated financial statements.

                                                  F-5

                                      INTERACTIVE NETWORK, INC.
                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                            YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                            Common Stock
                                   -------------------------------
                                       Shares           Amount        Accumulated   Total Shareholders'
                                                                        deficit      Equity (Deficit)
                                   --------------   --------------   --------------   --------------
Balances as of December 31, 1997      30,840,441    $ 103,281,755    $(147,926,506)   $ (44,644,751)
Net Loss                                                                (1,487,529)      (1,487,529)
                                   --------------   --------------   --------------   --------------
Balances as of December 31, 1998      30,840,441      103,281,755     (149,414,035)     (46,132,280)
Net Income                                                               8,146,916        8,146,916
Exercise of Stock Options                200,000           20,106              ---           20,106
Conversion of Notes Payable
  into Common Stock                    7,814,589       39,072,949              ---       39,072,949
                                   --------------   --------------   --------------   --------------
Balances as of December 31, 1999      38,855,030      142,374,810     (141,267,119)       1,107,691
Net loss                                     ---              ---       (5,602,036)      (5,602,036)
Sale of Common Stock                   2,600,913        3,350,837              ---        3,350,837
Cost of Stock Issuance                       ---          (46,161)             ---          (46,161)
Exercise of Stock Options              1,563,334          195,500              ---          195,500
                                   --------------   --------------   --------------   --------------
Balances as of December 31, 2000      43,019,277    $ 145,874,986    $(146,869,155)   $    (994,169)
                                   ==============   ==============   ==============   ==============

                    See accompanying notes to consolidated financial statements.

                                                F-6

                                             INTERACTIVE NETWORK, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                           2000            1999            1998
                                                                      -------------   -------------   -------------
Cash flows from operating activities:
Net income (loss)                                                     $ (5,602,036)   $  8,146,916    $ (1,487,529)
     Adjustments to reconcile net income (loss)
       to net cash provided by (used in)
       operating activities:
          Reorganization expenses                                          464,420         864,928         252,220
          Loss from investment in affiliate                              1,170,857               -               -
          Allowance for investment in affiliate                            329,143               -               -
            Changes in operating assets and liabilities:
              Royalty fee receivable                                      (250,000)              -               -
              Prepaid expenses and other assets                             31,358          (3,540)        (44,701)
              Accounts payable                                            (170,125)        614,077               -
              Accrued liabilities to officer                                (3,600)          3,600         948,473
              Accrued interest                                                   -               -         619,210
              Deferred legal fees and promissory note                      261,008               -               -
              Liabilities subject to compromise                          2,908,538               -               -
                                                                      -------------   -------------   -------------
                 Net cash provided by (used in)
                   operating activities before reorganization items       (860,437)      9,625,981         287,673

Professional fees paid for services rendered in connection
     with Chapter 11 proceedings                                                 -               -         (37,399)

Payments to unsecured creditors                                         (2,420,993)     (2,370,531)              -
                                                                      -------------   -------------   -------------
Net cash provided by (used in) operating activities                     (3,281,430)      7,255,450         250,274
                                                                      -------------   -------------   -------------

Cash flows provided by investing activities:
     Investment in TWIN Entertainment                                     (500,000)
      Promissory note receivable from TWIN Entertainment                (1,000,000)              -               -
                                                                      -------------   -------------   -------------
Net cash used in investing activities                                   (1,500,000)              -               -
                                                                      -------------   -------------   -------------

Cash flows provided by financing activities:
     Sale of common stock, net                                           3,304,676               -               -
     Exercise of stock options                                             195,500          20,106               -
                                                                      -------------   -------------   -------------
Net cash provided by financing activities                                3,500,176          20,106               -
                                                                      -------------   -------------   -------------

Increase (decrease) in cash                                             (1,281,254)      7,275,556         250,274

Cash at beginning of year                                                7,576,157         300,601          50,327
                                                                      -------------   -------------   -------------

Cash at end of year                                                   $  6,294,903    $  7,576,157    $    300,601
                                                                      ============    ============    ============

(continued)

                                                        F-7

Supplemental disclosure of cash flow information:
     Income taxes paid                                                $      4,000    $        800    $          -
     Interest paid                                                    $    214,889    $    123,113    $          -
                                                                      -------------   -------------   -------------

     Non-Cash Items:
        Conversion of current liabilities to liabilities
        subject to compromise                                         $          -    $          -    $ 46,296,316
                                                                      -------------   -------------   -------------
        Conversion of notes payable into common stock                 $          -    $ 39,072,949    $          -
                                                                      -------------   -------------   -------------
        Reorganization expenses                                       $          -    $    752,046    $    214,821
                                                                      -------------   -------------   -------------

                           See accompanying notes to consolidated financial statements.

                                                        F-8

                            INTERACTIVE NETWORK, INC.

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998



(1)    THE COMPANY

       Interactive Network, Inc. (the "Company") was incorporated in California on November 10, 1986, to engage in the design, development, and marketing of a subscription-based interactive television entertainment system. As discussed more fully below, the Company was unable to continue operations due to the lack of additional financing and curtailed operations in August 1995.

       The Company currently does business only in the state of California and is in good standing with the Secretary of State. Prior to 1995, the Company was qualified to do intrastate business in four other states, but ceased doing business outside California in 1995, and its qualification to do business in those other states has been revoked or surrendered. The Company filed delinquent income tax returns for the years 1995-1998 and paid the corresponding state minimum taxes in 2000.

       The Company has been in compliance with its Securities and Exchange Commission ("SEC") filings since the filing of its Form 10-K for the fiscal year ended December 31, 1998. The last quarterly financial report filed by the Company with the SEC was its Form 10-Q for the quarter ended September 30, 2000.

(2)    REORGANIZATION AND BASIS OF REPORTING

       In August of 1995, the Company commenced litigation (the "Litigation") against certain shareholders and their affiliated entities (the "Settling Parties"). The Litigation arose in relation to the use of the Company's intellectual property as collateral for secured loans made to the Company. See Note 12 for additional information.

       On July 10, 1998, the Company and the defendants in the Litigation, the Settling Parties, entered into an agreement (the "Settlement Agreement") whereby the Company filed a petition under Chapter 11 of the Bankruptcy Code in the U.S. Court for the Northern District of California on September 14, 1998 (the "Petition Date"). Under the terms of the Settlement Agreement, upon entry by the Bankruptcy Court of a final non-appealable order confirming the Company's Plan of Reorganization (the "Plan"), the Settlement Agreement was consummated and the Company was paid $10 million (plus accrued interest thereon, which approximates $375,380). Additionally, an amount of $2.5 million was paid by the Settling Parties directly to the Company's attorneys in respect of the Company's legal fees associated with the Litigation. Security interests in the Company's assets were released and 7,814,589 shares of the Company's common stock were issued in conversion of outstanding debt held by the Settling Parties in the amount of $39.1 million, of which $26.5 million represents the principal amount and $12.6 million represents accrued interest, as of February 25, 1998 (when interest ceased to accrue under terms of the Settlement Agreement). In addition, the Settlement Agreement includes releases of the Settling Parties by the Company and releases of the Company by each of the Settling Parties with respect to the litigation and any other preexisting claims or contracts including the cancellation of outstanding warrants.

       The Company's Plan under Chapter 11 was filed on December 22, 1998, and the First Amendment to the Plan was filed on February 18, 1999, providing for payment in full to all of the Company's creditors on their allowed claims. The final date for filing claims was January 19, 1999, at which time non-duplicative claims totaling approximately $13.7 million were filed or scheduled (not including the claims of the Settling Parties). Under the Plan, the Company intends to pay in full allowed claims, has paid $5.1 million in allowed claims, and believes that (in addition to expenses of administration of approximately $500,000) there are no more than approximately $5 million in allowed claims (plus certain accrued interest), although the final figure is subject to the claims objection and allowance procedures under Chapter 11. The Bankruptcy Court commenced a hearing on confirmation of the Plan on February 18, 1999. The hearing was completed in March 1999, and the Plan was confirmed on April 12, 1999.

       The Company retained possession of its property throughout the bankruptcy process and is authorized to operate and manage its businesses and enter into all transactions (including, among other items, paying employee wages, obtaining services, supplies and inventories) that it could have entered into in the ordinary course of business had there been no bankruptcy filing.

       Liabilities subject to compromise presented in the accompanying consolidated balance sheet represent the Company's estimate of pre-petition liabilities allowed as of December 31, 2000, and 1999, subject to adjustment in the reorganization process (see Note 7). Under Chapter 11, actions to enforce certain claims against the Company are stayed if the claims arose, or are based on events that occurred, on or before the Petition Date. Other liabilities may arise or be subject to compromise as a result of rejection of executory contracts and unexpired leases or the Bankruptcy Court's resolution of claims for contingencies and other disputed amounts. Although the Plan was confirmed, the Company is still disputing the claims of certain creditors, and such claims are considered Liabilities Subject to Compromise herein. The Company has also settled with many of its creditors and repaid those amounts in 2000 and 1999.

(3)    GOING CONCERN

       The accompanying consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As a result of the Chapter 11 filing and circumstances relating to the filing, realization of assets and satisfaction of liabilities is subject to uncertainty. Resolution of disputed liabilities could materially change the amounts reported in the accompanying consolidated financial statements, which do not give effect to adjustments to the carrying values of assets and liabilities. The ability of the Company to continue as a going concern is contingent upon, among other things, the ability to (1) fully implement the confirmed Plan in compliance with the Settlement Agreement (2) develop an appropriate business plan and strategic direction for the Company's planned future operations, including conservation of available capital and working capital as the Company seeks to further develop and exploit its patent portfolio, (3) confirm the availability of net operating tax loss carry-forwards after reorganization, (4) generate adequate sources of working capital and other liquidity as necessary to meet future obligations and (5) settle the claims of the unsecured creditors within the available cash resources as currently contemplated by management.

       The Company's business plan is to concentrate on further development and exploitation of its patent portfolio through licenses, joint ventures or other methods that will not involve substantial capital requirements or large overhead expenses for the Company. The Company does not intend to engage in the manufacture or sale of products involving its patents, which would require investment in plant, equipment or inventories, and believes that the cash it received under the Settlement Agreement will, after paying its creditors under the Plan, be inadequate to supply any necessary working capital during fiscal 2001. Additional working capital will be necessary to meet the contemplated cash needs. In the event that the Company completes its acquisition of and merger with TWIN Entertainment, the newly existing company may develop, market and sell products relating to the Company's patents. Additional working capital will be necessary to meet the potential cash needs.

(4)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    PRINCIPLE OF CONSOLIDATION

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned Nevada subsidiary formed in 1994, RealTime Gaming Systems, Inc. This subsidiary has no assets or liabilities and ceased to do business during 1995.

        (b)   FAIR VALUE OF FINANCIAL INSTRUMENTS

              The Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, defines the fair values of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2000 and 1999, the fair values of the Company's cash, other current assets and other accrued liabilities approximate their carrying values due to their short maturity. As stated in
              Note 7, certain accounts payable and accrued liabilities are included amongst liabilities subject to compromise as of December 31, 2000 and 1999. Accordingly, the fair value of these items is not readily determinable.

       (c)    USE OF ESTIMATES

              The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (d)    CONCENTRATION OF RISK

              The Company places its cash and temporary cash investments with well-established financial institutions. At December 31, 2000 and 1999 and periodically throughout the years, such cash balances were in excess of FDIC insurance limits.

        (e)   PER SHARE INFORMATION

              Basic and diluted net income (loss) per share are computed using the weighted-average number of outstanding shares of common stock. Diluted net loss per share does not include the effect of the following contingently issuable shares because their effects are antidilutive.

                                                            December 31,
                           -----------------------------------------------------------------------------
                                    2000                        1999                       1998
                           -----------------------------------------------------------------------------
                           Number of     Weighted-    Number of     Weighted-     Number of    Weighted-
                           Shares        Average      Shares        Average       Shares       Average
                                         Exercise                   Exercise                   Exercise
                                         Price                      Price                      Price
                           -----------------------------------------------------------------------------
Stock Options Outstanding   3,437,500     $0.64      3,887,500        $0.54      1,350,000      $0.17
Shares issuable upon the    2,541,672     $1.90        234,753        $3.87        709,210      $5.96
exercise of warrants
                           -----------              -----------                 -----------
                            5,979,172                4,122,253                   2,059,210
                           -----------              -----------                 -----------

              Also, net loss per share for 1998 does not include the effect of shares issued on the conversion of secured notes payable because their effects were antidilutive. See Note 7.

       (f)    INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Where a deferred tax asset has been recognized, a valuation allowance is established if, based on available evidence, it is more likely than not that the deferred tax asset will not be realized.

       (g)    STOCK OPTION PLAN

              The Company has adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principals Board
              (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and provide pro forma net income disclosures for employee stock option grants made as if the fair value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

       (h)    RECLASSIFICATION OF FINANCIAL STATEMENT PRESENTATION

              Certain reclassifications have been made to the 1999 financial statements to conform with the 2000 financial statement presentation. Such reclassifications have had no effect on net income or gross margin as previously reported.

       (i)    COMPREHENSIVE INCOME / LOSS

              The Company has no significant components of other comprehensive income or loss.

       (j)    RECENT ACCOUNTING PRONOUNCEMENTS

              In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended by SFAS No. 137 and No. 138 in June 1999 and June 2000, respectively. These Statements established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company must adopt SFAS No. 133 for fiscal years beginning after June 15, 2000. Management believes the adoption of SFAS No. 133 will not have a material effect on the consolidated financial position or results of operations of the Company.

              In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, REPORTING ON COSTS OF START-UP ACTIVITIES, which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. Start-up activities are defined broadly as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing some new operation. The SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Company has determined that the adoption of the SOP did not have an effect on its consolidated financial statements.

(5)    ROYALTY FEE RECEIVABLE

       The Company entered into a worldwide license agreement that exclusively licenses its intellectual property in countries other than the United States and Canada to Two Way TV in exchange for a royalty payment of a certain percentage of Two Way TV's world wide sales. Under the terms of the agreement, Two Way TV will pay the Company a royalty of 3% of worldwide Gross Profits, with a minimum annual royalty of no less than $250,000 by January 31, 2001, with the minimum royalty payment increasing by at least eight percent (8%) each year thereafter. In March 2001, Two Way TV paid the Company a royalty of $250,000 for the year ending December 31, 2000, which is reflected on the accompanying financial statements as a royalty fee receivable.

(6)    INVESTMENTS IN AFFILIATE

       The Company owns 50% of the outstanding capital stock of TWIN Entertainment, Inc. ("TWIN Entertainment"), a corporate joint venture between the Company and Two Way TV Limited ("Two Way TV"). TWIN Entertainment's offices are located at 4929 Wilshire Boulevard - Suite 930, Los Angeles, CA 90010. TWIN Entertainment operates in the United States and Canada using technology licensed by the Company and Two Way TV. Both the Company and Two Way TV made investments in the joint venture of $500,000 each during 2000, and then each party loaned an additional $1,000,000 during the year. Each shareholder reserves the right to convert the loans to equity in TWIN Entertainment in the future at terms to be determined and agreed upon at a later date by Interactive Network and Two Way TV, who are TWIN Entertainment's shareholders.

       The Company's share of the joint venture loss from the investment in the amount $1,170,857, represents the operating expenses of TWIN Entertainment for the period from January 31, 2000 (inception) through December 31, 2000. The Company recorded an allowance against the investment and loans in the amount of $329,143 to write the investment, including loans, down to zero at December 31, 2000 as no assurance can be made that the joint venture will be profitable in the future.

(7)    LIABILITIES SUBJECT TO COMPROMISE

       Liabilities subject to compromise include substantially all of the current and noncurrent liabilities of the Company as of the Petition Date which are subject to settlement under the Plan. These liabilities were transferred from their respective pre-petition balance sheet accounts to liabilities subject to compromise. Certain pre-petition liabilities have been approved by the Bankruptcy Court for payment and to the extent not paid, are included in accrued expenses and other payables as of December 31, 2000 and 1999. Liabilities subject to compromise are summarized as follows:

                                                      2000         1999
                                                  -----------  -----------

       Secured notes and accrued interest         $  513,088  $         -

       Accounts payable and accrued expenses       4,990,175    3,292,325

       Accrued liabilities to shareholder                  -    1,723,393
                                                  -----------  -----------

                                                  $5,503,263   $5,015,718
                                                  ===========  ===========

       At December 31, 2000, $5,609,735 of the Company's cash was in a reserve account held for settlement of claims from creditors.

       The Settlement Agreement was consummated upon entry by the Bankruptcy Court of a final non-appealable order confirming the Plan. Upon consummation, the secured note holders released their security interests and accrued interest of approximately $39 million and the Company issued them 7,814,589 shares of common stock as part of the settlement. This represents a conversion of the aggregate principal and interest at $5.00 per share.

       At December 31, 1999, the accrued liabilities to shareholder consists of amounts accrued in relation to claims filed by a current shareholder and former officer of the Company (the "Shareholder"). Included in this amount are certain claims for unpaid compensation, amounts due under a deferred compensation-noncompetition agreement, and interest, as to which the Company may contest the time of payment or seek to reduce the amounts payable under the Chapter 11 proceedings. The deferred compensation-noncompetition agreement was entered into between the Company and the Shareholder in December 1994. Concurrently with the execution of the deferred compensation-noncompetition agreement, a contingent promissory note in the principal amount of $2,000,000 issued by the Company to the Shareholder in December 1986 as consideration for the sale of certain patent rights by the Shareholder to the Company was canceled. Under the terms of this agreement the Company made a cash payment of $150,000 in 1994 to the Shareholder. The Company also agreed to make a cash payment of $55,000 and to cancel the Shareholder's obligation to the Company under a promissory note in the principal amount of $45,000 on January 1, 1996. In addition, commencing January 1, 1996, the Company agreed to pay the Shareholder $62,500 on each January 1, April 1, July 1 and October 1 thereafter through October 1, 2002, provided that the Company's available cash was sufficient to satisfy the Company's requirements during the following 90-day period and that the Shareholder continued to comply with the terms of the deferred compensation-noncompetition agreement. To date the Company has made no payments, other than the initial $150,000 in 1994. In consideration of and as a condition to such payments, the Shareholder agreed that during the eight-year period ending on December 31, 2002, he would not engage in or become associated with any person or entity engaged in any activity in the United States or Canada that is competitive with the business of the Company.

       The Company had excluded certain amounts from the total claim of the Shareholder in arriving at the amount included as an allowed claim as of December 31, 1999. Amounts accrued under the deferred compensation-noncompetition agreement as of December 31, 1999, reflect the amounts due at that date under the agreement. The Shareholder claim included an additional amount of $1 million for interest and penalties on payments due under this agreement during the period January 1, 1999 to December 31, 2002, which had not been accrued as of December 31, 1999. The claim of the Shareholder was settled in 2000 and the Shareholder is no longer a creditor of the Company.

       The Company will continue to negotiate with creditors to reconcile claims filed with the Bankruptcy Court to the Company's financial records. The additional liability arising from this reconciliation process, if any, is not subject to reasonable estimation. As a result, no provision has been recorded for these possible claims. The Company will recognize the additional liability, if any, as the amounts become subject to reasonable estimation. Additional bankruptcy claims and pre-petition liabilities may arise from the rejection of executory contracts and unexpired leases, resolution of contingent and unliquidated claims and the settlement of disputed claims. Under the Plan, the outcome of the claims review and objection process may materially change the amounts and terms of pre-petition liabilities. Consequently, the amounts included in the consolidated balance sheets as liabilities subject to compromise may be subject to future adjustment.

(8)    DEFERRED LEGAL FEES AND PROMISSORY NOTE

       The Company incurred legal expenses reflected on the accompanying financial statements at December 31, 2000 and 1999 of $957,775 and $916,867, respectively, prior to confirmation of the Company's bankruptcy reorganization plan on April 22, 1999, which became payable on April 22, 2000, subject to Bankruptcy Court approval and which counsel intends to seek. The Company also incurred post-confirmation legal expenses, principally in preparing and litigating objections to claims filed in the bankruptcy proceeding and for general corporate matters, on which a balance of $684,520 remains unpaid, as of December 31, 2000. The Company and counsel have executed a promissory note in this amount, of which $85,565 is reflected as a current liability on the accompanying financial statements at December 31, 2000. The Company has entered into an agreement with its counsel for payment of these expenses on the following terms: preconfirmation legal fees in the amount of $957,775 is due and payable on September 30, 2001, with interest accruing from October 15, 2000 and $684,520 payable in equal monthly installments over two years, commencing October 15, 2001, with interest accruing from October 15, 2000 at 1% per annum over Bank of America's prime rate (10.5% at December 31, 2000). The Company also issued to its counsel a warrant exercisable in whole or in part from time to time for 5 years, to purchase sufficient shares of our common stock to enable the warrant holder, by tender of the warrant in satisfaction of such indebtedness (and any indebtedness incurred in appealing Bankruptcy Court awards), to extinguish such indebtedness in full. The warrant exercise price is $1.23 per share. In addition to the foregoing legal expenses, through December 31, 2000, contingent legal expenses in the amount of approximately $1.1 million have been incurred by the Company in contesting claims in the Bankruptcy Court, which the Company will be obligated to pay only out of savings realized from a successful reversal or reduction on appeal of awards granted by the Bankruptcy Court with respect to contested claims, or, if an appeal is not pursued, through cancellation of the unscheduled contingent legal expenses by exercise of a warrant containing substantially the same terms as the warrant described above.

(9)    REORGANIZATION EXPENSES

       Reorganization expenses recorded in 2000, 1999 and 1998 consist of professional fees paid or incurred for legal services related to the Company's reorganization.

(10)   INCOME TAXES

       The Company filed federal and state income tax returns for the years ended December 31, 1994 through 1998 and paid the corresponding state minimum taxes in 2000. As of December 31, 2000, the Company had approximately $115 million and $42 million of federal and California net operating losses, respectively. The Company also had approximately $633,000 of federal research and experimentation credit carry-forwards, respectively.

       The Company has not determined whether the reorganization or lack of proper filing of income tax returns from December 31, 1993 through December 31, 1998 has caused the Company to forfeit its net operating loss carry-forwards.

       Should the net operating losses and credits described above, be available for use, such carry-forwards may be restricted in the event of an "ownership change," as defined in Section 382 of the Internal Revenue Code. The Company did have such a change in July 1989, and again in November 1991, subjecting $13.9 million of its net operating loss carry-forwards to an annual limitation not to exceed $1.6 million. The Company has not determined whether an ownership change has occurred after December 31, 1993. Further, Section 382 provides that in the event the Company ceases its trade or business, its net operating losses and credit carry-forwards would be forfeited.

       There are sufficient net operating loss carry-forwards to offset any taxable income in 2001.

(11)   LEASES

       The Company leases its office facility under a lease which expires July 31, 2002. The facility lease is an operating lease, and rent expense for the years ending December 31, 2000, 1999 and 1998 was $20,165, $12,396,
       and $4,640 respectively.

       Future minimum lease payments under the lease for years ending after December 31, 2000 are $36,000 for 2001 and $21,000 for 2002.

(12)   COMMON STOCK

       The Company has reserved a total of 5,000,000 shares of common stock for issuance under its 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan, adopted by the board of directors on February 26, 1999, and by the shareholders on March 31, 1999, with the increase of shares reserved under the 1999 Plan from 3,650,000 to 5,000,000 approved by the shareholders on June 30, 2000, provides for the granting of incentive stock options to employees (including officers) and nonqualified stock options to employees, non-employee directors and consultants, at prices not less than 100% and 85% of the fair market value of the Company's common shares for incentive and nonqualified stock options, respectively, at the grant date. Incentive and nonqualified stock options may have terms of up to 10 years and vest over periods determined by the Board of Directors. Options generally vest ratably over a 3- or 4-year period unless as otherwise specified by the Board of Directors. The 1999 plan has a term of 10 years. 1,962,500 options are available for grant under this plan as of December 31, 2000.

       The Company had reserved 5 million shares of common stock for issuance under the 1988 Stock Option Plan (the "1988 Plan") under terms substantially similar to the 1999 Plan. The 1988 Plan had a 10-year term. This plan expired in September 1998, but some options granted under that plan remain outstanding.

       1988 Plan Options outstanding as of December 31, 2000, are as follows:

                         Number of      Weighted-Average       Number of
                        Outstanding   Remaining Contractual     Options
       Exercise Price     Options        Life (in Years)        Vested
       --------------   -----------   ---------------------   -----------
              $0.09        100,000            0.00               100,000
              $0.21        900,000            2.50               900,000
                        -----------                           -----------
                         1,000,000                             1,000,000
                        ===========                           ===========

       On October 19, 2000, the Company issued Mr. Bruce Bauer 50,000 shares of its common stock upon his exercise of his stock option for those share for $4,500 at the exercise price.

       On October 6, 2000, the Company issued Mr. John Bohrer, a former director, 150,000 shares of its common stock upon his exercise of his stock option for those shares for $9,000 at the exercise price.

       Options exercisable under the 1988 Plan as of December 31, 2000, 1999 and 1998 were 1,000,000, 1,150,000 and 1,350,000, respectively, with weighted-average exercise prices of $0.20, $0.18 and $0.17, per share, respectively. The weighted-average grant date fair value of options granted in 2000, 1999 and 1998 was $0.31, $0.20 and $0.31, respectively.
       No options were granted under the 1988 Plan in 2000 or 1999 as the 1988 Plan expired in September 1998.

       The Company has taken the position that the options granted to the Shareholder in 1995 were not authorized under the 1988 Stock Option Plan, as amended in 1995, because the number of options granted exceeded the allowed maximum for a single grant in any one year. In addition, the Company maintains that 2,456,398 options which were held by the Shareholder expired in 1998 because they were not exercised within the time allowed after the Shareholder ceased to be an employee of the Company. In September 2000, the bankruptcy court held that the Shareholder had the right to exercise options to purchase 900,000 shares of the Company's common stock at $0.09 per share. The Company registered those shares and issued them to the Shareholder in December 2000.

The options activity under the 1999 Plan is summarized, as follows:

                                                      Weighted                  Weighted
                                                      Average                   Average
                                                      Exercise                  Exercise
                                           Shares     Price         Shares      Price
                                        -----------   --------   -----------    -------
Outstanding at beginning of year         2,737,500    $ 0.75              -     $   -
Granted                                    300,000      1.49      2,737,500      0.75
Canceled                                  (600,000)     0.84              -         -
                                        -----------   -------    -----------    ------
Outstanding at end of year               2,437,500      0.82      2,737,500      0.75
                                        ===========   =======    ===========    ======

Options exercisable at year-end          2,437,500                2,537,500

Weighted average grant-date fair
value of options granted during
the year whose exercise price
equaled market price on date of grant                 $ 1.49                    $ 0.43

         Under the 1999 Plan, no options were granted during 2000 or 1999 whose exercise price was greater or less than market price on the date of grant.

         The following table summarizes information about stock options outstanding at December 31, 2000 under the 1999 Plan:

                         Options Outstanding                                 Options Exercisable
-------------------------------------------------------------------      -------------------------
                                    Weighted Average     Weighted                        Weighted
       Range of                         Remaining         Average                        Average
       Exercise          Number        Contractual       Exercise            Number      Exercise
        Prices        Outstanding         Life            Price           Exercisable      Price
        ------        -----------         ----            -----           -----------      -----
     $0.42 - 1.01      2,037,500        3.5 years         $0.65             2,037,500     $0.65
     $1.47 - 1.50        300,000        3.5 years          1.49               300,000     1.49
      2.23               100,000        3.9 years          2.23               100,000      2.23
     ------------      ---------        ---------         -----             ---------     -----
     $0.42 -$2.23      2,437,500        3.5 years         $0.82             2,437,500     $0.82
     ============      =========        =========         =====             =========     =====

       The fair value of options granted under the 1999 Plan during the years ended December 31, 2000, 1999 and 1998 is estimated on the date of grant using the Black-Scholes model with the following assumptions: no dividend yield, risk-free interest of 6.0%, and expected lives of 5 years. The volatility assumption for the options granted in 2000 was 139%, and 60% was used for options granted in 1999 and 1998.

       The Company uses the intrinsic value-based method under APB Opinion No. 25, in accounting for its employee stock-based compensation plans and, accordingly, no compensation cost has been recognized for stock options granted to employees in the accompanying consolidated financial statements. Had compensation cost for the Company's stock-based compensation plans been determined consistent with the fair value approach set forth in SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Company's net income (losses) for the years ended December 31, 2000, 1999 and 1998, would have been:

                                                                       Years Ended December 31,
                                                            -----------------------------------------------
                                                                 2000             1999            1998
                                                            --------------  ---------------  --------------
       Net Income (loss) - as reported                      $  (5,602,036)  $    8,146,916   $  (1,487,529)
       Net Income (loss) - pro forma                        $  (5,847,556)  $    6,991,552   $  (1,590,529)
       Basic and diluted net loss per share - as reported   $       (0.14)  $         0.23   $       (0.05)
       Basic and diluted net loss per share - pro forma     $       (0.15)  $         0.19   $       (0.05)

       A shareholder holds warrants to purchase the Company's common stock dependent upon meeting certain performance criteria in offering television programming identifying the Company's interactive games. The warrants specify that the shareholder can purchase approximately 25% of the Company's common stock outstanding at the time of exercise in three installments of 5%, 10%, and 10% after satisfying each of three separate performance criteria. In 1994, the Board of Directors amended the original warrant agreement to establish an exercise price for the original warrants of either $8.50 per share or 75% of the then current market price of common stock, and to grant to the shareholder an additional warrant to purchase 200,000 shares of common stock at an exercise price of $5.875. The 25% warrants contain certain antidilution provisions and terms of four, five and six years commencing when the performance criteria for the first warrant are satisfied. Accordingly, if and when it becomes probable that this shareholder will satisfy any of the three separate performance criteria, the Company will recognize expenses relating to the respective differences between the warrant exercise prices of the shares and their then fair market value. As of December 31, 2000, none of these warrants have been exercised, and no common stock has been issued in relation to these warrants. It is expected these warrants will be canceled as part of the Settlement Agreement.

       Warrants for 234,753 shares of common stock with exercise prices ranging from $2.86 to $4.80 per share were assumed under the plan of reorganization. These warrants expired on March 30, 2000.

       The Company issued to its counsel a warrant exercisable in whole or in part from time to time for 5 years, to purchase sufficient shares of our common stock to enable the warrant holder, by tender of the warrant in satisfaction of certain indebtedness (and any indebtedness incurred in appealing Bankruptcy Court awards), to extinguish such indebtedness in full. The warrant exercise price is $1.23 per share.

       As of December 31, 2000, the Company sold 2,541,672 units to private investors pursuant to a Stock Purchase and Investment Agreement dates as of September 13, 2000. Each unit consists of one share of our common stock and a five-year warrant to purchase one share of our common stock at an exercise price of $1.90 per share. The Company received $3.1 million for the sale of these units.


(13)   LITIGATION

        (a) As indicated in Note 2, in August 1995 the Company commenced litigation against certain shareholders and their affiliated entities (Settling Parties) alleging that the defendants had attempted to acquire the Company's intellectual property by obtaining liens thereon through secured loans, reneging on commitments to make future loans and then seeking to foreclose on the Company's intellectual property when the Company could not sustain its business without additional funds. The defendants counterclaimed to foreclose their liens. In July 1998, the Settling Parties entered into the Settlement Agreement referred to in Note 2, settling the litigation, which was consummated in April 1999.

       (b) Prior to 1995, the Company was a party to various litigation matters with NTN Communications, Inc. ("NTN") and related parties, primarily involving the validity of the Company's basic patent, the scope of each party's respective technologies and the Company's right to offer its game "IN The Huddle." The Company obtained judgment against NTN enforcing a prior settlement agreement with NTN and in 1998 received payment of approximately $500,000 from NTN. The Company is continuing to pursue litigation in Canada against NTN's affiliate, Networks North, Inc. (formerly NTN Communications Canada, Inc.) for infringement of its patent.

       (c) In 1995, two securities class action complaints were filed against the Company and certain of its officers and directors for alleged violation of Federal securities laws in connection with various public statements made by the Company and certain of its officers and directors during the period from January 19, 1994 to March 31, 1995. The securities class action plaintiffs failed to file a proof of claim in the Company's bankruptcy proceedings by January 19, 1999.

              This claim was settled on September 1, 1999, with expenses limited to the $500,000 deductible under the Company's liability insurance. This amount was classified as liabilities subject to compromise in 1998 and was paid in 1999 in full and final settlement of the claim.

              No litigation settlement was received in 2000. The Company did, however, incur additional losses of $1.9 million in 2000 resulting from increased claims by unsecured creditors which were approved by the Bankruptcy Court. The Company received $10.4 million from the Settling Parties upon the consummation of the Settlement Agreement during the year ended December 31, 1999, and $502,000 in connection with the proceeds from other unrelated litigation during the year ended December 31, 1998.

(14)   QUARTERLY FINANCIAL INFORMATION - UNAUDITED

       A summary of quarterly information follows:

QUARTER ENDED:            MARCH 31       JUNE 30     SEPTEMBER 30   DECEMBER 31
-------------          ------------   ------------   ------------   ------------

2000
Total revenue ......   $         -    $         -    $         -    $         -
Cost of revenue ....             -              -              -              -
Operating loss .....    (613, 495)       (281,665)      (647,702)      (330,305)
                       ------------   ------------   ------------   ------------
Net loss ...........      (511,391)    (3,845,879)    (1,230,579)       (14,187)
Net loss per share,
diluted and basic ..   $     (0.01)   $     (0.10)   $     (0.02)   $     (0.01)
                       ------------   ------------   ------------   ------------

1999
Total revenue ......   $         -    $         -    $         -    $         -
Cost of revenue ....             -              -              -              -
Operating loss .....      (405,487)      (126,782)      (276,357)      (508,556)
                       ------------   ------------   ------------   ------------
Net loss ...........    (1,036,693)     9,965,243       (454,100)      (327,533)
Net loss per share,
  basic ............   $     (0.03)   $      0.28    $     (0.01)   $     (0.01)
  fully diluted ....   $     (0.03)   $      0.27    $     (0.01)   $     (0.01)

                                  INTERACTIVE NETWORK, INC.
                                 CONSOLIDATED BALANCE SHEETS

                                                                 JUNE 30,       DECEMBER 31,
                                                                   2001             2000
                                                              --------------   --------------
                                                               (Unaudited)
ASSETS
Current assets:
    Restricted cash                                           $   5,543,978    $   5,609,735
    Cash                                                            948,999          685,168
    Royalty fee receivable                                          135,000          250,000
    Prepaid expenses and other current assets                        46,523           47,218
                                                              --------------   --------------
          Total current assets                                    6,674,500        6,592,121

Deposits and other assets                                             3,144            3,220
                                                              --------------   --------------
          Total assets                                        $   6,677,644    $   6,595,341
                                                              ==============   ==============

LIABILITIES AND SHAREHOLDERS' (DEFICIT)

Current liabilities:
    Accounts payable and accrued liabilities                  $     791,103    $     443,952
    Liabilities subject to compromise                             5,504,922        5,503,263
    Promissory note - current                                             -           85,565
    Deferred legal fees                                                   -          957,775
                                                              --------------   --------------
          Total current liabilities                               6,296,025        6,990,555


Promissory note - noncurrent                                      1,246,130          598,955
Convertible Promissory Notes                                      1,120,616                -

Shareholders' deficit:
    Preferred stock, no par value, 10,000,000 shares
       authorized; no shares issued and outstanding as of
       June 30, 2001 and December 31, 2000                                -                -

    Common stock, no par value, 150,000,000 shares
       authorized; 43,019,277 shares issued and outstanding
       as of both June 30, 2001 and December 31, 2000           145,874,986      145,874,986

    Accumulated deficit                                        (147,860,113)    (146,869,155)
                                                              --------------   --------------
          Total shareholders' (deficit)                          (1,985,127)        (994,169)
                                                              --------------   --------------

          Total liabilities and shareholders' (deficit)       $   6,677,644    $   6,595,341
                                                              ==============   ==============

                See accompanying notes to consolidated financial statements.

                                            F-20

                                         INTERACTIVE NETWORK, INC.
                             CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                          THREE MONTHS                  SIX MONTHS
                                                         ENDED JUNE 30,               ENDED JUNE 30,
                                                  ---------------------------   ---------------------------
                                                      2001           2000           2001           2000
                                                  ------------   ------------   ------------   ------------

Royalty fees                                      $    67,500    $         -    $   135,000    $         -
                                                  ------------   ------------   ------------   ------------

General and administrative expenses:
    Salaries                                           69,417         65,641        147,336        131,282
    Employer payroll taxes                              9,004          8,689         22,726         17,331
    Contract labor                                      7,012         11,858         32,520         28,606
    Rent                                                9,000          3,099         18,000          5,165
    Directors' & Officers' insurance                   16,801              -         32,702              -
    Other administrative costs                          9,796         22,444         16,994         53,065

       Legal fees                                      91,341        117,969        139,450        170,977
       Accounting fees                                 26,060         17,054         47,156         54,372
       Advisory fees                                        -              -              -        390,000
       Legal - NTN litigation                          23,549         10,135         25,936         14,904
       Shareholder relations - proxy                        -         24,776          1,400         28,659
                                                  ------------   ------------   ------------   ------------
General and administrative expenses                   261,980        281,665        484,220        894,361
                                                  ------------   ------------   ------------   ------------

          Loss from operations                       (194,480)      (281,665)      (349,220)      (894,361)

Other (income) and expense
    Interest (income)                                 (72,352)       (99,196)      (145,428)      (199,849)
    Interest expense                                  148,409         89,000        286,374        195,000
    Net loss from investment in affiliate
       accounted for by the equity method             314,486        273,160        619,345        278,651
    Reserve for impairment of investment             (164,486)             -       (219,345)             -
    Litigation settlement                                   -      3,301,000              -      3,081,785
                                                  ------------   ------------   ------------   ------------

          Other (income) and expense, net             226,057      3,563,964        540,946      3,355,587
                                                  ------------   ------------   ------------   ------------

          Loss before reorganization expenses        (420,537)    (3,845,629)      (890,166)    (4,249,948)

Reorganization expenses                               100,792            250        100,792        106,522
                                                  ------------   ------------   ------------   ------------

          Net loss before federal & state taxes      (521,329)    (3,845,879)      (990,958)    (4,356,470)

             Federal & state taxes                          -              -              -            800

          Net loss                                $  (521,329)   $(3,845,879)   $  (990,958)   $(4,357,270)
                                                  ============   ============   ============   ============

                       See accompanying notes to consolidated financial statements.

                                                   F-21

                                   INTERACTIVE NETWORK, INC.
                       CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                            SIX MONTHS
                                                                          ENDED JUNE 30,
                                                                   ---------------------------
                                                                       2001           2000
                                                                   ------------   ------------
Cash flows from operating activities:
    Net loss                                                       $  (990,958)   $(4,357,270)
    Adjustments to reconcile net loss to net cash provided by
       (used for) operating activities:
          Loss from investment in affiliate                            619,345        278,651
          Allowance for investment in affiliate                       (219,345)             -
          Changes in assets and liabilities:
             Royalty fee receivable                                    115,000              -
             Prepaid expenses and other assets                             771        (22,781)
             Accounts payable                                          381,975        (71,055)
             Liabilities subject to compromise                           1,659      2,331,397
             Deferred legal fees                                      (500,000)             -
             Other accrued liabilities                                  69,626        350,000
                                                                   ------------   ------------
                Cash provided by (used in) operating activities:      (521,927)    (1,491,058)

Cash flows from investing activities:
    Investment in TWIN Entertainment                                         -       (500,000)
    Promissory note receivable from TWIN Entertainment                (400,000)             -
                                                                   ------------   ------------
                Cash provided by (used in) financing activities:      (400,000)      (500,000)
                                                                   ------------   ------------


Cash flows from financing activities:
    Proceeds from bridge financing                                   1,120,000              -
    Sale of common stock                                                     -        350,997
                                                                   ------------   ------------
                Cash provided by (used in) financing activities:     1,120,000        350,997
                                                                   ------------   ------------

Net increase (decrease) in cash                                    $   198,073    $(1,640,061)

Cash:
    Beginning of period                                              6,294,903      7,576,158
                                                                   ------------   ------------
    End of period                                                  $ 6,492,977    $ 5,936,097
                                                                   ------------   ------------

                 See accompanying notes to consolidated financial statement.

                                             F-22

                            INTERACTIVE NETWORK, INC.

              Notes to Unaudited Consolidated Financial Statements

                                  June 30, 2001


The consolidated financial information of Interactive Network, Inc. (the "Company") furnished herein reflects all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of its operations and cash flows for the periods presented. This Quarterly Report on Form 10-Q should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K Report for the year ended December 31, 2000 filed with the Securities and Exchange Commission ("SEC") on April 16, 2001. The results of operations for the three-month or six-month periods ended June 30, 2001 are not necessarily indicative of the results for any subsequent quarter or for the entire year ending December 31, 2001.

Current liabilities consist of accounts payable, and legal fees and expenses incurred in connection with the Company's Chapter 11 bankruptcy proceedings and general corporate work. Payment of Morrison & Foerster's pre-confirmation fees, which was subject to Bankruptcy Court approval, was deferred by agreement until April 22, 2000, when payment was due in full without interest. As the Company lacked funds to pay Morrison & Foerster's fees at that time, Morrison & Foerster did not apply to the Bankruptcy Court for approval of its fees. On June 30, 2001, with approval from the Bankruptcy Court, the Company paid Morrison & Foerster $500,000 as partial payment of the principal and interest on the pre-confirmation fees. The remaining pre-confirmation fees are subject to an agreement between Morrison & Foerster and the Company, with the first payment due on October 15, 2002.

INVESTMENT IN AFFILIATE. The Company owns 50% of the outstanding capital stock of TWIN Entertainment, Inc. ("TWIN Entertainment"), a corporate joint venture between the Company and Two Way TV Limited ("Two Way TV"). TWIN Entertainment's offices are located at 300 De Haro Street, Suite 342, San Francisco, CA 94103. TWIN Entertainment operates in the United States and Canada using technology licensed to it by the Company and Two Way TV. In addition to its initial investment of $500,000, the Company made additional investments in TWIN Entertainment in the form of multiple loans totaling $1.25 million through the first quarter of 2001. The Company made further loans of $50,000 in May 2001 and $100,000 in June 2001 and, after the quarter ended June 30, 2001, made additional loans of $100,000 in July 2001 and $100,000 in August 2001. Two Way TV made similar loans to TWIN Entertainment, leaving the relative ownership interests in TWIN Entertainment unchanged. Each party reserves the right to convert such amounts to equity in TWIN Entertainment in the future under terms to be determined and agreed upon at a later date by the parties.

The Company's share of the operating loss from its joint venture investment in TWIN Entertainment was approximately $314,486 for the quarter ended June 30, 2001 accounted for by the equity method. The Company also adjusted its allowance against its investment and outstanding loans in the amount of $164,486 to write the investment, including loans, down to zero at June 30, 2001, as no assurance can be made that the joint venture will be profitable in the future.

                                             TWIN ENTERTAINMENT, INC.
                                       (NOW KNOWN AS TWO WAY TV (US), INC.)

                                           INDEX TO FINANCIAL STATEMENTS

                                                                                                              Page
                                                                                                              ----
AUDITED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT OF MARC LUMER & COMPANY..........................................................F-25

FINANCIAL STATEMENTS:

         Balance Sheet as of December 31, 2000................................................................F-26

         Statement of Operations for the Period from inception (January 10, 2000)
           Ended December 31, 2000............................................................................F-27

         Statement of Cash Flows for the Period from Inception (January 10, 2000)
           Ended December 31, 2000............................................................................F-28

         Statement of Shareholder's Equity (Deficit) for the Period from inception
           (January 10, 2000) Ended December 31, 2000.........................................................F-29

NOTES TO FINANCIAL STATEMENTS.................................................................................F-30

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheets as of June 30, 2001 (Unaudited) and December 31, 2000.................................F-35

         Statements of Operations (Unaudited) for the Period from Inception (January 10, 2000)
           ended June 30, 2000 and the Six Months Ended June 30, 2001.........................................F-36

         Statements of Cash Flows (Unaudited) for the Period from Inception (January 10, 2000)
           ended June 30, 2000 and the Six Months Ended June 30, 2001.........................................F-37

         Notes to Unaudited Financial Statements..............................................................F-38


                                                       F-24

INDEPENDENT AUDITOR'S REPORT


The Board of Directors and Shareholders
TWIN Entertainment, Inc.:


I have audited the accompanying balance sheet of TWIN Entertainment, Inc., a development stage company (the "Company") as of December 31, 2000, and the related statements of operations, shareholders' equity (deficit), and cash flows for the period from inception (January 10, 2000) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to report on these financial statements based on the results of my audit.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my report.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the period from inception (January 10, 2000) through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is wholly dependent upon its two shareholders for operating capital, and continuation of the Company as a going concern is contingent upon, among other things, the ability to (1) develop an appropriate business plan and strategic direction for the Company's planned future operations, including conservation of available capital and working capital as the Company seeks to further develop and exploit its market, (2) assume certain of the net operating tax loss carry-forwards after its proposed merger with Interactive Network, and (3) generate adequate sources of working capital and other liquidity as necessary to meet future obligations. Management's plans in regard to these matters are also described in Note 2. These contingencies raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Based on the dependency as stated above, these financial statements should be read in conjunction with the financial statements of its shareholders described in Note 1.


/s/ Marc Lumer  & Company


San Francisco, California
August 29, 2001

TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2000



ASSETS
Current assets:
         Cash                                                       $   783,182
         Prepaid expenses and other current assets                        2,317
                                                                    ------------

                  Total current assets                                  785,499

         Property and equipment net of
                  accumulated depreciation                              425,335
         Deposits and other assets                                       11,500
                                                                    ------------

                  Total assets                                      $ 1,222,334
                                                                    ============


LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
         Accounts payable and accrued liabilities                   $    53,496
         Notes payable to shareholders                                2,000,000
                                                                    ------------

                  Total current liabilities                           2,053,496

Amount due to shareholders                                              356,087
Commitments and contingencies                                                 0
                                                                    ------------

                                                                      2,409,583

Shareholders' deficit:
         Preferred stock, par value $.001, 20,000,000 shares
              authorized; no shares issued and outstanding                    0
         Common stock, par value $.001, 50,000,000 shares
              authorized; 20,000,000 shares issued and outstanding       20,000
         Additional paid-in-capital                                     980,000
         Accumulated deficit                                         (2,187,249)
                                                                    ------------
                  Total shareholders' deficit                        (1,187,249)

                  Total liabilities and shareholders' deficit       $ 1,222,334
                                                                    ============

See accompanying notes to financial statements.

TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED DECEMBER 31, 2000



Revenue                                                           $           0
                                                                  --------------

General and administrative expenses                                   2,212,011
                                                                  --------------

         Loss from operations                                        (2,212,011)

Other income
         Interest income                                                 24,520
         Other income                                                     1,042
                                                                  --------------
                  Other income                                           25,562
                                                                  --------------

Net loss before taxes on income                                      (2,186,449)
Taxes on income                                                            (800)
                                                                  --------------
         NET LOSS                                                 $  (2,187,249)
                                                                  ==============

Basic net loss per share                                          $       (0.44)
                                                                  ==============

Fully diluted net loss per share                                          (0.44)
                                                                  ==============

Shares used in basic per share calculation                            5,000,000
                                                                  ==============

Shares used in fully diluted per share calculation                    5,000,000
                                                                  ==============

See accompanying notes to financial statements.

TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss
         Adjustments to reconcile net (loss)
              to net cash                                         $  (2,187,249)

              Provided by (used in) operating activities:
                  Depreciation                                           23,036

              Changes in operating assets and liabilities:
                  Prepaid expenses and other assets                     (13,817)
                  Accounts payable                                       53,496
                  Amount due to shareholder                             356,087
                                                                  --------------

                       Net cash used in operating activities         (1,768,447)

CASH FLOWS USED IN INVESTING ACTIVITIES:
         Purchase of equipment                                         (448,371)
                                                                  --------------

                       Net cash used in investing activities           (448,371)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
         Sale of common stock, net                                    1,000,000
         Notes payable to shareholders                                2,000,000
                                                                  --------------

                       Net cash provided by financing activities      3,000,000

Increase in cash                                                        783,182

Cash at beginning of period                                                   0
                                                                  --------------

Cash at end of period                                             $     783,182
                                                                  ==============

Supplemental disclosure of cash flow information:
         Income taxes paid (Note I)                               $         800
                                                                  ==============

         Interest paid                                            $           0
                                                                  ==============


See accompanying notes to financial statements.


TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED DECEMBER 31, 2000


                                COMMON STOCK                                                TOTAL
                         ----------------------------       PAID-IN     ACCUMULATED     STOCKHOLDERS'
                            SHARES         AMOUNT           CAPITAL       DEFICIT     EQUITY (DEFICIT)
                         -----------------------------------------------------------------------------
Balances at inception
 (January 10, 2000)     $          0    $          0                    $          0    $          0

Sale of common stock       5,000,000           5,000         995,000                       1,000,000

Stock split               15,000,000          15,000         (15,000)                              0

Net loss                                                                  (2,187,249)     (2,187,249)

                        -----------------------------------------------------------------------------
Balances as of
December 31, 2000         20,000,000    $     20,000    $    980,000    $ (2,187,249)   $ (1,187,249)
                        =============================================================================

See accompanying notes to financial statements.



                                                 F-29

TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000


NOTE 1 THE COMPANY

TWIN Entertainment, Inc. (the "Company") was incorporated in Delaware on January 10, 2000, to enter into a joint venture license agreement with its two equal shareholders:

         a) Interactive Network, Inc., a California corporation
         b) Two Way TV Limited, a corporation organized under the laws of England and Wales

The Company currently does business only in the state of California and is in good standing with the California Secretary of State.


NOTE 2 GOING CONCERN

The accompanying financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not had any operating revenue to date, and relies on its two shareholders for its working capital. The ability of the Company to continue as a going concern is contingent upon, among other things, the ability to (1) develop an appropriate business plan and strategic direction for the Company's planned future operations, including conservation of available capital and working capital as the Company seeks to further develop and exploit its patent portfolio under the licensing agreement, as discussed in Note 1; (2) assume certain of the net operating tax loss carry-forwards after its proposed merger with Interactive Network, Inc., and (3) generate adequate sources of working capital and other liquidity as necessary to meet future obligations.

The Company's business plan is to develop and market Interactive Network's significant patent portfolio and Two Way TV Limited's content, production systems, operating platform and patents for digital interactive services.

The Company does not intend to engage in the manufacture or sale of products involving its licensing rights, which would require investment in plant, equipment or inventories, and believes that the current cash balances are inadequate to supply working capital during the remainder of fiscal 2001. From January 10, 2000 through August 31, 2001, the Company had borrowed $3,200,000 from its stockholders which was converted into 6,800,000 shares of common stock on September 10, 2001. See Note 6.

In the event that the Company completes its merger with Interactive Network, Inc., as described in Note 11, the newly existing company may develop, market and sell products relating to the Company's patents. Additional working capital will be necessary to meet the potential cash needs.

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments
-----------------------------------

The Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, defines the fair values of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2000, the fair values of the Company's cash, other current assets and accounts payable approximated their carrying values due to their short maturity. As stated in Note 5, certain advances from related parties and notes payable to stockholders may not be paid in the ordinary course of business. Accordingly, the fair value of these items is not readily determinable.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Risk
---------------------

The Company places its cash and temporary cash investments with well-established financial institutions. At December 31, 2000, and periodically throughout the year, such cash balances were in excess of FDIC insurance limits.

Per Share Information
---------------------

Basic and diluted net income (loss) per share are computed using the weighted-average number of outstanding shares of common stock.

Income Taxes
------------

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Where a deferred tax asset has been recognized, a valuation allowance is established if, based on available evidence, it is more likely than not that the deferred tax asset will not be realized.

Stock Option Plan
-----------------

The Company indicated in a number of offer letters to employees during 2000 that options to purchase an aggregate amount of 262,000 (pre-split) shares of the Company's common stock could be granted in the future, subject in each case to the adoption by the Company of a stock option plan and the approval by the Company's board of directors of each of the option grants and related vesting schedules. The Company has not adopted a stock option plan, and the board has not approved any stock option grants. Accordingly, the Company and its board of directors are of the opinion that no stock options have been granted or are outstanding.

Comprehensive Income/Loss
-------------------------

The Company has no significant components of other comprehensive income or loss.

Recent Accounting Pronouncements
--------------------------------

In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended by SFAS No. 137 and No. 138 in June 1999 and June 2000, respectively. These Statements established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company must adopt SFAS No. 133 for fiscal years beginning after June 15, 2000. Management believes the adoption of SFAS No. 133 will not have a material effect on the consolidated financial position or results of operations of the Company.

NOTE 4 PROPERTY AND EQUIPMENT

As of December 31, 2000, property and equipment consisted of the following:

          Computer equipment system                  $   222,485

          Trade show booth                               130,000

          Software                                        34,103

          Leasehold improvements                           8,774

          Equipment                                       46,889

          Furniture and fixtures                           6,120
                                                     ------------

                                                         448,371

Less accumulated depreciation and amortization           (23,036)
                                                     ------------

Property and equipment (net)                         $   425,335
                                                     ============

Depreciation expense for the period from January 10, 2000 (inception) through December 31, 2000 was $23,036.

NOTE 5 INVESTMENTS AND NOTES PAYABLE SHAREHOLDERS

The Company is owned equally under a corporate joint venture between Interactive Network, Inc. ("Interactive") and Two Way TV Limited ("Two Way TV"). The Company operates in the United States and Canada using technology licensed to it by Interactive and Two Way TV Limited. Both Interactive and Two Way TV Limited made investments in the joint venture of $500,000 each during 2000, and then each party loaned an additional $1,000,000 during the year. The notes do not contain a provision for interest because they are not anticipated to be paid off in the normal course of business. As discussed in Note 6, each shareholder reserves the right to convert the loans to equity in the Company in the future at terms to be determined and agreed upon at a later date by Interactive Network and Two Way TV Limited, who are TWIN Entertainment's shareholders. The notes were converted into 6,800,000 shares of the Company's common stock on September 10, 2001.


NOTE 6 LIABILITIES NOT PAYABLE IN THE ORDINARY COURSE OF BUSINESS

Subject to a pending agreement between the Company's shareholders, $2,000,000 of the current liabilities of the Company as of December 31, 2000 are subject to conversion to common stock. These liabilities were incurred by the shareholders with the intent to convert if an agreement could be reached. Accordingly, the Company has not accrued any interest payable.

Amounts due to shareholder (Two Way TV Limited) are subject to repayment in accordance with the Memorandum of Terms for Two Way/IN Transaction dated February 6, 2001 under which the parties agree to "prioritize" (subordinate) the repayment of the debt upon the Company receiving funding of at least $3,000,000. Management does not believe that the funding will be received within one year of the balance sheet date.


NOTE 7 INCOME TAXES

The Company filed federal and state income tax returns and paid the corresponding minimum taxes in 2000. As of December 31, 2000, the Company had approximately $2.1 million of federal net operating losses.

The Company has not determined whether the proposed acquisition will cause the Company to forfeit its net operating loss carry-forwards.

There are sufficient net operating loss carry-forwards to offset any foreseeable taxable income in 2001.

Minimum income and franchise taxes for the State of Delaware were due with payment on March 31, 2001. The returns were filed and the fees and taxes paid. No provision was made at December 31, 2000.

NOTE 8 LEASES

The Company leases two offices, one in Los Angeles California, and the other in San Francisco, California. Its San Francisco office facility operates under a lease, which expired May 1, 2001. The facility lease is an operating lease, and rent expense for the year ending December 31, 2000 was $46,000.

Future minimum lease payments under the lease for years ending after December 31, 2000 are $46,000 for 2001. The lease was extended on a month-to-month basis after May 1, 2001.

The Los Angeles lease is month-to-month. Rent expense for 2000 was $19,269.


NOTE 9 COMMON STOCK

The Company has not reserved any shares of common stock at December 31, 2000. See Note 3 above and Note 10 below regarding certain option matters.


NOTE 10 CONTINGENCIES AND COMMITMENTS

In connection with the termination of employment of its Chief Technology Officer, the Company stated to the officer in a letter dated June 27, 2001 from its President, Robert Regan, that 57.20% of the stock options provided for in his employment agreement (or 200,200 shares) would have vested as of his termination, if the Company had in fact adopted a stock option plan. Mr. Regan's letter further noted that the Company has in fact never adopted a stock option plan, and stated that Mr. Regan would therefore discuss the matter with the two stockholders of the Company, Interactive and Two Way TV, and advise the employee accordingly. The Company and its board of directors are of the opinion that no stock options have been granted to the employee, and that he is not legally entitled to any stock options.

NOTE 11 SUBSEQUENT EVENTS

In February 2001 the Company closed its office in Los Angeles and consolidated its operations in San Francisco. As part of the consolidation, the Company placed some of its equipment in storage. Under the provisions of SFAS 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company has identified assets for which the expected future cash flow is zero. Accordingly the Company will take a pre-tax non-cash loss of approximately $70,000 in 2001.

On May 31, 2001, the Company entered into a definitive Agreement and Plan of Reorganization among Interactive, Two Way TV and the Company. At the effective time, Interactive will merge into the Company, all of the outstanding shares of Interactive will be converted into shares of common stock of the Company and Interactive will cease to exist as a separate entity. The merger has been approved by the boards of directors of both Interactive and the Company and is subject to the approval of the shareholders of both companies.

TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JUNE 30, 2001 (UNAUDITED) AND
DECEMBER 31, 2000


                                                    JUNE 30, 2001
                                                     (UNAUDITED)   DEC. 31, 2000
                                                     ------------   ------------
ASSETS
Current Assets:
     Cash                                            $    60,247    $   783,182
     Prepaid expenses and other current assets                 0          2,317
                                                     ------------   ------------
         TOTAL CURRENT ASSETS                             60,247        785,499
                                                     ------------   ------------

     Property and equipment
         net of accumulated depreciation                 350,665        425,335
     Deposits and other assets                               450         11,500
                                                     ------------   ------------

         TOTAL ASSETS                                $   411,362    $ 1,222,334
                                                     ============   ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
     Accounts payable and accrued liabilities        $     5,924    $    53,496
     Notes payable - shareholders                      2,800,000      2,000,000
                                                     ------------   ------------

         TOTAL CURRENT LIABILITIES                     2,806,000      2,053,496

Amount due to shareholder                                320,939        356,087
Commitments and contingencies                                  0              0
                                                     ------------   ------------
                                                       3,126,863      2,409,583

SHAREHOLDERS' DEFICIT
Preferred stock, par value $.001
20,000,000 shares authorized;
no shared issued and outstanding                               0              0

Common stock, par value $.001
50,000,000 shares authorized;
20,000,000 shares issued and outstanding                  20,000         20,000

Additional paid-in capital                               980,000        980,000
Accumulated deficit                                   (3,715,501)    (2,187,249)
                                                     ------------   ------------

         TOTAL SHAREHOLDERS' DEFICIT                  (2,715,501)    (1,187,249)
                                                     ------------   ------------

         TOTAL LIABILITIES AND
         SHAREHOLDERS' DEFICIT                       $   411,362    $ 1,222,334
                                                     ============   ============

See accompanying notes to financial statements.


TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED JUNE 30, 2001 AND THE SIX MONTHS ENDED JUNE 30, 2000


                                                     JUNE 30, 2001   JUNE 30, 2000
                                                      (UNAUDITED)     (UNAUDITED)
                                                     -------------   -------------
Revenue                                              $          0    $          0

General and administrative expenses                     1,457,288         585,274
                                                     -------------   -------------

                  Loss from operations                 (1,457,288)       (585,274)


Other income:
         Interest income                                      836          14,919
                                                     -------------   -------------
         Other income                                         836          14,919


Net loss before impairment loss                        (1,456,452)       (570,355)
Impairment loss                                           (70,000)              0
                                                     -------------   -------------

Net loss before taxes on income                        (1,526,452)       (570,355)
Taxes on income                                            (1,800)           (800)
                                                     -------------   -------------

Net loss                                             $ (1,528,252)   $   (571,155)
                                                     =============   =============


Basic net loss per share                             $       (.08)   $       (.44)
                                                     -------------   -------------

Fully diluted net loss per share                     $       (.08)   $       (.44)
                                                     -------------   -------------

Shares used in basic per share calculation             20,000,000       5,000,000
                                                     -------------   -------------

Shares used in fully diluted per share calculation     20,000,000       5,000,000
                                                     -------------   -------------




See accompanying notes to financial statements.


TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED JUNE 30, 2001 AND THE SIX MONTHS ENDED
JUNE 30, 2000

                                                      JUNE 30, 2001  JUNE 30, 2000
                                                      (UNAUDITED)     (UNAUDITED)
                                                      ------------   ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                              $(1,528,252)   $  (571,155)
Adjustments to reconcile net loss to net cash
Provided by (used in) operating activities:
     Depreciation                                          30,031              0
     Impairment loss                                       70,000              0

Changes in operating assets and liabilities:
     Prepaid expenses and other assets                     13,367         (9,045)
     Accounts payable                                     (47,572)             0
     Amount due to shareholder                            (35,148)       299,068
                                                      ------------   ------------

         NET CASH USED IN OPERATING ACTIVITIES:        (1,497,574)      (281,132)

CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchase of equipment                                (25,361)      (190,909)
                                                      ------------   ------------

         NET CASH USED IN INVESTING ACTIVITIES:           (25,361)      (190,909)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
     Sale of common stock, net                                  0      1,000,000
     Notes payable to shareholders                        800,000              0
                                                      ------------   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES:       800,000      1,000,000

INCREASE (DECREASE) IN CASH                              (722,935)       527,959

CASH AT BEGINNING OF PERIOD                               783,182              0
                                                      ------------   ------------

CASH AT END OF PERIOD                                 $    60,247    $   527,959
                                                      ============   ============



See accompanying notes to financial statements.

TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2001


NOTE A THE COMPANY

The financial information of TWIN Entertainment, Inc. (the "Company") furnished herein reflects all adjustments, consisting only of normal recurring adjustments which in the opinion of management are necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of its operations and cash flows for the periods presented. This Condensed Interim Financial Statement should be read in conjunction with the financial statements and notes thereto included in the Company's Financial Statements for the period from inception (January 10, 2000) through December 31, 2000 contained above. The results of operations for the six-month period ended June 30, 2001 and for the period from inception (January 10, 2000) ended June 30, 2000 are not necessarily indicative of the results for any subsequent quarter or for the entire year ending December 31, 2001.


NOTE B INVESTMENT

The Company is a corporate joint venture between the Company, Two Way TV Limited, and Interactive Network, Inc. The Company's offices are located at 300 DeHaro Street, Suite 342, San Francisco, California, 94103. In addition to the initial investment of $500,000 each, the Company received loans of $2.8 million through the second quarter of 2001. After the quarter ended June 30, 2001, investors made additional loans of $200,000 in July 2001 and $200,000 in August 2001, and $200,000 in September 2001.


NOTE C MERGER

On May 31, 2001, the Company entered into a definitive Agreement and Plan of Reorganization among Interactive, Two Way TV Limited, and the Company. At the effective time, Interactive will merge into the Company, all of the outstanding shares of Interactive will be converted into shares of common stock of the Company, and Interactive will cease to exist as a separate entity. The merger has been approved by the boards of directors of both Interactive and the Company, and is subject to the approval of the shareholders of both companies.

                      INDEX TO UNAUDITED COMBINED PRO FORMA
                              FINANCIAL STATEMENTS

INDEPENDENT ACCOUNTANT'S REPORT.................................................................P-2

FINANCIAL STATEMENTS:

         Unaudited Pro Forma Combined Balance Sheet June 30, 2001...............................P-3

         Unaudited Pro Forma Combined Statement of Operations
           for the Period from Inception (January 10, 2000) Through December 31, 2000...........P-4

         Unaudited Pro Forma Combined Statement of Operations
           for the Six Months Ended June 30, 2001...............................................P-5

         Note to Unaudited Pro Forma Combined Financial Statement
           for the Period from Inception (January 10, 2000) Ended December 31, 2000 and for the Six Months Ended June 30, 2001...........................................P-6

NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS................................................P-5


                                                P-1

                         INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors
Two Way TV (US), Inc.
(Formerly TWIN Entertainment, Inc.)

I have compiled the accompanying unaudited pro forma combined condensed balance sheet of Two Way TV (US), Inc. (formerly TWIN Entertainment, Inc.) (a Development Stage Company) as of June 30, 2001, and the related unaudited pro forma combined condensed statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001, in accordance with STATEMENTS ON STANDARDS FOR ACCOUNTING AND REVIEW SERVICES issued by the American Institute of Certified Public Accountants.

The unaudited pro forma combined condensed financial statements give effect to the merger of Interactive Network, Inc. ("Interactive") with Two Way TV (US), Inc. (the "Company") pursuant to an agreement and plan of reorganization. This unaudited pro forma combined condensed information has been prepared using the historical financial information of both entities. The unaudited pro forma combined condensed financial data is provided for comparative purposes only and does not purport to be indicative of the results which would have been obtained if the merger had been effected on the date indicated or of those results which may be obtained in the future.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them except that the financial statements of the Company and Interactive were audited by Marc Lumer & Company at December 31, 2000.

Management has elected to omit the statement of cash flows, changes in stockholders' equity and notes to financial statements (except as described above) required by generally accepted accounting principles but not required by Regulation S-X: Rule 11-02. If the statement of cash flows, changes in stockholders' equity and footnotes were included in the financial statements, they might influence the user's conclusion about the Company's financial position, results of operations and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


/s/ Marc Lumer & Company

August 29, 2001
San Francisco, California


TWO WAY TV (US), INC.
(FORMERLY TWIN ENTERTAINMENT, INC.)
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
JUNE 30, 2001       ($000 OMITTED)


                                                                                           PRO FORMA                 PRO FORMA
                                                                    TWIN     INTERACTIVE   ADJUSTMENTS               COMBINED
                                                                 ----------  -----------   -----------              ----------
ASSETS
Curret assets:
    Restricted cash                                              $       -    $   5,544                             $   5,544
    Cash                                                                60          949                                 1,009
    Royalty fee receivable                                                          135                                   135
    Prepaid expenses and other current assets                            -           47                                    47
                                                                 ----------   ----------                            ----------

          Total current assets                                          60        6,675                                 6,735
                                                                 ----------   ----------                            ----------

Property and equipment
    net of accumulated depreciation                                    351                                                351
Goodwill                                                                                       1,985       C5           1,985
Deposits and other assets                                                -            3                                     3
                                                                 ----------   ----------   ----------               ----------
          Total assets                                           $     411    $   6,678    $   1,985                $   9,074
                                                                 ==========   ==========   ==========               ==========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
    Accounts payable and accrued liabilities                     $       5    $     791                             $     796
    Notes payable shareholders                                       2,800                    (2,800)      C3
    Liabilities subject to compromise                                             5,505                                 5,505
    Income tax payable                                                   1                                                  1
                                                                 ----------   ----------   ----------               ----------
          Total current liabilities                                  2,806        6,296       (2,800)                   6,302

Promissory note - noncurrent                                                      1,246                                 1,246
Convertible bridge note                                                           1,121                                 1,121
Amount due shareholder                                                 321                                                321
                                                                 ----------   ----------   ----------               ----------
                                                                     3,127        8,663       (2,800)                   8,990

Shareholders' deficit:
    Preferred stock                                                      -                                                  -
    Common stock                                                        20      145,875     (145,875)      C2
                                                                                                  70       C6              90
    Additional paid-in capital                                         980                     2,800       C3
                                                                                                 (70)      C6           3,710
    Accumulated deficit                                             (3,716)    (147,860)     145,960       C2
                                                                                               1,900       C4          (3,716)
                                                                 ----------   ----------   ----------               ----------

          Total shareholders' equity (deficit)                      (2,716)      (1,985)       4,785                       84
                                                                 ----------   ----------   ----------               ----------
          Total liabilities and shareholders' equity (deficit)   $     411    $   6,678        1,985                $   9,074
                                                                 ==========   ==========   ==========               ==========

See accompanying accountant's report and notes to financial statements.

                                                             P-3

TWO WAY TV (US), INC.
(FORMERLY TWIN ENTERTAINMENT, INC.)
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED
JUNE 30, 2001     ($000'S OMITTED)


                                                                                           PRO FORMA
                                                                               PRO FORMA   COMBINED
                                                       TWIN     INTERACTIVE   ADJUSTMENTS  COMPANY(S)
                                                     --------   -----------   -----------  ----------

Royalty fees                                         $     -      $   135                   $   135
                                                     --------     --------     --------     --------


General and administrative expenses                    1,459          484                     1,943
                                                     --------     --------     --------     --------

           Loss from operations                       (1,459)        (349)                   (1,808)

Other income and (expense)
     Interest income                                       1          145                       146
     Interest expense                                      -         (286)                     (286)
     Net loss from investment in
        affiliate accounted for
        by the equity method                                         (400)         400  C4        -
     Loss from impairment of long-lived
        assets                                           (70)                                   (70)
                                                     --------     --------     --------     --------
           Other expense, net                            (69)        (541)         400         (210)
                                                     --------     --------     --------     --------
           Loss before reorganization                 (1,528)        (890)         400       (2,018)
             expenses                                                                             -
Reorganization expenses                                              (101)                     (101)
                                                     --------     --------     --------     --------
Net loss before federal and state taxes               (1,528)        (991)         400       (2,119)
Federal and state taxes                                   (1)                                    (1)
                                                     --------     --------     --------     --------
           Net loss                                  $(1,529)     $  (991)     $   400      $(2,120)
                                                     ========     ========     ========     ========


See accompanying accountant's report and notes to financial statements.


TWO WAY TV (US), INC.
(FORMERLY TWIN ENTERTAINMENT, INC.)
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED DECEMBER 31, 2000      ($000'S OMITTED)

                                                                                           PRO FORMA
                                                                               PRO FORMA   COMBINED
                                                       TWIN     INTERACTIVE   ADJUSTMENTS  COMPANY(S)
                                                     --------   -----------   -----------  ----------
Revenue                                              $     -      $     -            -      $     -
                                                     --------     --------     --------     --------


General and administrative expenses                    2,212        3,747            -        5,959
                                                     --------     --------     --------     --------

           Loss from operations                       (2,212)      (3,747)           -       (5,959)

Other income and (expense)
     Interest income                                      25          407            -          432
     Interest expense                                      -         (548)           -         (548)
     Other income                                          1            -            -            1
     Net loss from investment in
        affiliate accounted for
        by the equity method                               -       (1,500)       1,500  C4        -
                                                     --------     --------     --------     --------
           Other income and (expense), net                26       (1,641)       1,500         (115)
                                                     --------     --------     --------     --------
           Loss before reorganization
             expenses                                 (2,186)      (5,388)       1,500       (6,074)
Reorganization expenses                                              (464)                     (464)
                                                     --------     --------     --------     --------

Net loss before federal and state taxes               (2,186)      (5,852)       1,500       (6,538)
Federal and state taxes                                   (1)           -            -           (1)
                                                     --------     --------     --------     --------
           Net loss                                  $(2,187)     $(5,852)     $ 1,500      $(6,539)
                                                     ========     ========     ========     ========


See accompanying accountant's report and notes to financial statements.

TWO WAY TV (US), INC.
(FORMERLY TWIN ENTERTAINMENT, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED DECEMBER 31, 2000 AND FOR
THE SIX MONTHS ENDED JUNE 30, 2001

NOTE A REORGANIZATION

The following are the principal terms with respect to the exchange of shares of capital stock of Two Way TV (US), Inc., formerly TWIN Entertainment, Inc., (the "Company"), a Delaware corporation, for the shares of Interactive Network, Inc., a California corporation.

Merger
------

On May 31, 2001, Interactive Network, the Company and Two Way TV Limited, a corporation organized under the laws of England and Wales, entered into an Agreement and Plan of Reorganization providing for a merger (the "Merger") of Interactive Network into the Company, with the Company as the surviving corporation. The closing of the Merger is subject to, among other things, approval of the shareholders of Interactive Network.

Immediately prior to the Merger, each share of the Company's common stock will be split at a ratio of 3.5293639 for 1. Concurrent with the Merger, all shares of the Company held by Interactive Network will be cancelled. The Interactive Network shareholders will be issued 43,019,277 shares of the Company's common stock in exchange for their shares of Interactive Network common stock. In the Merger, each share of common stock of Interactive Network will be converted into one share of common stock of the Company, and options and warrants to purchase Interactive Network common stock and promissory notes convertible into Interactive Network common stock will be converted into options and warrants to purchase and promissory notes convertible into the same number of shares of common stock of the Company under the same conditions. Assuming the exercise of all options and warrants to purchase common stock of Interactive Network and notes convertible into such common stock, immediately after the Merger, current Interactive Network shareholders will own 55% of the Company's common stock and Two Way TV Limited will own 45%.

The Merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. After the Merger, the results of operations of Interactive Network will be included in the consolidated financial statements of the Company. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed by the combined company. Interactive Network has a pre-acquisition shareholder deficiency of approximately $1,985,000. The consolidation recognizes the goodwill that arises from the combination primarily by bringing the intangible rights of Interactive Network directly under the ownership of the Company, rather than the indirect ownership through license that existed prior to Merger.

On August 30, 2001, TWIN Entertainment, Inc. changed its name to Two Way TV
(US), Inc.

Pre-Exchange Capitalization
---------------------------

The Company issued 5,000,000 shares for cash in January 2000. In December 2000, the Company effected a 4-for-1 stock split, resulting in 20,000,000 shares issued and outstanding. On September 10, 2001, Interactive Network and Two Way TV Limited converted notes issued by the Company to them into a total of 6,800,000 shares of the Company's common stock (the "Notes"), resulting in 26,800,000 shares of the Company's common stock issued and outstanding. Immediately before the Merger, each share of the Company's common stock will be split at a ratio of 3.5293639 for 1 resulting in Two Way TV Limited and Interactive Network each holding 47,293,476 shares of the Company's common stock. Concurrent with the Merger, all shares of Two Way TV (US), Inc. held by Interactive Network will be cancelled. The Interactive Network shareholders will be issued 43,019,277 shares in exchange for their shares of Interactive Network common stock. As a result, there will be 94,586,952 shares of the Company's common stock issued and outstanding immediately prior to the effective time of the Merger.

Equity Conversion Mechanics
---------------------------

At the effective time of the Merger, all of the shares of common stock of the Company held by Interactive Network will be cancelled. Concurrently, each share of common stock of Interactive Network will be converted into the right to receive a share of common stock of the Company. Immediately following the Merger,

TWO WAY TV (US), INC.
(FORMERLY TWIN ENTERTAINMENT, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (JANUARY 10, 2000)
ENDED DECEMBER 31, 2000 AND FOR
THE SIX MONTHS ENDED JUNE 30, 2001

NOTE A UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (continued)

Interactive Network shareholders will hold 43,019,277 shares of the Company's common stock, representing 48% of the Company's outstanding shares of common stock, and Two Way TV Limited will hold 47,293,476 shares of the Company's common stock, which will represent approximately 52% of the Company's outstanding shares of common stock outstanding after the Merger, or 45% calculated on a fully diluted basis allowing for the exercise of Interactive Network options and warrants and the conversion of convertible notes. As a result, there will be approximately 90,312,753 total shares of common stock of the Company outstanding after the Merger, or 105,096,613 shares on a fully diluted basis.

NOTE B BASIS OF CONSOLIDATION

The accompanying pro forma combined condensed financial statements have been prepared to give effect to the merger to be completed by:

         Two Way TV (US), Inc. (formerly TWIN Entertainment, Inc.), a Delaware corporation (the "Company"), and

         Interactive Network, Inc., a California corporation ("Interactive Network").

The Financial statements represents identical periods for the Company and Interactive except as set forth in Note C. All appropriate elimination entries were made to reflect inter-company transactions.

As noted in the Accountant's Report, the financial statements of the Company and Interactive Network were audited at December 31, 2000 by Marc Lumer & Company.

NOTE C UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. The Pro Forma Statement of Operations assumes that all of the transactions happened on January 10, 2000. For purposes of the Pro Forma Statement of Operations for the year ended December 31, 2000, the Company's historical statement of operations for the period from inception (January 10, 2000) ended December 31, 2000 and Interactive Network's historical statement of operations for the year ended December 31, 2000 were combined. For purposes of the Pro Forma Statement of Operations for the six month period ended June 30, 2001, Interactive Network's and the Company's historical statements of operations for the six month period ended June 30, 2001 were combined.

     Adjustments to present the unaudited Pro Forma Financial Statements are set forth below:

2. The acquisition of Interactive Network was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of the Company, based upon their respective fair values as of the closing date.

3. The Notes to shareholders were added to paid-in capital at the Merger date to reflect their conversion to common stock.

4. Interactive Network wrote its investment and loan to the Company down to zero under the equity method of accounting. The consolidation reflects the conversion of the loans into common stock and eliminates the double accounting for the losses.

5. Interactive Network has a pre-acquisition shareholder deficiency of approximately $1,985,000. The consolidation recognizes the goodwill that arises from the combination primarily by bringing the intangible rights of Interactive Network directly under the ownership of the Company, rather than the indirect ownership through license that existed prior to Merger.

6. Prior to the Merger, there were 20,000,000 shares of the Company's common stock outstanding. After the transactions described in Note A above, the final capitalization consist of approximately 90,000,000 shares of the Company's common stock.

TWO WAY TV (US), INC.
FORMERLY TWIN ENTERTAINMENT, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR
THE SIX MONTHS ENDED JUNE 30 2001


NOTE D RECENT ACCOUNTING PRONOUNCEMENT

Effective for all business combinations initiated after June 30, 2001, SFAS 141 "Business Combinations" requires certain disclosures not previously required by APB 16, "Business Combinations." In accordance with SFAS 141, the Company elected to make the disclosures with respect to the Merger as discussed below.

At the Merger time, the Company will acquire 100% of the voting interest of Interactive Network, Inc. (Interactive) for 43,019,277 shares of the Company's common stock. Interactive Network currently owns intellectual property assets related to the television market and other interactive technology, which it licenses to the Company, and the Company's other shareholder, Two Way TV Limited.

The primary reason for the business combination was to gain operating, licensing, and product development efficiencies through the merger of Interactive Network and the Company. As discussed in Note C above, the Company acquired an intangible asset in the purchase, which arose from the pre-acquisition shareholder deficiency of Interactive Network. After review of the fair value of the assets and liabilities acquired, the Company allocated the entire excess purchase price to goodwill.

These financial statements include the operations of Interactive Network for the six months ended June 30, 2001 and the year ended December 31, 2000. The purchase price is computed in accordance with APB 16 at cost of property acquired, as it is more clearly evident than the fair value of the stock (consideration) given.

SFAS 142 "Goodwill and Other Intangible Assets" is effective for years beginning after December 15, 2001. In accordance with SFAS 142, the goodwill will not be amortized. The goodwill will be tested for impairment in the period immediately after the merger, and annually thereafter.

EX-2.1 TO REGISTRATION STATEMENT
EXHIBIT A TO THE PROXY STATEMENT/PROSPECTUS

--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                           INTERACTIVE NETWORK, INC.,
                               TWO WAY TV LIMITED
                                       AND
                            TWIN ENTERTAINMENT, INC.

                            DATED AS OF MAY 31, 2001

--------------------------------------------------------------------------------

                                         TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I.  DEFINITIONS AND RULES OF CONSTRUCTION................................................1
   SECTION 1.1.               Definitions........................................................1
   SECTION 1.2.               Certain Rules of Construction......................................8
ARTICLE II.  MERGER..............................................................................9
   SECTION 2.1.               Merger.............................................................9
   SECTION 2.2.               Effects of the Merger..............................................9
   SECTION 2.3.               Dissenting Interactive Network Shares.............................11
   SECTION 2.4.               Issuances of New Certificates.....................................11
ARTICLE III.  CLOSING...........................................................................13
   SECTION 3.1.               The Closing.......................................................14
   SECTION 3.2.               Closing Conditions................................................14
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF TWIN.............................................16
   SECTION 4.1.               Organization, Good Standing and Qualification of TWIN.............17
   SECTION 4.2.               Corporate Documents...............................................17
   SECTION 4.3.               Capitalization....................................................18
   SECTION 4.4.               Non-Contravention; Consents.......................................18
   SECTION 4.5.               Proprietary Assets................................................19
   SECTION 4.6.               Financial Statements..............................................20
   SECTION 4.7.               Liabilities.......................................................21
   SECTION 4.8.               Books and Records.................................................21
   SECTION 4.9.               Title to Assets...................................................21
   SECTION 4.10.              Real Property.....................................................22
   SECTION 4.11.              Material TWIN Contracts...........................................23
   SECTION 4.12.              Employees; Employee Benefits......................................24
   SECTION 4.13.              Employment Relations..............................................25
   SECTION 4.14.              Compensation of Employees.........................................25
   SECTION 4.15.             Receivables; Major Customers.......................................25
   SECTION 4.16.              Accounts Payable..................................................25
   SECTION 4.17.              Proceedings.......................................................26
   SECTION 4.18.              Compliance With Requirement of Laws...............................26
   SECTION 4.19.              Governmental Authorizations.......................................26
   SECTION 4.20.              Tax Matters.......................................................27
   SECTION 4.21.              Finders and Brokers...............................................27
   SECTION 4.22.              Absence of Changes................................................28
   SECTION 4.23.              Environmental Compliance..........................................29
   SECTION 4.24.              Insurance.........................................................29
   SECTION 4.25.              Full Disclosure...................................................29
ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF TWO WAY UK........................................30
   SECTION 5.1.               Organization, Good Standing, and Authority........................30
   SECTION 5.2.               Corporate Documents...............................................30
   SECTION 5.3.               Non-Contravention; Consents.......................................30
   SECTION 5.4.               Two Way UK Financial Statements...................................31
   SECTION 5.5.               Proceedings.......................................................31
   SECTION 5.6.               Finders and Brokers...............................................31


                                       A-2

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF INTERACTIVE NETWORK..............................32
   SECTION 6.1.               Organization, Good Standing and Authority.........................32
   SECTION 6.2.               Corporate Documents...............................................32
   SECTION 6.3.               Capitalization....................................................33
   SECTION 6.4.               Non-Contravention; Consents.......................................33
   SECTION 6.5.               Proprietary Assets................................................34
   SECTION 6.6.               Interactive Network Financial Statements..........................36
   SECTION 6.7.               Liabilities.......................................................37
   SECTION 6.8.               Material Interactive Network Contracts............................37
   SECTION 6.9.               Employees; Employee Benefits......................................37
   SECTION 6.10.              Employment Relations..............................................39
   SECTION 6.11.              Compensation of Employees.........................................39
   SECTION 6.12.              Proceedings.......................................................39
   SECTION 6.13.              Compliance with Requirement of Laws...............................39
   SECTION 6.14.              Governmental Authorizations.......................................40
   SECTION 6.15.              Tax Matters.......................................................40
   SECTION 6.16.              Finders and Brokers...............................................40
   SECTION 6.17.              Absence of Changes................................................41
   SECTION 6.18.              Environmental Compliance..........................................42
   SECTION 6.19.              Full Disclosure...................................................42
ARTICLE VII.  CERTAIN COVENANTS.................................................................42
   SECTION 7.1.               Further Actions; Capitalization Adjustment........................42
   SECTION 7.2.               Conduct of Business Pending the Closing...........................43
   SECTION 7.3.               Notices of Certain Events.........................................45
   SECTION 7.4.               Alternative Transactions..........................................46
   SECTION 7.5.               Approval of Merger and Transactions...............................47
   SECTION 7.6.               Approval of Interactive Network Stockholders......................48
   SECTION 7.7.               Consents..........................................................49
   SECTION 7.8.               Certain Notifications.............................................49
   SECTION 7.9.               Securities Law Matters............................................49
   SECTION 7.10.              Plan of Reorganization............................................50
   SECTION 7.11.              Directors' and Officers' Liability................................50
   SECTION 7.12.              Regulatory Applications...........................................50
   SECTION 7.13.              Stock Option Plan.................................................51
   SECTION 7.14.              Fulfillment of Conditions.........................................51
   SECTION 7.15.              Opinion of Financial Advisors.....................................51
ARTICLE VIII.  CLOSING DELIVERIES...............................................................52
   SECTION 8.1.               Closing Deliveries................................................52
   SECTION 8.2.               Deliveries by Two Way UK..........................................52
   SECTION 8.3.               Deliveries by Interactive Network.................................52
   SECTION 8.4.               Deliveries by TWIN................................................53
   SECTION 8.5.               Joint Deliveries..................................................54
ARTICLE IX.  TERMINATION........................................................................54
   SECTION 9.1.               Grounds for Termination...........................................54
   SECTION 9.2.               Effect of Termination.............................................57


                                       A-3

ARTICLE X.  INDEMNIFICATION, ETC................................................................58
   SECTION 10.1.              Survival of Representations and Warranties........................58
   SECTION 10.2.              Indemnification by Two Way UK.....................................58
   SECTION 10.3.              Indemnification by Interactive Network............................59
   SECTION 10.4.              Interest..........................................................60
   SECTION 10.5.              Defense of Third Party Claims.....................................60
   SECTION 10.6.              Indemnification Payments..........................................61
ARTICLE XI.  MISCELLANEOUS......................................................................62
   SECTION 11.1.              Governing Law.....................................................62
   SECTION 11.2.              Waiver of Compliance; Consents....................................62
   SECTION 11.3.              Successors and Assigns............................................62
   SECTION 11.4.              Entire Agreement..................................................63
   SECTION 11.5.              Severability......................................................63
   SECTION 11.6.              Amendment and Modification........................................63
   SECTION 11.7.              Notices...........................................................63
   SECTION 11.8.              Delays or Omissions...............................................64
   SECTION 11.9.              Remedies Cumulative...............................................65
   SECTION 11.10.             Fees and Costs....................................................65
   SECTION 11.11.             Further Assurances................................................65
   SECTION 11.12.             Counterparts......................................................65
   SECTION 11.13.             Investigation.....................................................65
   SECTION 11.14.             Publicity.........................................................65
   SECTION 11.15.             Specific Performance..............................................66

                                                   SCHEDULES

Schedule 4.1(b)..........................   TWIN Directors and Officers
Schedule 4.3(a)..........................   TWIN Capitalization
Schedule 4.3(b)..........................   TWIN Derivative Securities
Schedule 4.5(a)..........................   Certain TWIN Proprietary Assets
Schedule 4.9(a)..........................   TWIN Liens
Schedule 4.9(c)..........................   TWIN Leased Assets
Schedule 4.10(b).........................   TWIN Leased Premises
Schedule 4.11(a).........................   Material TWIN Contracts
Schedule 4.12(f).........................   TWIN Employee Benefit Plans
Schedule 5.3(a)..........................   Two Way UK Contraventions
Schedule 5.3(b)..........................   Two Way UK Consents
Schedule 5.5(a)..........................   Two Way UK Proceedings
Schedule 5.6.............................   Two Way UK Finders and Brokers
Schedule 6.1(c)..........................   Ownership of Securities by Interactive Network
Schedule 6.3(a)..........................   Interactive Network Derivative Securities
Schedule 6.3(b)..........................   Agreement to Purchase Interactive Network Common Stock
Schedule 6.4(a)(v).......................   Potential Breaches under Material Interactive Network
                                            Contracts
Schedule 6.4(a)(vii).....................   Rights of Acceleration of Vesting Under Stock Options and
                                            Warrants
Schedule 6.4(b)..........................   Interactive Network Consents
Schedule 6.5(a)..........................   Certain Interactive Network Proprietary Assets
Schedule 6.5(b)(ii)......................   Interactive Network Proprietary Assets Licensed from Third Parties
Schedule 6.5(c)(i).......................   Restrictions on Interactive Network Proprietary Assets
Schedule 6.5(c)(iii).....................   Potential Infringement on Interactive Network Proprietary Assets
Schedule 6.5(c)(iv)......................   Interactive Network Proprietary Assets Licensed to Third Parties
Schedule 6.5(d)(ii)......................   Potential Claims Against Interactive Network Assets
Schedule 6.5(d)(iii).....................   Potential Breaches of Interactive Network Licenses
Schedule 6.5(e)..........................   Potential Interactive Network Infringement
Schedule 6.5(f)..........................   Potential Infringement Against Interactive Network
                                            Proprietary Assets
Schedule 6.7.............................   Interactive Network Liabilities
Schedule 6.8(a)..........................   Material Interactive Network Contracts
Schedule 6.9(a)..........................   Interactive Network Employees
Schedule 6.9(b)..........................   Interactive Network Consultants
Schedule 6.9(c)..........................   Interactive Network Employment Contracts
Schedule 6.9(f)..........................   Interactive Network Employee Benefit Plans
Schedule 6.12(a).........................   Interactive Network Proceedings
Schedule 6.17(h).........................   Interactive Network Loans to Affiliates


                                       A-5

                                    EXHIBITS


Exhibit A:        Amended and Restated Certificate of Incorporation of Two Way
                  TV (US), Inc.
Exhibit B:        Amended and Restated Bylaws of Two Way TV (US), Inc.
Exhibit C:        Amended and Restated License Agreement
Exhibit D:        Amended and Restated Termination and License Agreement
Exhibit E:        Investor Rights Agreement
Exhibit F:        Branding Agreement
Exhibit G:        Software Escrow Agreement
Exhibit H:        Stockholders Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement") is entered into as of May 31, 2001, by and among Interactive Network, Inc., a California corporation ("Interactive Network"), Two Way TV Limited, a corporation organized under the laws of England and Wales ("Two Way UK"), and TWIN Entertainment, Inc., a Delaware corporation ("TWIN").

                                   WITNESSETH:

         WHEREAS, Two Way UK owns, in the aggregate, 10,000,000 shares (the "Two Way TWIN Shares") of TWIN's $0.001 per share par value common stock (the "TWIN Common Stock");

         WHEREAS, Interactive Network owns, in the aggregate, 10,000,000 shares (the "Interactive Network TWIN Shares") of TWIN Common Stock;

         WHEREAS, the respective Boards of Directors of Interactive Network and TWIN have approved and declared advisable the merger of Interactive Network with and into TWIN (the "Merger") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the respective Boards of Directors of Interactive Network and TWIN have determined that the Merger is in the best interests of their respective stockholders;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the "Transaction Documents" (as defined in Section 1.1), other than this Agreement, have been executed by and on behalf of the respective parties thereto and will become effective upon the "Effective Time" (as defined in Section 1.1).

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, representations and warranties herein, Interactive Network, Two Way UK and TWIN, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                      DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1. DEFINITIONS.
             -----------

         For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "ALTERNATIVE TRANSACTION" shall have the meaning set forth in Section 7.4(b).

         "AMENDED AND RESTATED LICENSE AGREEMENT" shall have the meaning set forth in Section 8.5(a).

         "AMENDED AND RESTATED TERMINATION AND LICENSE AGREEMENT" shall have the meaning set forth in Section 8.5(b).

         "AT&T WARRANTS" means the warrants to purchase shares of Two Way US Common Stock to be issued to AT&T Corp. ("AT&T") in connection with the Carriage Agreement.

         "BRANDING AGREEMENT" shall have the meaning set forth in Section
8.5(d).

         "CANCELLED INTERACTIVE NETWORK SHARES" shall have the meaning set forth in Section 2.4(b).

         "COMMERCIAL ARRANGEMENT" means the commercial arrangement to be entered into by and between Two Way US and AT&T on or about the Closing Date providing for the carriage by AT&T of Two Way US's interactive game channel and the issuance of the AT&T Warrants.

         "CCC" shall have the meaning set forth in Section 2.2(a).

         "CERTIFICATES" shall have the meaning set forth in Section 2.4(b).

         "CERTIFICATES OF MERGER" shall have the meaning set forth in Section 2.2(b).

         "CLOSING" shall have the meaning set forth in Section 3.1.

         "CLOSING DATE" shall have the meaning set forth in Section 3.1.

         "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONTRACT" shall mean any written or oral agreement, deed, contract, license, guaranty or other understanding of any nature.

         "DAMAGES" shall mean all actual assessments, levies, losses, fines, penalties, obligations, payments, judgments, liabilities, damages, costs and expenses, including, without limitation, attorneys', accountants', investigators', and experts' fees and expenses, excluding special and consequential damages suffered by the Indemnified Party.

         "DGCL" shall have the meaning set forth in Section 2.1(a).

         "DISSENTING INTERACTIVE NETWORK SHARES" shall have the meaning set forth in Section 2.3.

         "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2(b).

         "EMPLOYEE BENEFIT PLAN" shall mean any and all bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, health or other medical, dental, life, disability or other insurance (whether insured or self-insured), supplementary unemployment or employment benefit, pension (including, without limitation, employee benefit plans, as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, and all plans of the nature described in Section 3(3) of ERISA), retirement, registered retirement savings, supplementary retirement, change-in-control and any other employment benefit or compensation plan, program, agreement, arrangement, policy or practice (including any funding mechanism therefore which is now in effect which will be required in the future as a result of the Transactions), whether formal or informal, funded or unfunded, registered or unregistered, oral or written.

         "ENCUMBRANCE" shall mean options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, Liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

         "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, trust company, joint venture, firm or other enterprise or association.

         "ENVIRONMENTAL LAW" shall mean any Requirement of Law relating to pollution, the treatment, transportation, removal, storage, discharge or generation of hazardous or toxic materials or waste, or the protection of human health or the environment.

         "EXCHANGE ACT" means the United States federal Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" shall have the meaning set forth in Section 2.4(a).

         "FULLY DILUTED BASIS" shall mean, (i) with respect to Interactive Network, (a) all issued and outstanding shares of Interactive Network Common Stock as of the Closing Date, plus (b) all shares that are issuable upon the exercise of all outstanding options and warrants to acquire shares of Interactive Network Common Stock outstanding as of the Closing Date, whether or not such options and warrants are exercisable as of the Closing Date, but not including the AT&T Warrants and (ii) with respect to Two Way US, (a) all issued and outstanding shares of Two Way US Common Stock as of the Closing Date, plus
(b) all shares that are issuable upon the exercise of all outstanding options and warrants to acquire shares of Two Way US Common Stock outstanding as of the Closing Date, whether or not such options and warrants are exercisable as of the Closing Date, but not including the AT&T Warrants.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORIZATION" shall mean any (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Requirement of Law; or (b) right under any Contract with any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" shall mean any governmental or quasi-governmental agency, body or authority (including, without limitation, any executive, legislative, judicial, administrative or regulatory agency, body or authority), of whatever nature, whether local, municipal, domestic, foreign, multinational or international.

         "INDEMNIFIED PARTY" shall have the meaning specified in Section 11.05.

         "INDEMNIFYING PARTY" shall have the meaning specified in Section 11.05.

         "INDEPENDENT COMMITTEE" shall mean the independent committee established pursuant to the Voting Agreement dated April 23, 1999 by and among Interactive Network, TCI Programming Holding Company, III, TCI Development, LLC, National Broadcast Company, Inc., Sprint Corporation and Motorola, Inc.

         "INTERACTIVE NETWORK BASKET" shall have the meaning set forth in
Section 10.3(b).

         "INTERACTIVE NETWORK COMMON STOCK" shall mean the common stock, par value $0.01 per share, of Interactive Network.

         "INTERACTIVE NETWORK CONTRACT" shall mean any Contract to which Interactive Network is a party or by which its properties or assets are bound or under which it or its respective business, properties or assets receive benefits.

         "INTERACTIVE NETWORK CURRENT BALANCE SHEET" shall have the meaning set forth in Section 6.6(a).

         "INTERACTIVE NETWORK CURRENT FINANCIALS" shall have the meaning set forth in Section 6.6(a).

         "INTERACTIVE NETWORK EMPLOYEE BENEFIT PLAN" shall mean any Employee Benefit Plan which is maintained or contributed to or are required to be maintained, contributed to or provided by Interactive Network, under which any employee, former employee or independent contractor (or any dependent of any such Persons) has any present or future right to benefits or compensation or under which Interactive Network has or may have any present or future liability or obligation.

         "INTERACTIVE NETWORK FINANCIALS" shall have the meaning set forth in
Section 6.6(a).

         "INTERACTIVE NETWORK INDEMNIFICATION OBLIGATION" shall have the meaning set forth in Section 10.6(a).

         "INTERACTIVE NETWORK PROXY STATEMENT/PROSPECTUS" shall have the meaning set forth in Section 7.6.

         "INTERACTIVE NETWORK RIGHTS" shall have the meaning set forth in
Section 2.2(e)(iii).

         "INTERACTIVE NETWORK STOCKHOLDERS' MEETING" shall have the meaning set forth in Section 7.6.

         "INTERACTIVE NETWORK YEAR-END FINANCIALS" shall have the meaning set forth in Section 6.6(a).

         "INVESTOR RIGHTS AGREEMENT" shall have the meaning set forth in Section 8.5(c).

         "KEY INTERACTIVE NETWORK EMPLOYEES" means Bruce W. Bauer and Dr. Robert Brown.

         "KEY TWIN EMPLOYEES" means ROBERT REGAN AND ALEX DAVIDSON.

         "KNOWLEDGE" of any Person shall mean the actual knowledge of the directors of such Person, after due inquiry.

         "LIABILITY" shall mean any debt, obligation, duty or liability (matured, accrued, contingent or otherwise) of any nature, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with U.S. GAAP.

         "LIEN" shall mean, with respect to any asset, (a) any lien, claim, pledge, hypothecation, charge, mortgage, deed of trust, security interest, restriction, option, easement, right-of-way, or encumbrance of any kind, or (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

         "MATERIAL ADVERSE EFFECT" shall mean events, facts or circumstances, which, alone or in the aggregate, have or can reasonably be expected to have a material adverse effect on the business, operations, prospects or financial condition of any of the Parties.

         "MATERIAL INTERACTIVE NETWORK CONTRACT" shall mean an Interactive Network Contract which has annual revenues or expenses equal to or greater than $US35,000.

         "MATERIAL TWIN CONTRACT" shall mean a TWIN Contract which has annual revenues or expenses equal to or greater than $US35,000.

         "PARTIES" shall mean Interactive Network, Two Way UK and TWIN.

         "PERSON" shall mean any individual, Entity or Governmental Authority.

         "PRIVATE PLACEMENT" shall mean the private offering by Interactive Network of units for $1.22 per unit, each unit ("Unit") consisting of one share of Common Stock and a warrant to purchase a share of Common Stock, that was commenced in September 2000.

         "PROCEEDING" shall mean any action, suit, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), inquiry, audit, examination or investigation before, or involving, any Governmental Authority or any arbitrator, mediator or arbitration or mediation panel.

         "PROPRIETARY ASSET" shall mean any patent, trademark (registered or unregistered), copyright, or other intellectual property.

         "RELATED PARTY" shall mean, (i) with respect to TWIN, (a) each individual who is, or who has at any time been, an officer or director of TWIN, and (b) any Entity (other than TWIN) in which any one of the Persons referred to in clause (i) (a) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest, and (ii) with respect to Interactive Network, (a) each individual who is, or who has at any time been, an officer or director of Interactive Network, and (b) any Entity (other than Interactive Network) in which any one of the Persons referred to in clause (ii) (a) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         "REQUIREMENT OF LAW" shall mean any law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC DOCUMENTS" means the Annual Reports on Form 10-K filed by Interactive Network with the SEC for the years ended December 31, 2000 and 1999 and the Proxy Statement filed by Interactive Network with the SEC on June 14, 2000.

         "SECURITIES ACT" means the United States federal Securities Act of 1933, as amended.

         "SOFTWARE ESCROW AGREEMENT" shall have the meaning set forth in Section 8.5(e).

         "STOCK OPTION PLAN" shall have the meaning set forth in Section 7.13.

         "STOCK SPLIT" shall have the meaning set forth in Section 2.2(b)(i).

         "STOCK SPLIT RATIO" shall have the meaning set forth in Section 2.2(c)(ii).

         "STOCKHOLDERS AGREEMENT" shall have the meaning set forth in Section 8.5(f).

          "SUPERIOR PROPOSAL" shall have the meaning set forth in Section
7.4(b).

         "TAX" and "TAXES" shall mean all income, franchise, capital stock, employees' income withholding, withholding on payments to foreign persons, social security, unemployment, disability, property, custom duties, sales, use, goods and services, excise, transfer, value added, gross receipts, postponement and other taxes (including, but not limited to, interest, penalties, or additions to tax in respect of the foregoing), whether disputed or not.

         "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Requirement of Law relating to any Tax.

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Amended and Restated License Agreement, the Amended and Restated Termination and License Agreement, the Stockholders Agreement, the Investor Rights Agreement, the Branding Agreement, the Software Escrow Agreement and all other agreements, certificates and instruments executed or contemplated to be executed by any of the Parties in connection with the Transactions.

         "TRANSACTIONS" shall mean the Merger and all of the other transactions contemplated by this Agreement, including, without limitation, the Exhibits hereto.

         "TWIN CLOSING RECEIVABLES/PAYABLES" shall have the meaning set forth in
Section 4.6(a).

         "TWIN CONTRACT" shall mean any Contract to which TWIN is a party or by which its properties or assets are bound or under which it or its respective business, properties or assets receive benefits.

         "TWIN CURRENT BALANCE SHEET" shall have the meaning set forth in
Section 4.6(a).

         "TWIN CURRENT FINANCIALS" shall have the meaning set forth in Section 4.6(a).

         "TWIN EMPLOYEE BENEFIT PLAN" shall mean any Employee Benefit Plan which is maintained or contributed to or is required to be maintained, contributed to or provided by TWIN currently or formerly operating, under which any employee, former employee or independent contractor (or any dependent of any such Persons) has any present or future right to benefits or compensation or under which TWIN has or may have any present or future liability or obligation.

         "TWIN FINANCIALS" shall have the meaning set forth in Section 4.6(a).

         "TWIN LEASES" shall have the meaning set forth in Section 4.10(b).

         "TWIN PREFERRED STOCK" shall have the meaning set forth in Section 4.3(a).

         "TWIN SHAREHOLDERS" shall mean Interactive Network and Two Way UK.

         "TWIN YEAR-END FINANCIALS" shall have the meaning set forth in Section 4.6(a).

         "TWO WAY UK BASKET" shall have the meaning set forth in Section
10.2(b).

         "TWO WAY UK FINANCIALS" shall have the meaning set forth in Section 5.4(a).

         "TWO WAY UK INDEMNIFICATION OBLIGATION" shall have the meaning set forth in Section 10.6(b).

         "TWO WAY US" means Two Way TV (US), Inc., a Delaware corporation and the surviving corporation of the Merger of Interactive Network with and into TWIN.

         "TWO WAY US CERTIFICATE OF INCORPORATION" shall have the meaning set forth in Section 2.2(b)(i).

         "TWO WAY US COMMON STOCK" means the $0.001 per share par value common stock of Two Way US existing after the Effective Time.

         "US$" shall mean the lawful currency of the United States of America.

SECTION 1.2. CERTAIN RULES OF CONSTRUCTION.
             -----------------------------

         When a reference is made in this Agreement to Sections, Articles, Exhibits or Schedules, such reference shall be to a Section, Article, Exhibit or Schedule (as the case may be) of this Agreement, unless otherwise indicated. The Table of Contents and article and section headings of this Agreement are included for ease of reference only and shall not be deemed a part of this Agreement or taken into account in the interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender in this Agreement shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural (and vice versa), whenever appropriate. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

                                  ARTICLE II.

                                     MERGER

SECTION 2.1. MERGER.
             ------

         (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the California Corporations Code (the "CCC"), Interactive Network will be merged with and into TWIN at the Effective Time. Following the Merger, the separate corporate existence of Interactive Network shall cease, and TWIN shall continue as the surviving corporation and shall succeed to and assume all of the rights and obligations of Interactive Network in accordance with the DGCL and the CCC.

         (b) The Merger shall become effective when Certificates of Merger (the "Certificates of Merger"), executed in accordance with the relevant provisions of the DGCL and the CCC, are accepted for filing by the Secretary of State of the State of Delaware and the Secretary of State of the State of California; provided, however, that upon consent of all of the Parties, the Certificates of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after the date the Certificates of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificates of Merger are accepted for record or such later time established by the Certificates of Merger.

SECTION 2.2. EFFECTS OF THE MERGER.
             ---------------------

         (a) The Merger shall have the effects set forth in Section 259 of the DGCL and Section 1107 of the CCC.

         (b) At the Effective Time:

                  (i) The Certificate of Incorporation of TWIN shall be amended and restated as of the Effective Time as provided in EXHIBIT A to, among other things, effect a stock split based on the Stock Split Ratio as calculated pursuant to Section 2.2(c)(ii) (the "Stock Split") and such amended and restated Certificate of Incorporation of TWIN (the "Two Way US Certificate of Incorporation") shall be the Certificate of Incorporation of Two Way US until thereafter legally amended as provided therein or by applicable law;

                  (ii) The Bylaws of TWIN shall be amended and restated as of the Effective Time as provided in EXHIBIT B and, as so amended and restated, shall be the Bylaws of Two Way US until thereafter legally amended as provided therein or by applicable law;

                  (iii) Subject to the approval of the holders of the requisite number of shares of Interactive Network Common Stock at the Interactive Network Stockholders' Meeting, the Board of Directors of Two Way US shall consist of Bruce W. Bauer, as Chairman of the Board, the members of the current Board of Directors of TWIN (namely Piers Wilson and

         Simon Cornwell, who will be two of the Directors nominated by Two Way UK under the Stockholders Agreement), three Directors to be selected by Interactive Network prior to Closing, and three Directors to be selected prior to Closing by Two Way UK under the Stockholders Agreement; and

                  (iv) (A) Bruce W. Bauer shall be Chairman of the Board of Two Way US, (B) Bruce W. Bauer shall be President and Chief Executive Officer of Two Way US on an interim basis, (C) Robert Regan and Alex Davidson each shall be senior officers of Two Way US, each with substantially the same title, responsibilities, duties and compensation as each currently has with TWIN, and (D) Dr. Robert Brown shall be employed by Two Way US subject to the terms and conditions of that certain Employment Agreement by and between Dr. Robert Brown and Interactive Network dated June 15, 1999, which Employment Agreement will be assumed by Two Way US in the Merger, provided, that Dr. Robert Brown's title shall be changed to take into account the operational responsibilities of Alex Davidson at Two Way US. The Board of Directors of Two Way US shall have the right to replace Bruce W. Bauer with a new President and Chief Executive Officer at its discretion, subject to the terms and conditions of that certain Employment Agreement by and between Bruce W. Bauer and Interactive Network dated June 15, 1999, which Employment Agreement will be assumed by Two Way US in the Merger. Notwithstanding anything to the contrary set forth in this Agreement, all of the officers and directors of Two Way US shall serve until the earlier of their resignation or removal in accordance with the Two Way US Certificate of Incorporation and Bylaws, the Stockholders Agreement and applicable law, subject only to the terms and conditions of any employment agreement or other agreement between any such Person and Two Way US.

         (c) As of the Effective Time, by virtue of the Stock Split and Merger and without any further action on the part of Interactive Network, Two Way UK, TWIN or any holders of any securities of the Parties:

                  (i) Each share of Interactive Network Common Stock issued and outstanding immediately prior to the Effective Time, other than "Dissenting Interactive Network Shares" (as that term is defined in Section 2.3 below), shall be converted into one (1) share of Two Way US Common Stock;

                  (ii) Each share of TWIN Common Stock issued and outstanding immediately prior to the Effective Time shall be split into that number of shares of Two Way US Common Stock determined by (i) dividing the number of shares of Interactive Network Common Stock, options and warrants on a Fully Diluted Basis at the Effective Time by 0.55, (ii) multiplying the quotient resulting from (i) by 0.45, and (iii) dividing the product resulting from (ii) by the number of Two Way Twin Shares then outstanding (the "Stock Split Ratio");

                  (iii) Each Interactive Network TWIN Share issued and outstanding immediately prior to the Effective Time and after the Stock Split shall be cancelled and extinguished and shall cease to exist, and no exchange or payment shall be made therefor; and

                  (iv) All rights with respect to Interactive Network Common Stock under each option or warrant to purchase Interactive Network Common Stock ("Interactive Network Rights") then outstanding shall be converted into and become rights with respect to Two Way US Common Stock, and Two Way US shall assume each such Interactive Network Right in accordance with the requirements of Section 424(a) of the Code and the terms of such Interactive Network Right and any agreement, certificate, document or stock option plan by which it is evidenced or governed. From and after the Effective Time, (A) each Interactive Network Right assumed by Two Way US may be exercised solely for shares of Two Way US Common Stock, (B) the number of shares of Two Way US Common Stock covered by each such Interactive Network Right shall be equal to the number of shares of Interactive Network Common Stock covered by such Interactive Network Right immediately prior to the Effective Time, and (C) the per share exercise price under each such Interactive Network Right shall be the per share exercise price for each share of Two Way US Common Stock after the Merger.

SECTION 2.3. DISSENTING INTERACTIVE NETWORK SHARES. Shares of Interactive Network Common Stock held by any holder entitled to relief as a dissenting stockholder under Section 1300 et seq. (including, but not limited to, Sections 1300, 1301, 1302 and 1303) of the CCC and who complies with all of the applicable provisions thereof ("Dissenting Interactive Network Shares") shall not be converted, at the Effective Time, into shares of Two Way US Common Stock pursuant to Section 2.2(c)(i) hereof, but shall instead be cancelled and become the right only to receive such consideration as may be determined to be due with respect to such Dissenting Interactive Network Shares pursuant to the applicable provisions of the CCC. If any holder of Interactive Network Common Stock attempts to exercise the rights provided by but does not comply with all of the provisions of Section 1300 et seq. (including, but not limited to, Sections 1300, 1301, 1302 and 1303) of the CCC or otherwise loses such holder's rights under such Sections, then the Dissenting Interactive Network Shares held by such holder shall be deemed to have been converted, as of the later of the Effective Time or the occurrence of such event, into shares of Two Way US Common Stock in accordance with Section 2.2(c)(i) hereof. Interactive Network shall give Two Way UK prompt notice of any demands made by holders of Interactive Network Dissenting Shares under the CCC and shall grant Two Way UK the opportunity to participate in and direct all negotiations and proceedings with respect to such demands. Interactive Network shall not, without the prior written consent of Two Way UK or as required by the CCC, (a) voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands or (b) take any action prescribed under Section 1304 of the CCC in respect of such demands.

SECTION 2.4. ISSUANCES OF NEW CERTIFICATES.
             -----------------------------

         (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, Two Way US shall deposit with American Stock Transfer and Trust Company, or such other recognized financial institution as to which the parties hereto shall agree (the "Exchange Agent"), for the benefit of the holders of Interactive Network Common Stock, certificates representing the number of shares of Two Way US Common Stock required to effect the issuances referred to in
Section 2.2(c)(i) hereof.

         (b) ISSUANCE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Interactive Network Common Stock ("Cancelled Interactive Network Shares") that were cancelled and became instead the right to receive shares of Two Way US Common Stock pursuant to Section 2.2(c)(i) hereof ("Two Way US Shares"), (i) a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Two Way UK and Interactive Network may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates representing Cancelled Interactive Network Shares in exchange for certificates representing shares of Two Way US Common Stock. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by the agreement of Interactive Network and Two Way UK), together with a duly executed letter of transmittal and such other customary documents as may be required by the aforesaid instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall issue pursuant to instructions given by Two Way US, certificates evidencing that number of shares of Two Way US Common Stock which such holder has the right to receive in accordance with Section 2.2(c)(i), and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cancelled Interactive Network Shares which is not registered in the transfer records of Interactive Network, a certificate representing the appropriate number of shares of Two Way US Common Stock may be issued to a transferee if the Certificate representing such Cancelled Interactive Network Shares is presented to the Exchange Agent, accompanied by all documents required properly to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent (and Two Way US) that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time on and after the Effective Time to represent, subject to
Section 2.4(c) hereof, only the right to receive upon such surrender the number of shares of Two Way US Common Stock into which the Cancelled Interactive Network Shares represented by such Certificate shall have been converted pursuant to Section 2.2(c)(i) hereof.

         (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to shares of Two Way US Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Two Way US Common Stock represented thereby pursuant to Section 2.2(c)(i) hereof unless and until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of such Certificate, there shall be paid to the record holder of shares of Two Way US Common Stock issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Two Way US Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Two Way US Common Stock.

         (d) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.4(b) hereof may, at the written election thereof of Two Way US, provide for the ability of a holder of one or more Certificates to elect that the shares of Two Way US Common Stock to be received in exchange for the Cancelled Interactive Network Shares formerly represented by such surrendered Certificates be issued in uncertificated form.

         (e) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Interactive Network shall be irrevocably closed, and there shall be no further registration of transfers of Interactive Network Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Two Way US, they shall, subject to Section 2.3 hereof, be cancelled and exchanged for certificates representing the appropriate number of shares of Two Way US Common Stock, as provided in Section 2.2(c)(i) hereof and this Section 2.4.

         (f) NO LIABILITY. At any time following one year after the Effective Time, Two Way US shall be entitled to require the Exchange Agent to deliver to Two Way US any Certificates which have been made available to the Exchange Agent by or on behalf of Two Way US and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Two Way US only as general creditors thereof with respect to the shares of Two Way US Common Stock issuable upon due surrender of their Certificates. Notwithstanding the foregoing, neither Two Way US nor Two Way UK shall be liable to any holder of Cancelled Interactive Network Shares for any shares of Two Way US Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) WITHHOLDING RIGHTS. Two Way US or the Exchange Agent shall be entitled to deduct and withhold from the shares of Two Way US Common Stock otherwise issuable pursuant to this Agreement to any holder of Cancelled Interactive Network Shares such amounts as Two Way US or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Two Way US or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cancelled Interactive Network Shares in respect of which such deduction and withholding was made by Two Way US or the Exchange Agent.

         (h) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Two Way US Common Stock as may be required pursuant to Section 2.2(c)(i) hereof; PROVIDED, HOWEVER, that Two Way US may, in its discretion, require the owner of such lost, stolen or destroyed Certificates to deliver a bond as indemnity against any claim that may be made against Two Way US or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                  ARTICLE III.

                                     CLOSING

SECTION 3.1. THE CLOSING.
             -----------

         The consummation of the Transactions will take place at a closing (the "Closing") at the offices of Interactive Network's legal counsel, Winthrop & Weinstine, P.A., 3000 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, at 10:00 A.M., when the conditions contained in this Article III have been fulfilled or waived by the Parties, or at such other date, time and place to which the Parties shall agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

SECTION 3.2. CLOSING CONDITIONS.
             ------------------

         (a) The respective obligations of Interactive Network and Two Way UK to effect the Transactions shall be subject to the fulfillment, at or before the Closing, of each of the following conditions:

                  (i) this Agreement and the Transactions, including the Merger, shall have been duly approved by the requisite vote of shareholders of Interactive Network in accordance with applicable law and the Articles of Incorporation and Bylaws of Interactive Network;

                  (ii) no temporary restraining order or preliminary or permanent injunction or other order by any federal, state or foreign court or other legal or regulatory restraint or prohibition preventing consummation of the Merger shall have been issued and be continuing in effect, nor shall any Proceeding brought by a Governmental Authority seeking any of the foregoing be pending (the Parties having used their respective commercially reasonable efforts, consistent with the provisions of this Agreement, to terminate any such litigation, Proceeding, investigation, arbitration or claim or to remove any such injunction or order), nor shall there be any statute, rule, regulation or order enacted, entered, enforced or applicable to the Merger which makes the consummation of the Merger illegal, and the Merger and the other Transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation;

                  (iii) all authorizations, Consents, orders, declarations or approvals of, or filings with, or terminations or expirations of any waiting periods imposed by, any Governmental Authority, which the failure to obtain, make or occur would have the effect of making the Transactions illegal or would have, individually or in the aggregate, a Material Adverse Effect on Interactive Network, TWIN or Two Way US (assuming the Transactions had taken place), shall have been obtained, shall have been made or shall have occurred;

                  (iv) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no Proceedings for such a stop order shall have been initiated;

                  (v) a Form 8-A (or such other form of registration statement as the SEC may require) registering the Two Way US Common Stock under the Exchange Act shall become effective on or prior to the Closing Date, and no stop order suspending such effectiveness shall have been issued and remain in effect and no Proceedings for such a stop order shall have been initiated;

                  (vi) the Commercial Arrangement containing terms and conditions substantially as set forth in version 17 rev. 2 of the draft term sheet dated May 18, 2001 with AT&T (a copy of which has been provided to the Parties) and reasonably satisfactory to Interactive Network and Two Way UK shall have been signed by the parties thereto to become effective at the Effective Time;

                  (vii) the fairness opinion referred to in Section 7.15 shall not have been withdrawn; and

                  (viii) the Two Way US Certificate of Incorporation shall have been filed with and accepted by the Secretary of State for the State of Delaware.

         (b) The obligations of Two Way UK hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by Two Way UK, in its sole discretion:

                  (i) no termination event set forth in Article IX having occurred;

                  (ii) the delivery of the documents and the performance of the acts set forth in Sections 8.1, 8.3 and 8.4;

                  (iii) the representations and warranties made by each of Interactive Network and TWIN in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects (except for such changes contemplated by Section 7.2(a)(i), (ii) and (ix)) on and as of the Closing with the same force and effect as though made on and as of the Closing or, in the case of representations and warranties made as of a specific date earlier than the Closing, on and as of such earlier date;

                  (iv) each of Interactive Network and TWIN shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Interactive Network or TWIN, as the case may be, at or before the Closing;

                  (v) Interactive Network shall have obtained from the investors who purchased units in the Private Placement a waiver of such investors' preemptive rights with respect to the issuance of other Units in the Private Placement;

                  (vi) to the reasonable satisfaction of Two Way UK, (A) Interactive Network and (B) TWIN, as the case may be, shall have obtained such Consents and/or waivers from Interactive Network's or TWIN's customers, licensees or investors as may be necessary for Interactive Network and TWIN to effectuate the Transactions contemplated by this Agreement;

                  (vii) Interactive Network shall have terminated the Private Placement;

                  (viii) no Material Adverse Effect on Interactive Network or TWIN shall have occurred;

                  (ix) Interactive Network shall have entered into an agreement in a form reasonably satisfactory to Two Way UK regarding the payment of legal fees and expenses owed by Interactive Network to Morrison & Foerster; and

                  (x) Interactive Network shall have finalized and entered into material commercial agreements with certain third parties; provided however, that such material commercial agreements need not include any agreement between Interactive Network and NTN Communications, Inc.

         (c) The obligations of Interactive Network hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions, all or any of which may be waived in whole or in part by Interactive Network, in its sole discretion:

                  (i) no termination event set forth in Article IX having occurred;

                  (ii) the delivery of the documents and the performance of the acts set forth in Sections 8.1, 8.2 and 8.4;

                  (iii) the representations and warranties made by each of Two Way UK and TWIN in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made on and as of the Closing or, in the case of representations and warranties made as of a specific date earlier than the Closing, on and as of such earlier date;

                  (iv) each of Two Way UK and TWIN shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Two Way UK and TWIN, as the case may be, at or before the Closing;

                  (v) to the reasonable satisfaction of Interactive Network, Two Way UK shall have obtained any and all such Consents and/or waivers from Two Way UK's customers, licensees or investors as may be necessary for Two Way UK to effectuate the transactions contemplated by this Agreement; and

                  (vi) no Material Adverse Effect on Two Way UK or TWIN shall have occurred.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF TWIN


         TWIN hereby represents and warrants to Interactive Network and Two Way UK as follows:

SECTION 4.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION OF TWIN.
             -----------------------------------------------------

         (a) TWIN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to obtain such qualification would not have a Material Adverse Effect on TWIN. TWIN has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. TWIN has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (b) SCHEDULE 4.1(B) sets forth (i) the names of the members of TWIN's board of directors, and (ii) the names and titles of TWIN'S officers.

         (c) TWIN has not filed (or has not had filed against it) a petition in bankruptcy and has not made any assignment in favor of its creditors or any class thereof, nor has any petition for a receivership or administration order been presented in respect of TWIN. TWIN has not initiated any proceedings with respect to a compromise or arrangement with its creditors or for its dissolution, liquidation or reorganization, or its winding up or cessation of its business or affairs. No receiver or administration receiver or liquidator has been appointed in respect of TWIN or any of its assets, and no execution has been levied upon any of its assets.

         (d) TWIN has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest in, any Person.

SECTION 4.2. CORPORATE DOCUMENTS.
             -------------------

         (a) TWIN has delivered to Interactive Network and Two Way UK accurate and complete copies of:

                  (i) the certificate of incorporation and bylaws, charter, or similar organizational documents, including all amendments thereto, of TWIN;

                  (ii) the share transfer registers of TWIN; and

                  (iii) the minutes and other records of the official meetings and other official proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, board of directors and board committees of TWIN.

         (b) There have been no official meetings or other official proceedings of TWIN's stockholders or board of director that are not properly reflected in such minutes or other records.

         (c) TWIN is not in violation of its certificate of incorporation and bylaws, charter, or similar organizational documents, including all amendments thereto.

SECTION 4.3. CAPITALIZATION.
             --------------

         (a) The authorized capital of TWIN consists of 70,000,000 shares of stock, consisting of 50,000,000 shares of TWIN Common Stock and 20,000,000 shares of preferred stock, $0.001 per share par value ("TWIN Preferred Stock"). There are 20,000,000 shares of TWIN Common Stock issued and outstanding, no shares of TWIN Preferred Stock issued and outstanding, and no shares of TWIN Common Stock or TWIN Preferred Stock being held as treasury stock. There are no shares of capital stock of TWIN of any other class authorized, issued or outstanding. All of the outstanding shares of TWIN Common Stock are owned and held beneficially and of record as set forth on SCHEDULE 4.3(A), free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, Liens, equities, security interests and other Encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise. All issued and outstanding shares described in this Section 4.3(a) have been duly authorized and validly issued in full compliance with all applicable Requirements of Law, are fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights.

         (b) Except as set forth on SCHEDULE 4.3(B), there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares in the capital or other securities of TWIN, (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares in the capital or other securities of TWIN, (iii) Contracts under which TWIN is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or (iv) conditions or circumstances that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares in the capital, or other securities of, TWIN.

         (c) TWIN has never repurchased, redeemed or otherwise reacquired or reduced in value (and has not agreed, committed or offered, in writing or otherwise, to reacquire or reduce in value) any shares of its capital stock.

SECTION 4.4. NON-CONTRAVENTION; CONSENTS.
             ---------------------------

         (a) Neither the execution and delivery of this Agreement or any Transaction Document, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of (A) any of the provisions of the certificate of incorporation or bylaws, charter, or similar organizational documents, including all amendments thereto, of TWIN, or (B) any resolution adopted by the stockholders or board of directors of TWIN;

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Requirement of Law to which TWIN or any of the assets owned or used by TWIN are subject;

                  (iii) cause TWIN to become subject to, or to become liable for the payment of, any Tax;

                  (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by TWIN or any of its respective employees or that otherwise relates to the business of TWIN, or to any of the assets owned or used by TWIN;

                  (v) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material TWIN Contract, or any other TWIN Contract (if such contravention, conflict, violation, breach or default has or could reasonably be expected to have a Material Adverse Effect on TWIN);

                  (vi) give any Person the right to (i) declare a default or exercise any remedy under any TWIN Contract, (ii) accelerate the maturity or performance of any TWIN Contract, or (iii) cancel, terminate or modify any TWIN Contract (if such default, acceleration, cancellation, termination or modification has or could reasonably be expected to have a Material Adverse Effect on TWIN);

                  (vii) give any Person the right to any payment by TWIN or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of TWIN in favor of any Person, in any such case as a result of the change in control of TWIN, or otherwise resulting from the Transactions; or

                  (viii) result in the imposition or creation of any Lien upon or with respect to any asset owned or used by TWIN.

         (b) Other than as provided in this Agreement, TWIN is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation or performance of any of the Transactions.

SECTION 4.5. PROPRIETARY ASSETS.
             ------------------

         (a) SCHEDULE 4.5(A) sets forth a complete and accurate list (including relevant registration information) of all registered Proprietary Assets which are owned or used by, required for, or material to TWIN in connection with its businesses.

         (b) All Proprietary Assets which are owned or used by, required for, or material to TWIN in connection with its business, including those listed in
SCHEDULE 4.5(A), are:

                  (i) except for licenses for "off-the-shelf' software and the Proprietary Assets licensed to TWIN under that certain Joint Venture License Agreement dated January 31, 2000 by and among TWIN, Interactive Network and Two Way, owned solely and exclusively by TWIN;

                  (ii) except pursuant to applicable law, not subject to any limit as to time or any other limitation, right of termination, reassignment or restriction;

                  (iii) valid and enforceable (and, to the extent registered, in compliance with all Requirements of Law, including payment of filing, examination and maintenance fees and proofs of working or use), with no past or present default on the part of TWIN or past or present acquiescence in the activities of third parties that would adversely affect validity or enforceability of such Proprietary Assets;

                  (iv) not being infringed or attacked or opposed or the subject of any claim to ownership or compensation, by any Person, and no Person has indicated any intention to infringe, attack or oppose such Proprietary Assets; and

                  (v) not subject to any license, waiver, charge, contingent assignment, agreement, obligation, or any other Encumbrance of any sort in favor of a third party.

         (c) No claims or applications have been made against, no notifications in writing or otherwise have been received by, and there are no circumstances in respect of TWIN'S business which (notwithstanding any view taken by TWIN as to the merits of such claim, application, notification or circumstances) if pursued would affect the accuracy of the representations and warranties in Section 4.5(b) above.

         (d) TWIN has conducted its business without infringement or claim of infringement of any Proprietary Asset of any other Person. Without limiting the foregoing, TWIN has the right (pursuant to a written Contract) to use and incorporate into its products the Proprietary Assets of other Persons, as and to the extent the same are currently so used and incorporated. TWIN has not received any notice or other communication (in writing or otherwise) of any infringement of any Proprietary Asset owned or used by any other Person. No other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by TWIN.

         (e) TWIN has taken reasonable measures and precautions to protect the confidentiality and value of all Proprietary Assets it owns or uses.

SECTION 4.6. FINANCIAL STATEMENTS.
             --------------------

         (a) TWIN has delivered to Interactive Network and Two Way UK (i) the unaudited balance sheets of TWIN as of December 31, 2000 and 1999 and the related unaudited statements of operations for TWIN for each of the years then ended (collectively, the "TWIN Year-End Financials"), (ii) the unaudited balance sheet of TWIN as of April 30, 2001 (the "TWIN Current Balance Sheet") and the related unaudited statements of operations for TWIN for the four (4)-month period then ended (collectively, the "TWIN Current Financials"), and (iii) a consolidated list of accounts payable and accounts receivable for TWIN as of April 30, 2001 (the "TWIN Closing Receivables/Payables;" the TWIN Year-End Financials, the TWIN Current Financials and the TWIN Closing Receivables/Payables, collectively, the "TWIN Financials").

         (b) All of the TWIN Financials (and the line items contained therein) are accurate and complete in all material respects. The TWIN Financials are in accordance with the books and records of TWIN and present fairly the assets, liabilities and financial condition of TWIN as of the respective dates thereof and the results of operations of TWIN for the periods covered thereby.

SECTION 4.7. LIABILITIES.
             -----------

         Except (a) as shown on the balance sheet included in the TWIN Current Financials or in the list of accounts payable included in the TWIN Closing Receivables/Payables, or (b) pursuant to the TWIN Contracts included on SCHEDULE 4.11(A), TWIN has no material Liabilities of any nature. All reserves established by TWIN and set forth in the balance sheet included in the TWIN Current Financials are adequate for the purposes for which they were established.

SECTION 4.8. BOOKS AND RECORDS.
             -----------------

         TWIN does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under its exclusive ownership and possession.

SECTION 4.9. TITLE TO ASSETS.
             ---------------

         (a) TWIN owns, and has good, valid and marketable title to, all the tangible personal property and assets used in its businesses or purported to be owned by TWIN, including:

                  (i) all assets reflected on the TWIN Current Balance Sheet;

                  (ii) all assets acquired by TWIN since the date of the TWIN Current Balance Sheet;

                  (iii) all assets referred to in SCHEDULE 4.5(A) and the TWIN Closing Receivables/Payables and all of TWIN's rights under TWIN's Contracts; and

                  (iv) all other assets reflected in TWIN's books and records as being owned by TWIN.

         All of said assets are owned by TWIN free and clear of any Liens, except Liens for current taxes and assessments not delinquent and statutory liens of landlords, carriers, warehousemen, mechanics or materialmen incurred in the ordinary course of business for sums not yet due and except as set forth on
SCHEDULE 4.9(A). The representation and warranty set forth in this Section 4.9(a) shall not apply to the Real Estate or the Leased Premises.

         (b) TWIN does not own any equipment, furniture, fixtures, improvements or other tangible assets with an individual value of US$100,000 or more.

         (c) SCHEDULE 4.9(C) identifies all material assets other than the Leased Premises that are being leased or licensed to TWIN. All leases pursuant to which TWIN leases personal property are in good standing and are valid and effective in accordance with their respective terms and, to TWIN's Knowledge, there exists no material default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The buildings, equipment and other tangible assets used by TWIN are in good operating condition and are useable in the ordinary course of TWIN's business.

SECTION 4.10. REAL PROPERTY.
              -------------

         (a) TWIN does not own any real estate, buildings, improvements or structures.

         (b) (i) All real estate leased, subleased or licensed by TWIN as lessee, sublessee or licensee is described in SCHEDULE 4.10(B) (the "TWIN Leased Premises"). The TWIN Leased Premises are leased to TWIN pursuant to written agreements (together with all amendments, assignments, guarantees, and other documents relating thereto or other agreements listed therein, the "TWIN Leases"), and true and correct copies of all the TWIN Leases have been furnished to Interactive Network and Two Way UK and are described on SCHEDULE 4.10(B). TWIN owns all leasehold estates and other rights purported to be granted by the TWIN Leases. Each of the TWIN Leases is in full force and effect, and valid and binding in accordance with its terms.

                  (ii) There are no arrearages in rent, additional rent or other amounts payable under any of the TWIN Leases. There are no defaults by TWIN of any of its obligations under the TWIN Leases. TWIN has not received any notices of default under any of the TWIN Leases, and, to TWIN's knowledge, there are no defaults by any party other than TWIN under any of the TWIN Leases. There are no brokerage or other leasing commissions payable pursuant to any agreements in connection with any of the TWIN Leases or amendments thereto or renewals or expansions thereof.

         (c) TWIN has not received written notice (i) of condemnation, zoning or other land-use regulation proceedings or suspension of the right of TWIN to use any of the TWIN Leases, (ii) of any special assessment proceedings affecting all or any portion of the TWIN Leases, (iii) from any Governmental Authority having jurisdiction over all or any portion of the TWIN Leases regarding or in respect of any change in any applicable laws, regulations, statutes, rules or restrictions relating to a change in the permitted use of all or any portion of the TWIN Leases or the business conducted thereof, or (iv) any notice from adjacent landowners or land occupants regarding unrecorded easements and/or agreements or encroachments in respect of all or any portion of the TWIN Leases. There is no pending or, to TWIN's Knowledge, threatened or contemplated action by any Governmental Authority or pending or contemplated action by a private party adverse to the uses contemplated for the TWIN Leases. Upon consummation of the transactions contemplated by this Agreement, and without obtaining the consent of any Person, Two Way US will be entitled to continue to use or possess all of the TWIN Leases in the same manner such TWIN Leases were used or possessed immediately prior to the Closing.

         (d) All of the demised premises, buildings and structures that comprise the TWIN Leases are in good operating condition and repair (normal wear and tear excepted), suitable for the purposes for which they are being used, and each has adequate rights of ingress and egress for the operation of the TWIN's business. Since January 10, 2000, TWIN has not received any notice of any uncured unsafe or other condition which presents risk of injury to persons or loss of or damage to property affecting or concerning all or any portion of the TWIN Leases.

         (e) There are no written or oral options to purchase, rights of first refusal, or rights of first offer in connection with any of the TWIN Leases or any other contractual right to offer, purchase, acquire, sell, assign or dispose of any of the TWIN Leases. Except as set forth on SCHEDULE 4.10(B), no Person has any right, as member, tenant, occupant or otherwise, to use, lease and/or occupy any portion of the TWIN Leases, and there are no oral or written agreements between TWIN and any other Person providing for the occupancy or use of any portion of the TWIN Leases.

SECTION 4.11. MATERIAL TWIN CONTRACTS.
              -----------------------

         (a) SCHEDULE 4.11(A) lists all Material TWIN Contracts.

         (b) Each Material TWIN Contract is valid and in full force and effect and is enforceable by TWIN in accordance with its terms. There are no Material TWIN Contracts that TWIN intends to terminate, and TWIN has not received notice from any party to any Material TWIN Contract that it wishes to terminate such Material TWIN Contract.

         (c) TWIN is not in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material TWIN Contract and, to TWIN's Knowledge, no other Person is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material TWIN Contract.

         (d) None of the Material TWIN Contracts contains a "change in control," "potential change in control" or similar provision which could result in a potential "parachute payment." The consummation of the Transactions will not (either alone or upon the passage of time and/or occurrence of any additional acts or events) result in any payment (severance pay or otherwise) becoming due from TWIN to any Person or accelerate the time of payment or vesting, or increase the amount of compensation due, any Person; excluding, however, any such payments, accelerations or increases which could have occurred upon the passage of time and/or occurrence of any additional acts or event even if the "change of control" or "potential change of control" occurring upon the execution and delivery of this Agreement and the consummation of the Transactions did not occur.

SECTION 4.12. EMPLOYEES; EMPLOYEE BENEFITS.
              ----------------------------

         (a) No trade union or collective bargaining agent is currently representing any of TWIN's employees with respect to any labor actions against TWIN. No employee of TWIN other than the Key TWIN Employees, has any agreement or contract, written or oral, regarding his or her employment that provides for a longer notice of termination by TWIN, other than pursuant to applicable law.

         (b) No employee of TWIN, nor any consultant with whom TWIN has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, such Person because of the nature of the business to be conducted by TWIN, and, to TWIN's Knowledge, the continued employment by TWIN of its present employees, and the performance of TWIN's contracts and agreements with its independent contractors, will not result in any such violation. TWIN has not received any notice alleging that any such violation has occurred.

         (c) No officer or Key TWIN Employee, or any group of Key TWIN Employees, intends to terminate his, her or their employment with TWIN, nor does TWIN have a present intention to terminate the employment of any officer, Key TWIN Employee or group of Key TWIN Employees.

         (d) TWIN has complied with all obligations under applicable law to pay social security charges in respect of the periods accrued prior to the date hereof.

         (e) Except as set forth in Schedule 4.12(e), TWIN has no Employee Benefit Plans.

         (f) Except as set forth in SCHEDULE 4.12(F), there are no employment policies or plans, including policies or plans regarding incentive compensation, stock options, severance pay or other terms or conditions of employment or terms or conditions upon which Employees may be terminated, which are binding, under contract or by operation of law, upon TWIN.

SECTION 4.13. EMPLOYMENT RELATIONS.
              --------------------

         (a) TWIN is not engaged in any unfair labor practice. There have been no such complaints under applicable laws against TWIN.

         (b) There are no complaints, nor are there any threatened complaints, against TWIN before any employment standards branch or tribunal or human rights tribunal.

SECTION 4.14. COMPENSATION OF EMPLOYEES.
              -------------------------

         TWIN has no retired employees who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from TWIN that are not covered by any pension plan to which TWIN is a party. TWIN has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

SECTION 4.15. RECEIVABLES; MAJOR CUSTOMERS.
              ----------------------------

         (a) The list of accounts receivable included in the TWIN Closing Receivables/Payables provides an accurate and complete breakdown and aging of all accounts receivable of TWIN as of March 31, 2001.

         (b) All such accounts receivable:

                  (i) represent valid obligations of customers of TWIN arising from bona fide transactions entered into in the ordinary course of business; and

                  (ii) are current and will be collected in full (without any counterclaim or setoff) in the ordinary course of business, subject to a reserve for doubtful accounts as set forth in the TWIN Current Balance Sheet.

         (c) TWIN has not received any notice or other communication (in writing or otherwise) indicating that any customer of TWIN may cease dealing with TWIN or may otherwise reduce the volume of business transacted by such Person with TWIN below historical levels.

SECTION 4.16. ACCOUNTS PAYABLE.
              -----------------

         The list of accounts payable included in the TWIN Closing Receivables/Payables:

         (a) provides an accurate and complete breakdown and aging of TWIN's accounts payable as of March 31, 2001;

         (b) provides an accurate and complete breakdown of all customer deposits and other deposits held by TWIN as of March 31, 2001; and

         (c) provides an accurate and complete breakdown of amounts owed by TWIN to its suppliers and TWIN's debt as of March 31, 2001.

SECTION 4.17. PROCEEDINGS.
              -----------

         (a) There is no pending Proceeding and no Person has threatened to commence any Proceeding:

                  (i) that involves TWIN or its assets; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         (b) To the Knowledge of TWIN, no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any Proceeding described in Section 4.17(a).

         (c) TWIN is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any Proceeding with any governmental authority) which could have a Material Adverse Effect.

SECTION 4.18. COMPLIANCE WITH REQUIREMENT OF LAWS.
              -----------------------------------

         TWIN's is in compliance with each Requirement of Law (including, without limitation, all Environmental Laws) applicable to it or the conduct of its business or use of its assets except for any failure to comply which, individually or in the aggregate, does not or reasonably cannot be expected to have a Material Adverse Effect on TWIN.

SECTION 4.19. GOVERNMENTAL AUTHORIZATIONS.
              ---------------------------

         (a) TWIN has no Governmental Authorizations.

         (b) No Governmental Authorizations are necessary (i) to enable TWIN to conduct its business in the manner in which such business is currently being conducted, or (ii) to permit TWIN to own and use its assets in the manner in which they are currently owned and used.

SECTION 4.20. TAX MATTERS.
              -----------

         (a) TWIN has filed, or caused to be filed within the times and within the manner prescribed by law, all tax or information returns and tax reports required under all applicable statutes, rules or regulations to be filed by TWIN with respect to Taxes.

         (b) All Taxes shown on said returns to be due and additional assessments received prior to the date hereof have been paid.

         (c) The amounts set up as accruals for Taxes on the Current Financials are sufficient for the payment of all unpaid Taxes of TWIN, whether or not such Taxes are disputed or have been asserted by any Governmental Authority, for all periods or portions of periods ended on or prior to Closing, including any Taxes due on any restructuring of TWIN.

         (d) TWIN has not received notice of any proposed audit or reassessment from any taxing authorities, and no examination by the appropriate taxing authority of any return of TWIN is currently in progress.

         (e) No deficiency in the payment of Taxes by TWIN for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. No taxing authority has undertaken, raised or threatened to raise any claim, proceeding or investigation against TWIN, whether or not such matter was agreed to or settled.

         (f) There are no outstanding agreements or waivers extending the statutory period of limitations for assessment applicable to any tax return of TWIN.

         (g) TWIN has no liability for the Taxes of any Person other than TWIN, except withholding taxes or garnishment of wages payable on behalf of TWIN employees.

         (h) TWIN is not and has not been a controlled foreign corporation within the meaning of the United States tax laws.

SECTION 4.21. FINDERS AND BROKERS.
              -------------------

         Neither TWIN nor any Person acting on behalf of TWIN has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein. TWIN will indemnify Interactive Network and Two Way UK and hold them harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of TWIN.

SECTION 4.22. ABSENCE OF CHANGES.
              ------------------

         Since the date of the TWIN Current Financials:

         (a) TWIN has operated its business only in the ordinary course of business and consistent with past practice, and there have not been any facts, circumstances, events or changes in TWIN's business operations or financial condition which has had or can reasonably be expected to have a Material Adverse Effect on TWIN;

         (b) TWIN has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or
(ii) repurchased, redeemed or otherwise reacquired or reduced in value any shares of capital stock or other securities;

         (c) TWIN has not purchased or otherwise acquired any asset from any other Person, except in the ordinary course of business;

         (d) TWIN has not made any material capital expenditure;

         (e) TWIN has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products and services sold or rendered by TWIN in the ordinary course of its business;

         (f) TWIN has not incurred any damage, destruction, loss or interruption of use which adversely affects its business or assets (whether or not covered by insurance);

         (g) TWIN has not forgiven any debt or otherwise released or waived any right or claim;

         (h) TWIN has not made any loans or advances to, or guaranteed any indebtedness of, the TWIN Shareholders or any of their Affiliates;

         (i) TWIN has not entered into any transaction or taken any other action outside the ordinary course of its business;

         (j) TWIN has not incurred, other than loans from Interactive Network and Two Way UK, any Liability, except (i) Liabilities incurred in the ordinary course of its business and (ii) Liabilities incurred in connection with or as a result of the Transactions;

         (k) TWIN has not made any change in its accounting methods or practices including, without limitation, any change with respect to establishing reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law or GAAP;

         (l) TWIN has not (i) increased the compensation of any of its employees or directors, other than in the ordinary course of its business or (ii) changed, altered or entered into any employment, severance, retention or similar agreement with any salaried employee, in each case other than in the ordinary course of business;

         (m) TWIN has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(a)" through "(1)" above; and

         (n) without limitation by the enumeration of any of the foregoing, entered into any transaction with a consideration in excess of US$20,000 other than in the usual and ordinary course of its business and except as contemplated in this Agreement.

SECTION 4.23. ENVIRONMENTAL COMPLIANCE.
              ------------------------

         TWIN is in compliance in all material respects with all applicable Environmental Laws. TWIN has not received any notice or other communication (in writing or otherwise) that alleges that TWIN is not in compliance with any Environmental Law, and, to the Knowledge of TWIN, there are no circumstances that may prevent or interfere with TWIN's compliance with any Environmental Law in the future.

SECTION 4.24. INSURANCE.
              ---------

         (a) Each insurable asset of TWIN has at all times been and is at the date of this Agreement insured to its full replacement value (with no provision for deduction or excess) against each risk normally insured against by a Person operating the types of business operated by TWIN.

         (b) TWIN has at all times been and is at the date of this Agreement adequately insured against accident, damage, injury, third party loss, loss of profits and any other risk normally insured against by a Person operating the types of business operated by TWIN.

         (c) Each of the policies is valid and enforceable and is not void or voidable. TWIN has paid all premiums due and has not done anything or omitted to do anything which might make any of the policies void or voidable.

SECTION 4.25. FULL DISCLOSURE.
              ---------------

         TWIN has provided Interactive Network, Two Way UK and their respective representatives with full and complete access to all of TWIN's records and other documents and data requested. No representation or warranty by TWIN in this Agreement and no statement contained in any schedule, certificate or other written statement required to be furnished by TWIN or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby is inaccurate, incorrect, or incomplete in any material respect or contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF TWO WAY UK

         Two Way UK represents and warrants to Interactive Network as follows:

SECTION 5.1. ORGANIZATION, GOOD STANDING, AND AUTHORITY.
             ------------------------------------------

         (a) Two Way UK is a corporation is duly organized, validly existing and in good standing under the laws of England and Wales. Two Way UK has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. Each of this Agreement and such other Transaction Documents to which it is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Two Way UK thereto, enforceable against Two Way UK in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). The execution, delivery and performance by Two Way UK of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by any and all necessary action on the part of Two Way UK and its Board of Directors, and the approval of Two Way UK's stockholders is not a requirement for Two Way UK entering into this Agreement or such Transaction Documents.

         (b) Two Way UK has not filed (or has not had filed against it) a petition in bankruptcy, or is insolvent within the meaning of applicable laws, rules, regulations or similar requirements, and has not made any assignment in favor of its creditors or any class thereof, nor has any petition for a receivership or administration order been presented in respect of Two Way UK. Two Way UK has not initiated any proceedings with respect to a compromise or arrangement with its creditors or for its dissolution, liquidation or reorganization, or the winding up or cessation of its business or affairs. No receiver or administration receiver or liquidator has been appointed in respect of any of its assets, and no execution has been levied upon any of its assets.

SECTION 5.2. CORPORATE DOCUMENTS.
             -------------------

         Two Way UK is not in violation of its articles of incorporation or bylaws or similar corporate documents.

SECTION 5.3. NON-CONTRAVENTION; CONSENTS.
             ---------------------------

         (a) Except as described in SCHEDULE 5.3(A), neither the execution and delivery of this Agreement or any other Transaction Document to which Two Way UK is a party, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of any of the provisions of the articles of incorporation or bylaws or similar corporate documents of Two Way UK; or

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Requirement of Law to which Two Way UK or any of the assets owned or used by Two Way UK are subject.

         (b) Except as set forth on SCHEDULE 5.3(B), Two Way UK is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation or performance of any of the Transactions. All filings, notices and Consents required to be filed, given or obtained by Two Way UK, as set forth on SCHEDULE 5.4(B), will have been filed, given or obtained prior to the Closing.

SECTION 5.4. TWO WAY UK FINANCIAL STATEMENTS.
             -------------------------------

         (a) Two Way UK has delivered to Interactive Network the following financial statements of Two Way UK (the "Two Way UK Financials"): (i) the audited balance sheet dated as of March 31, 2000 and the related audited profit and loss account and cash flow statement for the year then ended, (ii) the audited balance sheet dated as of March 31, 1999 and the related audited profit and loss account and cash flow statement for the fifteen (15) month period then ended, and (iii) the audited balance sheet dated as of December 31, 1997 and the related audited profit and loss account and cash flow statement for the year then ended.

         (b) The Two Way UK Financials are identical to the balance sheets, profit and loss accounts and cash flow statements for the same dates and periods filed by Two Way UK with the Companies House.

SECTION 5.5. PROCEEDINGS.
             -----------

         (a) Except as set forth in SCHEDULE 5.5(A), there is no pending Proceeding and, to Two Way UK's Knowledge, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         (b) To the Knowledge of Two Way UK, no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any Proceeding described in Section 5.9(a).

SECTION 5.6. FINDERS AND BROKERS.
             -------------------

         Except as described on SCHEDULE 5.6, neither Two Way UK nor any Person acting on behalf of Two Way UK has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein. Two Way UK will indemnify Interactive Network and Two Way US and hold each of them harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of Two Way UK.


                                  ARTICLE VI.

              REPRESENTATIONS AND WARRANTIES OF INTERACTIVE NETWORK

         Interactive Network hereby represents and warrants to Two Way UK and TWIN as follows:

SECTION 6.1. ORGANIZATION, GOOD STANDING AND AUTHORITY.
             -----------------------------------------

         (a) Interactive Network is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Interactive Network has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. Each of this Agreement and the other Transaction Documents to which it is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Interactive Network thereto, enforceable against Interactive Network in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         (b) Except as described in the SEC Documents, Interactive Network has not filed (or has not had filed against it) a petition in bankruptcy, or is not insolvent within the meaning of applicable laws, rules, regulations or similar requirements, and has not made any assignment in favor of its creditors or any class thereof, nor has any petition for a receivership or administration order been presented in respect of Interactive Network. Except as described in the SEC Documents, Interactive Network has not initiated any proceedings with respect to a compromise or arrangement with its creditors or for its dissolution, liquidation or reorganization, or the winding up or cessation of its business or affairs. Except as described in the SEC Documents, no receiver or administration receiver or liquidator has been appointed in respect of any of its assets, and no execution has been levied upon any of its assets.

         (c) Except as set forth in SCHEDULE 6.1(C), Interactive Network has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest in, any Person.

SECTION 6.2. CORPORATE DOCUMENTS.
             -------------------

         (a) Interactive Network has delivered to Two Way UK accurate and complete copies of:

                  (i) its articles of incorporation and bylaws, including all amendments thereto; and

                  (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders and board of directors of Interactive Network held or entered into since June 30, 1998.

         (b) Since June 30, 1998, there have been no meetings or other proceedings of the stockholders or the board of directors of Interactive Network that are not properly reflected in such minutes or other records.

         (c) Interactive Network is not in violation of its articles of incorporation or bylaws.

SECTION 6.3. CAPITALIZATION.
             --------------

         (a) The authorized capital of Interactive Network consists of 150,000,000 shares of Interactive Network Common Stock, of which 43,019,277 shares were issued and outstanding as of April 30, 2001, and 10,000,000 shares of preferred stock, of which no shares were issued and outstanding as of April 30, 2001. There are no shares of capital stock of Interactive Network of any other class authorized, issued or outstanding. Except as set forth on SCHEDULE 6.3(A), there are no: (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares in the capital or other securities of Interactive Network, (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares in the capital or other securities of Interactive Network, (iii) contracts under which Interactive Network is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or (iv) conditions or circumstances that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares in the capital, or other securities of, Interactive Network.

         (b) Except as described in SCHEDULE 6.3(B), Interactive Network has never repurchased, redeemed or otherwise reacquired (and has not agreed, committed or offered (in writing or otherwise) to reacquire) any shares of its capital stock.

SECTION 6.4. NON-CONTRAVENTION; CONSENTS.
             ---------------------------

         (a) Neither the execution and delivery of this Agreement or any other Transaction Document to which Interactive Network is a party, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with or result in a violation of any of the provisions of the articles of incorporation or bylaws of Interactive Network;

                  (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Requirement of Law to which Interactive Network or any of the assets owned or used by Interactive Network are subject;

                  (iii) cause Interactive Network to become subject to, or to become liable for the payment of, any Tax;

                  (iv) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Interactive Network or any of its employees or that otherwise relates to the business of Interactive Network, or to any of the assets owned or used by Interactive Network;

                  (v) except as set forth on SCHEDULE 6.4(A)(V), contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of the Material Interactive Network Contracts, or any other Interactive Network Contract (if such contravention, conflict, violation, breach or default has or could reasonably be expected to have a Material Adverse Effect on Interactive Network);

                  (vi) give any Person the right to (i) declare a default or exercise any remedy under any Interactive Network Contract, (ii) accelerate the maturity or performance of any Interactive Network Contract, or (iii) cancel, terminate or modify any Interactive Network Contract;

                  (vii) except as described in SCHEDULE 6.4(A)(VII), give any Person the right to any payment by Interactive Network or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of Interactive Network in favor of any Person, in any such case as a result of the change in control of Interactive Network, or otherwise resulting from the Transactions; or

                  (viii) result in the imposition or creation of any Lien upon or with respect to any asset owned or used by Interactive Network.

         (b) Except as set forth on SCHEDULE 6.4(B), Interactive Network is not required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation or performance of any of the Transactions. All filings, notices and Consents required to be filed, given or obtained by Interactive Network, as set forth on SCHEDULE 6.4(B), will have been filed, given or obtained prior to the Closing.

SECTION 6.5. PROPRIETARY ASSETS.
             ------------------

         (a) SCHEDULE 6.5(A) sets forth a complete and accurate list (including relevant registration information) of all registered Proprietary Assets which are owned or used by, required for, or material to Interactive Network in connection with its business, other than "off-the-shelf" software.

         (b) All Proprietary Assets which are owned or used by, required for, or material to Interactive Network in connection with Interactive Network's business, including those listed in SCHEDULE 6.5(A), and other than "off-the-shelf" software, are:

                  (i) other than those referred to in SECTION 6.5(B)(II) below, owned solely and exclusively by Interactive Network; and

                  (ii) if not owned by Interactive Network, subject to licenses granted to Interactive Network, which licenses are currently in force and, except for licenses for "off-the-shelf" software, are listed in
         SCHEDULE 6.5(B)(II).

         (c) To the Knowledge of Interactive Network, all Proprietary Assets which are owned or used by, required for, or material to Interactive Network in connection with Interactive Network business, including those listed in SCHEDULE 6.5(A), and other than "off-the-shelf" software, are:

                  (i) except as set forth on SCHEDULE 6.5(C)(I) or pursuant to applicable law, not subject to any limit as to time or any other limitation, right of termination, reassignment or restriction;

                  (ii) valid and enforceable (and, to the extent registered, in compliance with all Requirements of Law, including payment of filing, examination and maintenance fees and proofs of working or use), with no past or present default on the part of Interactive Network or past or present acquiescence in the activities of third parties that would adversely affect validity or enforceability of such Proprietary Assets;

                  (iii) except as set forth on SCHEDULE 6.5(C)(III), not being infringed or attacked or opposed or the subject of any claim to ownership or compensation, by any Person, and no Person has indicated any intention to infringe, attack or oppose such Proprietary Assets; and

                  (iv) except as set forth on SCHEDULE 6.5(C)(IV), not subject to any license, waiver, charge, contingent assignment, agreement, obligation, or any other encumbrance of any sort in favor of a third party other than those from Interactive Network to its licensees or distributors, which licenses are currently in force and are listed in
         SCHEDULE 6.5(C)(IV).

         (d) In the case of the licenses of Proprietary Assets referred to in
SECTION 6.5(B)(II) above:

                  (i) Interactive Network has the exclusive, unrestricted right to use the Proprietary Assets subject to the license, except as set forth in SCHEDULE 6.5(B)(II);

                  (ii) except as set forth on SCHEDULE 6.5(D)(II), each such license is valid and enforceable, and neither Interactive Network nor any other party to such license is or has been in breach of the license, and, to the Knowledge of Interactive Network, no such Person has indicated any intention to breach such license; and

                  (iii) except as set forth on SCHEDULE 6.5(D)(III), no event has occurred which, with notice or lapse of time or both, would constitute a material default under any such license.

         (e) To the Knowledge of Interactive Network, and except as set forth on
SCHEDULE 6.5(E), no claims or applications have been made against, no notifications in writing or otherwise have been received by, and there are no circumstances in respect of Interactive Network's business which (notwithstanding any view taken by Interactive Network as to the merits of such claim, application, notification or circumstances) if pursued would affect the accuracy of the warranties in Sections 6.5(b), (c) and (d) above.

         (f) To the Knowledge of Interactive Network, and except as set forth on
SCHEDULE 6.5(F), Interactive Network has conducted its business without infringement or claim of infringement of any Proprietary Asset of any other Person. Without limiting the foregoing, Interactive Network has the right (pursuant to a written Contract) to use and incorporate into its products the Proprietary Assets of other Persons, as and to the extent the same are currently so used and incorporated. Interactive Network has not received any notice or other communication (in writing or otherwise) of any infringement of any Proprietary Asset owned or used by any other Person. To the Knowledge of Interactive Network, and except as set forth on SCHEDULE 6.5(F), no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Interactive Network.

         (g) Except as described in SCHEDULE 6.5(G), Interactive Network has taken reasonable measures and precautions to protect the confidentiality and value of all Proprietary Assets owned or used by Interactive Network.

SECTION 6.6. INTERACTIVE NETWORK FINANCIAL STATEMENTS.
             ----------------------------------------

         (a) Interactive Network has delivered to Two Way UK (i) the audited balance sheet of Interactive Network as of December 31, 2000 and December 31, 1999 and the related audited statements of operations for Interactive Network for the year then ended contained in its Annual Reports on Form 10-K for the years ended December 31, 2000 and December 31, 1999 (collectively, the "Interactive Network Year-End Financials"), which have been audited by Marc Lumer & Company, Interactive Network's auditors, and (ii) the unaudited balance sheet of Interactive Network as of March 31, 2001 (the "Interactive Network Current Balance Sheet") and the related unaudited statements of operations for Interactive Network for the three-month period then ended (collectively, the "Interactive Network Current Financials") (the Interactive Network Year-End Financials and the Interactive Network Current Financials are collectively defined as the "Interactive Network Financials").

         (b) All of the Interactive Network Financials (and the line items contained therein) are accurate and complete in all material respects. The Interactive Network Financials present fairly the assets, liabilities and financial condition of Interactive Network as of the respective dates thereof and the results of operations of Interactive Network for the period covered thereby. The Interactive Network Financials have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered, except that the Interactive Network Current Financials are subject to normal year-end adjustments which were not or are not expected to be material in amount and do not contain complete notes required by GAAP.

SECTION 6.7. LIABILITIES.
             -----------

         Except (a) as shown on the balance sheet included in the Interactive Network Current Financials, (b) described in SCHEDULE 6.7, or (c) pursuant to the Interactive Network Contracts included on SCHEDULE 6.8(A), Interactive Network has no material Liabilities of any nature. All reserves established by Interactive Network and set forth in the balance sheet included in the Interactive Network Current Financials are adequate for the purposes for which they were established.

SECTION 6.8. MATERIAL INTERACTIVE NETWORK CONTRACTS.
             --------------------------------------

         (a) SCHEDULE 6.8(A) lists all Material Interactive Network Contracts.

         (b) Each Material Interactive Network Contract is valid and in full force and effect and is enforceable by Interactive Network in accordance with its terms. There are no Material Interactive Network Contracts that Interactive Network intends to terminate, and Interactive Network has not received notice from any party to any Material Interactive Network Contract that it wishes to terminate such Contract.

         (c) Except as described in SCHEDULE 6.8(C), to Interactive Network's Knowledge, Interactive Network is not in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Interactive Network Contract and, to Interactive Network's Knowledge, no other Person is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Interactive Network Contract.

SECTION 6.9. EMPLOYEES; EMPLOYEE BENEFITS.
             ----------------------------

         (a) SCHEDULE 6.9(A) contains a list of all employees of Interactive Network as of the date hereof and the material terms and conditions of their employment, including salary or wages, bonus, position and title. Except as disclosed on SCHEDULE 6.9(A), no employee of Interactive Network is on long-term disability or extended absence or in receipt of workers' compensation benefits.

         (b) SCHEDULE 6.9(B) contains a list of individuals who are currently performing services for Interactive Network related to its business and are classified as "consultants" or "independent contractors."

         (c) Interactive Network is not a party to or subject to any collective bargaining agreements with any trade union or collective bargaining agent representing any of its employees. There is no labor union organizing activity pending or threatened with respect to any employees of Interactive Network. To Interactive Network's Knowledge, except as identified on SCHEDULE 6.9(C), no employee of Interactive Network has any agreement or contract, written or oral, regarding his employment, other than those deemed to exist at common law.

         (d) To Interactive Network's Knowledge, no employee of Interactive Network, nor, to the Interactive Network's Knowledge, any consultant with whom Interactive Network has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, such Person because of the nature of the business to be conducted by Interactive Network, and to the Interactive Network's Knowledge, the continued employment by Interactive Network of its present employees, and the performance of Interactive Network's contracts with its independent contractors, will not result in any such violation. Interactive Network has not received any notice alleging that any such violation has occurred.

         (e) To the Knowledge of Interactive Network, no officer or Key Interactive Network Employee, or any group of Key Interactive Network Employees, intends to terminate his, her or their employment with Interactive Network, nor does Interactive Network have a present intention to terminate the employment of any officer, Key Interactive Network Employee or group of Key Interactive Network Employees.

         (f) SCHEDULE 6.9(F) contains a true and complete list of all Interactive Network Employee Benefit Plans. Interactive Network has provided to Two Way UK current, accurate and complete copies of each written Interactive Network Employee Benefit Plan or, where oral, a written description of the terms thereof, as amended to date, together with the most current funding agreements and summary plan descriptions relating to each such Interactive Network Employee Benefit Plan.

         (g) No promises or commitments have been made by Interactive Network, or, to Interactive Network's Knowledge, by any of its employees, consultants or former employees or consultants, to amend any Interactive Network Employee Benefit Plan or to provide increased benefits thereunder (other than plan amendments that are required as a matter of law).

         (h) Each Interactive Network Employee Benefit Plan is, and has been, administered in all material respects in accordance with the terms thereof and applicable laws. All obligations under the Interactive Network Employee Benefit Plans have been satisfied, to the extent required by the terms thereof or applicable laws.

         (i) Each Interactive Network Employee Benefit Plan complies with all applicable laws in all material respects, and there are no outstanding material defaults or violations by Interactive Network in connection with any Interactive Network Employee Benefit Plan, and no order has been made or notice given requiring (or proposing to require) Interactive Network or any others to take or refrain from taking any action in respect of any Interactive Network Employee Benefit Plan.

         (j) No actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), investigations, arbitrations or other proceedings have been commenced or threatened in respect of any Interactive Network Employee Benefit Plan.

         (k) None of the Interactive Network Employee Benefit Plans provides benefits to employees following retirement. No Interactive Network Employee Benefit Plan exists that could result in the payment to any employee of any money, benefits or other property or accelerate or increase the funding requirements for any Interactive Network Employee Benefit Plan, in each case as a result of the Transactions.

SECTION 6.10. EMPLOYMENT RELATIONS.
              --------------------

         (a) Interactive Network is not engaged in any unfair labor practice and, since June 14, 1998, there have been no such complaints under applicable laws raised against Interactive Network.

         (b) There are no complaints nor, to Interactive Network's Knowledge, are there any threatened complaints, against Interactive Network, before any employment standards branch or tribunal or human rights tribunal.

SECTION 6.11. COMPENSATION OF EMPLOYEES.
              -------------------------

         To Interactive Network's Knowledge, Interactive Network has no retired employees who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from Interactive Network not covered by any pension plan to which Interactive Network is a party. Since June 14, 1998, Interactive Network has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

SECTION 6.12. PROCEEDINGS.
              -----------

         (a) Except as set forth in SCHEDULE 6.12(A), there is no pending Proceeding and, to Interactive Network's Knowledge, no Person has threatened to commence any Proceeding:

                  (i) that involves Interactive Network or its assets; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

         (b) To the Knowledge of Interactive Network, no acts, facts, circumstances, events or conditions have occurred or exist which are a basis for any Proceeding described in Section 6.12(a).

         (c) Interactive Network is not a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any Proceeding with any governmental authority) which could have a Material Adverse Effect.

SECTION 6.13. COMPLIANCE WITH REQUIREMENT OF LAWS.
              -----------------------------------

         Interactive Network is in compliance with each Requirement of Law (including, without limitations, all Environmental Laws) applicable to it or the conduct of its business or use of its assets except for any failure to comply which, individually or in the aggregate, does not or reasonably cannot be expected to have a Material Adverse Effect on Interactive Network.

SECTION 6.14. GOVERNMENTAL AUTHORIZATIONS.
              ---------------------------

         No Governmental Authorization is required by Interactive Network to enable Interactive Network to conduct its business in the manner in which such business is currently being conducted or to permit Interactive Network to own and use its assets in the manner in which they are currently owned and used, where the failure to have the Governmental Authorization would result in a Material Adverse Effect on Interactive Network.

SECTION 6.15. TAX MATTERS.
              -----------

         (a) Except as set forth in the SEC Documents, Interactive Network has filed, or caused to be filed within the times and within the manner prescribed by law, all tax or information returns and tax reports required under all applicable statutes, rules or regulations to be filed by Interactive Network with respect to Taxes.

         (b) Except as set forth in the SEC Documents, all Taxes shown on said returns to be due and additional assessments received prior to the date hereof have been paid.

         (c) Except as set forth in the SEC Documents, the amounts set up as accruals for Taxes on the Interactive Network Current Financials are sufficient for the payment of all unpaid Taxes of Interactive Network, whether or not such Taxes are disputed or have been asserted by any Governmental Authority, for all periods or portions of periods ended on or prior to Closing.

         (d) Except as set forth in the SEC Documents, Interactive Network has not received notice of any proposed audit or reassessment from any taxing authorities, and no examination by the appropriate taxing authority of any return of Interactive Network is currently in progress.

         (e) Except as set forth in the SEC Documents, no deficiency in the payment of Taxes by Interactive Network for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. Except as disclosed in the SEC Documents, no taxing authority has undertaken, raised or threatened to raise any claim, proceeding or investigation against Interactive Network, whether or not such matter was agreed to or settled.

         (f) There are no outstanding agreements or waivers extending the statutory period of limitations for assessment applicable to any tax return of Interactive Network.

         (g) Interactive Network has no liability for the Taxes of any Person other than Interactive Network.

SECTION 6.16. FINDERS AND BROKERS.
              -------------------

         Neither Interactive Network nor any Person acting on behalf of Interactive Network has negotiated with any finder, broker, intermediary or any similar Person in connection with the transactions contemplated herein. Interactive Network will indemnify Two Way UK and hold it harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of Interactive Network.

SECTION 6.17. ABSENCE OF CHANGES.
              ------------------

         Since the date of the Interactive Network Current Financials:

         (a) Interactive Network has operated its business only in the ordinary course of business and consistent with past practice, and there have not been any facts, circumstances, events or changes in Interactive Network's business operations or financial condition which has had or can reasonably be expected to have a Material Adverse Effect on Interactive Network;

         (b) Interactive Network has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock or its other securities;

         (c) Interactive Network has not purchased or otherwise acquired any asset from any other Person, except in the ordinary course of business;

         (d) Interactive Network has not made any material capital expenditure;

         (e) Interactive Network has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products or services sold or rendered by Interactive Network in the ordinary course of business;

         (f) Interactive Network has not incurred any damage, destruction, loss or interruption of use which adversely affects its business or assets (whether or not covered by insurance);

         (g) Interactive Network has not forgiven any debt or otherwise released or waived any right or claim;

         (h) except as described in SCHEDULE 6.17(H), Interactive Network has not made any loans or advances to, or guaranteed any indebtedness of, any of its Affiliates;

         (i) Interactive Network has not entered into any transaction or taken any other action outside the ordinary course of business;

         (j) Interactive Network has not incurred any Liability, except (i) Liabilities incurred in the ordinary course of business and (ii) Liabilities incurred in connection with or as a result of the Transactions;

         (k) Interactive Network has not made any change in its accounting methods or practices, including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law or GAAP;

         (l) Interactive Network has not (i) increased the compensation of any of its employees or directors, other than in the ordinary course of its business, (ii) changed, altered or entered into any employment, severance, retention or similar agreement with any salaried employee, in each case other than in the ordinary course of its business, or (iii) adopted any new employee benefit plan, program or arrangement or amended any Interactive Network Employee Benefit Plan (except amendments required by law);

         (m) Interactive Network has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(a)" through "(l)" above; and

         (n) without limitation by the enumeration of any of the foregoing, entered into any transaction with a consideration in excess of US$5,000 other than in the usual and ordinary course of business and except as contemplated in this Agreement.

SECTION 6.18. ENVIRONMENTAL COMPLIANCE.
              ------------------------

         Interactive Network is in compliance in all material respects with all applicable Environmental Laws. Interactive Network has not received any notice or other communication (in writing or otherwise) that alleges that Interactive Network is not in compliance with any Environmental Law, and, to the Knowledge of Interactive Network, there are no circumstances that may prevent or interfere with Interactive Network's compliance with any Environmental Law in the future.

SECTION 6.19. FULL DISCLOSURE.
              ---------------

         Interactive Network has provided Two Way UK and its representatives with full and complete access to all of Interactive Network's records and other documents and data requested. No representation or warranty by Interactive Network in this Agreement and no statement contained in any schedule or certificate required to be furnished by Interactive Network or any of its representatives pursuant to the provisions hereof or in connection with the Transactions contemplated hereby is inaccurate, incorrect, or incomplete in any material respect or contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE VII.

                                CERTAIN COVENANTS

SECTION 7.1. FURTHER ACTIONS; CAPITALIZATION ADJUSTMENT.
             ------------------------------------------

         (a) Subject to the terms and conditions of this Agreement, and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the Parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the Transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement shall take all such necessary action if and to the extent such Party is responsible for that action under this Agreement.

         (b) Each Party shall use its commercially reasonable efforts prior to the Closing not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenants made by it in this Agreement (except for such changes contemplated by Section 7.2(a)(i), (ii) and (ix)).

         (c) Following the date of this Agreement, if, at any time and from time to time, any options or warrants to purchase Interactive Network Common Stock or the common stock of TWIN which were issued before the Effective Date but which are not reflected in Schedule 6.3(a) entitled "Interactive Network Derivative Securities" or in Schedule 4.3(a) entitled "TWIN Capitalization" are discovered, such that the shares of Two Way US Common Stock held by Two Way UK as of the Effective Time represent less than forty-five percent (45%) of the common stock of Two Way US on a Fully Diluted Basis as of the Effective Time, Two Way US will issue at no cost a number of shares of Two Way US Common Stock to Two Way UK equal to the amount necessary to restore Two Way UK as the holder of forty-five percent (45%) of the equity of Two Way US on a Fully Diluted Basis as of the Effective Time. Any issuance of shares of Two Way US Common Stock to Two Way UK pursuant to this Section 7.1(c) shall not be subject to any limitations upon the issuance Two Way US Common Stock imposed by Section 10.6(c).

SECTION 7.2. CONDUCT OF BUSINESS PENDING THE CLOSING.
             ---------------------------------------

         (a) Prior to the Closing, unless the Parties shall otherwise agree in writing (which agreement shall be deemed made if given by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Parties), or as otherwise expressly contemplated by this Agreement, Interactive Network and TWIN each shall conduct its business only in the ordinary and usual course consistent with past practice, and Interactive Network and TWIN shall use their commercially reasonable efforts to maintain their respective assets in substantially their current state of repair, preserve intact their present business organization, keep available the services of their present officers and the Key Interactive Network Employees and Key TWIN Employees, respectively, and preserve their existing business relationships and goodwill with customers, suppliers, independent contractors, employees and other Persons material to the operation of their businesses. Without limiting the generality of the foregoing, prior to the Closing, neither Interactive Network nor TWIN shall:

                  (i) except to the extent Interactive Network or TWIN takes such actions to facilitate and effect the Closing hereunder, (A) amend its articles or certificate of incorporation (other than to effect a name change), by-laws or other organizational documents, (B) split, combine or reclassify any shares of its outstanding capital stock, (C) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

                  (ii) (A) authorize for issuance, issue or sell, deliver or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its preferred stock (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) or (B) except to the extent Interactive Network or TWIN takes such actions to facilitate and effect the Closing hereunder or the Private Placement, without first notifying Two Way UK, authorize for issuance, issue or sell, deliver or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its common stock (except for the sale by Interactive Network of up to $2,000,000 in notes convertible into common stock, as agreed to by the parties) (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise but excluding issuances of capital stock pursuant to the exercise of options or warrants outstanding as of the date of this Agreement), or amend any of the terms of any such capital stock;

                  (iii) (A) merge, combine or consolidate with another entity,
         (B) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of its business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of its business and consistent with past practice, or
         (C) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of its business and consistent with past practice;

                  (iv) except with respect to the New TWIN Lease as described in
         SCHEDULE 4.10(B) or in connection with the Material Interactive Network Contracts described in SCHEDULE 6.8(A) and the Proceedings described in
         SCHEDULE 6.12(A), (A) incur, assume or prepay any indebtedness or any other liabilities in excess of US$35,000 (other than trade payables),
         (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (C) make any loans, gifts, advances or capital contributions to, or investments in, any other Person;

                  (v) except in connection with the Material Interactive Network Contracts described in SCHEDULE 6.8(A) and the Proceedings described in
         SCHEDULE 6.12(A), pay, satisfy, discharge or settle any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) against Interactive Network or TWIN, as the case may be, or any of its respective directors, officers, employees or agents in excess of US$35,000;

                  (vi) modify or amend, or waive any benefit of, any noncompetition agreement to which it is a party;

                  (vii) except in connection with the Interactive Network Material Contracts described in SCHEDULE 6.8(A), authorize or make capital expenditures in excess of US$25,000;

                  (viii) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of its business;

                  (ix) except to the extent Interactive Network or TWIN takes such actions to facilitate and effect the Closing hereunder, (A) adopt, enter into, terminate or amend in any material respect any plan, trust, fund, agreement or other arrangement for the current or future benefit or welfare of any director, officer or employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, or (C) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement other than in the ordinary course of its business;

                  (x) take any action that would fail to preserve and protect its Proprietary Assets;

                  (xi) make any material change in its accounting or tax policies or procedures;

                  (xii) make any Tax elections or settle or compromise any tax liability or waive or extend the statute of limitations in respect of any such taxes;

                  (xiii) make any payments to or authorize any transaction with any Affiliate, except in the ordinary course of business;

                  (xiv) take any action, or enter into or authorize any contract or transaction, other than in the ordinary course of business;

                  (xv) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

                  (xvi) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Material Contract in any material respect; or

                  (xvii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

         (b) Until the Closing or the termination of this Agreement, Interactive Network and TWIN shall not make any new commitment that will be binding on Interactive Network or TWIN at the Closing or following the Closing to pay any salary or bonus to any employee, except for regular compensation and bonuses (and regular increases thereof) payable in accordance with past practices.

SECTION 7.3. NOTICES OF CERTAIN EVENTS.
             -------------------------

         Until the Closing or the termination of this Agreement, each Party shall promptly notify the other Parties of: any notice or other communication from any Governmental Agency or authority in connection with the Transactions contemplated hereby; and any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against such Party relating to the consummation of the Transactions contemplated hereby. Until the Closing, each Party will promptly disclose in writing to the other Parties any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be disclosed to such other Parties or which would render inaccurate any of the representations, warranties or statements set forth herein. No information provided to a Party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

SECTION 7.4. ALTERNATIVE TRANSACTIONS.
             ------------------------

         Except as provided in this Agreement, Interactive Network, Two Way UK and TWIN shall not, and shall cause their respective officers, directors, employees, representatives, agents, or Affiliates (including any investment banker, attorney, or accountant), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, Person, or other entity or group (other than a party to this Agreement) concerning any proposed Alternative Transaction (as that term is hereinafter defined), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving Interactive Network, Two Way UK or TWIN, respectively: (a) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of Interactive Network, Two Way UK or TWIN, respectively; (b) any transaction or series of related transactions pursuant to which any person or entity (or its stockholders), other than Interactive Network, Two Way UK, TWIN or their respective affiliates, (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Interactive Network, Two Way UK or TWIN, respectively; or (c) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Interactive Network, Two Way UK or TWIN, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Interactive Network, Two Way UK and TWIN will immediately cease and terminate any and all discussions, if any, that have taken place prior to the date hereof with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by Interactive Network, Two Way UK or TWIN, respectively. Interactive Network, Two Way UK and TWIN will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. Interactive Network, Two Way UK and TWIN will promptly communicate to the others the name of the person or entity submitting, and the terms and conditions of, any proposal or written inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with Interactive Network, Two Way UK or TWIN, respectively, after the date hereof in respect of a proposed Alternative Transaction; PROVIDED, HOWEVER, that this Agreement shall not prohibit the Board of Directors of Interactive Network from:

                  (i) prior to approval of the Merger by the Interactive Network stockholders, furnishing nonpublic information to or affording access to its properties, books or records, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal (as defined below), if, and only to the extent that,

                           (A) the Board of Directors of Interactive Network
                  determines in good faith after consultation with its independent legal counsel that such action is so required under applicable law in order for the Board of Directors of Interactive Network to comply with its applicable fiduciary duties to its stockholders imposed by law,

                           (B) prior to first furnishing nonpublic information
                  to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, Interactive Network (x) provides at least 24 hours' prior written notice to the other Parties to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such person or entity, and naming and identifying the person or entity making the Superior Proposal, and (y) receives from such person or entity an executed confidentiality agreement to the effect that such Third Party will not disclose any confidential information of Interactive Network; and

                           (C) Interactive Network concurrently provides the
                  other Parties with all non-public information to be provided to such Third Party that such other Parties have not previously received, and Interactive Network keeps the other

                  Parties informed, on a regular basis, of the status, terms and conditions and all other material information with respect to any such discussions or negotiations; or

                  (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to a proposed Alternative Transaction or making such disclosure to its stockholders as in the reasonable judgment of the Board of Directors of Interactive Network, with the advice of independent counsel, is required under applicable law.

         Nothing in this Section 7.4 shall permit Interactive Network, Two Way UK or TWIN to terminate this Agreement (except as specifically provided in Article IX hereof), or permit Interactive Network, Two Way UK or TWIN to enter into any agreement providing for an Alternative Transaction (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect. For purposes of this Agreement, a "Superior Proposal" shall mean a proposal for an Alternative Transaction that the Board of Directors of Interactive Network has reasonably and in good faith determined (with the advice of its financial advisers and taking into account all legal, financial and regulatory aspects of the likelihood of the consummation of such Alternative Transaction, including, but not limited to, the conditions to consummation and the consequences under such Alternative Transaction proposal of any material adverse effects or changes in Interactive Network) to be more favorable to Interactive Network's stockholders than the Transactions contemplated by this Agreement.

SECTION 7.5. APPROVAL OF MERGER AND TRANSACTIONS.
             -----------------------------------

         Interactive Network and Two Way UK, in their capacity as stockholders of TWIN, shall vote to approve the Merger and the other Transactions when such matters are submitted to them for such vote.

SECTION 7.6. APPROVAL OF INTERACTIVE NETWORK STOCKHOLDERS.
             --------------------------------------------

         (a) Interactive Network shall promptly take all action necessary in accordance with the CCC and Interactive Network's Articles of Incorporation and Bylaws to cause a special meeting of Interactive Network stockholders (the "Interactive Network Stockholders' Meeting") to be duly called and held as soon as reasonably practicable following the date hereof (but in no event later than October 15, 2001) for the purposes of voting upon the Transactions, including the Merger, and the adoption and approval of this Agreement. At the Interactive Network Stockholders' Meeting, Interactive Network shall submit such items to the vote of the Interactive Network stockholders and use its best efforts to obtain the approval by Interactive Network's stockholders of each of such items. As soon as practicable after the date hereof, Interactive Network shall prepare and file with the SEC a Registration Statement on Form S-4, including a proxy statement/prospectus, with respect to the conversion in the Merger of shares of Interactive Network Common Stock into shares of Two Way US Common Stock (such Registration Statement and proxy statement/prospectus, together with notice of meeting, form of proxy, and any letter or other materials to Interactive Network's stockholders included therein and any amendments or supplements thereto are referred to in this Agreement as the "Interactive Network Proxy Statement/Prospectus"), and Interactive Network shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. Two Way UK and TWIN shall furnish to Interactive Network all information concerning Two Way UK, TWIN and their respective Affiliates, officers, directors and stockholders, and shall take such other action and otherwise cooperate, as Interactive Network may reasonably request in connection with such Interactive Network Proxy Statement/Prospectus. Interactive Network shall cause the Interactive Network Proxy Statement/Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Interactive Network shall use all commercially reasonable efforts, and Two Way UK and TWIN each will cooperate with Interactive Network, to address, as promptly as practicable, any and all SEC comments regarding the Interactive Network Proxy Statement/Prospectus. Interactive Network shall notify Two Way UK and TWIN promptly after receipt by Interactive Network of any comments of the SEC on, or of any request by the SEC for amendments or supplements to, the Interactive Network Proxy Statement/Prospectus. No amendment or supplement to the Interactive Network Proxy Statement/Prospectus will be made by Interactive Network without the approval of Two Way UK, which approval shall not be unreasonably withheld. Interactive Network shall supply Two Way UK and TWIN with copies of all correspondence between Interactive Network and the SEC with respect to the Interactive Network Proxy Statement/Prospectus. Interactive Network will advise Two Way UK and TWIN, promptly after it receives notice thereof, of its receipt of notice from the SEC that the SEC has no comments with respect to the Interactive Network Proxy Statement/Prospectus. Interactive Network shall cause the Interactive Network Proxy Statement/Prospectus to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Interactive Network Proxy Statement/Prospectus shall include the recommendation of Interactive Network's Board of Directors in favor of the Transactions, including the Merger, unless the Board of Directors of Interactive Network determines in good faith, after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its stockholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article IX, nothing herein shall limit or eliminate in any way Interactive Network's obligation to call, give notice of, convene and hold the Interactive Network Stockholders' Meeting and at such meeting submit this Agreement and the Transactions, including the Merger, to a vote of Interactive Network's stockholders (and not postpone or adjourn such meeting or the vote by Interactive Network's stockholders upon this Agreement and the Transactions, including the Merger, to another date without Two Way UK's approval).

         (b) If at any time prior to the Interactive Network Stockholders' Meeting, any event occurs relating to Two Way UK or TWIN, any of their respective Affiliates, or any or any of their respective officers, directors or affiliates which should be described in an amendment or supplement to the Interactive Network Proxy Statement, Two Way UK or TWIN, as the case may be, shall inform Interactive Network promptly after becoming aware of such event. Whenever Two Way UK or TWIN learns of the occurrence of any event which should be described in an amendment of or supplement to the Interactive Network Proxy Statement, the Parties shall cooperate to promptly cause such amendment or supplement to be prepared, filed and cleared by the SEC (as appropriate) and, if required by applicable law, disseminated to the persons and in the manner required.

SECTION 7.7. CONSENTS.
             --------

         Interactive Network will, at its cost and expense, use its commercially reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Interactive Network to consummate the Transactions contemplated hereby. Two Way UK and TWIN each agrees to cooperate with Interactive Network in connection with obtaining such approvals and consents. Two Way UK will, at its cost and expense, use its commercially reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Two Way UK to consummate the Transactions contemplated hereby. Interactive Network and TWIN each agrees to cooperate with Two Way UK in connection with obtaining such approvals and consents. TWIN will, at its cost and expense, use its commercially reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of TWIN to consummate the Transactions contemplated hereby. Interactive Network and Two Way UK each agrees to cooperate with TWIN in connection with obtaining such approvals and consents.

SECTION 7.8. CERTAIN NOTIFICATIONS.
             ---------------------

         Interactive Network shall promptly notify Two Way UK and TWIN in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Interactive Network or its Affiliates to satisfy any of the conditions specified in Section 3.2(a) or Section 3.2(b). Two Way UK shall promptly notify Interactive Network in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Two Way UK or its Affiliates to satisfy any of the conditions specified in Section 3.2(a) or Section 3.2(c).

SECTION 7.9. SECURITIES LAW MATTERS.
             ----------------------

         Interactive Network shall file with the SEC a Registration Statement on Form 8-A (or such other form of registration statement as the SEC may require) to register the Two Way US Common Stock under the Exchange Act. Interactive Network shall cause such Registration Statement on Form 8-A (or such other form of registration statement as the SEC may require) to comply as to form in all material respects with the applicable provisions of the Exchange Act. Two Way UK and TWIN each hereby agrees to take all action reasonably requested by Interactive Network, and to cause its officers, directors, Affiliates and stockholders to take all action reasonably requested by Interactive Network, to cause the conversion in the Merger of the shares of Interactive Network Common Stock into shares of Two Way US Common Stock to comply with the Securities Act and applicable state blue sky or securities laws.

SECTION 7.10. PLAN OF REORGANIZATION.
              ----------------------

         This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each Party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken that could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

SECTION 7.11. DIRECTORS' AND OFFICERS' LIABILITY.
              ----------------------------------

         For five (5) years after the Effective Time, Two Way US will indemnify and hold harmless the present and former officers and directors of each of Interactive Network and TWIN in respect of acts or omissions occurring prior to the Effective Time including, without limitation, matters related to the Transactions contemplated by this Agreement, to the extent provided under Two Way US's Certificate of Incorporation and Bylaws; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For five (5) years after the Effective Time, Two Way US will use its commercially reasonable efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to and including the Effective Time covering each such person currently covered by Interactive Network's officers' and directors' liability insurance policy, and each present and former officer or director of TWIN, on terms with respect to coverage and amount no less favorable than those of Interactive Network's policy in effect at the Effective Time. It is understood that such obligation to indemnify (but not to maintain insurance) shall apply to claims of which Interactive Network shall have been notified prior to the expiration of such five (5) year period regardless of when such claims shall have been disposed of

SECTION 7.12. REGULATORY APPLICATIONS.
              -----------------------

         (a) Interactive Network, Two Way UK and TWIN shall cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of Interactive Network, Two Way UK and TWIN shall have the right to view in advance, and to the extent practicable, each will consult with the other (subject in each case to applicable laws relating to the exchange of information) with respect to, all material written information submitted to any third party or Governmental Authority in connection with the Transactions contemplated by this Agreement. In exercising the foregoing right, each of Interactive Network, Two Way UK and TWIN agrees to act as reasonably and as promptly as practicable. Each of Interactive Network, Two Way UK and TWIN agrees that it will consult with the other Parties with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities as necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the other Parties apprised of the status of material matters relating to completion of the Transactions contemplated hereby.

         (b) Each of Interactive Network, Two Way UK and TWIN agrees, upon request, to furnish the other Parties with all information concerning itself, its Affiliates, and its directors, officers and stockholders and those of its Affiliates and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such Parties to any third party or Governmental Authority.

SECTION 7.13. STOCK OPTION PLAN.
              -----------------

         Before the Closing, the Board of Directors and stockholders of TWIN shall adopt a stock option plan and reserve up to 13,800,000 shares for issuance thereunder.

SECTION 7.14. FULFILLMENT OF CONDITIONS.
              -------------------------

         Each of Interactive Network, Two Way UK and TWIN will (a) execute and deliver at the Closing each agreement that any of them is required hereby to execute and deliver as a condition to the Closing, (b) proceed diligently and in good faith and use commercially reasonable efforts to satisfy each other condition to the obligations of Interactive Network, Two Way UK and TWIN, as the case may be, contained in this Agreement and (c) not take or fail to take any action that reasonably could be expected to result in the nonfulfillment of any such condition.

SECTION 7.15. OPINION OF FINANCIAL ADVISORS.
              -----------------------------

         Interactive Network's Board of Directors shall have received the written opinion of Interactive Network's financial advisors, an executed copy of which will be delivered to Two Way UK after receipt thereof by Interactive Network, to the effect that, as of such date, the Transactions were fair, from a financial point of view, to the holders of the Interactive Network Common Stock.


                                 ARTICLE VIII.

                               CLOSING DELIVERIES

SECTION 8.1. CLOSING DELIVERIES.
             ------------------

         At the Closing, the Parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII. All documents which TWIN shall deliver shall be in form and substance reasonably satisfactory to Interactive Network, Two Way UK and their respective counsel. All documents which Interactive Network shall deliver shall be in form and substance reasonably satisfactory to Two Way UK and its counsel. All documents which Two Way UK shall deliver shall be in form and substance reasonably satisfactory to Interactive Network.

SECTION 8.2. DELIVERIES BY TWO WAY UK.
             ------------------------

         Two Way UK shall execute and deliver (or cause to be executed and delivered) to Interactive Network all of the following:

         (a) for cancellation, a certificate or certificates representing all outstanding Two Way TWIN Shares that it owns, duly endorsed in blank or with duly executed stock powers attached, free and clear of all Encumbrances;

         (b) certified copies of resolutions of Two Way UK's board of directors authorizing the execution, delivery and performance of this Agreement and any other Transaction Documents to which Two Way UK is a Party;

         (c) incumbency certificates with respect to the officers of Two Way UK executing this Agreement and any other Transaction Document to which Two Way UK is a party;

         (d) a certificate of the Chief Executive Officer of Two Way UK confirming that the representations and warranties given herein by Two Way UK are true and correct in all material respects at Closing; and

         (e) a certificate of the Chief Executive Officer of Two Way UK confirming that the covenants set forth herein to be performed or complied with by Two Way UK prior to Closing have been performed or complied with in all material respects.

SECTION 8.3. DELIVERIES BY INTERACTIVE NETWORK.
             ---------------------------------

         Interactive Network shall execute and deliver (or cause to be executed and delivered) to Two Way UK all of the following:

         (a) certified copies of resolutions of Interactive Network's board of directors and stockholders authorizing the issuance of the Interactive Network Shares and the execution, delivery and performance of this Agreement and any other Transaction Documents to which Interactive Network is a party;

         (b) incumbency certificates with respect to the officers of Interactive Network executing this Agreement and any other Transaction Document to which Interactive Network is a party;

         (c) a certificate of the Chief Executive Officer of Interactive Network confirming that the representations and warranties given herein by Interactive Network are true and correct in all material respects (except for such changes contemplated by Section 7.2(a)(i), (ii) and (ix)) at Closing;

         (d) a certificate of the Chief Executive Officer of Interactive Network confirming that the covenants set forth herein to be performed or complied with by Interactive Network prior to Closing have been performed or complied with in all material respects; and

         (e) an updated SCHEDULE 6.3(A) together with a certificate confirming the representation given by Interactive Network in Section 6.3 updated as of the Effective Time; and

         (f) the most recently filed Form 10-Q of Interactive Network as well as the unaudited balance sheet and the unaudited statement of operations for Interactive Network as of a month-end date not more than six weeks prior to the Effective Time.

SECTION 8.4. DELIVERIES BY TWIN. TWIN shall execute and deliver (or cause to be executed and delivered) to Interactive Network and Two Way UK all of the following:

         (a) a certificate or certificates representing the shares of Two Way US Common Stock to be acquired by Two Way UK in the Merger, free and clear of all Encumbrances, except any such Encumbrances as may exist with respect to Two Way UK or its assets;

         (b) incumbency certificates with respect to the officers of TWIN executing this Agreement and any other Transaction Document to which TWIN is a party;

         (c) certified copies of resolutions of TWIN's board of directors authorizing the execution, delivery and performance of this Agreement and any other Transaction Document to which TWIN is a party;

         (d) a certificate of the Chief Operating Officer of TWIN confirming that the representations and warranties given herein are true and correct in all material respects (except for such changes contemplated by Section 7.2(a)(i), (ii) and (ix)) at Closing;

         (e) a certificate of the Chief Operating Officer of TWIN confirming that the covenants set forth herein to be performed or complied with by TWIN prior to Closing have been performed or complied with in all material respects; and

         (f) a copy of the Two Way US Certificate of Incorporation certified by the Secretary of State of the State of Delaware.

SECTION 8.5. JOINT DELIVERIES.
             ----------------

         At the Closing, Interactive Network, TWIN and Two Way US (as the case may be) shall execute and deliver the following:

         (a) Amended and Restated License Agreement ("Amended and Restated License Agreement") by and between Two Way UK and Two Way US substantially in the form of EXHIBIT C;

         (b) Amended and Restated Termination and License Agreement ("Amended and Restated Termination and License Agreement") by and between Two Way UK and Two Way US substantially in the form of EXHIBIT D;

         (c) Investor Rights Agreement ("Investor Rights Agreement") by and between Two Way US and Two Way UK substantially in the form of EXHIBIT E;

         (d) Branding Agreement ("Branding Agreement") by and between Two Way US and Two Way UK substantially in the form of EXHIBIT F;

         (e) Software Escrow Agreement ("Software Escrow Agreement") by and among Two Way US, Two Way UK and Fort Knox Escrow Services, Inc. substantially in the form of EXHIBIT G; and

         (f) Stockholders Agreement ("Stockholders Agreement") by and among Two Way US, Two Way UK, the Independent Committee, and the holders of the shares of Interactive Network Common Stock listed on Exhibit A thereto, substantially in the form of EXHIBIT H.

                                  ARTICLE IX.

                                   TERMINATION

SECTION 9.1. GROUNDS FOR TERMINATION.
             -----------------------

         This Agreement may be terminated at any time before the Effective Time, whether before or after approval by the stockholders of Interactive Network, only:

         (a) by mutual written consent duly authorized by the Board of Directors of Interactive Network and the Board of Directors of Two Way UK;

         (b) by either Interactive Network or Two Way UK if the Merger shall not have been consummated on or before December 31, 2001; provided, however, that the terminating Party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

         (c) by either Interactive Network or Two Way UK if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

         (d) by either Interactive Network or Two Way UK if at the Interactive Network Stockholders' Meeting, the requisite vote of the stockholders of Interactive Network for approval and adoption of this Agreement and the Transactions, including the Merger, is not obtained; provided that the right to terminate this Agreement under this Section 9.1(d) will not be available to any Party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the stockholders of Interactive Network;

         (e) by Interactive Network if either (i) Two Way UK or TWIN has breached its obligations under Section 7.4 in any material respect (provided that for the purposes of this clause (i), actions of representatives or agents of Two Way UK or TWIN who are not officers, directors or employees of Two Way UK or TWIN, as the case may be, which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 7.4 so long as Two Way UK or TWIN, as the case may be, has used commercially reasonable efforts to cause such representatives and agents to comply with Section 7.4),
(ii) the Board of Directors of Two Way UK has recommended, approved, or authorized the acceptance or execution of a definitive agreement providing for an Alternative Transaction, as defined in Section 7.4, or (iii) the Board of Directors of Two Way UK has modified in a manner materially adverse to Interactive Network or withdrawn its approval or recommendation of this Agreement and the Merger;

         (f) by Two Way UK if either (i) Interactive Network has breached its obligations under Section 7.4 in any material respect (provided that for purposes of this clause (i), actions of representatives or agents of Interactive Network who are not officers, directors or employees of Interactive Network which do not result in a proposal for an Alternative Transaction shall not be deemed to be a breach of Section 7.4 so long as Interactive Network has used commercially reasonable efforts to cause such representatives and agents to comply with Section 7.4), (ii) the Board of Directors of Interactive Network has recommended, approved, or authorized Interactive Network's acceptance or execution of a definitive agreement providing for an Alternative Transaction, as defined in Section 7.4, (iii) the Board of Directors of Interactive Network has modified in a manner materially adverse to Two Way UK or withdrawn its approval or recommendation of this Agreement and the Merger or its recommendation that the stockholders of Interactive Network adopt and approve this Agreement and the Merger, (iv) Interactive Network has failed to file the Interactive Network Proxy Statement/Prospectus with the SEC on or before September 20, 2001, or failed to call the Interactive Network Stockholders' Meeting on or before October 15, 2001, or failed to include in such statement the recommendation referred to above, or (v) a tender offer or exchange offer for any outstanding shares of Interactive Network Common Stock is commenced and the Board of Directors of Interactive Network either (A) recommends in favor of acceptance of such tender offer or exchange offer by its stockholders, or (B) takes no position with respect to the acceptance of such tender offer or exchange offer by its stockholders;

         (g) by Interactive Network prior to approval of the Merger at the Interactive Network Stockholders' Meeting if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements and procedures of Section 7.4 in all material respects, (ii) the Board of Directors of Interactive Network has complied with, and continues to comply with, all requirements and procedures of Section 7.4 in all material respects and has authorized, subject to complying with the terms of this Agreement, Interactive Network to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Interactive Network notifies Two Way UK in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice,
(iii) Two Way UK does not make, within five (5) business days after receipt of Interactive Network's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer that the Board of Directors of Interactive Network reasonably and in good faith determines, after consultation with its financial and legal advisers, is at least as favorable to the stockholders of Interactive Network as the Superior Proposal and during such five (5)-business day period Interactive Network reasonably considers and discusses in good faith all proposals submitted by Two Way UK and, without limiting the foregoing, meets with, and causes its financial advisers and legal advisers to meet with, Two Way UK and its advisers from time to time as requested by Two Way UK to reasonably consider and discuss in good faith Two Way UK's proposals, and (iv) Interactive Network pays to Two Way UK the fee required by Section 9.2(a) in the manner therein provided. Interactive Network agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth (6th) business day after Two Way UK has received the notice required by clause (ii) above, and (y) to notify Two Way UK promptly if its intention to enter into a binding agreement referred to in its notice to Two Way UK shall change at any time after giving such notice;

         (h) by Two Way UK, if (i) Two Way UK is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Interactive Network of any of its representations, warranties, or obligations under this Agreement such that the conditions to be fulfilled by Interactive Network set forth in Section 3.2(b) will not be satisfied ("Terminating Interactive Network Breach"); provided, however, that, if such Terminating

Interactive Network Breach is curable by Interactive Network through the exercise of commercially reasonable efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 9.1(b), then for so long as Interactive Network continues to exercise commercially reasonable efforts, Two Way UK may not terminate this Agreement under this Section 9.1(h);

         (i) by Interactive Network, if (i) Interactive Network is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Two Way UK of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 3.2(c) will not be satisfied ("Terminating Two Way UK Breach"); provided, however, that, if such Terminating Two Way UK Breach is curable by Two Way UK through the exercise of commercially reasonable efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 9.1(b), then for so long as Two Way UK continues to exercise commercially reasonable efforts, Interactive Network may not terminate this Agreement under this Section 9.1(i); or

         (j) by either Interactive Network or Two Way UK before the Effective Time if it determines that providing for the holders of the Dissenting Interactive Network Shares would have a Material Adverse Effect on Two Way US should the Merger be closed.

SECTION 9.2. EFFECT OF TERMINATION.
             ---------------------

         (a) In recognition of the time, efforts, and expenses expended and incurred by Two Way UK with respect to Interactive Network and the opportunity that the Transactions, including the Merger, presents to Two Way UK, if this Agreement (i) is terminated pursuant to Section 9.1(d) and within twelve (12) months thereafter Interactive Network closes an Alternative Transaction to which it is a party Interactive Network will pay to Two Way UK, within seven (7) days after the effective date of the Alternative Transaction, by wire transfer of immediately available funds to an account designated by Two Way UK for such purposes, a fee equal to (A) three percent (3%) of the market value of the number of shares of Interactive Network Common Stock not held by Affiliates of Interactive Network, with market value equal to such number of shares multiplied by the average of the closing prices of the Interactive Network Common Stock as reported on the Over-the-Counter Bulletin Board for the five consecutive trading days before (but not including) and the five consecutive trading days after (but not including) the date the agreement for such Alternative Transaction is announced, plus (B) an amount equal to the reasonable out-of-pocket expenses incurred by Two Way UK to the effective date of the Alternative Transaction in connection with this Agreement and the Transactions contemplated hereby, and Two Way UK shall provide to Interactive Network such proof of the amount and purposes of such expenses as Interactive Network shall reasonably request; or
(ii) is terminated pursuant to Section 9.1(f) or 9(g) then, in any such event, Interactive Network will pay to Two Way UK, within seven (7) days after the termination date, by wire transfer of immediately available funds to an account designated by Two Way UK for such purposes, a fee equal to (A) three percent (3%) of the market value of the number of shares of Interactive Network Common Stock not held by Affiliates of Interactive Network, with market value equal to such number of shares multiplied by the average of the closing prices of the Interactive Network Common Stock as reported on the Over-the-Counter Bulletin Board for the five consecutive trading days before (but not including) and the five consecutive trading days after (but not including) the termination date, plus (B) an amount equal to the reasonable out-of-pocket expenses incurred by

Two Way UK to the date of termination in connection with this Agreement and the Transactions contemplated hereby, and Two Way UK shall provide to Interactive Network such proof of the amount and purposes of such expenses as Interactive Network shall reasonably request.

         (b) In recognition of the time, efforts, and expenses expended and incurred by Interactive Network with respect to Two Way UK and the opportunity that the Transactions, including the Merger, presents to Interactive Network, if this Agreement is terminated pursuant to Section 9.1(e), Two Way UK will pay to Interactive Network, within seven (7)days after the termination date, by wire transfer of immediately available funds to an account designated by Interactive Network for such purposes, a fee equal to (i) three percent (3%) of the market value of the number of shares of Interactive Network Common Stock not held by Affiliates of Interactive Network, with market value equal to such number of shares multiplied by the average of the closing prices of the Interactive Network Common Stock as reported on the Over-the-Counter Bulletin Board for the five consecutive trading days before (but not including) and the five consecutive trading days after (but not including) the termination date, plus
(ii) an amount equal to the reasonable out-of-pocket expenses incurred by Interactive Network to the date of termination in connection with this Agreement and the Transactions contemplated hereby, and Interactive Network shall provide to Two Way UK such proof of the amount and purposes of such expenses as Two Way UK shall reasonably request.

         (c) Interactive Network and Two Way UK each acknowledges that the agreements contained in this Section 9.2 are an integral part of the Transactions contemplated by this Agreement and are not a penalty and that, without these agreements, neither Interactive Network nor Two Way UK would enter into this Agreement. If either Interactive Network or Two Way UK fails to pay promptly the fee due pursuant to this Section 9.2, such Party shall also pay to the other Party such other Party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this Section, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate shall be effective at the beginning of the day of such change in such prime rate.

    (d) Except as provided in the next sentence of this paragraph, if this Agreement is terminated pursuant to any paragraph of Section 9.1, the obligations of the Parties to consummate the Merger will expire, and none of the Parties will have any further obligations under this Agreement except pursuant to Sections 7.4, 7.5, and 9.2, Article X, and Sections 11.10 and 11.14; provided that a party shall not be liable for any payment pursuant to Section 11.10 if this Agreement is terminated by such party as a result of the other party's breach (in which case each party shall pay its own fees, costs and expenses described in Section 11.10), and provided further, that nothing herein shall relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth herein occurring prior to the date of termination.

                                   ARTICLE X.

                              INDEMNIFICATION, ETC.

SECTION 10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
              ------------------------------------------

         The representations and warranties of each Party contained in this Agreement shall survive the Closing for a period of twelve (12) months; provided that each of the representations and warranties contained in Sections 4.12, 4.20, 5.12, 6.9, 6.15 and 11.14 shall survive and continue for the applicable statute of limitation period or periods legally applicable to them, and the covenant contained in Section 7.1(c) shall survive and continue for the applicable statute of limitation period legally applicable to it.

SECTION 10.2. INDEMNIFICATION BY TWO WAY UK.
              -----------------------------

         (a) Two Way UK shall indemnify, defend and hold harmless Interactive Network and each of its officers, directors, stockholders, employees, agents and representatives (collectively, the "Interactive Network Related Indemnitees" and individually each an "Interactive Network Related Indemnitee") from and against, and shall compensate and reimburse each of the Interactive Network Related Indemnitees for, any Damages (net of Taxes) which are suffered or incurred by any of the Interactive Network Related Indemnitees or to which any of the Interactive Network Related Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or are due to:

                  (i) any inaccuracy in or breach of any representation or warranty made by Two Way UK in this Agreement; or

                  (ii) any breach of, or failure to comply with, any covenant or obligation of Two Way UK contained in this Agreement.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, Two Way UK shall not be liable to indemnify any Interactive Network Related Indemnitee with respect to any indemnification claim made pursuant to this Section 10.2 unless and until all Damages claimed by the Interactive Network Related Indemnitees pursuant to this Section 10.2 exceed Two Hundred Fifty Thousand and 00/100 Dollars (US$250,000.00) in the aggregate (the "Two Way UK Basket"), then Two Way UK's responsibility will be limited, in the aggregate, to the extent such claims for Damages exceed the applicable threshold.

         (c) The Interactive Network Related Indemnitees shall not be entitled to recover under this Section 10.2 to the extent of any recovery of any Interactive Network Related Indemnitee under insurance policies held for the benefit of any Interactive Network Related Indemnitee (net of any retrospective premium cost resulting from such recovery), it being understood that the Interactive Network Related Indemnitees shall in good faith pursue recovery against the insurers with the same degree of diligence as they use to pursue claims against their insurers generally in the conduct of their business.

         (d) Prior to bringing any claim against Two Way UK with respect to any Damages resulting from a breach of any provision of Article IV, the Interactive Network Related Indemnitees shall give written notice of such claim to Two Way UK and, to the extent such Damages can be eliminated through a correction of the breached provision or other action of Two Way UK, shall give Two Way UK ninety
(90) days to conclude such correction or take such action.

         (e) Interactive Network agrees to use commercially reasonable efforts to minimize any Damages for which the Interactive Network Related Indemnitees are entitled to indemnification under this Section 10.2.

SECTION 10.3. INDEMNIFICATION BY INTERACTIVE NETWORK.
              --------------------------------------

         (a) Interactive Network shall indemnify, defend and hold harmless Two Way UK from and against, and shall compensate and reimburse Two Way UK and each of its officers, directors, stockholders, employees, agents and representatives (collectively, the "Two Way UK Related Indemnitees" and individually each a "Two Way UK Related Indemnitee') for, any Damages (net of Taxes) which are suffered or incurred by any of the Two Way UK Related Indemnitees or to which any of the Two Way UK Related Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise from or are due to:

                  (i) any inaccuracy in or breach of any representation or warranty made by Interactive Network in this Agreement; or

                  (ii) any breach of, or failure to comply with, any covenant or obligation of Interactive Network set forth in this Agreement.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, Interactive Network shall not be liable to indemnify any Two Way UK Related Indemnitee with respect to any indemnification claim made pursuant to this Section 10.3 unless and until all Damages claimed by the Two Way UK Related Indemnitees pursuant to this Section 10.3 exceed Two Hundred Fifty Thousand and 00/100 Dollars (US$250,000.00) in the aggregate (the "Interactive Network Basket"), and then Interactive Network's responsibility will be limited, in the aggregate, to the extent such claims for Damages exceed the applicable threshold.

         (c) The Two Way UK Related Indemnitees shall not be entitled to recover under this Section 10.3 to the extent of any recovery of any Two Way UK Related Indemnitee under insurance policies held for the benefit of any Two Way UK Related Indemnitee (net of any retrospective premium cost resulting from such recovery), it being understood that the Two Way UK Related Indemnitees shall in good faith pursue recovery against the insurers with the same degree of diligence as they use to pursue claims against their insurers generally in the conduct of their business.

         (d) Prior to bringing any claim against Interactive Network with respect to any Damages resulting from a breach of any provision of Article VI, the Two Way UK Related Indemnitees shall give written notice of such claim to Interactive Network and, to the extent such Damages can be eliminated through a correction of the breached provision or other action of Interactive Network, shall give Interactive Network ninety (90) days to conclude such correction or take such action.

         (e) Two Way UK agrees to use commercially reasonable efforts to minimize any Damages for which the Two Way UK Related Indemnitees are entitled to indemnification under this Section 10.3.

SECTION 10.4. INTEREST.
              --------

         Any Party (the "Indemnifying Party") that is required to indemnify any other Person (the "Indemnified Party") pursuant to this Article XI with respect to any Damages shall also be required to pay such Indemnified Party interest on the amount of such Damages (for the period commencing as of the date on which such Indemnified Party first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such Party) at a rate per annum equal to 6%.

SECTION 10.5. DEFENSE OF THIRD PARTY CLAIMS.
              -----------------------------

         (a) In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Interactive Network, Two Way UK, TWIN, any other Indemnified Party or any other Person) with respect to which Two Way UK or Interactive Network, as an Indemnifying Party, may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Article X, the Indemnified Party shall reasonably promptly, following the Indemnified Party's actual Knowledge thereof, notify such Indemnifying Party of such claim or Proceeding. The Indemnifying Party shall have the right to assume the defense of such claim or Proceeding at the sole expense of such Indemnifying Party. If the Indemnifying Party so elects to assume the defense of any such claim or Proceeding:

                  (i) such Indemnifying Party shall proceed to defend such claim or Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnified Party;

                  (ii) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such claim or Proceeding;

                  (iii) the Indemnified Party shall have the right to participate in the defense of such claim or Proceeding at its sole expense; and

                  (iv) the Indemnifying Party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnified Party.

         (b) If the Indemnified Party so proceeds with the defense of any such claim or Proceeding on its own:

                  (i) all expenses incurred and relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnified Party) shall be borne and paid exclusively by the Indemnifying Party;

                  (ii) the Indemnifying Party shall make available to the Indemnified Party any documents and materials in the possession or control of the Indemnifying Party that may be necessary to the defense of such claim or Proceeding;

                  (iii) the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to such claim or Proceeding; and

                  (iv) the Indemnified Party shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Indemnifying Party, provided, that the Indemnifying Party shall not unreasonably withhold such consent.

SECTION 10.6. INDEMNIFICATION PAYMENTS.
              ------------------------

         (a) Any indemnification obligations of Interactive Network pursuant to
Section 10.3 in excess of the Interactive Network Basket (each an "Interactive Network Indemnification Obligation") shall be satisfied by payment in shares of newly-issued Two Way US Common Stock to Two Way UK. The number of shares of Two Way US Common Stock delivered by Two Way US in satisfaction of such Interactive Network Indemnification Obligation shall be determined in accordance with
Section 10.6(c) below.

         (b) Any indemnification obligations of Two Way UK pursuant to Section
10.2 in excess of the Two Way UK Basket (each a "Two Way UK Indemnification Obligation") shall be satisfied at the option of Two Way US by either (i) payment in cash in an amount equal to such Two Way UK Indemnification Obligation to Two Way US or (ii) the transfer of shares of Two Way US Common Stock held by Two Way UK to Two Way US, the number of which shares shall be determined in accordance with Section 10.6(d) below.

         (c) The aggregate number of shares of Two Way US Common Stock paid by Two Way US pursuant to Section 10.6(a) of this Agreement shall be equal in value to such Interactive Network Indemnification Obligation; provided, however, that the number of shares of Two Way US Common Stock issued to Two Way UK hereunder shall not, in the aggregate, exceed twenty percent (20%) of the total outstanding number of shares of Two Way US Common Stock on a Fully Diluted Basis (the "Interactive Network Indemnification Cap"). By way of clarification, any shares of Two Way US Common Stock issued to Two Way UK pursuant to Section 7.1(c) of this Agreement shall not be considered in calculating the Interactive Network Indemnification Cap. For purposes of this Section 10.6(c), the value of Two Way US Common Stock shall equal the simple average of the daily volume weighted averaged price per share of Two Way US Common Stock as quoted on the Over-the-Counter Bulletin Board or other relevant national trading market (as reported in The Wall Street Journal or, if not reported therein, as reported by any other authoritative source), for the five consecutive trading days ending one trading day preceding the date of payment.

         (d) The aggregate number of shares of Two Way US Common Stock paid by Two Way UK shall be equal in value to such Two Way UK Indemnification Obligation. For purposes of this Section 10.6(d), the value of Two Way US Common Stock shall be determined in accordance with the last sentence of Section 10.6(c) of this Agreement.

                                  ARTICLE XI.

                                  MISCELLANEOUS

SECTION 11.1. GOVERNING LAW.
              -------------

         This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware, United States (without giving effect to principles of conflict of laws).

SECTION 11.2. WAIVER OF COMPLIANCE; CONSENTS.
              ------------------------------

         Any failure of Interactive Network, Two Way UK or TWIN to comply with any obligation, covenant, agreement, or condition herein may be waived by the other two Parties only by a written instrument signed by an officer of the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing.

SECTION 11.3. SUCCESSORS AND ASSIGNS.
              ----------------------

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. This Agreement is not intended to confer upon any other Person, except the Parties hereto, any rights or remedies hereunder, and no third Person shall be a third party beneficiary of this Agreement.

SECTION 11.4. ENTIRE AGREEMENT.
              ----------------

         This Agreement, including the Schedules and Exhibits hereto, and the other Transaction Documents constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and replace and supersede all prior oral or written communications or understandings with respect to such subjects.

SECTION 11.5. SEVERABILITY.
              ------------

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 11.6. AMENDMENT AND MODIFICATION.
              --------------------------

         Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Interactive Network, Two Way UK and TWIN at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the stockholders of Interactive Network, no amendment may be made that would reduce the amount or change the type of Interactive Network Per Share Stock Consideration into which each share of Interactive Network Common Stock shall be converted upon consummation of the Merger or which would otherwise require stockholder approval under applicable law unless such stockholder approval shall have been obtained.

SECTION 11.7. NOTICES.
              -------

         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five
(5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) business days after deposit with a nationally recognized overnight courier, specifying such delivery, with written verification of receipt. All such notices shall be sent to the following addresses, or to such other address as a Party shall notify the other Parties under this Section:

   if to Interactive Network:       Interactive Network, Inc.
                                    180 Second Street, Suite B
                                    Los Altos, California 94022, U.S.A.
                                    Attention:  Mr. Bruce W. Bauer
                                    Fax:  650.917.1615

   with a copy to:                  Winthrop & Weinstine, P.A.
                                    3000 Dain Rauscher Plaza
                                    60 South Sixth Street
                                    Minneapolis, Minnesota  55402, U.S.A.
                                    Attention:  Michele D. Vaillancourt
                                    Fax:  612.347.0600

   if to Two Way UK:                Two Way UK Limited
                                    Beaumont House
                                    Kensington Village
                                    Aronmore Road
                                    London, England   W148TS
                                    Attention:  Piers Wilson
                                    Fax:  011.44.20.8742.2423

   with a copy to:                  Orrick, Herrington & Sutcliffe LLP
                                    1020 Marsh Road
                                    Menlo Park,  California  94025-1021, U.S.A.
                                    Attention:  Scott Blickenstaff
                                    Fax:  650.614.7372
   if to TWIN:                      TWIN Entertainment, Inc.
                                    300 De Haro St., Suite 342
                                    San Francisco, California  94103
                                    Attention:  Bob Regan
                                    Fax:  415.703.8254

SECTION 11.8. DELAYS OR OMISSIONS.
              -------------------

         No delay or omission to exercise any right, power or remedy accruing to any of the Parties hereto, upon any breach or default of any other Party, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

SECTION 11.9. REMEDIES CUMULATIVE.
              -------------------

         All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

SECTION 11.10. FEES AND COSTS.
               --------------

         Each of Interactive Network and Two Way UK each shall pay 50% of all legal fees, costs and expenses incurred by all Parties including, without limitation, legal fees, costs and expenses, in preparing that certain term sheet dated February 6, 2001, this Agreement, and the other Transaction Documents, including, without limitation, preparing and mailing the Interactive Network Proxy Statement/Prospectus and related materials to be prepared in connection with the Interactive Network Stockholders' Meeting.

SECTION 11.11. FURTHER ASSURANCES.
               ------------------

         Each of the Parties shall execute and deliver such documents and take such other actions as reasonably requested by any other Party in furtherance of the transactions contemplated hereby.

SECTION 11.12. COUNTERPARTS.
               ------------

    This Agreement and the other Transaction Documents may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

SECTION 11.13. INVESTIGATION.
               -------------

         The respective representations and warranties of Interactive Network, Two Way UK and TWIN contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

SECTION 11.14. PUBLICITY.
               ---------

         Upon execution of this Agreement by Interactive Network, Two Way UK and TWIN, Interactive Network and Two Way UK shall jointly issue a press release, as agreed upon by them. The Parties intend that all future statements or communications to the public or press regarding this Agreement or the Transactions, including the Merger, will be mutually agreed upon by them, except as provided in the following sentence. No Party shall, without such mutual agreement or the prior consent of the others, file any documents or issue any statement or communication to the public or to the press regarding this Agreement, the Transactions, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such Party's legal counsel; (b) to the extent required by law; and
(c) following prior notice to, and consultation with, the other Parties (which notice shall include a copy of the proposed statement or communication to be issued to the press or public).

SECTION 11.15. SPECIFIC PERFORMANCE.
               --------------------

         The Parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.




                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth in the first paragraph hereof.

            INTERACTIVE NETWORK, INC.,
            a California corporation


            By:   /s/ Bruce W. Bauer
               ------------------------------------------------
                Its: President and Chief Executive Officer
                    -------------------------------------------



            TWO WAY TV LIMITED,
            a corporation organized and existing under the laws of England and Wales


            By:    /s/ Piers Wilson
               ------------------------------------------------
                Its:  Chief Financial Officer
                    -------------------------------------------



            TWIN ENTERTAINMENT, INC.,
            a Delaware corporation


            By:   /s/ Robert Regan
               ------------------------------------------------
                Its:  President
                    -------------------------------------------

EXHIBIT A TO MERGER AGREEMENT

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              TWO WAY TV (US), INC.


         The undersigned, Bruce Bauer and Piers Wilson, hereby certify that:

         1. They are the duly elected and acting President and Secretary, respectively, of Two Way TV (US), Inc., a Delaware corporation.

         2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on January 10, 2001 and was amended on August 30, 2001.

         3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

         The name of the corporation is Two Way TV (US), Inc.

                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         Upon the effective date of the filing of this Amended and Restated Certificate of Incorporation, each share of the Corporation's outstanding capital stock shall be converted and reconstituted into ____ shares of Common Stock of the Corporation (the "Stock Split"). No further adjustment of any preference or price set forth in this Article IV shall be made as a result of the Stock Split, as all share amounts per share and per share numbers set forth in this Amended and Restated Certificate of Incorporation have been appropriately adjusted to reflect the Stock Split.

         1. The total number of shares of stock which the corporation has authority to issue is [__________] Million ([__________]), of which [__________]
Million ([__________]) are shares of Common Stock ("Common Stock"), par value $.001 per share, and of which [__________] Million ([__________]) are shares of Preferred Stock ("Preferred Stock"), par value $.001 per share.

         2. Subject to any limitations prescribed by law or this Certificate of Incorporation, the Preferred Stock may be issued from time to time in one or more series of any number of shares, and with distinctive serial designations, and the Board of Directors of the corporation hereby is authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

         3. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  3.1 The designation of the series, which may be by distinguishing number, letter and/or title;

                  3.2 The number of shares of the series, which number may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares then outstanding);

                  3.3 The dividends, if any, for shares of the series (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times as may be permitted under applicable law, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock;

                  3.4 The redemptive rights, if any, and price or prices for shares of the series;

                  3.5 The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  3.6 The rights of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                  3.7 Whether the shares of the series shall be convertible into shares of any other class or series of shares of the corporation, and, if so, the specifications of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                  3.8 The voting rights, if any, of the holders of such series; and

                  3.9 Such other designations, powers, preferences, and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions of such preferences and/or rights.

                                    ARTICLE V

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide). Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote.

                                   ARTICLE VI

         The business and affairs of the corporation shall be managed by the Board of Directors of the corporation and the directors need not be elected by written ballot, unless required by the bylaws of the corporation.

                                   ARTICLE VII

         In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VIII

         If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders, upon due notice and in accordance with the provisions of the Bylaws of this Corporation, and may not be taken by written consent, except that action may be taken by the stockholders of the Corporation, without a meeting, by written consent as and to the extent provided at the time of such action by the General Corporation Law of Delaware, provided that the matter to be acted upon by such written consent previously has been approved by the board of directors of the Corporation and directed by such board to be submitted to the stockholders for their action thereon by written consent.

                                   ARTICLE IX

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE X

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

         The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, agent or affiliate of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by said laws, except as the Bylaws of the corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the corporation, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or affiliate and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at ____________________, on the ____ day of ___________, 2001.



                                             -----------------------------------
                                             Bruce Bauer, President


                                             -----------------------------------
                                             Piers Wilson, Secretary

EXHIBIT B TO MERGER AGREEMENT




                                     BYLAWS

                                       OF

                              TWO WAY TV (US) INC.
                            (a Delaware Corporation)

                            as of _____________, 2001

                                TABLE OF CONTENTS
                                                                           PAGE


ARTICLE I             Offices.................................................1

         Section 1.1       Registered Office..................................1

         Section 1.2       Other Offices......................................1

ARTICLE II            Meetings of Stockholders................................1

         Section 2.1       Place of Meeting...................................1

         Section 2.2       Annual Meeting.....................................1

         Section 2.3       Notice of Annual Meeting...........................1

         Section 2.4       List of Stockholders...............................1

         Section 2.5       Special Meetings...................................2

         Section 2.6       Notice of Special Meetings.........................2

         Section 2.7       Business at Special Meetings.......................2

         Section 2.8       Adjourned Meetings and Notice Thereof..............2

         Section 2.9       Quorum.............................................3

         Section 2.10      Majority Vote......................................3

         Section 2.11      Voting.............................................3

         Section 2.12      Stockholder Action Without Meeting.................3

ARTICLE III           Directors...............................................4

         Section 3.1       Number of Directors, Election and Term of Office...4

         Section 3.2       Vacancies..........................................4

         Section 3.3       Powers.............................................4

         Section 3.4       Compensation of Directors..........................4

         Section 3.5       Resignation and Removal............................5

ARTICLE IV            Meetings of the Board of Directors......................5

         Section 4.1       Place of Meeting...................................5

         Section 4.2       Organization Meeting...............................5

         Section 4.3       Regular Meetings...................................5

         Section 4.4       Special Meetings...................................5

         Section 4.5       Notice of Special Meetings.........................5

         Section 4.6       Waiver of Notice...................................6

         Section 4.7       Quorum.............................................6

         Section 4.8       Adjournment........................................6

         Section 4.9       Action Without Meeting.............................6

         Section 4.10      Conference Communication...........................6

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE


ARTICLE V             Committees of Directors.................................7

         Section 5.1       Committees of Directors............................7

ARTICLE VI            Officers................................................7

         Section 6.1       Officers...........................................7

         Section 6.2       Other Officers.....................................8

         Section 6.3       Election...........................................8

         Section 6.4       Compensation.......................................8

         Section 6.5       Term...............................................8

         Section 6.6       The Chairman of the Board..........................8

         Section 6.7       The Chief Executive Officer........................8

         Section 6.8       The President......................................8

         Section 6.9       The Vice Presidents................................9

         Section 6.10      The Secretary......................................9

         Section 6.11      The Assistant Secretary............................9

         Section 6.12      The Treasurer......................................9

         Section 6.13      The Assistant Treasurer............................9

ARTICLE VII           Indemnification of Directors, Officers, Employees
                           and Agents........................................10

         Section 7.1       Indemnification...................................10

         Section 7.2       Insurance.........................................12

         Section 7.3       Savings Clause....................................13

ARTICLE VIII          Stockholders...........................................13

         Section 8.1       Certificates of Stock.............................13

         Section 8.2       Lost Certificates.................................13

         Section 8.3       Transfer of Stock.................................13

         Section 8.4       Stockholders of Record; No Record Date............13

         Section 8.5       Registered Stockholders...........................14

ARTICLE IX            General Provisions.....................................15

         Section 9.1       Dividends.........................................15

         Section 9.2       Checks............................................15

         Section 9.3       Execution of Documents............................15

ARTICLE X             Amendments.............................................15

         Section 10.1      Amendments........................................15

                                    ARTICLE I

                                     OFFICES

         SECTION 1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of the registered agent of the corporation at such location is Corporation Trust Center. Such registered agent has a business address identical with such registered office.

         SECTION 1.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 PLACE OF MEETING. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. In the absence of any such designation stockholders, meetings shall be held at the corporation's principal executive offices.

         SECTION 2.2 ANNUAL MEETING.

                  (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by resolution of the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

                  (b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.2, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2.

                  (c) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(b) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, as provided in Section 2.5, and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware.

                  (d) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

                  (e) Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 2.3 NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty calendar days before the date of the meeting. Such notice shall be given either personally or by United States mail, postage prepaid, or by other means of written communication, directed to each stockholder entitled to vote at such meeting at the address of such stockholder appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication.

         SECTION 2.4 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten calendar days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 2.5 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary at the request of a MAJORITY of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the outstanding capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of such meeting.

         SECTION 2.6 NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall be given either personally or by United States mail, postage prepaid, or by other means of written communication, directed to each stockholder entitled to vote at such meeting at the address of such stockholder appearing on the books of the corporation or given by him to the corporation for the purpose of such notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication.

         Upon request by any person or persons entitled to call a special meeting, the Chairman of the Board, Chief Executive Officer, President, Vice President or Secretary shall within twenty calendar days after receipt of the request cause notice to be given to the stockholders entitled to vote that a special meeting will be held at a time requested by the person or persons calling the meeting, but not less than thirty-five calendar days after receipt of the request.

         If a special meeting is called by stockholders representing the percentage of the total votes outstanding designated in Section 2.5, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally, or sent by registered mail or by facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such request. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of this Section 2.6, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section
2.6 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         SECTION 2.7 BUSINESS AT SPECIAL MEETINGS. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders, if such election is set forth in the notice of such special meeting. Such nominations may be made either by or at the direction of the Board of Directors, or by any stockholder of record entitled to vote at such special meeting, provided the stockholder follows the notice procedures set forth in Section 2.8. Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to matters set forth in this Section 2.7.

         SECTION 2.8 ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND OTHER STOCKHOLDER PROPOSALS. Only persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. Stockholders may bring other business before the annual meeting, provided that timely notice is provided to the secretary of the Corporation in accordance with this section, and provided further that such business is a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's meeting;

provided, however, that in the event that (i) the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, and
(ii) less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a directors, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including, without limitation, such person's written consent to being name in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of the stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned of record by such stockholder and beneficially by such beneficial owner. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 2.8. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                  Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to matters set forth in this Section 2.8.

         SECTION 2.9 ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.11 of these bylaws.

         When a stockholders' meeting is adjourned to another time or place, a notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting small be given to each stockholder of record entitled to vote thereat.

         At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 2.10 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date or time.

         SECTION 2.11 MAJORITY VOTE. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless a different vote is required on that question by express provision of statute or of the certificate of incorporation, in which case such express provision shall govern and control. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or by proxy at the meeting shall be the act of such class.

         The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, unless a different vote is required as set forth above.

         SECTION 2.12 VOTING. Except as otherwise provided in the certificate of incorporation and subject to Section 8.4 of these bylaws, each stockholder shall be entitled to one vote for each share of capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Voting may be viva voce or by written ballot; provided, however, that all elections for directors must be by written ballot, unless otherwise provided in the certificate of incorporation.

         Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder's approving vote is with respect to all shares said stockholder is entitled to vote.

         SECTION 2.13 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these Bylaws.

         SECTION 2.14 PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1 NUMBER OF DIRECTORS, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole board shall be nine (9). This number may be changed by a resolution of the Board of Directors or of the stockholders, subject to Section 3.2 hereof. No reduction in the of the authorized number of directors shall have the effect of removing any director before such director's term of office expires. Except as provided in Section 3.2, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Unless otherwise provided in the certificate of incorporation, all elections of directors shall be by written ballot. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders. This section is subject to the provisions of that certain stockholders agreement, dated as of ___________, 2001, between the corporation, Two Way TV Limited, the independent committee established pursuant to the Voting Agreement entered into April 23, 1999 by and among Interactive Network, Inc. TCI Programming Holding Company, III, TCI Development, LLC (the successor-in-interest to TCI Development Corporation), National Broadcasting Company, Inc., Sprint Corporation and Motorola, Inc. and the holders of shares of common stock of the corporation listed on Exhibit A thereto, as such agreement may be amended from time to time (the "Stockholders Agreement").

         SECTION 3.2 VACANCIES. Subject to the provisions of the Stockholders Agreement, a vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

         Unless otherwise provided in the certificate of incorporation, and subject to the Stockholders Agreement, vacancies occurring on the Board for any reason may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for the unexpired term in respect of which such vacancy occurred and until his or her successor is duly elected and qualified.

         Unless otherwise provided in the certificate of incorporation, when a director shall resign from the board, effective at a future date, a majority of the directors then in office shall have power to fill such vacancy, the vote thereon to take effect when such resignation shall become effective; provided, however, that if any such vacancy is with respect to a Board seat that a stockholder of the corporation is entitled to appoint or designate pursuant to an agreement with the corporation, then any director so chosen shall be an individual designated by such stockholder.

         SECTION 3.3 POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         SECTION 3.4 COMPENSATION OF DIRECTORS. The directors shall not receive any stated salary for their services as directors but may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a reasonable fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may receive stock options pursuant to any stock option plan of the corporation.

         SECTION 3.5 RESIGNATION AND REMOVAL. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Any director may be removed in accordance with applicable law. This section is subject to the provisions of the Stockholders Agreement.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4.1 PLACE OF MEETING. Unless otherwise restricted by the certificate of incorporation, the Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 4.2 ORGANIZATION MEETING. As soon as practicable after each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, electing officers and transacting other business. No notice of such meeting need be given. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. Notwithstanding the foregoing, no such regular meeting shall be held if all such actions are taken by written consent in lieu of a meeting pursuant to Section 4.9 of this Article IV.

         SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Such regular meetings may be held without notice.

         SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or on the written request of a majority of the directors then in office. This section is subject to the provisions of the Stockholders Agreement.

         SECTION 4.5 NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each director, or sent to each director by certified mail with confirmed receipt, facsimile transmission with confirmed receipt, telephone or telegraph. In case such notice is sent by mail, it shall be deposited in the United States mail at least six days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by facsimile transmission, telephone or telegraph, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such notice shall not be necessary if appropriate waivers, consents and/or approvals are filed in accordance with Section 4.6 of this Article IV.

         SECTION 4.6 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 4.7 QUORUM. At all meetings of the Board of Directors, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business unless the certificate of incorporation requires a greater number. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the certificate of incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 4.8 ADJOURNMENT. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the directors present. Notice of the time and place of the adjourned meeting need not be given to absent directors if said time and place are fixed at the meeting adjourned.

         SECTION 4.9 ACTION WITHOUT MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, or by electronic mail or other electronic transmission, and such facsimile or electronic transmission shall be valid and binding to the same extent as if it were an original. If the minutes of the board or committee are maintained in paper form, consents obtained by electronic transmission shall be reduced to written form and filed with such minutes. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

         SECTION 4.10 CONFERENCE COMMUNICATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.

                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

         SECTION 5.1 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the


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designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution, bylaws, or certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, or to perform any of the actions set forth in the Stockholders Agreement which requires the affirmative vote of a certain number of directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 4.1 (place of meetings), Section 4.3 (regular meetings),
Section 4.4 (special meeting), Section 4.5 (notice of special meetings), Section
4.6 (waiver of notice), Section 4.7 (quorum), Section 4.8 (adjournment), Section
4.9 (action without meeting), and Section 4.10 (conference communication) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1 OFFICERS. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, one or more Vice Presidents, and one or more Assistant Secretaries and assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         SECTION 6.2 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


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         SECTION 6.3 ELECTION. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

         SECTION 6.4 COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed from time to time by the Board of Directors or by a committee appointed or officers designated for such purpose, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

         SECTION 6.5 TERM. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

         SECTION 6.6 THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders. He shall present at each annual meeting of stockholders and of directors a report of the condition of the business of the corporation. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or by these bylaws.

         SECTION 6.7 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The Chief Executive Officer shall act on behalf of the Chairman of the Board whenever the Chairman of the Board is for any reason unable to perform his duties or exercise his powers. The Chief Executive Officer shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these bylaws.

         SECTION 6.8 THE PRESIDENT. The President shall, subject to the control of the Board of Directors and the control of the Chief Executive Officer, if any, have general supervision, direction and control of the business and affairs of the corporation. The President shall act on behalf of the Chairman of the Board whenever the Chairman of the Board and the Chief Executive Officer are for any reason unable to perform their duties or exercise their powers. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these bylaws.

         SECTION 6.9 THE VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice Presidents


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in order of their seniority of employment with the corporation, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Chief Executive Officer and the President. The Board of Directors may appoint one or more Executive Vice Presidents.

         SECTION 6.10 THE SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these bylaws or statute. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

         The Secretary shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors required by these bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

         SECTION 6.11 THE ASSISTANT SECRETARY. The Assistant Secretary shall have all the powers and perform all the duties of the Secretary in the absence or inability of the Secretary to act and shall perform such other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall designate.

         SECTION 6.12 THE TREASURER. The Treasurer shall be the Chief Financial Officer of the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

         SECTION 6.13 THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 6.14 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.


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                                   ARTICLE VII

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

         SECTION 7.1 INDEMNIFICATION.

                  (a) ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall to the fullest extent permitted by applicable law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans) against all costs, charges, expenses (including attorneys' fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  (b) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans), against all costs, charges, expenses (including attorneys' fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by him or her or on his or her behalf in connection with such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made under this Section 7.1(b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application


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that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

                  (c) INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Article VII, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1(a) or 7.1(b) of this Article VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                  (d) DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 7.1(a) or 7.1(b) of this Article VII (unless ordered by a court) shall be paid by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Sections 7.1(a) and 7.1(b) of this Article VII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (3) by the stockholders.

                  (e) ADVANCEMENT OF COSTS, CHARGES AND EXPENSES. Expenses (including attorneys' fees) incurred by a director or officer referred to in Sections 7.1(a) or 7.1(b) of this Article VII in defending a civil or criminal action, administrative or investigative action, suit or proceeding shall be paid by the corporation, in advance of a determination of right to indemnification pursuant to Section 7.1(d) of this Article VII or the final disposition of such action, suit or proceeding, upon the written request of such director or officer; provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized in this Section 7.1. The Board of Directors may, in such case, and upon approval of such director or officer of the corporation, authorize the corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 7.1(a), 7.1(b) or 7.1(c) of this Article VII or advance of expenses under Section 7.1(e) of this Article VII shall be made promptly, and in any event within 60 days, upon the written request of the indemnified person. The right to indemnification or advances as granted by this Section 7.1 shall be enforceable by the indemnified person in any court of competent jurisdiction, if


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

the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses actually and reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1 of this Article VII where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 7.1(a) or 7.1(b) of this Article VII but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1(a) or 7.1(b) of this Article VII nor the fact that there has been an actual determination by the corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (g) OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 7.1 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office as set forth in Sections 7.1(a) and 7.1(b) of this
Article VII or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 7.1 shall be deemed to be a contract between the corporation and each director and officer of the corporation who serves or served in such capacity at any time while this
Section 7.1 is in effect. Any repeal or modification of this Section 7.1 or any repeal or modification of relevant provision of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

                  (h) INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS. The Board of Directors in its discretion shall have power on behalf of the corporation, subject to applicable law, to indemnify any person made a party to any action, suit or proceeding by reason of the fact that such person, or his or her testator or intestate, is or was an employee or other agent of the corporation and to advance costs, charges and expenses (including attorneys' fees) incurred by such person in defending any such action, suit or proceeding.

         SECTION 7.2 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.


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         SECTION 7.3 SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII

                                  STOCKHOLDERS

         SECTION 8.1 CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the Board of Directors or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 8.2 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond (or other adequate security) in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 8.3 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 8.4 STOCKHOLDERS OF RECORD; NO RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten calendar days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the board of directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business of the day next preceding the day on which the meeting is held.

         SECTION 8.5 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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         SECTION 8.6 STOCK TRANSFER AGREEMENTS. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.



                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. If a dividend is to be paid in shares of the corporation's theretofore unissued stock, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors. No such designation as capital shall be necessary if shares are distributed pursuant to a split-up or division of the corporation's stock rather than as payment of a dividend declared payable in stock of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation legally available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 9.2 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 9.3 EXECUTION OF DOCUMENTS. Deeds, leases, contracts, mortgages, bonds, debentures, drafts and other documents for and in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         SECTION 9.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

         SECTION 9.5 SEAL. The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         SECTION 9.6 FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

                                    ARTICLE X

                                   AMENDMENTS

         SECTION 10.1 AMENDMENTS. Subject to the provisions of the Stockholders Agreement, these bylaws may be altered, amended, or repealed or new bylaws may be adopted, by the Board of Directors at any regular or special meeting thereof, subject to the powers of the holders of a majority of the outstanding stock of the corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any bylaw.

EXHIBIT C TO MERGER AGREEMENT

















                     AMENDED AND RESTATED LICENSE AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE



1.       DEFINITIONS..........................................................3

2.       LICENSES TO LICENSEE.................................................5

3.       TRADEMARKS...........................................................9

4.       DELIVERY OBLIGATIONS.................................................9

5.       LICENSES FROM LICENSEE..............................................12

6.       SUPPORT AND TRAINING................................................12

7.       OTHER LICENSOR OBLIGATIONS..........................................13

8.       PAYMENTS............................................................15

9.       TAXATION............................................................16

10.      INTELLECTUAL PROPERTY RIGHTS........................................17

11.      CONFIDENTIALITY.....................................................17

12.      INDEMNIFICATION.....................................................18

13.      WARRANTIES..........................................................20

14.      DISCLAIMER; LIMITATION OF LIABILITY.................................21

15.      TERM AND TERMINATION................................................22

16.      MISCELLANEOUS.......................................................24

EXHIBIT A  LICENSEE BUSINESS................................................A-1

EXHIBIT B  DESCRIPTION OF CURRENT LICENSOR TECHNOLOGY.......................B-1

EXHIBIT C  SUPPORT SERVICES.................................................C-1

EXHIBIT D  ESCROW AGREEMENT.................................................D-1

EXHIBIT E  CERTAIN SUBLICENSES AND THIRD PARTY ARRANGEMENTS.................E-1

                     AMENDED AND RESTATED LICENSE AGREEMENT


         This Amended and Restated License Agreement ("AGREEMENT"), dated as of May 31, 2001, is between Two Way TV Limited ("LICENSOR"), a corporation organized under the laws of England and Wales, having its principal office at Two Way TV Limited, Beaumont House, Kensington Village, Avonmore Road, London, England W148TS, and Two Way TV (US), Inc. ("LICENSEE"), a Delaware corporation having its principal office at 300 De Haro Street, Suite 342, San Francisco, California 94103 U.S.A. (hereinafter collectively referred to as the "PARTIES" and individually as a "PARTY").

                                    RECITALS

         A. Licensor, Licensee (then known as "TWIN ENTERTAINMENT INC.") and Interactive Network, Inc., a California corporation ("IN"), previously entered into that certain Joint Venture License Agreement, dated as of January 31, 2000 (the "JOINT VENTURE LICENSE").

         B. Pursuant to an Agreement and Plan of Reorganization among Licensor, Licensee and IN, dated May 31, 2001 (the "REORGANIZATION AGREEMENT"), the parties agreed to merge IN into Licensee, and to amend and restate the Joint Venture License in accordance with the terms hereof.

         ACCORDINGLY, in consideration of the mutual covenants and promises contained herein, the Parties agree to amend and restate the Joint Venture License in its entirety as follows:

1.       DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "APPLICABLE LAW" shall mean, as to any person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such person or any of its properties.

         1.2 "ASSOCIATED AGREEMENTS" shall mean the Reorganization Agreement and the Branding Agreement, Escrow Agreement, Stockholders Agreement and Investors Rights Agreement, all of even date herewith, among Licensor, Licensee and the other parties named therein.

         1.3 "CONFIDENTIAL INFORMATION" shall mean information or materials disclosed to a Party by another Party that are marked as "Confidential" or "Proprietary" or, if disclosed orally, identified as such at the time of disclosure and reduced by the disclosing Party to written form marked "Confidential" or "Proprietary" within twenty (20) days after oral disclosure. "Confidential Information" shall include, whether or not marked "Confidential" or "Proprietary," all source code of either Party.

         1.4 "CURRENT LICENSOR TECHNOLOGY" shall mean all of the Licensor Technology and Licensor's Proprietary Rights developed, reduced to practice and/or existing prior to the Effective Date. A summary listing of certain key items of Current Licensor Technology is set forth in EXHIBIT B.

         1.5 "CUSTOMER" shall mean a Person having a valid business or residential mailing address in the Territory (which is not a post office box number unless there is another valid mailing address in the Territory) who receives Licensee services or products in the Territory. Customers may include, without limitation, telecommunications service, equipment and content providers; Internet service providers; cable television service, equipment and content providers; satellite television service, equipment and content providers; and end user consumers in the Territory.

         1.6 "DERIVATIVE WORK" shall mean a "derivative work" or "compilation" within the meaning of such terms under the U.S. Copyright Act (17 U.S.C. ss. 101 et seq.), which meaning is as follows: a "derivative work" is a work based upon one or more preexisting works, such as a translation, abridgment, condensation, or any other form in which a work may be recast, transformed, or adapted, or a work consisting of editorial revisions, annotations, elaborations, or other modifications which, as a whole, represent an original work of authorship; and a "compilation" is a work formed by the collection and assembling of preexisting materials or of data that are selected, coordinated, or arranged in such a way that the resulting work as a whole constitutes an original work of authorship, and including collective works.

         1.7 "EFFECTIVE DATE" shall mean the date of Closing, as defined in the Reorganization Agreement.

         1.8 "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

         1.9 "GROSS REVENUES" shall mean the total revenues derived in the Territory from the sale, licensing, provision and distribution of products, services and technology and intellectual property rights by Licensee and its Subsidiaries, without duplication, less any sales, excise and consumption taxes and customs duties levied in respect of such transactions, accepted returns of the pertinent items, bona fide price adjustments (including distributor price adjustments), commissions, and any packing, shipping, transportation and insurance costs related to the sale of such items which costs are passed through to (i.e., the actual costs incurred are billed on to) a Customer or other Person.

         1.10 "HANDSET TECHNOLOGY," as used herein, shall mean the subset of Licensor Technology comprising inventions, whether patented or not, software, hardware and knowhow that enable the transmission of data between a handheld transmitting device (e.g., a set-top box remote control device) and a receiving device (e.g., a set-top box) or between a set-top box to a handheld or other "slave" device.

         1.11 "LICENSED MARKS" shall mean all trademarks, service marks, trade names, logos and marks now owned or hereafter developed, acquired or used by Licensor in connection with the Licensor Technology Related to Licensee Business, and including without limitation the names "Two Way" and "Two Way TV."

         1.12 "LICENSEE BUSINESS" shall mean the business activities expected to be conducted by Licensee as described in EXHIBIT A, and any additional business activities contained in any future business plan of Licensee or amendment thereto, which additional activities have been approved by the Board of Directors of Licensee and by Licensor.

         1.13 "LICENSEE DERIVATIVE WORKS" shall mean Derivative Works based on the Licensor Technology licensed to Licensee hereunder which are developed solely by (or under contract for) Licensee, and include without limitation Localizations of the Licensor Technology and Licensed Marks.

         1.14 "LICENSEE TECHNOLOGY" shall mean all of Licensee's content, interactive content, software (in source code, object code, byte code, script, or other form), technologies, inventions, know-how, trade secrets, market and test data, technical data, techniques, methods, processes, and other technological materials or information that is wholly owned by Licensee (excluding all of the Licensor Technology, and associated Proprietary Rights thereto, that are licensed to Licensee hereunder).

         1.15 "LICENSOR TECHNOLOGY" shall mean all of Licensor's existing and future: content, interactive content, software (in source code, object code, byte code, script, or other form), software documentation, technologies, inventions, know-how, trade secrets, Handset Technology, circuit diagrams, schematics, logic-flow diagrams, market and test data, technical data, techniques, methods, processes, and other technological materials and information that are wholly owned by Licensor or as to which, and only to the extent and subject to the conditions under which, Licensor has the right, as of the Effective Date or thereafter during the term of this Agreement, to grant licenses or sublicenses of the scope granted herein, without such grant resulting in the payment of royalties or other consideration to third parties (unless and until Licensor is reimbursed for any payments so made, in which case such information shall be included within Licensor Technology for any license or sublicense to Licensee) except for payments to a Subsidiary of Licensor, if any, or payments to third parties for Licensor Technology developed or created by such third parties while employed by Licensor or any Subsidiary thereof. Licensor Technology includes all of the foregoing and any improvements, enhancements and upgrades thereto hereafter developed or acquired by Licensor.

         1.16 "LOCALIZATION" shall mean the adaptation of the Licensor Technology for purposes of developing the Licensee services and products and conducting the Licensee Business, including the conversion of art and other materials (including logos, if any) to American English for use in connection with the Licensee services and products. Any modification of the Licensed Marks shall be mutually agreed upon by the Parties in writing.

         1.17 "PERSON" shall mean a natural individual, Governmental Authority, legal entity, partnership, firm, corporation or other association.

         1.18 "PROPRIETARY RIGHTS" shall mean, collectively, Patents, Trade Secrets, Copyrights, Moral Rights, rights in trade dress, design and maskwork rights, any rights analogous to those set forth in the preceding clauses, and all other intellectual property rights and proprietary rights, excluding trademarks and service marks, whether arising under the laws of the United States or any other state, country or jurisdiction in each case now existing or hereafter developed or coming into existence during the term of this Agreement. For purposes of this Agreement: (a) "PATENTS" shall mean all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation-in-part applications throughout the world; (b) "TRADE SECRETS" shall mean all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; (c) "COPYRIGHTS" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world, and all right, title and interest in related applications and registrations throughout the world; and (d) "MORAL RIGHTS" shall mean any right to claim authorship, to prevent modification or other derogatory action in relation to the subject work, to withdraw from or control distribution, and any similar rights, existing under the law of any country or under any treaty, regardless of whether such right is referred to as a "moral right."

         1.19 "RELATED TO LICENSEE BUSINESS" shall mean useful to, relevant to or capable of being used in connection with the Licensee Business, as broadly interpreted and as determined in accordance with Section 2.4 ("Determination of `Related to Licensee Business'") with respect to Licensor's Proprietary Rights and Licensor Technology that are developed or reduced to practice or that come into existence on or after the Effective Date.

         1.20 "SUBSIDIARY," with respect to a Party, shall mean any corporation, partnership or other entity, more than fifty percent (50%) of whose shares or ownership interests entitled to vote for the election of directors (other than any shares whose voting rights are subject to restriction) or, in the case of a noncorporate entity, the equivalent interests, are owned or controlled by such party, directly or indirectly, now or hereafter, but such corporation, partnership or other entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists. In no event for purposes of this Agreement shall Licensor be deemed to be a Subsidiary of Licensee.

         1.21 "TERRITORY" shall mean (a) the United States of America and all its territories, and Canada, and (b) such additional countries and jurisdictions as Licensor and Licensee may hereafter mutually agree in writing to include in the definition of "Territory."

2.       LICENSES.

         2.1 LICENSOR LICENSE. Subject to all the terms and conditions of this Agreement, Licensor hereby grants to Licensee a royalty-free, perpetual (subject to termination under Section 15 ("Term and Termination; Termination of Support Fees")), non-transferable license under all of Licensor's Proprietary Rights (exclusive of the Licensed Marks and subject to the Licensor Right of First Refusal set forth in Section 2.6 below), in the Territory, to:

                  (a) Reproduce, publicly perform, publicly display, modify, distribute and otherwise use the Current Licensor Technology, the Licensor Technology Related to Licensee Business, and any Licensee Derivative Works thereof, including without limitation the rights to perform Localization and to create Licensee Derivative Works;

                  (b) Reproduce and otherwise use the Current Licensor Technology, the Licensor Technology Related to Licensee Business, and Licensee Derivative Works for back-up, archival, maintenance, and technical support purposes;

                  (c) Make, have made (which terms shall include the acts of assembling and/or testing), use, sell, offer for sale, import, lease and otherwise dispose of products and services in the Territory; and

                  (d) Only during the periods when the license granted in this
Section 2.1 ("Licensor License") is exclusive, sublicense any of the foregoing rights in the Territory on a non-exclusive basis, provided that the other terms and conditions of any such sublicense are substantially similar to the terms and conditions of this Agreement, provided further that any such sublicense (or amendment or extension thereof) shall be subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld, provided further that Licensee shall provide written notice to Licensor of the name and address of each sublicensee promptly upon entering any such sublicense, and provided further that such right to sublicense shall terminate immediately and automatically upon any conversion of the license grant in this Section 2.1 ("Licensor License") from exclusive to non-exclusive in accordance with the terms hereof. This right to sublicense shall not include the right of any sublicensee to grant further sublicenses. Notwithstanding the foregoing, Licensee may use the Current Licensor Technology, the Licensor Technology Related to Licensee Business, and/or any Licensee Derivative Works thereof to provide services within the Territory to end-users, directly or through non-exclusive arrangements with one or more multi-system operators or other on-line or cable distributors ("THIRD PARTY ARRANGEMENTS"), without the prior written approval of Licensor; provided, however, that each such distributor must provide such services directly to end-users and not to other third parties for redistribution, and provided further that such end-users shall not be permitted to install, reproduce, modify, transfer or distribute any of the Current Licensor Technology, the Licensor Technology Related to Licensee Business, or any Licensee Derivative Works without the prior express written consent of Licensor.

         The license contained in this Section 2.1 ("Licensor License") is exclusive (even as against Licensor), subject to Section 7.2(b) ("Casco Agreement"), Section 15.2 ("Termination or Conversion of Licenses upon Material Breach by Licensee") and any other license arrangements between Licensor and any third parties described in Section 7 ("Other Licensor Obligations").

         2.2 TERRITORIAL CONSIDERATIONS. The foregoing licenses in Section 2.1 ("Licensor License") include the following:

                  (a) The incidental use of Licensee products and services by Customers while outside of the Territory, but Licensee shall not promote such access;

                  (b) The incidental access to portions of Licensee products and services from outside the Territory via any and all telephonic, broadcast and electronic gateways and distribution channels, including without limitation telephone, television, Internet, satellite and other wireless broadcast, and cable networks, by third parties other than Customers by virtue of the accessibility of Licensee products and services through the Internet and wireless transmission media and methods, but Licensee shall not promote such access;

                  (c) The caching in the Territory of content, software, and other portions of the Licensor Technology and Licensee Derivative Works by Internet Service Providers and other third parties providing network and infrastructure services for electronic and other gateways and distribution channels; and

                  (d) Other ancillary and limited uses of or access to the Licensor Technology and Licensee Derivative Works by third parties other than Customers reasonably related to Licensee's implementation and delivery of Licensee products and services in the Territory.

         Notwithstanding the provisions of this Section 2.2 ("Territorial Considerations"), Licensee shall make its best commercial efforts to discourage third parties' and Customers' access to or use of Licensee's products and services outside the Territory and shall make reasonable efforts, if commercially feasible and practical, to prevent access to or use of Licensee's products and services outside the Territory.

         2.3 LICENSOR RESERVATION OF RIGHTS. The Parties agree that Licensor shall have no obligation to license to Licensee, or provide support to Licensee for, Licensor Technology or Licensor's Proprietary Rights independently developed by Licensor after the Effective Date or coming into existence after the Effective Date which are entirely new and not Related to Licensee Business, but any such Licensor Technology and Licensor's Proprietary Rights shall nevertheless be offered to Licensee on a right of first refusal basis in accordance with Section 2.5 ("Licensee Right of First Refusal to License Other Technology of Licensor) (i.e., only if Licensor wishes to make it available to any third party in the Territory). For the avoidance of doubt, nothing in this Agreement shall prevent Licensor from using, licensing, transferring or otherwise exploiting any of the Licensor Technology or Licensor Proprietary Rights for any purpose outside of the Territory.

         2.4 DETERMINATION OF "RELATED TO LICENSEE BUSINESS." If Licensor intends or desires at any time to exclude any Licensor Technology or any of Licensor's Proprietary Rights, other than the Current Licensor Technology, from Licensor's license grants to Licensee hereunder, based on Licensor's good faith belief that such Licensor Technology and/or Proprietary Rights are not Related to Licensee Business, Licensor shall notify Licensee prior to licensing or otherwise making such Licensor Technology and/or Proprietary Rights available to any third party, and state in such notice that Licensor wishes to present such Licensor Technology and anticipated applications thereof to Licensee. Within thirty (30) days after such notice at dates, times and locations mutually agreed upon, Licensor shall make such presentation to Licensee, providing information and responding to Licensee questions reasonably sufficient to enable Licensee to make a determination as to whether such Licensor Technology and/or Proprietary Rights are not Related to Licensee Business. Licensee shall make a determination in good faith whether such Licensor Technology and/or Proprietary Rights are not Related to Licensee Business, and shall provide written notice of such determination to Licensor within five (5) business days after Licensor's presentation. In the event that Licensee's notice states that such Licensor Technology and/or Proprietary Rights are not Related to Licensee Business, then the same shall be conclusively deemed not Related to Licensee Business and the same shall not be incorporated into this Agreement as Licensor Technology related to Licensee Business. In the event that Licensee's notice states that such Licensor Technology and/or Proprietary Rights are Related to Licensee Business, and Licensor disagrees with such determination, Licensor may, by providing written notice thereof to Licensee within ten (10) business days after receipt of such notice, invoke the dispute resolution procedure set forth in
Section 16.5 ("Arbitration") and, until such time as such dispute resolution procedure determines the issue, the Licensor Technology and/or Licensor's Proprietary Rights at issue (a) shall not be deemed incorporated into this Agreement as Licensor Technology Related to Licensee Business and (b) shall not be used, licensed, disposed of or otherwise exploited by any Person in the Territory (including without limitation by any of the Parties or any of their successors, Subsidiaries, affiliates or licensees). However, if Licensor fails to provide such written notice to Licensee stating that it disagrees with Licensee's determination that the Licensor Technology and/or Proprietary Rights are Related to Licensee Business within ten (10) business days, the Licensor Technology and/or Proprietary Rights shall be deemed to be incorporated into this Agreement as Licensor Technology Related to Licensee Business.

         2.5 LICENSEE RIGHT OF FIRST REFUSAL TO LICENSE OTHER TECHNOLOGY OF LICENSOR. If Licensor develops after the Effective Date Licensor Technology that is not Related to Licensee Business, and Licensor proposes to disclose, license or otherwise make such technology, and/or any associated Proprietary Rights, available to any third party in the Territory, then Licensor shall promptly give written notice ("NOTICE") to Licensee, describing in reasonable detail such technology, its potential applications and the terms and conditions under which Licensor is willing to license such technology and/or associated Proprietary Rights to Licensee. For a period of thirty (30) days following Licensee's receipt of the Notice, Licensee shall have the right to accept, or (if Licensor is willing to negotiate) negotiate, finalize and accept, the terms and conditions offered. If Licensee does not deliver written notice of unconditional acceptance of the offered terms (or of the mutually agreed upon negotiated terms) to Licensor within such thirty (30) day period following its receipt of the Notice, then Licensor shall have the right to license such technology to third parties in the Territory on terms and conditions no more favorable than those offered to Licensee.

         2.6 SECURED LICENSOR RIGHT OF FIRST REFUSAL TO REACQUIRE RIGHTS. There can be no transfer or assignment of any of Licensee's rights or licenses arising under this Agreement, including without limitation the rights or licenses in or to the Licensor Technology and/or Licensor Proprietary Rights or of any Licensee Derivative Work, other than in compliance with this Section 2.6. If Licensee, or any successor in interest, intends, either under this Agreement or by operation of law, to transfer or assign, directly or indirectly, to any third party any of the rights and/or licenses with respect to the Licensor Technology and/or Licensor's Proprietary Rights granted to Licensee under this Agreement, or to transfer or assign, directly or indirectly, to any third party any of Licensee's right, title or interest in or to any Licensee Derivative Work (each, a "THIRD PARTY TRANSFER"), Licensee shall prior to making any such Third Party Transfer provide at least thirty (30) days advance written notice of the proposed Third Party Transfer and all of the terms and conditions pursuant to which such Third Party Transfer would be made, and shall offer to make such Third Party Transfer to Licensor instead of the applicable third party on those same terms and conditions (the "LICENSOR RIGHT OF FIRST REFUSAL"). Licensor may, within such thirty (30) day period, provide written notice to Licensee that Licensor is exercising the Licensor Right of First Refusal and agrees to be bound by the terms and conditions of the Third Party Transfer. Licensee shall thereupon make the Third Party Transfer to Licensor rather than the applicable third party pursuant to precisely those terms and conditions. In addition, Licensor shall pay the reasonable out-of-pocket costs and expenses incurred by the applicable third party in connection with the proposed Third Party Transfer, up to a maximum of seventy five thousand U.S. dollars (USD $75,000). If Licensor provides written notice to Licensee within such thirty (30) day period that Licensor does not wish to exercise the Licensor Right of First Refusal, or if Licensor fails to provide any notice of acceptance or refusal thereof within such period, then Licensee may enter into the Third Party Transfer with the applicable third party pursuant to precisely those same terms and conditions. In the event that Licensee desires to enter into the Third Party Transfer on different terms and conditions than those previously disclosed to Licensor, the Licensor Right of First Refusal procedure described herein shall begin anew. Licensee, in order to secure and collateralize its obligations under the Licensor Right of First Refusal, hereby grants to Licensor a first priority security interest in and to all of Licensee's right, title and interest in and to the Licensee Derivative Works and in and to all of Licensee's rights and licenses in and to the Licensor Technology and Licensor's Proprietary Rights arising under this Agreement, all as more particularly described in that certain Security Agreement by and between Licensor and Licensee. Licensee agrees to execute such documents and take such actions reasonably necessary to perfect such security interest. Any transfer or assignment by Licensee of any Licensee Derivative Work or of any of Licensee's rights or licenses in or to any of the Licensor Technology and/or Licensor's Proprietary Rights in derogation of this
Section 2.6 shall not be effective, and to the extent that any court of competent jurisdiction holds that such transfer or assignment is effective notwithstanding the foregoing prohibition, then such transfer or assignment shall be subject to the foregoing security interest. Licensee acknowledges and agrees that (i) the intellectual property licenses granted to Licensee pursuant to Section 2.1 above have been granted subject to and encumbered by the Licensor Right of First Refusal, and that (ii) a material factor inducing Licensor to grant such licenses royalty-free was the existence of the Licensor Right of First Refusal. Notwithstanding the provisions of this Section 2.6, the provisions of this Section 2.6 shall not apply to sublicenses or Third Party Arrangements pursuant to Section 2.1.

         2.7 LICENSEE DERIVATIVE WORKS. Licensee shall, within sixty (60) days after creating each Licensee Derivative Work, provide written notice to Licensor describing in detail such Licensee Derivative Work. Licensor may in its discretion, by providing written notice to Licensee within such sixty (60) day period, require that Licensee grant Licensor a license to use and commercialize such Derivative Work on a worldwide basis (other than in the Territory so long as the licenses granted to Licensee under this Agreement remain exclusive to Licensee within the Territory). Upon Licensee's receipt of such notice, the parties shall negotiate such license in good faith and shall mutually agree upon commercially reasonable terms and conditions, including without limitation those relating to royalties. The source code for any such Derivative Work shall be placed in escrow for the benefit of Licensor at Licensor's request.

3.       TRADEMARKS.

         The rights and obligations of the Parties with respect to the Licensed Marks are set forth in that certain Branding Agreement between the Parties of even date herewith (the "BRANDING AGREEMENT"). Except as expressly set forth in the Branding Agreement, Licensor retains all right, title and interest in and to the Licensed Marks and all other logos, trademarks, service marks, trade names and trade dress of Licensor, and Licensee shall have no right, title or interest therein or thereto.

4.       DELIVERY OBLIGATIONS.

         4.1 LICENSOR DELIVERY.

                  (a) LICENSOR TECHNOLOGY DELIVERY. Licensor shall use its best efforts to provide in tangible form to Licensee the Current Licensor Technology that has not been previously delivered to Licensee as soon as reasonably practicable after the Effective Date. Licensor shall also, on an on-going basis, promptly upon the earlier of such item's availability, its distribution to any third party, or the earliest practicable time in its development but in any event no later than a beta version or, to the extent such item is used for internal purposes, when available in a commercially useful, deliverable form, provide to Licensee, in tangible form, all new Licensor Technology and Licensor's Proprietary Rights that are Related to the Licensee Business, including a reasonable number of samples of tangible embodiments based on or incorporating such Licensor Technology and/or Licensor's Proprietary Rights, such as circuits, hardware, semiconductor chips, devices, apparatus and tangible products such as set-top boxes, keyboards and handsets, and improvements, enhancements and upgrades to the Licensor Technology as well as know-how, in each case only if Related to Licensee Business. Any improvement, enhancement, upgrade or Derivative Work of or to Current Licensor Technology or Licensor Technology (including, without limitation, bug fixes, new features and new products) already determined to be Related to Licensee Business in accordance with the terms of this Agreement shall be automatically deemed to be Related to

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Licensee Business and shall not be subject to the provisions of Section 2.4
("Determination of `Related to Licensee Business'"). As part of its delivery obligation under this Section 4.1 ("Licensor Delivery"), Licensor shall, on an ongoing basis, deliver to Licensee all relevant market and test data derived from the U.K. rollout (e.g., if available and relevant, test market data, churn rates, quality control numbers and reports, content changes and developments, customer satisfaction reports, advertising data and revenue data, set top box configurations, security codes and other platform designs and configurations) and any other non-U.S. markets exploited directly by Licensor or indirectly through its licensees and Subsidiaries, as permitted by relevant agreements with third parties or Subsidiaries, as appropriate. Licensor shall use its reasonable commercial efforts to include in any and all relevant future agreements with third parties and Subsidiaries provisions allowing Licensee access to and use of relevant market and test data derived from such market rollouts.

                  (b) DELIVERABLE SOURCE CODE. Licensor's delivery obligations under Subsection 4.1(a) ("Licensor Technology Delivery") will include the Source Code (as defined below) for game applications contained in the Current Licensor Technology or other Licensor Technology licensed to Licensee hereunder, to the extent that the Parties reasonably agree that such Source Code is necessary for Licensee to provide its products and/or services to its customers (the "DELIVERABLE SOURCE CODE"). Notwithstanding anything to the contrary herein, the Deliverable Source Code and Licensor's delivery obligations under Subsection 4.1(a) ("Licensor Technology Delivery") will not include or apply with respect to any Source Code that the Parties do not reasonably agree is necessary for Licensee to provide its products and/or services to its customers or any Source Code for anything other than game applications, including without limitation platforms, operating systems and non-game applications contained in any Current Licensor Technology or other Licensor Technology licensed to Licensee under this Agreement (collectively, the "RETAINED SOURCE CODE"). For the purposes of this Agreement, "SOURCE CODE" means software code in human-readable form from which machine-executable object code is compiled, and includes all related source documentation, design documents, data models, make files, scripts and libraries. Licensee agrees that Licensee will take all reasonable measures and precautions to prevent disclosure by Licensee of the Deliverable Source Code to any third party. Licensee will at all times maintain a complete and accurate record of those individuals who have been granted access to the Deliverable Source Code and will provide such record to Licensor promptly upon request. Licensee will not, without Licensor's prior express written consent, provide any individual or entity access to the Deliverable Source Code, except for those Licensee employees who have a need to access the Deliverable Source Code in order for Licensee to exercise its rights under this Agreement, but only if each such employee is bound by a contractual obligation not to use or disclose the Deliverable Source Code for any purpose other than Licensee's exercise of its express rights hereunder, which contractual or legal obligation must survive the termination of the employee's employment relationship with Licensee. In addition, Licensee will not modify the Deliverable Source Code except in accordance with the provisions of this Section 4.1(b) ("Deliverable Source Code"). Except for urgent maintenance purposes as described below, prior to modifying any Deliverable Source Code Licensee shall provide written notice of its proposed modification(s) to Licensor. Licensor shall provide written notice of approval or objection of such modification to Licensee within ten (10) business days after receipt of Licensee's notice.


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                           (i) If Licensor approves such modification to the
Deliverable Source Code, or does not provide written notice of objection to Licensee within such ten (10) day period, then Licensee may so modify the Deliverable Source Code, provided however that Licensee shall, when such modification is complete, deliver a copy of the modification(s) ("SOURCE CODE DERIVATIVE WORK") to Licensor. Licensee grants to Licensor a non-exclusive, royalty-free, nontransferable (except that Licensor may assign any such Source Code Derivative Work license in connection with a merger or sale of substantially all of its assets subject to Licensee's prior written consent, not to be unreasonably withheld) license, on an as-is basis, outside the Territory:
(a) to internally use the Source Code version of any such Source Code Derivative Work solely for back-up, archival, maintenance, and technical support purposes; and (b) to reproduce, publicly perform, publicly display, modify, distribute and otherwise use the object code version of any such Source Code Derivative Work, with a right to grant sublicenses only to the object code version of the Source Code Derivative Work. Licensor shall provide technical support to Licensee for each such Source Code Derivative Work on the same terms as Licensor supports Licensor Technology Related to Licensee Business; and any modification(s) Licensor makes to such Source Code Derivative Work shall be deemed Licensor Technology Related to Licensee Business, subject to the license and delivery obligations of Licensor herein.

                           (ii) If Licensor provides written notice of objection
to such modification to the Deliverable Source Code within the above ten (10) day period, then such modification shall not be made; provided, however, that Licensee may, by providing written notice thereof to Licensor within ten (10) business days after receipt of Licensor's notice of objection, invoke the dispute resolution procedure set forth in Section 16.5 ("Arbitration") and, until such time as such dispute resolution procedure determines the issue, such modification shall not be made. In the event that the arbitral decision allows Licensee to make such modification, the licenses contained in Subsection 4.1(b)(i) above shall apply with respect to such modification.

                           (iii) Notwithstanding the foregoing, Licensee shall
have the right to modify the Deliverable Source Code without Licensor approval, notice to Licensor, or arbitration proceedings in the event Licensee in good faith believes such modification(s) are necessary for urgent maintenance purposes (e.g., to perform emergency fixes for a customer). In such event, Licensee shall notify Licensor of the modification(s) it made as soon as reasonably practicable thereafter, and Licensor will have the right to require Licensee to replace such urgent modification(s) with modification(s) that Licensor reasonably determines are preferable. If Licensor does require replacement of such modification(s), Section 4.1(b)(i) above (except for the condition that Licensor support such modification(s)) shall apply to such replacement modification(s). If Licensor does not require replacement of such modification(s), Licensor shall in good faith determine whether it is practical to provide technical support in the regular course of business for such modification(s), and, if not, whether to offer to provide support on other terms. Notwithstanding the foregoing, Licensee shall have no obligation to deliver or license such modification to Licensor unless Licensor agrees to provide such technical support on the same terms as Licensor supports Licensor Technology Related to Licensee Business.

                  (c) ESCROW OF RETAINED SOURCE CODE. Within thirty (30) days after the Effective Date, Licensor shall deposit a copy of the Retained Source Code in electronic form with Fort Knox Escrow Services, Inc. ("FORT KNOX"), pursuant to the written escrow agreement in the form attached hereto as Exhibit D, to be entered into between Licensor, Licensee and Fort Knox ("ESCROW AGREEMENT"). Licensor hereby represents and warrants that, during the term of this Agreement, the deposited source code shall be a complete set of the latest operational commented source code for the Deliverable Source Code, including all

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available flow charts and block diagrams. Additionally, Licensor shall deposit in escrow any updates that it has made to the Retained Licensed Software, in accordance with the Escrow Agreement. The escrow fees set forth in the Escrow Agreement shall be paid by Licensee. Licensor hereby grants Licensee the non-exclusive, non-transferable right and license to use, modify and reproduce the Retained Source Code only as necessary to perform the support, maintenance and other obligations otherwise required to be provided by Licensor under this Agreement. Licensee agrees, however, to forbear from accessing and using the Retained Source Code until such time as Licensee is entitled, in accordance with this Agreement and the Escrow Agreement, to the release of the Retained Source Code out of escrow. The Parties agree that Licensee shall be entitled to the release to Licensee of the Retained Source Code out of escrow only on the happening of one or more of the following events (the "RELEASE CRITERIA") and subject to the provisions of the Escrow Agreement: (x) a filing of a petition in bankruptcy by or against Licensor which, if filed against Licensor, is not dismissed within ninety (90) days of its filing, or Licensor's ceasing to do business in the normal course; or (y) Licensor has materially breached this Agreement and (I) has failed to remedy such breach within thirty (30) days after receipt of written notice from Licensee describing such breach in reasonable detail and (II) has failed to make reasonably diligent efforts to begin to cure any such breach if a cure cannot be accomplished within thirty (30) days.

5.       LICENSES FROM LICENSEE.

         5.1 RIGHT OF FIRST REFUSAL TO LICENSE LICENSEE TECHNOLOGY. At the written request of Licensor to license certain Licensee Technology (and associated Proprietary Rights) outside the Territory, Licensee shall license such Licensee Technology to Licensor for exploitation outside the Territory on such terms and conditions as are negotiated between Licensee and Licensor on an arm's length basis, in accordance with the provisions set forth below. The following provisions shall not apply to any Source Code Derivative Works licensed to Licensor in accordance with Section 4.1(b) ("Deliverable Source Code"). Prior to licensing the Licensee Technology (or Licensee Proprietary Rights) in a particular country to a third party, Licensee shall provide Licensor with thirty (30) days' prior written notice of its intent to license such Licensee Technology and/or Proprietary Rights to a third party. If Licensor delivers written notice to Licensee within such period stating that it desires to enter into a license with respect to such Licensee Technology and/or Proprietary Rights in such country ("REQUEST TO LICENSE"), Licensee shall negotiate exclusively and in good faith with Licensor for a period of sixty (60) days after such thirty (30) day notice period, and if no agreement is reached within such sixty (60) day period, Licensee shall have no further obligation to Licensor and may proceed to license to third parties, provided, however, that any such license to a third party shall be on no better terms to such third party than those that were last proposed by Licensee to Licensor pursuant to the negotiations described in this sentence. If Licensor does not deliver a Request to License to Licensee within such thirty (30) day period, Licensee shall have no further obligation to Licensor and may proceed to license to third parties.

         5.2 NOTICE OF LICENSEE TECHNOLOGY. Licensee agrees that it will, within a reasonable time after the development thereof, inform Licensor of any significant Licensee Derivative Works, other than Localizations.

6.       SUPPORT AND TRAINING.

         6.1 LICENSOR SUPPORT. Licensor shall provide to Licensee technical training and support services as described in more detail in EXHIBIT D (collectively, "SUPPORT") in connection with the Licensor Technology licensed to Licensee hereunder. Such Support shall be provided in accordance with a schedule to be mutually agreed upon by Licensee and Licensor. "Support" shall include Licensor's obligation to provide future Licensor Technology and associated Proprietary Rights to Licensee in accordance with Section 4.1 ("Licensor Delivery"). Licensor shall have no obligation to provide technical support of any Licensee modifications to Licensor Source Code under this Section 6.1 ("Licensor Support"), except as provided in Section 4.1(b) ("Deliverable Source Code").

         6.2 OTHER SERVICES. From time to time, Licensee may request and Licensor shall, where reasonably possible, provide additional services other than those described in Section 6.1 ("Licensor Support") upon terms and conditions as agreed between Licensor and Licensee and negotiated on an arm's-length basis. If, in the future, Licensee intends to develop new software functionality based on any Licensor software licensed to Licensee hereunder, Licensee may notify Licensor of such intention and, if Licensor is already developing such functionality, Licensor will provide such functionality to Licensee at no charge as soon as available and if Licensor is not developing such functionality, Licensor and Licensee may enter into good faith negotiations on an arm's-length basis to enter into a development services and/or support agreement whereby Licensee would hire Licensor to develop such functionality for Licensee and/or provide technical support for such functionality. The Parties agree and acknowledge that Licensee shall have no obligation to hire Licensor for development projects or special support services.

         6.3 VISITS TO LICENSEE FACILITY. Licensor shall be permitted to have a limited number of engineers and technical personnel visit or temporarily work at Licensee's facilities at such Party's own cost (subject to Section 6.2 ("Other Services")) in order to assist Licensee and to enhance information exchange between Licensee and Licensor. The number of engineers and technical personnel, and length of their visits, shall be subject to Licensee's prior reasonable approval.

7.       OTHER LICENSOR OBLIGATIONS.

         7.1 NON-COMPETE DURING EXCLUSIVITY. The following provisions of this
Section 7.1 ("Non-compete During Exclusivity") shall remain in effect thereafter, with respect to Licensor, only for so long as the license granted by Licensor in Section 2.1 ("Licensor License") is EXCLUSIVE:

                  Licensor agrees not to compete directly or indirectly with Licensee in the Territory for so long as any of Licensor's license grants to Licensee set forth in Section 2 ("Licenses to Licensee") remains in effect and has not been transferred or assigned by Licensee to any third party.

         7.2 HANDSET TECHNOLOGY.

                  (a) LICENSE GRANT TO LICENSOR LICENSEES. Licensee understands that handset manufacturers outside the Territory may wish to obtain licenses to the Handset Technology from Licensor pursuant to which they can exploit the Handset Technology in multiple jurisdictions. If any such potential Licensor licensee desires to exploit the Handset Technology in the Territory or any part thereof and Licensee receives written notice of such desire, Licensee agrees to enter into good faith negotiations with Licensor or such licensee, as appropriate, to enter into a licensing arrangement whereby Licensee would grant a non-exclusive license to exploit the Handset Technology in the Territory directly to such third party or license such right to Licensor for further sublicensing to such third party, in either case on terms and conditions mutually agreeable to Licensee and the party with whom Licensee is contracting. Promptly after the execution by Licensor of any agreement which grants any rights or licenses to the Handset Technology in the Territory, Licensor shall assign to Licensee all of Licensor's revenues under such agreement(s) which are derived from the Territory (including, without limitation, sales of units in and to the Territory and all sublicense income with respect to the Territory) and all of Licensor's licenses and rights thereunder which may be exercised in or with respect to the Territory.

                  (b) CASCO AGREEMENT. The Parties acknowledge that, as of the date hereof, Licensor is in negotiations to conclude an agreement with Casco Products International Inc. ("CASCO") whereby Casco would license certain Handset Technology for use in the Territory. Licensor agrees to keep Licensee informed of the progress of negotiations, introduce Licensee to Casco, permit Licensee to review the license agreement prior to execution and to otherwise work with Licensee to finalize the license agreement. Promptly after the execution of such agreement by Licensor and Casco, Licensor shall assign to Licensee all of Licensor's revenues thereunder (including without limitation those accrued prior to the Effective Date) which are derived from the Territory (including, without limitation, sales of units in and to the Territory and all sublicense income with respect to the Territory) and all of Licensor's licenses and rights thereunder which may be exercised in or with respect to the Territory.

                  (c) EXPLOITATION IN TERRITORY. Licensee will undertake to exploit the Handset Technology in the Territory under its licenses to Licensor Technology Related to Licensee Business hereunder. If Licensee is not exploiting the Handset Technology under its licenses to Licensor Technology Related to Licensee Business hereunder in any particular market within the Territory, Licensor notifies Licensee in writing ("HANDSET NOTICE") that Licensor desires to exploit the Handset Technology in such market, and Licensee does not notify Licensor in writing within sixty (60) days of Licensee's receipt of the Handset Notice that Licensee has documented plans to exploit such market within nine (9) months of receipt of the Handset Notice, then Licensee shall thereafter grant to Licensor a non-exclusive license to exploit the Handset Technology in such specific market, provided that Licensee shall also retain the non-exclusive right to exploit the Handset Technology in such market under Section 2.1 ("Licensor License").

         7.3 OTHER WORLDWIDE LICENSES. If any third party contacts either Licensor or Licensee stating that such third party may wish to obtain a license to the Licensor Technology Related to Licensee Business and/or the Current Licensor Technology, on a worldwide or near-worldwide basis that includes the Territory (a "GLOBAL LICENSE"), the party to this License that is so contacted shall immediately notify the other party in writing, explaining in reasonable detail the terms of any such proposal. Licensor then shall be permitted to enter into negotiations to grant such a Global License with one or more potential third party licensees at any time during the term of this Agreement. Licensee shall have the option to participate in such negotiations, and Licensor and Licensee shall cooperate in such negotiations. Both Licensee and Licensor must agree to the terms of a Global License before either party enters into a Global License or a binding commitment to enter into a Global License.

         7.4 LIBERATE AGREEMENT. The parties acknowledge that, as of April 18, 2000, Licensor entered into that certain Technology Licensing, Marketing and Distribution Agreement with Liberate Technologies, a Delaware corporation ("LIBERATE"), pursuant to which Licensor licensed Liberate to distribute certain Licensor Technology in combination with certain of Liberate's Technology (the "LIBERATE AGREEMENT"). Licensor has provided Licensee with a true, correct and

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complete copy of the Liberate Agreement, including without limitation all schedules and exhibits thereto. The parties agree that Licensee shall receive the benefit of the Liberate Agreement that is derived within the Territory following the Effective Date hereof, provided that Licensee performs the obligations required to be performed by Licensor within the Territory under the Liberate Agreement. Licensor shall continue to retain the benefit of the Liberate Agreement derived from all territories outside of the Territory. The parties shall provide each other with reasonable information and assistance and take such actions as are reasonably required to effect the intent of this
Section 7.4.

         7.5 MICROSOFT AGREEMENT. The parties acknowledge that, as of the date of this Agreement, Licensor is in the process of negotiating a strategic alliance with Microsoft Corporation ("MICROSOFT") relating to the co-marketing, promotion and licensing of certain technology owned by Licensor and the promotion of certain core technology owned by Microsoft (the "MICROSOFT ARRANGEMENT"). The parties agree that Licensee shall receive the benefit, if any, of the Microsoft Arrangement that is derived from the licensing of any Licensor Technology within the Territory following the Effective Date hereof, provided that Licensee performs the obligations required to be performed by Licensor within the Territory under the Microsoft Arrangement. Licensor shall continue to retain the benefit of the Microsoft Arrangement derived from all territories outside of the Territory. The parties shall provide each other with reasonable information and assistance and take such actions as are reasonably required to effect the intent of this Section 7.5.

8.       PAYMENTS.

         8.1 ROYALTIES. The licenses set forth in Section 5 ("Licenses to Licensee") and pursuant to the Branding Agreement shall be royalty-free.

         8.2 SUPPORT FEES. In consideration of the Support services provided under Section 6.1 ("Licensor Support"), Licensee agrees to pay to Licensor fees ("Support Fees") of four percent (4%) of its Gross Revenues received prior to January 31, 2005, and three percent (3%) of its Gross Revenues received thereafter.

         8.3 PAYMENT AND REPORTS. All Support Fees payable under Section 8.2 ("Support Fees") shall be payable quarterly within sixty (60) days after the end of each quarter of Licensee's fiscal year. On or before the date of such payment Licensee shall send to Licensor a report describing the basis for its payment calculation. Notwithstanding the foregoing, in recognition of the need for Licensee to attract funding from third parties, Licensee shall have the right to delay payment of Support Fees to Licensor hereunder until the end of the quarter during which cumulative Gross Revenues following January 31, 2000 exceed Ten Million U.S. Dollars (US$10 million).

         8.4 ADDITIONAL SERVICE FEES. In the event that Licensee requests additional services other than the Support services to be performed by Licensor ("ADDITIONAL SERVICES"), the parties will negotiate in good faith regarding such Additional Services. Licensee will pay to Licensor fees for the Additional Services, as mutually agreed (the "ADDITIONAL SERVICE FEES"). Licensee will pay all Additional Service Fees to Licensor within fifteen (15) days after receipt of each invoice (which invoice is on a form reasonably satisfactory to Licensee) for Additional Services performed hereunder. The Parties further acknowledge that in connection with similar services performed by Licensor prior to the date hereof, Licensee owes Licensor Three Hundred Forty Thousand U.S. Dollars ($340,000). Licensee agrees to pay such amount to Licensor within thirty (30) days after receiving distributable proceeds from one or more post-Effective Date financings totaling, in the aggregate, at least Three Million U.S. Dollars ($3,000,000).

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         8.5 CURRENCY. All payments made hereunder shall be free and clear of all deductions, withholding taxes or other charges, except as provided in
Section 9, and shall be made by Licensee in U.S. dollars by wire transfer to a bank account(s) designated by Licensor, unless otherwise mutually agreed upon. Any currency conversion required in connection with payment to Licensor shall be at the rate received by Licensee at the time of such payment from the bank it utilizes to make such payment.

         8.6 AUDIT. Licensor shall have the right, at its own expense, upon reasonable notice and at reasonable times, but not more than once each fiscal year, to inspect, through an independent auditor or another person reasonably acceptable to Licensee, Licensee's records for the purpose of verifying the accuracy of Licensee's calculations of fees payable hereunder. Should Licensee's calculations be more than five percent (5%) less than such auditor's or other person's calculations, Licensee shall be responsible for the reasonable expenses of such audit. Licensee shall keep records showing the Licensee products, services and technology sold, licensed or otherwise disposed of in connection with the licenses granted herein and the calculation of Gross Revenues in sufficient detail to enable the fees payable to Licensor to be determined. Such records shall be maintained for a period of at least three (3) years after the date when payment is due by Licensee.

         8.7 THIRD-PARTY LICENSE FEES. In the event Licensor is required to pay a fee to a third party pursuant to any license agreement or amendment to an existing license agreement for sublicensing such third party's intellectual property rights to Licensee, Licensee shall be responsible for such fee to the extent such fee is a separate royalty on sales or other use by Licensee. Where such fee is part of a general lump sum payment, Licensor and Licensee shall agree upon a mutually acceptable allocation of such payment.

9.       TAXATION.

         9.1 WITHHOLDING TAX. If required by Applicable Law, Licensee may withhold income tax from any payment to Licensor. In the case of such withholding, Licensee shall, (i) without delay, pay the withheld tax to the appropriate tax office and furnish Licensor with appropriate evidence of the tax payment and (ii) increase the amount payable by Licensee to Licensor hereunder to such amount which, after making all required withholdings or deductions of withholding taxes therefrom, will equal the amount payable hereunder had no such withholdings or deductions been required. Licensee shall indicate on each statement the amount of payment thereunder which represents Licensee's gross-up to cover required withholding taxes, if any. Should Licensor be able, within the maximum period allowable by law, to utilize as a tax credit an amount which has been paid by Licensee for such withholding taxes, Licensor will notify Licensee of the amount which it is able to utilize as a tax credit and Licensee may deduct such amount from any future payments owed to Licensor.

         9.2 OTHER TAXES. Licensee shall bear all sales, use and other governmental taxes or transaction charges imposed in any jurisdiction which arise in connection with the delivery to or use by Licensee of Licensor Technology, or the manufacture or sale of Licensee products, services and technology by Licensee hereunder. The Parties will make reasonable commercial efforts to cooperate as necessary to take advantage of such double taxation treaties as may be available and to minimize the amount of taxes owed by either Party in connection with this Agreement.


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10.      INTELLECTUAL PROPERTY RIGHTS.

         10.1 LICENSEE RIGHTS. Licensee shall own all right, title and interest in and to the Licensee Technology and Licensee Derivative Works (subject to Licensor's respective interests in Licensor's Proprietary Rights, Licensor Technology and Licensed Marks incorporated therein). Licensee shall have the right, at its own expense, and solely in its own name, to apply for, prosecute and defend its Proprietary Rights with respect to the Licensee Technology and Licensee Derivative Works. Licensor agrees to cooperate with Licensee to aid in any application for registration and protection of such Licensee Derivative Works, and all Proprietary Rights therein, at Licensee's expense. As between Licensor and Licensee, except for the express licenses granted herein, Licensor and its respective licensors shall retain and own all right, title and interest in and to the Licensor Technology and all Proprietary Rights thereto.

11.      CONFIDENTIALITY.

         11.1 NON-DISCLOSURE; NON-USE. Except as expressly authorized between the Parties, (including, without limitation, the exercise of the rights granted to a Party under this Agreement), each Party agrees not to disclose, use or permit the disclosure or use by others of the other Party's Confidential Information, unless and to the extent such Confidential Information (i) becomes a matter of public knowledge through no action or inaction of the Party receiving the Confidential Information, (ii) was in the receiving Party's possession under no duty of confidentiality before receipt from the Party providing such Confidential Information, (iii) is rightfully received by the receiving Party from a third party without any duty of confidentiality, (iv) is disclosed to a third party by the Party providing the Confidential Information without a duty of confidentiality on the third party, (v) is disclosed with the prior written approval of the Party providing such Confidential Information, or
(vi) is independently developed by employees, agents or subcontractors of the receiving Party who had no access to and without any use of the other Party's Confidential Information. Information shall not be deemed to be available to the general public for the purpose of exclusion (ii) above with respect to each Party (x) merely because it is embraced by more general information in the prior possession of recipient or others, or (y) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

         11.2 CARE OF CONFIDENTIAL INFORMATION. In furtherance, and not in limitation of the foregoing Section 11.1, each Party agrees to do the following with respect to the other Party's Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that Party exercises to safeguard the confidentiality of its own similar information, (ii) restrict disclosure of such information to those of its employees, agents and sublicensees who have a "need to know", and (iii) instruct and require such employees, agents and sublicensees to maintain the confidentiality of such information and not to use such information except as expressly permitted herein. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials of the other Party.

         11.3 TERMS OF AGREEMENT. The foregoing confidentiality obligations shall also apply to the terms and conditions of this Agreement and the Associated Agreements.


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         11.4 REQUIRED DISCLOSURE. The obligations under this Section 11 shall not prevent either Party from disclosing the Confidential Information or the terms of this Agreement to its legal and financial advisors or potential investors, in each case subject to confidentiality provisions no less restrictive than those contained herein, or to any government agency, regulatory body or stock exchange authorities as required by law (provided that the Party intending to make such disclosure in such circumstances has given prompt notice to the Party providing such Confidential Information prior to making such disclosure so that such Party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates fully with such other Party in seeking such order or remedy) or as required to fulfill government filing or regulatory body or stock exchange requirements.

         11.5 TERM OF CONFIDENTIALITY. The obligations under this Section 11 shall apply with respect to any Confidential Information for a period of ten
(10) years from the date of disclosure of such Confidential Information to the receiving Party, unless, with respect to any particular Confidential Information, the providing Party in good faith notifies the receiving Party that a longer period shall apply, in which case the obligations under this Section 11 with respect to such Confidential Information shall apply for such longer period. Notwithstanding the foregoing, the obligations under this Section 11 with respect to the source code of any Party and any information that constitutes a Trade Secret will continue until the source code or information no longer constitutes a Trade Secret.

         11.6 INJUNCTIVE RELIEF. Notwithstanding Section 16.5 ("Arbitration"), the Parties agree that any material breach of Sections 2 ("License to Licensee"), 7.1 ("Non-compete During Exclusivity") and 11 ("Confidentiality") of this Agreement may cause irreparable injury for which no adequate remedy at law exists; therefore, the parties agree that equitable remedies, including without limitation injunctive relief and specific performance, are appropriate remedies to redress any such breach or threatened breach of this Agreement, in addition to other remedies available to the Parties. If any legal action is brought under this Section 11.6 ("Injunctive Relief"), the prevailing Party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive. Each Party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Party seeking relief.

12.      INDEMNIFICATION.

         12.1 LICENSOR OBLIGATION. Licensor shall defend, indemnify and hold harmless Licensee and its officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs)
(i) incurred through claims of any third parties against Licensee based on a breach by Licensor of any representation and warranty made in this Agreement and
(ii) arising out of any court ruling, arbitral ruling, judgment, or settlement arising out of any claim that any Licensor Technology licensed to Licensee hereunder or its use as permitted hereunder infringes or misappropriates any copyright, trade secret, U.S. or Canadian nationally registered trademarks or other Proprietary Rights (other than Patents) of any third party. Licensor shall have no obligation to indemnify, hold harmless or defend, and shall have no liability for, any claim of infringement or misappropriation to the extent any such claim is based on modification of the Licensor Technology other than by or for Licensor where, absent such modification, no valid claim would exist. If a final injunction against Licensee's use of any of the Licensor Technology results from a claim of infringement or misappropriation (or, if Licensor reasonably believes such a claim is likely), Licensor shall, at its sole expense and option, obtain for Licensee the right to continue using the subject Licensor Technology or replace or modify it so it becomes noninfringing but functionally equivalent; if Licensee continues to use the infringing Licensor Technology after receipt of such replacement or modification, Licensor shall have no indemnification obligation for such further use.

         12.2 CONDITION TO OBLIGATIONS. The indemnification obligations herein are contingent upon (i) the indemnified Party giving prompt written notice to the indemnifying Party of any such claim, (ii) the indemnified Party allowing the indemnifying Party to control the defense and settlement of any such claim, and (iii) the indemnified Party fully assisting, at the indemnifying Party's expense, in the defense; provided, however, that without relieving the indemnifying Party of its obligations hereunder or impairing the indemnifying Party's right to control the defense or settlement thereof, the indemnified Party may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of the indemnified Party unless (a) the employment of counsel by the indemnified Party has been authorized in writing by the indemnifying Party, (b) the indemnified Party shall have reasonably concluded that there exists a material conflict of interest between the indemnified Party and the indemnifying Party in the conduct of the defense of such claim (in which case such conflicted indemnifying Party shall not have the right to control the defense or settlement of such claim on behalf of the indemnified Party) or (c) the indemnifying Party shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying Party.

         12.3 ENFORCEMENT IN THE TERRITORY. The following provisions of this
Section 12.3 ("Enforcement in the Territory") shall remain in effect with respect to Licensor and its Proprietary Rights licensed hereunder only for so long as the license granted by Licensor in Section 2.1 ("Licensor License") is exclusive:

                  The Parties agree that Licensee shall be responsible for, and shall bear all costs of (including without limitation attorneys' fees), policing, protecting and enforcing in the Territory all Proprietary Rights of Licensor (whether existing as of the Effective Date or coming into existence thereafter) which are exclusively licensed to Licensee hereunder, but such obligation shall continue for each Proprietary Right only for so long as such Proprietary Right remains subject to an exclusive license grant hereunder. Licensee agrees to make its best efforts to fulfill this obligation. If Licensee fails, for any reason, to fulfill this obligation adequately, in the good faith judgment of Licensor, Licensor shall have the right to, upon fifteen (15) days' prior written notice to Licensee, take whatever action it deems appropriate and Licensee will fully cooperate therewith; provided, however, that if Licensee fulfills this obligation during such 15-day period, then Licensor shall not have such right. In the event Licensor exercises such right in accordance with this Section 12.3, Licensor shall bear all expenses of such action and receive all benefits (which may include money damages and cross-licenses) that may result therefrom. Notwithstanding the foregoing, Licensee shall not take any formal legal action on account of any suspected or actual infringement or in response to any claim challenging any Proprietary Right of Licensor without the prior written consent of Licensor, which consent shall not be unreasonably withheld.

         12.4 NOTICE OF THIRD PARTY INFRINGEMENT. If either Party becomes aware of any product, service or activity of any third party that involves actual or suspected infringement or violation of any Proprietary Rights in the Territory, whether or not subject to an exclusive license grant hereunder, such Party shall promptly notify the other Party in writing of such infringement or violation. Licensee shall keep Licensor apprised of any action Licensee takes in accordance with Section 12.3 ("Enforcement in the Territory").

13.      WARRANTIES.

         13.1 REPRESENTATIONS AND WARRANTIES OF LICENSOR. Licensor represents, warrants and agrees that (unless otherwise expressly stated):

                  (i) as of the Effective Date, it is a corporation duly organized, validly existing and in good standing under the laws of England and Wales, it has the corporate power and is authorized under its memorandum and articles of association to carry on its business as now conducted, and it is qualified to transact business and is in good standing in England and Wales;

                  (ii) as of the Effective Date, it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement is valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws);

                  (iii) as of the Effective Date, it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within England to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement (but only to the extent that failure to do so would have a material adverse effect on the Licensee Business; but the foregoing does not include any representation regarding the operation of Licensee, as to which Licensor makes no representation);

                  (iv) as of the Effective Date, there are no (A) non-governmental third parties or (B) governmental or regulatory entities in England and Wales or the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by Licensor for the consummation of the transaction contemplated hereunder;

                  (v) it and its licensors are the sole and rightful owners of all right, title and interest in and to the Licensor Technology and the Licensed Marks and all related Proprietary Rights therein and, other than the necessary third-party consents set forth in EXHIBIT D which relate to immaterial portions of the Licensor Technology, it has the unrestricted right to market, license and exploit the Licensor Technology and the Licensed Marks, including the right to grant the licenses granted to Licensee hereunder;

                  (vi) the Licensor Technology as delivered does not infringe or misappropriate any third-party Copyright or Trade Secret rights;

                  (vii) as of the Effective Date, to the best of its knowledge,
(a) no claims have been made in respect of the Licensor Technology or Licensed Marks and no demands of any third party have been made pertaining to them, and
(b) no proceedings have been instituted or are pending or threatened that challenge the rights of Licensor in respect thereof;

                  (viii) all software, firmware and systems containing software or firmware licensed to Licensee hereunder (collectively, "SOFTWARE SYSTEMS") shall accurately and automatically handle and process all dates (including without limitation all leap years), date values, and date-related data, including, without limitation, interpreting, calculating, comparing and sequencing and prior to, during, and after January 1, 2000; and

                  (ix) all Software Systems shall substantially conform to the applicable user's manual, if any, specifications, and documentation delivered to Licensee in connection with each such Software System; and

                  (x) upon the request of Licensee, following the Effective Date and upon a mutually agreed upon schedule Licensor shall deliver the Current Licensor Technology required in respect of contractual commitments of Licensee then in effect.

         13.2 REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee represents, warrants and agrees that:

                  (i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and it has the corporate power and is authorized under its charter and organizational documents to carry on its business as now conducted; and

                  (ii) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement is valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws).

         13.3 NO WARRANTY OF VALIDITY. Nothing in this Agreement shall be construed as (a) a warranty or representation by Licensor as to the validity of any of Licensor's Patents, or (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license to Licensor's Patents is or will be free from infringement of patents of third parties.

14.      DISCLAIMER; LIMITATION OF LIABILITY.

         14.1 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY HERETO MAKES ANY WARRANTIES, WHETHER EXPRESS OR OTHERWISE, CONCERNING ANY PROPRIETARY RIGHTS, LICENSOR TECHNOLOGY, LICENSEE TECHNOLOGY, LICENSEE DERIVATIVE WORKS, TRADEMARKS, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND WARRANTIES OF FREEDOM FROM ERRORS OR DEFECTS.

         14.2 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY HERETO SHALL BE RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY PROPRIETARY RIGHTS, LICENSOR TECHNOLOGY, LICENSEE TECHNOLOGY, LICENSEE DERIVATIVE WORKS, TRADEMARKS, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.

         14.3 LIMITATION ON LIABILITY. IN NO EVENT WILL EITHER PARTY'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNT OF FIVE MILLION U.S. DOLLARS (US$5,000,000), EXCEPT FOR LIABILITY (EXCLUDING LIABILITY FOR PATENT INFRINGEMENT CLAIMS) ARISING OUT OF OR RELATED TO SECTION 12.1 (i) (SOLELY WITH RESPECT TO CLAIMS BASED ON A BREACH OF SECTION 13.1(v) AND/OR (vi)) OR SECTION 12.1 (ii) WHICH SHALL IN NO EVENT EXCEED THE AMOUNT OF TEN MILLION U.S. DOLLARS (US$10,000,000). Each Party acknowledges that its willingness to grant such rights as it grants to the other Party hereunder is expressly conditioned on its ability to disclaim and exclude such warranties and to limit its liabilities as set forth above.

15.      TERM AND TERMINATION; CONVERSION; TERMINATION OF SUPPORT FEES.

         15.1 TERM. This Agreement shall become effective as of the Effective Date and continue in effect, unless and until terminated in accordance with the provisions hereof.

         15.2 TERMINATION OR CONVERSION OF LICENSES

                  (a) ON MATERIAL BREACH BY LICENSEE. Licensor may (a) terminate this Agreement or (b) convert its licenses granted hereunder to non-exclusive, upon written notice to Licensee, if Licensee materially breaches Section 2.1 ("Licensor License"), 5 ("Licenses from Licensee"), 8.2 ("Support Fees"), 8.4 ("Additional Service Fees") or 11 ("Confidentiality") of this Agreement or any material provisions of the Branding Agreement and (i) fails to cure such breach within thirty (30) days of written notice to Licensee describing the breach in reasonable detail, and (ii) fails to make reasonably diligent efforts to begin to cure any such breach if a cure cannot be accomplished within thirty (30) days, provided that Licensor may terminate this Agreement or convert to non-exclusive its licenses and rights granted to Licensee immediately upon written notice to Licensee, if such material breach is not capable of cure.

                  (b) CONVERSION ON BREACH OF WARRANTY. Notwithstanding Section 15.2(a), all licenses granted hereunder to Licensee shall convert to non-exclusive upon written notice by Licensor to Licensee in the event that Licensor determines that Licensee has materially breached any representation or warranty made by Licensee in the Reorganization Agreement, and if such breach is capable of cure, Licensee has failed to cure such breach within sixty (60) days after receiving written notice describing such breach; provided, however, that such conversion shall take place only if the "Damages" (as that term is defined in the Reorganization Agreement) suffered by Licensor as a result of Licensee's breach exceed the "Interactive Network Indemnification Cap" (as that term is defined in the Reorganization Agreement).

         15.3 TERMINATION ON MATERIAL BREACH OF LICENSOR; TERMINATION OF SUPPORT FEES. If Licensor materially breaches any material provision of this Agreement and (i) fails to cure such breach within thirty (30) days of written notice describing the breach in reasonable detail ("Default Notice"), or (ii) fails to make reasonably diligent efforts to begin to cure any such breach if a cure cannot be accomplished within thirty (30) days and to cure such breach within ninety (90) days of the Default Notice, then Licensee shall have the right to:
(a) commence the dispute resolution procedures set forth in Section 16.5 ("Arbitration") and/or seek remedies under Section 11.6 ("Injunctive Relief"), as applicable; (b) terminate Licensor's licenses by delivering written notice thereof to Licensor; and/or (c) so long as such breach remains uncured, terminate its obligation to pay Support Fees pursuant to Section 8.2 ("Support Fees") by delivering written notice thereof; provided, however, that any such election to terminate its obligation to pay Support Fees shall not relieve Licensee from any of its obligations to pay any Support Fees earned or accrued before the date of such election or after such breach has been cured.

         15.4 TERMINATION ON CESSATION OF LICENSEE BUSINESS OPERATIONS. Upon any of the following events:

                  (a) the filing by Licensee of a petition in bankruptcy;

                  (b) any adjudication that Licensee is bankrupt or insolvent;

                  (c) the filing by Licensee of any legal action or document seeking reorganization, readjustment or arrangement of Licensee's business under any law relating to bankruptcy or insolvency;

                  (d) the appointment of a receiver or bankruptcy trustee for all or substantially all of the property of Licensee;

                  (e) the making by Licensee of any general assignment for the benefit of creditors;

                  (f) the institution of any proceedings for the liquidation or winding up of Licensee's business or for the termination of its corporate charter, provided, in the event such proceedings are involuntary, the proceedings are not dismissed within ninety (90) days; or

                  (g) the cessation of normal business operations of Licensee:

This Agreement shall immediately and automatically terminate.

         15.5 EFFECT OF TERMINATION.

                  (a) Except as otherwise provided in this Section 15.5, all rights and obligations of the Parties hereunder shall cease upon termination of this Agreement. The definitions and the following sections and subsections shall survive any termination of this Agreement on the dissolution of Licensee or termination of any license granted hereunder automatically or by any Party:
Sections 8.2 ("Support Fees") (to the extent any amounts are owed to Licensor hereunder), 8.4 ("Additional Service Fees") (to the extent that any amounts are owed to Licensor hereunder), 8.6 ("Audit") (for three (3) years following termination), 10 ("Intellectual Property Rights"), 11 ("Confidentiality"), 12.1 ("Licensor Obligation"), 12.2 ("Condition to Obligations"), subsections (v),
(vi), (viii) and (ix) of 13.1 ("Representations and Warranties of Licensor"),
13.3 ("No Warranty of Validity"), 14 ("Disclaimer; Limitation of Liability"), 15 ("Term and Termination; Conversion; Termination of Support Fees"), and 16 ("Miscellaneous").

                  (b) Upon termination of this Agreement due to the dissolution, liquidation, winding up, or other event described in Section 15.4 ("Termination on Cessation of Licensee Business Operations"), (i) all licenses granted by Licensor pursuant to this Agreement prior to its termination shall terminate,
(ii) Licensee shall cooperate with Licensor in transitioning back to Licensor the responsibility to police, protect and enforce Licensor's Proprietary Rights in the Territory, and (iii) each Party shall return or destroy all Confidential Information of the other Party in its possession or control, including all copies thereof, whether tangible or in electronic form or otherwise.

         15.6 PERFORMANCE UNDER SUB-LICENSES. Upon termination of this Agreement due to the dissolution, liquidation, winding up, or other event described in
Section 15.4 ("Termination on Cessation of Licensee Business Operations"), or upon the termination or any conversion of the license grant in Section 2.1 ("Licensor License") from exclusive to non-exclusive pursuant to Section 15.2 ("Termination or Conversion of Licenses on Material Breach by Licensee"), or upon any failure by Licensee to perform under any sublicense or Third Party Arrangement entered into by Licensee (and/or Licensor) that is expressly described on Exhibit E hereto, Licensor may, in its sole discretion, elect to continue performing Licensor's and/or Licensee's obligations under such sublicense or Third Party Arrangement, and Licensor shall receive any payments with respect to the performance by Licensor thereunder. Said Exhibit E may be amended at any time and from time to time before expiration or termination of this Agreement only as the Licensor and Licensee shall mutually agree in writing. The sublicenses and Third Party Arrangements described on Exhibit E may contain provisions sufficient to enable Licensor to assume or perform Licensee's rights and obligations as permitted under this Section 15.6. Licensee hereby grants to Licensor a royalty-free, perpetual sublicense under all of the licenses granted pursuant to Section 2.1 above to take such actions as Licensee is authorized to take under Section 2.1, together with a royalty-free, perpetual license to use, modify, prepare derivative works from, sublicense and distribute the Licensee Derivative Works, in each case only to the extent reasonably necessary for Licensor to continue or perform its obligations under sublicenses and Third Party Arrangements in accordance with this Section 15.6.

16.      MISCELLANEOUS.

         16.1 FORCE MAJEURE. Neither Party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of the Parties; provided that the affected Party promptly notifies the other Party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

         16.2 ASSIGNMENT. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntarily or by operation of law, or otherwise, by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or otherwise transfer this Agreement without the other Party's consent to a successor in interest of such Party in connection with the acquisition of all or substantially all of its assets or its merger with or into another entity or other reorganization, combination or change in control ("MERGER ASSIGNMENT'), and provided further that, in the event of such a Merger Assignment by Licensee, Licensee shall be required to obtain the consent of Licensor, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, pledge, encumbrance or disposition, in whole or in part, whether voluntary, by operation of law or otherwise, whether in violation or compliance with this Section 16.2 (including without limitation a Merger Assignment) shall be subject to the Licensor Right of First Refusal described in Section 2.6 above. This Agreement shall inure to the benefit of and be binding upon the Parties' permitted successors and assigns.

         16.3 NOTICES. All notices and communications required, permitted or made hereunder or in connection herewith shall be in writing and shall be mailed by first class, registered or certified mail (and if overseas, by airmail), postage prepaid, or otherwise delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), addressed:

         (a)      If to Licensor, to:       Two Way TV Ltd.
                                            Beaumont House
                                            Kensington Village
                                            Avonmore Road
                                            London, England W148TS

                  with a copy to:           Orrick, Herrington & Sutcliffe LLP
                                            1000 Marsh Road
                                            Menlo Park, California 94025, U.S.A.
                                            Attn:    Scott Blickenstaff

         (b)      If to Licensee:           Two Way TV (US), Inc.
                                            300 De Haro Street, Suite 342
                                            San Francisco, California 94103
                                            Attn:  Bruce W. Bauer

                  with a copy to:           Winthrop & Weinstine, P.A.
                                            3000 Dain Rauscher Plaza
                                            60 South Sixth Street
                                            Minneapolis, MN  55402
                                            Attn:  Michele D. Vaillancourt

         Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by mail or airmail, at the earlier of its receipt or at 5 p.m., local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposition of mail or airmail, as the case may be; and (iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either Party may change the address and/or addressee(s) to whom notice must be given by giving appropriate written notice at least seven
(7) days prior to the date the change becomes effective.

         16.4 EXPORT CONTROL. Without in any way limiting the provisions of this Agreement, each of the Parties hereto agrees that no products, items, commodities or technical data or information obtained from a Party hereto nor any direct product of such technical data or information is intended to or shall be exported or reexported, directly or indirectly, to any destination restricted or prohibited by Applicable Law without necessary authorization by the Governmental Authorities, including (without limitation) the United States Bureau of Export Administration (the "BEA") or other Governmental Authorities of the United States, Canada or England with jurisdiction with respect to export matters.

         16.5 ARBITRATION.

                  (a) Except as set forth below, any disputes arising between the Parties in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved through such discussions within a period of sixty (60) days after delivery of such notice, the dispute shall be finally resolved exclusively by confidential arbitration pursuant to the rules of the American Arbitration Association in San Francisco, California, U.S.A., or such other location agreed between the Parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within or without the United States. The appointing authority shall nominate all three arbitrators. The arbitrators shall not have the power to impose any obligation on either of the Parties, or take any other action, which could not be imposed or taken by a federal or state court sitting in the State of Delaware. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States or England and Wales, and each of the Parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. The fees and expenses of the arbitrators shall be paid by the Parties to the dispute in equal shares, unless the arbitrators determine that the conduct of either Party (with regard to the subject matter of the dispute and/or the arbitration proceedings) warrants divergence from this rule, in which event an appropriate costs order may be made. Subject only to the provision of Applicable Law and Section 11.6 ("Injunctive Relief"), the procedure described in this Section 16.5 shall be the exclusive means of resolving disputes involving Licensor and arising under this Agreement.

                  (b) CONFIDENTIAL RESOLUTION. All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the Parties and by the arbitrators to be Confidential Information. No Party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to Parties, and
(iii) to outside experts requested by either Party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this section, that such expert agrees to comply with the confidentiality terms of this section, and that such expert will not use any Confidential Information disclosed to such expert for personal or business advantage.

         16.6 ENTIRE AGREEMENT. This Agreement and the Associated Agreements, and the attachments and exhibits hereto and thereto, embody the entire agreement and understanding between the Parties with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, including without limitation the Joint Venture License Agreement. Neither Party has relied upon any representation or warranty of the other Party except as expressly set forth herein and in the Associated Agreements.

         16.7 MODIFICATION. This Agreement may not be modified or amended, in whole or part, except by a writing executed by duly authorized representatives of both Parties.

         16.8 ANNOUNCEMENT. The Parties may announce the existence of the Parties' relationship and this Agreement only at a time and in a form to be mutually determined, except for any such disclosure required by law, governmental authorities or stock exchanges. Neither Party shall unreasonably withhold its consent to a time proposed by the other Party.

         16.9 SEVERABILITY. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the Parties as expressed in this Agreement.

         16.10 NO WAIVER. Except to the extent that a Party hereto may have otherwise agreed in writing, no waiver by that Party of any condition of this Agreement or breach by the other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other Party, nor shall any forbearance by the first Party to seek a remedy for any noncompliance or breach by the other Party be deemed to be a waiver by the first Party of its rights and remedies with respect to such noncompliance or breach.

         16.11 NATURE OF RIGHTS. Each Party shall have the rights licensed under this Agreement to the other Party's technology and the related Proprietary Rights when created, developed or invented regardless of whether physically delivered to such Party. All rights and licenses granted under or pursuant to this Agreement by a Party to the other Party are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "BANKRUPTCY CODE"), licenses of "Intellectual property" within the scope of Section 101 of the Bankruptcy Code.

         16.12 GOVERNING LAW. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of Delaware, U.S.A., without regard to its conflicts of laws principles. The Parties exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

         16.13 NO AGENCY OR PARTNERSHIP. This Agreement shall not constitute an appointment of either Party as the legal representative or agent of the other Party, nor shall any Party have any fight or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture, or similar entity by or between the Parties hereto.

         16.14 HEADING. The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         16.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

         16.16 NO THIRD PARTY BENEFICIARIES. The Parties intend and agree that no other Person, entity or other party shall be considered a third-party beneficiary of this Agreement. Nothing contained in this Agreement shall be construed to create rights for any third party beneficiary.

         16.17 EFFECTIVENESS OF AGREEMENT. Notwithstanding anything to the contrary herein, the date of this Agreement is for convenience only and this Agreement will not take effect until the Effective Date. In the event that the Closing does not occur, this Agreement will not take effect.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate and delivered by their duly authorized representatives on the date set forth above.

TWO WAY TV (US), INC.                           TWO WAY TV LTD.



----------------------------                    --------------------------------
By:                                             By:
Title:                                          Title:

               EXHIBIT A TO AMENDED AND RESTATED LICENSE AGREEMENT

                                LICENSEE BUSINESS
                                -----------------


         "LICENSEE BUSINESS" shall mean developing, marketing, supplying, operating and licensing certain digital (and analog) interactive and other related services, products and technology in the Territory.

               EXHIBIT B TO AMENDED AND RESTATED LICENSE AGREEMENT

                   DESCRIPTION OF CURRENT LICENSOR TECHNOLOGY


         This description of Current Licensor Technology is for descriptive purposes only. Licensor makes no representations or warranties with respect to Licensor Technology other than as specifically set forth in Section 13 of this Agreement.

INTRODUCTION
------------

         The Two Way TV System allows the delivery of a platform and network independent interactive entertainment service. The service is initially targeted at Set-Top Boxes (STBs) in customer's homes, but is equally applicable in many other environments.

         The system described in this document is the second iteration of the Two Way TV System. The first version was used to support a substantial field trial with several thousand customers over a period of three years.

         The `Two Way TV Service' is the entire package provided by Two Way TV. The `Two Way TV System' is the technology components provided by Two Way TV that allow the service to be operated

         The Two Way TV service is based on extensible technology that is capable of delivering simultaneous service across multiple networks.

         The system is divided into distinct layers, as illustrated below:

                       -----------------------------------
                          Control and Management Tools       <---Two Way TV
                       -----------------------------------         System
                                 Two Way TV CCS              <---Components
                       -----------------------------------
                            |                     |
                       -----------------------------------
                         Broadcast           Return Path     <---Service
                         Infrastructure      Infrastructure  <---Provider
                       -----------------------------------
                            |                     |
                       -----------------------------------
                               Two Way TV Engine             <---Two Way TV
                       -----------------------------------         System
                            Two Way TV Applications          <---Components
                       -----------------------------------

         The Two Way TV system includes components either side of the service provider's infrastructure. The different layers within the system are used to provide as much abstraction as possible to ensure that introduction of support for new platforms can be achieved as quickly as possible.

         The abstraction layers allow all internal components within the CCS system that manage the delivery of data and return path data processing to operate on a known data also ensure that new platforms can leverage the functionality available to existing platforms.

         The diagram below expands on the initial layers, providing more detail in each. Each of the separate modular components illustrated below are discussed later in this document.

---------------------------------------------------------------------------------------------------------------------
                                            LIPS
Mission   CCT Tool  Authoring ---------------------------------------    Return Path    Game       SMS
Control               Tools   Football  Formula 1  Cricket   Universal   Processing     Engines
                              ----------------------------   Live Tool
                              Tennis   Horse Racing Rugby
---------------------------------------------------------------------------------------------------------------------
                                                            |
                                                         CCS Text
CENTRAL SYSTEMS                                          Message
                                                         Gateway
                                                            |
               -------------------------------------------------------------------------------------------------------
                                                           CCS
               -------------------------------------------------------------------------------------------------------
                  Broadcast        Broadcast        Broadcast        Broadcast        Broadcast        Broadcast
               System Interface System Interface System Interface System Interface System Interface System Interface
               -------------------------------------------------------------------------------------------------------
                     |                 |                |                |                |                |
BROADCAST         NCI DTV           Open TV          MHEG-5         WebTV/WinCE        PowerTV         ????????
NETWORK          Navigator
                     |                 |                |                |                |                |
               -------------------------------------------------------------------------------------------------------
                Two Way TV         Two Way TV       Two Way TV       Two Way TV        Two Way TV       Two Way TV
                  Engine             Engine           Engine           Engine            Engine           Engine
STB            -------------------------------------------------------------------------------------------------------
               Application        Application      Application      Application       Application      Application
               -------------------------------------------------------------------------------------------------------

         As can be seen from the diagram, the system is divided into three main areas, Central Systems, the Broadcast Network, and the STB (or client). The Central Systems and STB areas are provided by the Two Way TV system. In the majority of deployments the Broadcast Network will be the responsibility of the service provider.

         The main components of both the CCS and the engine in the STB (or client) are described in the following sections.

CENTRAL COMPUTER SYSTEM (C.C.S.)
--------------------------------

         The Two Way TV Central Systems (CCS) deliver the Two Way TV service to the supported infrastructures. The software is developed and deployed on Sun Solaris UltraSPARC(TM) workstations.

         The CCS system is a collection of collaborating services that combine to provide the Two Way TV functionality required in a given installation. This results in a system that can be tailored to specific requirements and commercial arrangements.

         STANDARD SERVICE SET
         --------------------

         The following services are the key services included in a standard CCS system. All services can be enabled or disable for a given CCS configuration, although is does not make sense to disable certain services, such as messaging! Services can be easily added to the CCS system. Currently, development versions of the system support far more services than are presented here.

         CCS CORE
         --------

         This service is responsible for bringing up the system and subsequent monitoring of other active services. This also provides the functionality to start and stop services at run-time.

         MESSAGING SERVICE
         -----------------

         This service provides the messaging functionality used by the CCS to communicate with all external clients (Two Way TV Tools, return path data etc.).

         SCHEDULE SERVICE
         ----------------

         This provides a central scheduling facility within the CCS. This can be used to schedule CCS events, and control messages can be scheduled to automate CCS operation.

         STORAGE SERVICE(S)
         ------------------

         These provide all of the permanent storage facilities required by the CCS.

         BROADCAST SERVICE
         -----------------

         Provides all data broadcast functionality within the CCS. This service includes the broadcast system interfaces for all supported platforms. This is not defined as a core service as the CCS system may not be used for broadcast applications in certain configurations.

         BROADCAST GAME SERVICE
         ----------------------

         Provides Enhanced TV and Games Lounge style functionality. The service handles application broadcast, real-time data transmission, game synching, real-time management and control of the game and all other aspects of broadcast game play.

         RETURN PATH SERVICE
         -------------------

         This service provides standard return path processing, vote processing, score processing and an active scoring algorithm using the Two Way TV patented score gathering technique.

         CHAT SERVICE
         ------------

         This service provides a chat engine that can be accessed using the CCS messaging system. This allows applications/games to access chat functionality, as well as stand-alone chat applications to be built.

         BROADCAST SYSTEM INTERFACES
         ---------------------------

         The CCS system produces data for broadcast in an abstract form. It is the job of the broadcast system interface to convert this data into an appropriate form for the target platform.

         This may involve, for example, using different methods of data transmission for different types of components, using a broadcast carousel for application components such as executable code, bitmaps fonts etc., and using a separate out-of-band communications channel for the applications real-time data. Additionally the broadcast system interface may convert, manipulate, or process the application components and/or real-time data.

         The CCS itself provides a messaging API for external clients. The same API is used internally by CCS components such as return path handling and application control services. Not only does this allow application developers to define the data transmitted to their application but also allows them to define the format of return path data and the processing that takes place on that data.

         SCALABILITY AND ROBUSTNESS
         --------------------------

         The growth of the Two Way TV service will impact the performance requirements of the CCS system. This is a factor of how many different services are offered, the number of different infrastructures being supported, and the number of subscribers. The number of services and infrastructures being supported affects the transmission section of the CCS and the number of subscribers increasing affects the return path sub-systems. The impact of increased subscribers will only be substantial if applications requiring feedback from all subscribers are used.

         The architecture of the system allows new infrastructures to be supported easy and with no disruption to the rest of the system. This allows for rapid implementation and test times.

         The CCS has been designed from the ground up to be a multi-threaded distributed system. Entire sub-systems can be hosted on different systems if necessary with very little effort. The multi-threaded nature of the system also means significant performance improvements can be achieved by simply adding processors to the hosting workstation.

         Given the broadcast nature of the Two Way TV system it is critical that the central systems are robust. This can be measured in a number of ways. The system must itself have integrity to ensure that operation is uninterrupted during operational periods. In addition to this features must be provided to ensure that known failure modes can be handled. Operating system crashes, both Sun and Windows NT will affect the operation of the system. Currently a crash of the operating system hosting the control tools would have no effect on the operation of the system.

         Protection is built into the CCS program itself to provide best efforts to handle a rogue sub-system by detecting abnormal behaviour and shutting down the sub-system responsible.

CCS TOOLSET
-----------

         The CCS comes complete with a set of Windows NT(TM) based tools. These provide an easy to use front-end interface to the Two Way TV CCS system:

         MISSION CONTROL
         ---------------

         This is the main CCS control tool. It allows initiation and the subsequent management of Two Way TV applications. The tool clearly displays the state of running applications, and allows the user to adjust the timing of the application. The application can also be paused, terminated early, and the like.

         CCT TOOL
         --------

         This is the primary real-time content creation tool. It allows custom templates to be created for each Two Way TV application.

         AUTHORING TOOLS
         ---------------

         Two Way TV have developed application authoring tools for each supported target platform. These provide a more productive and time-efficient route to authoring than the standard facilities provided with the target platforms.

         LIPS TOOLS
         ----------

         These are a set of Windows NTTM based applications which are used to support real-time applications. These tools are usually application specific and are geared towards a live broadcast environment where operators require a simple to use interface reducing the risk of transmission errors. Typically a live tool will include a database of possible live data and the operator will simply select the correct data to send at the appropriate time.

         In addition to these a universal tool is provided that provide generic live application support which is useful for initial prototypes.

TWO WAY TV ENGINE
-----------------

         Many set top box execution environments do not provide the functionality necessary to support Two Way TV applications. These applications require very specific yet simple functionality. As a minimum, Two Way TV applications require:

         o        Reliable, Live broadcast message protocols

         o Video/Time Synchronisation (including an accurate set top clock)

         o        Fairness

         o        Security

         o        Efficient Return Path Use

         Some of the above requirements are met by systems compliant with the ATVEF specification for enhanced TV content. Underlying standards such as DVB or ATSC provide access to the underlying networks.

         On platforms where one or more of these do not exist, the Two Way TV Engine may provide them.

         The Two Way TV Engine can be used in both one-way broadcast and two way video systems, and is designed to be compatible with all international standards for both analog and digital video systems.

         OVERVIEW
         --------

         The Two Way TV Engine is a native code plug-in, which provides access to Two Way TV services delivered on the underlying network. In the context of the Engine, native code may mean low level set top specific code or high-level application code; implementation depends on platform capability.

         The Engine can also provide access to commonly used services and building blocks utilised by Two Way TV applications and interactive services.

         The objective of the Engine is to provide a common set of capabilities to application developers, which hide the native implementations of message queues and underlying network protocols. It does not inhibit access to desirable features found on some platforms and networks. It is important that application developers may make use of technologies provided by a set top box without becoming bogged down with implementation issues.

         It is important that the handling of Two Way TV service specific messages, particularly real time messages is carried out as efficiently as possible. By providing a core Engine to handle this, it removes the responsibility from the application developer and ensures a reliable fast and efficient core on which to base applications. Furthermore, changes to the underlying protocols do not warrant code changes or recompiling of Two Way TV applications.

         The handling of Two Way TV service specific messages within a well defined core Engine allows the use of a common messaging protocol across different platforms. This enables one head end Central Computer System (CCS) to drive services across multiple platforms and networks.

ENGINE REFERENCE ARCHITECTURE
-----------------------------

         The Two Way TV Engine Reference Architecture is a high level view of a generic set top box environment. The architecture demonstrates the physical implementation of the Two Way TV Engine in relation to other set top box software components and existing digital TV standards.

          Two Way TV           -- >  Two Way TV Applications
           Engine            < --    Play Live Sports, Quiz Games etc.
     Live Message Handling,                                           |
          Return Path                                                 |
          Management,                        ATVEF                    |
       Synchronisation,            HTML, CSS, ECMAScript, DOM,        |
     Generic API Support       Triggers, Transport Stream Bindings    |
                                                                      |
                       Application Execution Environment
                                  [illegible]
--------------------------------------------------------------------------------
                           Real Time Operating System
              Device Drivers, Network Access, Thread Control etc.
--------------------------------------------------------------------------------
                         |                             |
            Digital Broadcast Streams       Return Path Network
                  DVB, ATSC etc.             PSTN, DOCSIS etc.
--------------------------------------------------------------------------------

         In the Reference Architecture, the Two Way TV Engine bridges the gap between the functionality specified by existing environments (such as OpenTV, PowerTV, ATVEF) and the functionality required for Two Way TV.

ATVEF BASED ENGINE
------------------

         The Reference Architecture may be based on an ATVEF compliant receiver. The ATVEF specification for enhanced television programming uses existing Internet technologies. It delivers enhanced TV programming over both analog and digital video systems using terrestrial, cable, satellite and Internet networks.

         o ATVEF mandates support for the following standard specifications:

         o        HTML 4.0 (Frameset Document Type Definition)

         o        CSS 1

         o        ECMAScript

         o        DOM 0

         With the inclusion of ATVEF Triggers (All forms of ATVEF transport involve data delivery and triggers), most of the Two Way TV Engine may be coded as client JavaScript delivered within applications.

FUNCTIONAL ELEMENTS
-------------------

         The functional elements of the Two Way TV Engine may be broken down into the following components:

         o        High Level Engine API

         o        Live message Handling

         o        Two Way TV Live Message Protocol

         o        Timing and Synchronisation

         o        Return Path Management

         o        Low Level Abstraction Layer

         These core components of the Engine offer a common API to the application developer. This API may be in the form of direct function calls or through an event model, depending on target platform.

HIGH LEVEL ENGINE API
---------------------

         This module provides a standardised API to the application developer. Depending on target platform, this API may be direct function calls, an event model or a combination of the two. In the Reference Architecture, based on an ATVEF compliant receiver, the API is based on a JavaScript event model.

         The primary purpose of this API is to simplify access to the Two Way TV Engine and the underlying environments API.

LIVE MESSAGE HANDLING
---------------------

         This module provides a reliable timed delivery of messages to the application. The messages are delivered to this module using the Two Way TV Live Message Protocol. The messages passed to the application by this module are guaranteed to be in order and on time. Some messages handled by this module may not be passed all the way to the application, but are used to control behaviour of the Engine itself.

TWO WAY TV LIVE MESSAGE PROTOCOL
--------------------------------

         The Two Way TV Live Message Protocol is a multi-layered specification, which includes definitions for application, system and transport level protocols. Only those layers that are not provided by the underlying set top and network are required. In most cases, a DVB or ATSC broadcast bitstream is used to carry the Two Way TV data. Two Way TV system and transport layers may be used in lieu of system provided transports such as ATVEF (type A or type B) or DVB carousels (DSM-CC).

         Optionally, the Two Way TV Message Protocol also provides a definition for physical layer transports though this is normally provided by the underlying network in the form of DVB or ATSC compliant bit streams within the broadcast.

         The Two Way TV Message Protocol does not limit what content can be sent, but rather provides a common set of capabilities so that content developers can author content once for delivery to multiple platforms.

RETURN PATH HANDLER
-------------------

         This module handles the complex issues arising through the use of the return path feature found on many set top boxes. Network bandwidth and head end capacity issues make this an important part of the Two Way TV Engine. The Return Path Handler is controlled by both the Two Way TV application and by messages from the Head End delivered through the Live Message Handlers.

TIMING AND SYNCHRONISATION
--------------------------

         This module controls the execution of Two Way TV applications and services relative to a common clock. Timing and synchronisation of applications is controlled by messages broadcast from the Head End by the Central Computer System (CCS).

LOW LEVEL ABSTRACTION LAYER
---------------------------

         This module is present to allow an element of re-use within the code which implements the core Engine. The Low Level Abstraction Layer may not necessarily be present in all implementations. Alongside the abstraction of Operating System services, its key contribution to the Engine is the provision of debugging and development support macros and functions.

----------------------------------------------------------------------------------------------------------------------

                        TITLE                              TWO WAY TV REFERENCE       COUNTRY          APPLICANT
----------------------------------------------------------------------------------------------------------------------
Method and apparatus for sampling remote data sources  Active Scoring Algorithm          CA       Two Way TV Limited
Method and apparatus for transmitting data             Handset Multiplexing              CA       Two Way TV Limited
Interactive predictive game control                    LIPS                              CA       Two Way TV Limited
Delivering interactive applications                    Multiple Architectures            CA       Two Way TV Limited
Broadcasting interactive applications                  Status Flag                       CA       Two Way TV Limited
Method and apparatus for input of data                 Time Stamping                     CA       Two Way TV Limited
Interactive communication system                       Tokens                            CA       Two Way TV Limited
Method and apparatus for transmitting data             Variable Priority                 CA       Two Way TV Limited
----------------------------------------------------------------------------------------------------------------------
Method and apparatus for sampling remote data sources  Active Scoring Algorithm         USA       Two Way TV Limited
Game playing system                                    Handset Interface                USA       Two Way TV Limited
Method and apparatus for transmitting data             Handset Multiplexing             USA       Two Way TV Limited
Interactive predictive game control                    LIPS                             USA       Two Way TV Limited
Delivering interactive applications                    Multiple Architectures           USA       Two Way TV Limited
Status Flag                                            Status Flag                      USA       Two Way TV Limited
Method and apparatus for input of data                 Time Stamping                    USA       Two Way TV Limited
Interactive communication system                       Tokens                           USA       Two Way TV Limited
Method and apparatus for transmitting data             Variable Priority                USA       Two Way TV Limited
----------------------------------------------------------------------------------------------------------------------
                                                             US and CA pending National Phase patent applications
----------------------------------------------------------------------------------------------------------------------
                                                       Automatic capture of viewing
Interactive television broadcast system                figures                                    Two Way TV Limited
Interactive applications                               Delayed program start                      Two Way TV Limited
Interactive applications                               Security                                   Two Way TV Limited
----------------------------------------------------------------------------------------------------------------------
                                                                              Licensed Technology
----------------------------------------------------------------------------------------------------------------------
Input device for inputting positional information            Puck (X-Y Sensor)           CA         David Woodfield
Input device for inputting positional information            Puck (X-Y Sensor)          USA         David Woodfield
Square wave sensor (pending National Phase)                 Square wave sensor                      David Woodfield
Method and apparatus for generating a display signal         Multichannel Game        US & CA       David Woodfield
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
                     APPLICATION
  APPLICATION NUMBER     DATE     GRANT DATE GRANT NUMBER
----------------------------------------------------------
       2279890        10-Aug-99
       2252074        25-Nov-98
       2231946        22-Apr-98
       2279069        28-Jul-99
                        Oct-99
       2252021        18-Nov-98
       2225317        30-Jan-98
       2229772        18-Mar-98
---------------------------------------------
      09/376244       18-Aug-99
      08/672591       14-Oct-94
      09/203967        2-Dec-98
      09/064118       21-Apr-98
      09/366064        2-Aug-99
                        Oct-99
      09/203458        2-Dec-98
      09/019892        6-Feb-98
      09/039202       13-Mar-98   18-May-99    5905523
----------------------------------------------------------

----------------------------------------------------------

      99303717.5      12-May-99
      98309944.1       4-Dec-98
      99303495.5       4-May-99
----------------------------------------------------------

----------------------------------------------------------

       2241506        22-Jun-98
      09/004675        8-Jan-98                Awaiting
    PCT/GB98/03731    18-Dec-99   17-Aug-99    Details
----------------------------------------------------------
----------------------------------------------------------
         Awaiting details
----------------------------------------------------------

REQUIRED CONSENTS
-----------------

         The following are the agreements in effect as of the Effective Date pursuant to which third parties have licensed certain technology and/or proprietary rights to Licensor which are incorporated in the Current Licensor Technology and which Licensor may sublicense to Licensee as part of the Licensor Technology subject to such third parties' prior written consent (not to be unreasonably withheld). Licensor agrees to make its best efforts to obtain such consents as soon as practicable after the Effective Date and to promptly thereafter provide a copy of each such consent.

         License Agreement between David Woodfield and Licensor dated 2 April 1998.

               EXHIBIT C TO AMENDED AND RESTATED LICENSE AGREEMENT

                                SUPPORT SERVICES
                                ----------------


         Licensor shall provide and deliver future Licensor Technology and associated Proprietary Rights to Licensee in accordance with Section 4.1 ("Licensor Delivery") of this Agreement.

         Licensor shall provide Licensee with on-going technical training and support services in connection with the Licensor Technology licensed to Licensee under the Agreement. Such support shall include, without limitation, maintenance and bug fixes to Licensor Technology and appropriate further training of Licensee personnel with respect to upgraded or improved Licensor Technology.

         Licensor shall have no obligation to provide support with respect to any Licensee modifications to Licensor Source Code except as provided in Section 4.1(b) ("Deliverable Source Code") of this Agreement.

         Licensor shall use commercially reasonable efforts to acquire or recruit the necessary resources and personnel to satisfy Licensee's reasonable requirements for support.

         Licensor and Licensee will discuss and agree in good faith upon and generate in writing appropriate service level agreements and escalation procedures for on-going support services.

GENERAL
-------

         The Support services shall be provided in consideration of the fees described in Section 8.2 ("Support Fees") of the Agreement.

         Notwithstanding the above, if at any time any member of Licensor's senior management team is requested to travel to the United States at Licensee's direct request, then Licensee shall pay for the reasonable travel and accommodation costs incurred by Licensor with respect to such visit. This will not include, however, situations where the travel is necessary because of deficiencies in the Licensor Technology, or as a result of problems in the quality, or responsiveness, of Licensor support. In such instance the costs are the obligation of Licensor.

         In addition, Licensee may request Licensor to provide staff on secondment to Licensee. If Licensor can reasonably meet this request, such staff shall be assigned to Licensee and Licensee shall reimburse Licensor for all salary and related direct costs for such employees or contractors during the period of their secondment unless the staffing was necessary because of deficiencies in the Licensor Technology, or the failure of Licensor to properly and punctually meet the Licensor required support role, in which case the costs are the obligation of Licensor and Licensor shall supply whatever staffing is required to immediately (defined as within a reasonable time based upon the priority of the deficiency or failure to perform the support role by Licensor) correct the problem.

         Licensor shall perform all of its Support services hereunder in a commercially reasonable manner.

         Licensor and Licensee shall each use their best efforts to cooperate with each other with respect to the Support services.

         Without limiting the general obligations above the table below outlines the Parties' intended general split of responsibilities between Licensee and Licensor with respect to Licensor Technology, delivered in accordance with
Section 4.1:


                  LICENSOR RESPONSIBILITY                                       LICENSEE RESPONSIBILITY
------------------------------------------------------------    ---------------------------------------------------------
Provision of documentation for current and future               Creation and maintenance of a Licensee technology
technology                                                      group, comprising appropriately skilled individuals

Provision of new, improved and upgraded technology              Licensee to provide its own technical support team, to
                                                                be trained by Licensor

Provision of training to appropriately qualified Licensee       Produce localization and customizations of games and
staff                                                           technology for the U.S. market

24hr support for emergency or operationally critical issues

Timely support of technology delivered to Licensee and          Documented requests for modifications and improvements
code modifications requested by Licensee                        to Licensor Technology

DOCUMENTATION
-------------

         Licensor will deliver documentation for all technology delivered to Licensee. This documentation shall include, but not be limited to, a description of each component or module of the products, source code, and a complete set of API's (Application Programming Interfaces) for each component or module. The API's will be complete and detailed enough so that a reasonably skilled software programmer would be able to write a replacement component or module and have it interface and communicate with all the other necessary parts of the system, without any undue difficulty.

RESPONSE TIME
-------------

         Licensor will respond immediately (defined as within a reasonable time based upon the priority of the deficiency or failure to perform the support role by Licensor) with support to Licensee if a problem occurs which significantly affects the performance of services to Licensee's customers or partners, and where Licensee personnel cannot reasonably solve such problem in a timely manner. Licensor agrees that such problems can occur without prior warning, and consequently cannot expect Licensee to give advance notice thereof. Licensor will make its best efforts to solve the problem, even to the extent of sending personnel to the Licensee facility, if necessary.

         If Licensee requests an improvement, extension, or modification to the Licensor Technology which is not practical for Licensee to implement, Licensor agrees to make such modifications in a timely fashion and at a cost at no more than its standard rate. The schedule will be worked out in good faith between Licensor and Licensee and will be based upon a high priority requirement, if so deemed by Licensee.

               EXHIBIT D TO AMENDED AND RESTATED LICENSE AGREEMENT

                                ESCROW AGREEMENT

                     (See Exhibit G to the Merger Agreement)
                                ----------------

               EXHIBIT E TO AMENDED AND RESTATED LICENSE AGREEMENT

                CERTAIN SUBLICENSES AND THIRD PARTY ARRANGEMENTS
                ------------------------------------------------

To be updated by the parties upon the Effective Date to reference that certain Commercial Arrangement among Licensee, Licensor and AT&T.

EXHIBIT D TO MERGER AGREEMENT
















                              AMENDED AND RESTATED

                        TERMINATION AND LICENSE AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE



1.       DEFINITIONS..........................................................2

2.       TERMINATION OF KNOW-HOW AGREEMENT....................................4

3.       WAIVER AND RELEASE...................................................5

4.       LICENSE GRANT........................................................6

5.       PAYMENTS.............................................................8

6.       TAXATION.............................................................9

7.       INTELLECTUAL PROPERTY RIGHTS........................................10

8.       CONFIDENTIALITY.....................................................13

9.       INDEMNIFICATION.....................................................14

10.      DISCLAIMER..........................................................15

11.      LIMITATION OF LIABILITY.............................................15

12.      TERM AND TERMINATION................................................15

13.      GENERAL PROVISIONS..................................................17

EXHIBIT A  INTERACTIVE FIELD OF USE.........................................A-1

EXHIBIT B  LICENSED PATENTS.................................................B-1

EXHIBIT C  THIRD PARTY LICENSES.............................................C-1

EXHIBIT D  LITIGATION.......................................................D-1

                              AMENDED AND RESTATED
                        TERMINATION AND LICENSE AGREEMENT


         This Amended and Restated Termination and License Agreement ("AGREEMENT"), dated as of May 31, 2001, is between Two Way TV Limited ("LICENSEE"), a corporation organized under the laws of England and Wales, having its principal office at Beaumont House, Kensington Village, Avonmore Road, London, England W14 8TS, and Two Way TV (US), Inc., ("Licensor"), a Delaware corporation having its principal office at 300 De Haro Street, Suite 342, San Francisco, California 94103, U.S.A. (hereinafter collectively referred to as the "PARTIES" and individually as a "PARTY").

                                    RECITALS

         A. Licensee and Interactive Network, Inc., a California corporation ("IN"), previously entered into that certain Termination and License Agreement, dated as of January 31, 2000 (the "ORIGINAL LICENSE AGREEMENT").

         B. Pursuant to an Agreement and Plan of Reorganization among Licensor, Licensee and IN, dated May 31, 2001 (the "REORGANIZATION AGREEMENT"), the parties agreed to merge IN into Licensor, and to amend and restate the Original License Agreement in accordance with the terms hereof.

         ACCORDINGLY, in consideration of the mutual covenants and promises contained herein, the Parties agree to amend and restate the Original License Agreement as follows:

1.       DEFINITIONS.
         -----------

         1.1 "APPLICABLE LAW" shall mean, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

         1.2 "ASSOCIATED AGREEMENTS" shall mean the Reorganization Agreement and the Branding Agreement, Escrow Agreement, Stockholders Agreement and Investor Rights Agreement, all of even date herewith, among Licensor and Licensee and the other parties named therein.

         1.3 "CONFIDENTIAL INFORMATION" shall mean information or materials disclosed to a Party by another Party that are marked as "Confidential" or "Proprietary" or, if disclosed orally, identified as such at the time of disclosure and reduced by the disclosing Party to written form marked "Confidential" or "Proprietary" within twenty (20) days after oral disclosure.

         1.4 "COSTS" shall mean, subject to Section 5.5 ("Gross Profits Calculation"), the direct variable costs incurred by Licensee and Licensee's Subsidiaries in connection with their commercial manufacture, sale and promotion of the Two Way System and related products and services in the Interactive Field of Use excluding any amount attributable to Licensee's or Licensee's

Subsidiaries' overhead expenses and, for the avoidance of doubt, such direct variable costs (a) shall include (i) personnel salaries for sales department employees (excluding executives), sales commissions paid to such employees, costs incurred by such employees in their sales efforts (including telephone, travel and entertainment costs), (ii) advertising and promotion costs for the Two Way System, (iii) royalties paid to third parties where necessary to exploit the Two Way System (which, for the avoidance of doubt, may include royalties payable for programming content used but shall not include royalties payable under this Agreement), and (iv) product packaging, insurance and shipping costs for the Two Way System products; but (b) shall exclude (i) all other salaries, benefits, and costs associated with other personnel (including, without limitation, executives, directors, and personnel engaged in development and support), (ii) all costs associated with the personnel, administration, customer service, operations and all other departments, (iii) all general and administrative costs, including without limitation, rent, utilities, legal fees, business insurance, the costs of maintaining financial reporting systems and preparing financial accounts, (iv) costs associated with the technical development of the Two Way System and related programs, content and services, and (v) income tax and any other tax or duty (including, without limitation, income tax credits carried over from prior periods). Notwithstanding the foregoing, "Costs" shall exclude all costs of any nature incurred by or on behalf of Licensee and Licensee's Subsidiaries in connection with Licensor or in connection with performing its or their obligations under the North American License Agreement.

         1.5 "EFFECTIVE DATE" means the date of Closing, as defined in the Reorganization Agreement.

         1.6 "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

         1.7 "GROSS PROFITS" shall mean, subject to Section 5.5 ("Gross Profits Calculation"), the total Revenues accrued during that period less Costs incurred during that period.

         1.8 "INTERACTIVE FIELD OF USE" shall mean the interactive television products and services market as further described in EXHIBIT A hereto.

         1.9 "KNOW-HOW LICENSE" shall mean the Know-How License between Licensee and IN dated September 29, 1992.

         1.10 "LICENSED PATENTS" shall mean the specific patents set forth in EXHIBIT B and any continuations, divisionals, continued prosecution applications, reissues, and reexaminations thereof (but excluding any continuations in part and new inventions).

         1.11 "NORTH AMERICAN LICENSE AGREEMENT" shall mean the Amended and Restated License Agreement between Licensee and Licensor dated as of the date hereof.

         1.12 "PERSON" shall mean a natural individual, Governmental Authority, legal entity, partnership, firm, corporation or other association.

         1.13 "PROPRIETARY RIGHTS" shall mean, collectively, Patents, Trade Secrets, Copyrights, moral rights, rights in trade dress, and all other intellectual property rights and proprietary rights, excluding trademarks, whether arising under the laws of the United States or any other state, country

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or jurisdiction in each case now existing or hereafter developed during the term of this Agreement. For purposes of this Agreement: (a) "PATENTS" shall mean all patent rights and all right, title and interest in all letters patent or equivalent rights throughout the world; (b) "TRADE SECRETS" shall mean all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; and (c) "COPYRIGHTS" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world, and all right, title and interest in related applications and registrations throughout the world.

         1.14 "REVENUE" shall mean, subject to Section 5.5 ("Gross Profits Calculation"), all the revenue (excluding all taxes or duties in the nature of purchase, service, sales, excise or value added taxes but not excluding income tax payable on such revenue) accrued by Licensee and Licensee's Subsidiaries arising from the establishment, operation, development, commercial exploitation, promotion and sale of the Two Way System and associated products and services and from any other business activity conducted by or for Licensee and/or its Subsidiaries in the Interactive Field of Use (including without limitation such activities as entering licensing arrangements with third parties), including without limitation:

                  (a) any royalties or other fees Licensee and its Subsidiaries receive from any joint venturer or sublicensee (other than Licensor) which is responsible for the establishment, operation, development, commercial exploitation, promotion and/or sale of the Two Way System and related products and services; and

                  (b) revenue received by Licensee and its Subsidiaries arising from the sale of hardware relating to the Two Way System or the provision of services in connection with the Two Way System but EXCLUDING interest received on investments and dividends issued on shares held in Subsidiaries (whether paid in the form of shares or cash). Notwithstanding the foregoing, "Revenues" shall EXCLUDE all revenues accrued by Licensee and Licensee's Subsidiaries directly from Licensor or in connection with performing its or their obligations under the North American License Agreement.

         1.15 "SUBSIDIARY," with respect to a Party, shall mean any corporation, partnership or other entity, ten percent (10%) or more of whose shares or ownership interests entitled to vote for the election of directors (other than any shares whose voting rights are subject to restriction) or, in the case of a noncorporate entity, the equivalent interests, are owned or controlled by such party, directly or indirectly, now or hereafter, but such corporation, partnership or other entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists. Notwithstanding the foregoing, for purposes of this Agreement, Licensor shall not be deemed to be a "Subsidiary" of Licensee.

         1.16 "TERRITORY" shall mean all countries and jurisdictions of the world excluding the United States of America and all its territories and Canada, subject to the provisions of Section 7.8 ("Additional Patent Filings").

         1.17 "TWO WAY SYSTEM" shall mean Licensee's interactive television system that operates on digitally based platforms and/or devices and is capable of delivering simultaneous services across multiple networks.

2.       TERMINATION OF KNOW-HOW AGREEMENT.
         ---------------------------------

         Licensee and Licensor (as successor to IN) hereby confirm the termination of the Know-How License, effective as of January 31, 2000, subject to the following terms and conditions:

         2.1 SURVIVING OBLIGATIONS.

                  (a) Neither Party will have any further obligation to the other Party except that the definitions and the following provisions of the Know-How License shall survive: (i) Section 7 ("Confidentiality") shall remain in effect with respect to disclosures made in connection with the Know-How License prior to January 31, 2000; (ii) Section 3 ("Royalty") shall remain in effect with respect to any royalties owed to IN through January 31, 2000; and
(iii) Section 4 ("Records and Reports"), excluding Section 4.2, shall remain in effect until January 31, 2003.

                  (b) Notwithstanding the foregoing, Licensee hereby acknowledges that Licensor delivered to Licensee prior to the date of this Agreement a financial statement and report setting forth in detail the calculation of Licensee's Gross Profits (as defined in the Know-How License) in each relevant country and the royalties owed (or not owed, as the case may be) to Licensor under the Know-How License through the date of such report, accompanied, if applicable, by a check in U.S. dollars drawn on a U.S. bank for royalties owed. Licensor shall, within one hundred twenty (120) days of receipt of such report (and check, if applicable), notify Licensee in writing that it accepts and approves such report or, in the alternative, wishes to exercise its audit rights under surviving Section 4.3 of the Know-How License. If Licensor so approves such report, Sections 3 ("Royalty") and 4 ("Records and Reports") of the Know-How License shall terminate and have no further force and effect.

         2.2 NO LICENSE. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Agreement, effective as of January 31, 2000, neither Party shall have any license under or other rights to use any of the other Party's Know-How, Patents, Copyrights (as such terms are defined under the Know-How License) or any other technology or proprietary rights under the Know-How License.

         2.3 COSTS OF TERMINATION. Each Party is responsible for its own expenses incurred in connection with termination of the Know-How License.

         2.4 PUBLIC ANNOUNCEMENT. Neither Party shall make a public announcement with respect to termination of the Know-How License or the terms and conditions of this termination provision, except as required by law or to fulfill government filing or regulatory body or stock exchange requirements and except as set forth in Section 13.9 ("Announcement").

3.       WAIVER AND RELEASE.
         ------------------

         3.1 RELEASE. Effective as of January 31, 2000, each Party, on behalf of itself and its parents, subsidiaries, affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, licensees, sublicensees, successors and assigns, hereby irrevocably releases and forever discharges the other Party and its parents, subsidiaries, affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, licensees, sublicensees, successors and assigns of and from any and all claims, counterclaims, demands, actions, causes of action, damages, liabilities, losses, payments, obligations, costs and expenses (including, without limitation, attorneys' fees and costs) of any kind or nature, past, present or future, fixed or contingent, direct or indirect, in law or equity, several or otherwise, known or unknown, suspected or unsuspected, that arise from or relate in any way to any act prior to January 31, 2000 with respect to the Know-How License. The foregoing release is expressly intended to cover and include, without limitation, all claims, past, present or future, known or unknown, suspected or unsuspected, which can or may ever be asserted by successors or otherwise, as the result of the matters herein released, or the effects or consequences thereof. The foregoing release shall not apply to the Parties' obligations required to be performed under this Agreement, including without limitation the Parties' continuing obligations set forth in Section 2.1 ("Surviving Obligations").

         3.2 WAIVER. Effective as of January 31, 2000, each Party, on behalf of itself and its parents, subsidiaries, affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, licensees, sublicensees, successors and assigns, hereby irrevocably and forever waives all rights such Party may have arising under California Civil Code Section 1542 (or any analogous requirement of law), with respect to the foregoing release. Each Party understands that Section 1542 provides that:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.


         Each Party acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code
Section 1542 and other requirements of law.

         3.3 NO ADMISSION. This Agreement is entered into in order to compromise and settle disputed claims, without any concession or admission by either Party, and without any acquiescence on the part of either Licensor or Licensee as to the merit of any claim, defense, affirmative defense, counterclaim, liabilities or damages related to the Know-How License. Neither this Agreement nor any part thereof shall be, or be used as, an admission of infringement or liability by anyone, at any time for any purpose.

         3.4 FURTHER ASSURANCES. Each Party shall take all such actions and steps as are necessary to complete the transactions contemplated by this Section 3 ("Waiver and Release").

4.       LICENSE GRANT.
         -------------

         4.1 PATENT LICENSE. Subject to all the terms and conditions of this Agreement, Licensor hereby grants to Licensee a royalty-bearing, non-transferable (except as provided in Section 13.2 ("Assignment") license, under the Licensed Patents, until the date of expiration of the last claim of the last unexpired patent among the Licensed Patents, (subject to termination under Section 12 ("Term and Termination")), in the Territory, to:

                  (a) Make, have made for Licensee (which terms shall include the acts of assembling and/or testing), use, sell, offer for sale, operate, lease or otherwise dispose of products and services embodying the inventions described in the Licensed Patents as part of the Two Way System in the Interactive Field of Use; and

                  (b) Sublicense any of the foregoing rights in subsection (a) on a non-exclusive or (subject to the third-party rights and licenses under the Licensed Patents existing as of the Effective Date as set forth in EXHIBIT C) exclusive basis to Licensee's Subsidiaries and other third parties in the Territory, provided that the other terms and conditions of such sublicense are consistent with and no less restrictive than the terms and conditions of this Agreement (including, without limitation, consistent with the territorial limitations and the prohibition on further sublicensing), provided further than any such sublicense (or amendment or extension thereof) shall be subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld, and provided further that this right to sublicense shall terminate immediately and automatically upon any conversion of the license grant in this
Section 4.1 ("Patent License") from exclusive to non-exclusive in accordance with the terms hereof. This right to sublicense shall not include the right of any sublicensee to grant further sublicenses. By way of example but not limitation, Licensor may reasonably withhold approval of any sublicense if the sublicense is unlikely to generate any significant income for Licensor.

The foregoing license shall be EXCLUSIVE, subject to Section 7.8 ("Additional Patent Filings") and to the third-party licenses under the Licensed Patents existing as of the Effective Date as set forth in EXHIBIT C. Notwithstanding the foregoing, Licensee acknowledges that the licenses granted under the North American License Agreement may extend incidentally outside of the Territory as described in Section 2.3 ("Territorial Considerations") of the North American License Agreement, which shall not be deemed an infringement of Licensee's rights or a breach of Licensor's representations and warranties hereunder. No other rights (including without limitation any implied rights or licenses) to the Licensed Patents or any other Proprietary Rights of Licensor are granted to Licensee by Licensor. Licensor shall have no obligation to license to Licensee any of its future technology or (except as specifically provided in Section 7.8 ("Additional Patent Filings")) Proprietary Rights developed or coming into existence after the Effective Date.

         4.2 MINIMUM PAYMENT OBLIGATION. For the effective term of this Agreement, Licensee agrees to pay to Licensor minimum annual royalties pursuant to Section 5.1 ("Royalties") of no less than (a) $250,000 ("INITIAL THRESHOLD AMOUNT") plus eight percent (8%) of the Initial Threshold Amount (i.e. $250,000 + [$250,000 X 8%] = $270,000) for the period commencing on the Effective Date and ending on January 31, 2002 (such minimum payment amount referred to as the "THRESHOLD AMOUNT"), provided that for the period commencing on the Effective Date and ending on January 31, 2002, the Threshold Amount shall be multiplied by the number of days between the Effective Date and January 31, 2002 and divided by 365; and (b) for each one (1) year period thereafter, 108% of the Threshold Amount of the immediately preceding one (1) year period (or such shorter preceding period as set forth in clause (a)). By way of example but not limitation, in the event that the annual royalties paid to Licensor pursuant to
Section 5.1 ("Royalties") do not equal or exceed $314,928 for the one (1) year period ending on January 31, 2004, Licensee shall "gross up" the royalties paid (i.e. pay to Licensor the difference between $314,928 and the royalties paid pursuant to Section 5.1) such that Licensor receives no less than $314,928 for such measuring year. Payment by Licensee of royalties pursuant to Section 5.1 ("Royalties") in excess of the minimum annual royalty amounts required by this
Section 4.2 shall not reduce or increase any future minimum payment owed to Licensor under this provision. The Royalty Payment obligations under Section 4.2 of the Original License Agreement shall survive with respect to amounts accrued thereunder prior to the Effective Date of this Agreement. Notwithstanding anything to the contrary herein, in no event shall any payments under this Agreement be duplicative with any payments under the Original License Agreement. On Licensee's material breach of this Section 4.2 ("Minimum Payment Obligation"), Licensor shall have the right to (x) exercisable on delivery of written notice thereof to Licensee, convert to nonexclusive the licenses granted under Section 4.1 ("Patent License") or (y) exercise its right to terminate this Agreement in accordance with Section 12.2 ("Termination on Material Breach by Licensee").

         4.3 SUBLICENSES. Licensee shall monitor the operations of its sublicensees in connection with the obligations of Licensee and each sublicensee pursuant to this Agreement. Licensee shall take all reasonable steps to ensure that its sublicensees comply fully with such their obligations under their sublicense agreements. Licensee shall promptly inform Licensor of the name and address of each of its sublicensees sublicensed under this Agreement. Upon termination of this Agreement or conversion of the license grants in Section 4.1 ("Licensor License") from exclusive to nonexclusive in accordance with the terms hereof, any sublicenses granted by Licensee hereunder shall also terminate in accordance with Section 12.4(b)(i). This Section 4.3 ("Sublicenses") shall not apply to those arrangements described in the last sentence of the first paragraph of Section 4.1(b) herein.

         4.4 DELIVERY. Licensor shall deliver to Licensee, as soon as reasonably practicable after the Effective Date and to the extent not previously delivered, a photocopy of each Licensed Patent and, if Licensee initially brings suit for patent infringement or informs Licensor in good faith that it intends to bring suit against a suspected third-party infringer in accordance with Section 7.5 ("Enforcement in the Territory"), such records related to filings and approvals thereof and related relevant documents as may be necessary to assist Licensee in its legal proceedings, unless Licensor is under legal or contractual obligation not to disclose any such records, to be delivered at Licensee's expense.

         4.5 SUPPORT. Licensor shall have no training, maintenance or support obligations under this Agreement.

5.       PAYMENTS.
         --------

         5.1 ROYALTIES. In consideration for the licenses granted hereunder and for the convenience of the Parties and to avoid administrative costs and inconvenience, Licensee agrees to pay to Licensor a royalty of (a) three percent (3%) of all worldwide Gross Profits of Licensee and Licensee's Subsidiaries (subject to Section 5.5 ("Gross Profits Calculation")) through January 31, 2005 and (b) two and a half percent (2.5%) of all worldwide Gross Profits of Licensee and Licensee's Subsidiaries (subject to Section 5.5 ("Gross Profits Calculation")) thereafter. The obligation to pay royalties under this Agreement shall terminate on the sooner of (i) December 31, 2015 or (ii) the date of expiration of the last claim of the last unexpired patent among the Licensed Patents filed in the Territory.

         5.2 PAYMENT AND REPORTS. All royalties payable under Section 5.1 ("Royalties") shall be payable quarterly within thirty (30) days after the end of each calendar quarter. On or before the date of such payment Licensee shall send to Licensor a report describing in detail the basis for its payment calculation. Late payments shall incur interest at the rate of one and a half percent (1.5%) per month from the date such payments were originally due, or the maximum amount permitted under Applicable Law, whichever is less.

         5.3 CURRENCY. All payments made hereunder shall be free and clear of all deductions, withholding taxes or other charges, except as provided in
Section 6 ("Taxation"), and shall be made by Licensee in U.S. dollars by wire transfer to a bank account(s) designated by Licensor, unless otherwise mutually agreed upon. Any currency conversion required in connection with payment to Licensor shall be at the rate received by Licensee at the time of such payment from the bank it utilizes to make such payment.

         5.4 AUDIT. Licensor shall have the right, at its own expense, upon reasonable notice and at reasonable times, but not more than once each calendar year, to inspect, through an independent auditor Licensee's records for the purpose of verifying the accuracy of Licensee's calculations of fees payable hereunder. Should Licensee's calculations be more than five percent (5%) less than such auditor's calculations, Licensee shall be responsible for the reasonable expenses of such audit. Licensee shall keep correct and complete records showing Licensee's and Licensee's Subsidiaries' products, services and technology sold, distributed, licensed or otherwise disposed of in connection with the licenses and sublicenses granted herein and the calculation of Gross Profits in sufficient detail to enable the fees payable to Licensor to be determined. Licensee shall not include in its calculations of Gross Profits any revenues received from Licensor or any costs incurred by or on behalf of Licensee or Licensee's Subsidiaries related to Licensor (including, without limitation, any costs incurred by or on behalf of Licensee and Licensee's Subsidiaries in connection with providing support services to Licensor or any costs associated with negotiating the Associated Agreements). Such records shall be maintained for a period of at least five (5) years after the date when payment is due by Licensee.

         5.5 GROSS PROFITS CALCULATION. The following rules shall apply to the calculation of Gross Profits under this Agreement:

                  (a) Gross Profits shall be calculated on an entity-by-entity basis (i.e., Gross Profits shall be calculated separately for Licensee and for each Licensee Subsidiary).

                  (b) A loss (i.e. a negative number resulting from the calculation of Gross Profits) for one entity may not be offset against or deducted from profits (i.e. a positive number resulting from the calculation of Gross Profits) for any other entity.

                  (c) In calculating the Gross Profits for each Licensee Subsidiary, the Costs incurred and Revenues accrued by a Subsidiary shall be calculated on a pro-rata basis taking into consideration the ownership or equivalent economic interest of Licensee. By way of example but not limitation, if Licensee owns sixty percent (60%) of a Licensee Subsidiary, the Costs and Revenues of such Subsidiary shall be multiplied by sixty percent (60%) to determine the amount of Gross Profits of such Subsidiary on which the royalty payable to Licensor hereunder shall be based.

                  (d) In calculating the Gross Profits for Licensee, the Costs incurred and Revenues accrued by Licensee in connection with transactions with a Licensee Subsidiary shall be counted in full.

6.       TAXATION.
         --------

         6.1 WITHHOLDING TAX. If required by Applicable Law, Licensee may withhold income tax from any payment to Licensor. In the case of such withholding, Licensee shall: (i) without delay, pay the withheld tax to the appropriate tax office and furnish Licensor with appropriate evidence of the tax payment and (ii) increase the amount payable by Licensee to Licensor hereunder to such amount which, after making all required withholdings or deductions of withholding taxes therefrom, will equal the amount payable hereunder had no such withholdings or deductions been required. Licensee shall indicate on each statement the amount of payment thereunder which represents Licensee's gross-up to cover required withholding taxes, if any. Should Licensor be able, within the maximum period allowable by law, to utilize as a tax credit an amount which has been paid by Licensee for such withholding taxes, Licensor will notify Licensee of the amount which it is able to utilize as a tax credit and Licensee may deduct such amount from future payments owed to Licensor.

         6.2 OTHER TAXES. Licensee shall bear all sales, use and other governmental taxes or transaction charges imposed in any jurisdiction which arise in connection with the delivery or use of the Licensed Patents, or the use, manufacture or sale of products and services under its licenses (and sublicenses) hereunder. The Parties will make reasonable commercial efforts to cooperate as necessary to take advantage of such double taxation treaties as may be available and to minimize the amount of taxes (including without limitation withholding taxes) owed by either Party in connection with this Agreement.

7.       INTELLECTUAL PROPERTY RIGHTS.
         ----------------------------

         7.1 LICENSOR RIGHTS. As between the Parties, except for and to the extent of the express licenses granted herein, Licensor and its licensors shall retain and own all right, title and interest in and to the Licensed Patents and all Proprietary Rights thereto.

         7.2 MARKING REQUIREMENT. Licensee shall, and agrees to require its sublicensees to, mark all products made, used or sold under the terms of this Agreement, or their containers, in full compliance with the patent marking provisions of the intellectual property laws of the applicable countries in the Territory.

         7.3 NOTICE OF THIRD PARTY INFRINGEMENT. If either Party becomes aware of any product, service or activity of any third party that involves actual or suspected infringement or violation of any Licensed Patent(s) in the Territory, whether or not subject to an exclusive license grant hereunder, such Party shall promptly notify the other Party in writing of such infringement or violation. Each Party shall keep the other Party apprised of the actions such Party takes in accordance with Section 7.5 ("Enforcement in the Territory").

         7.4 MAINTENANCE IN THE TERRITORY. Licensor shall have the responsibility for maintaining the Licensed Patents licensed hereunder in the jurisdictions within the Territory where such patents have issued. All future costs and government charges incurred by Licensor in connection with the maintaining of the Licensed Patents in the Territory (including without limitation the costs of all interferences and opposition) shall be borne by Licensee, so long as the licenses granted to Licensee herein are exclusive.

         7.5 ENFORCEMENT IN THE TERRITORY. In the event that Licensee provides notice to Licensor in accordance with Section 7.3 ("Notice of Third Party Infringement"), the Parties agree that during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither will notify the suspected infringer of the alleged infringement without first obtaining the consent of the other Party, which consent shall not be unreasonably denied, and that Licensor will take appropriate action with respect to the suspected infringer, including sending a demand letter, if necessary, within thirty (30) days of the date it receives notice from Licensee. Both Parties shall use their reasonable efforts in cooperation with each other to terminate any such suspected or actual infringement without litigation. If such efforts fail, Licensee may request in writing that Licensor take legal action against the infringement, and if the infringing activity has not ceased within ninety (90) days following the effective date of such request, Licensor shall have the right to either commence suit or refuse to participate in such suit; and Licensor shall give notice of its election in writing to Licensee within one hundred
(100) days of receipt of Licensee's written request. Licensee may thereafter bring suit for patent infringement at its own expense if and only if Licensor elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement under the Licensed Patent at issue. In such event, Licensee shall have the sole control and decision-making authority with respect to defending and enforcing the Licensed Patent solely in connection with such suit and further provided that Licensor does not thereafter join such suit. If Licensee elects to bring suit in accordance with this Section 7.5 ("Enforcement in the Territory"), Licensor may thereafter join such suit at its own expense. Any such legal action as is decided upon shall be at the expense of the Party on account of whom suit is brought and all recoveries recovered thereby shall belong to such Party, provided, however, that any legal action decided upon by Licensee and Licensor and fully participated in by both shall be at the joint expense of both Parties and all recoveries shall be allocated in the following order: (i) to each Party, reimbursement of costs and fees of outside attorneys and other related expenses to the extent each Party paid for such costs, fees, and expenses; and (ii) any remaining amount shall be allocated as follows: to Licensor, all settlement amounts, licenses, damages, and other recoveries based on infringement through January 31, 2000, if any; and to Licensee, all settlement amounts, licenses, damages, and other recoveries based on infringement after January 31, 2000, if any; or, if the remaining amount is insufficient to cover both, the Parties will share jointly in proportion to the amount of such recoveries such Party would otherwise be entitled to receive. Each Party agrees to cooperate with the other in legal proceedings instituted hereunder but at the expense of the Party on account of whom suit is brought. Such legal proceedings shall be controlled by the Party bringing the action, except that Licensor may be represented by counsel of its choice in any action brought by Licensee. Licensee shall have no right to bring suit against any suspected or alleged infringer during the period and in a jurisdiction where Licensee does not have exclusive rights under this Agreement under the Licensed Patent at issue, unless the Parties agree otherwise. Licensor shall not grant any licenses to any Licensed Patent as part of any settlement under this Section 7.5 without obtaining Licensee's prior written consent, which consent shall not be unreasonably withheld.

         7.6 LICENSOR WARRANTY. Licensor represents and warrants that, as of the Effective Date:

                  (a) other than the third-party licenses set forth in EXHIBIT C and the rights granted therein, it and its licensors are the sole and rightful owners of all right, title and interest in and to the Licensed Patents and it has the unrestricted right to license the Licensed Patents in the jurisdictions of the Territory where the Licensed Patents have issued, including the right to grant the licenses granted to Licensee hereunder in such jurisdictions;

                  (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement is valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws);

                  (c) to the best of its knowledge, other than as set forth in EXHIBIT D attached hereto, (a) no unresolved claims have been made in respect of the Licensed Patents and no demands of any third party have been made pertaining to them, and (b) no proceedings have been instituted or are pending or threatened that challenge the rights of Licensor in respect thereof;

                  (d) the patents set forth in EXHIBIT B comprise all of Licensor's patents in the Interactive Field of Use issued in the Territory as of the Effective Date;

                  (e) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within the United States to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement; and

                  (f) there are no (A) non-governmental third parties or (B) governmental or regulatory entities in the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by Licensor for the consummation of the transaction contemplated hereunder.

         7.7 NO WARRANTY OF VALIDITY. Nothing in this Agreement shall be construed as (a) a warranty or representation by Licensor as to the validity of any Licensed Patent or (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license to the Licensed Patents is or will be free from infringement of patents of third parties.

         7.8 ADDITIONAL PATENT FILINGS. Licensee understands and acknowledges that, notwithstanding the geographical scope of the definition of "Territory" and the license granted by Licensor in Section 4.1 ("Patent License"), as of the Effective Date Licensor has not filed for patent protection of the inventions claimed in the Licensed Patents in jurisdictions in the Territory other than as listed in EXHIBIT B (such jurisdictions where patents on the same inventions claimed in the Licensed Patents have not issued are referred to hereinafter as "NEW JURISDICTIONS").

                  (a) Licensee Filing Request. In the event that, after the Effective Date, Licensee wishes to obtain patent protection in a New Jurisdiction where Licensee plans to practice an invention covered by a Licensed Patent and delivers written notice thereof to Licensor, including the specific Licensed Patent(s) describing the invention for which Licensee requests protection, then Licensor shall, at Licensee's expense, apply for patent registration of such Licensed Patent(s) in the New Jurisdiction. If a patent issues on such patent filing in the New Jurisdiction, and provided Licensee has reimbursed Licensor in full for all the expenses of such patent prosecution process, such patent shall be deemed included in the definition of "Licensed Patents" and incorporated in this Agreement effective as of the date such patent issues in the New Jurisdiction, subject to all the terms and conditions hereof.

                  (b) Licensor Filing Notification. In the event that, after the Effective Date, Licensor wishes to apply for patent registration of any Licensed Patent in a New Jurisdiction, Licensor shall deliver written notice thereof to Licensee and Licensee shall have thirty (30) days after receipt of such notice to notify Licensor that (i) Licensee will bear all costs of such patent prosecution effort (i.e. all patent filing and related expenses) or (ii) Licensee is not interested in paying for such costs. If Licensee elects the former option (i.e. to bear all costs), Licensor shall, at Licensee's expense, apply for patent registration of such Licensed Patent in the New Jurisdiction. If a patent issues on such patent filing in the New Jurisdiction, and provided Licensee has reimbursed Licensor in full for all the expenses of such patent prosecution process, such patent shall be deemed included in the definition of "Licensed Patents" and incorporated in this Agreement effective as of the date such patent issues in the New Jurisdiction, subject to all the terms and conditions hereof. If Licensee elects not to pay the costs of patent prosecution or fails to elect either option within the time allotted, then (i) Licensor shall have the right to, at Licensor's expense, apply for patent registration of such Licensed Patent in the New Jurisdiction, (ii) Licensee shall have no license or other rights to any resulting issued patent in the New Jurisdiction,
(iii) such New Jurisdiction shall be removed from the definition of "Territory" hereunder, and (iv) Licensor shall have the exclusive right to exploit, license and otherwise dispose of such patent in the New Jurisdiction.

8.       CONFIDENTIALITY.
         ---------------

         8.1 NON-DISCLOSURE; NON-USE. Except as expressly authorized between the Parties, (including, without limitation, the exercise of the rights granted to a Party under this Agreement), each Party agrees not to disclose, use or permit the disclosure or use by others of any other Party's Confidential Information, unless and to the extent such Confidential Information (i) becomes a matter of public knowledge through no action or inaction of the Party receiving the Confidential Information, (ii) was in the receiving Party's possession before receipt from the Party providing such Confidential Information under no duty of Confidentiality, (iii) is rightfully received by the receiving Party from a third party without any duty of confidentiality, (iv) is disclosed to a third party by the Party providing the Confidential Information without a duty of confidentiality on the third party, (v) is disclosed with the prior written approval of the Party providing such Confidential Information, or (vi) is independently developed by employees, agents or subcontractors of the receiving Party who had no access to and without any use of the other Party's Confidential Information. Information shall not be deemed to be available to the general public for the purpose of exclusion (ii) above with respect to each Party (x) merely because it is embraced by more general information in the prior possession of recipient or others, or (y) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

         8.2 CARE OF CONFIDENTIAL INFORMATION. In furtherance, and not in limitation of the foregoing Section 8.1 ("Non-disclosure; Non-use"), each Party agrees to do the following with respect to any such other Party's Confidential
Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that Party exercises to safeguard the confidentiality of its own similar information, (ii) restrict disclosure of such information to those of its employees, agents and Subsidiaries who have a "need to know", and (iii) instruct and require such employees, agents and Subsidiaries to maintain the confidentiality of such information and not to use such information except as expressly permitted herein. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials of any other Party.

         8.3 TERMS OF AGREEMENT. The foregoing confidentiality obligations shall also apply to the terms and conditions of this Agreement.

         8.4 REQUIRED DISCLOSURE. The obligations under this Section 8 ("Confidentiality") shall not prevent the Parties from disclosing the Confidential Information or the terms of this Agreement to its legal and financial advisors, subject to confidentiality provisions no less restrictive than those contained herein, or to any government agency, regulatory body or stock exchange authorities as required by law (provided that the Party intending to make such disclosure in such circumstances has given prompt notice to the Party providing such Confidential Information prior to making such disclosure so that such Party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates fully with such other Party in seeking such order or remedy) or as required to fulfill government filing or regulatory body or stock exchange requirements.

         8.5 TERM OF CONFIDENTIALITY. The obligations under this Section 8 ("Confidentiality") shall apply with respect to any Confidential Information for a period of ten (10) years from the date of disclosure of such Confidential Information to the receiving Party, unless, with respect to any particular Confidential Information, the providing Party in good faith notifies the receiving Party that a longer period shall apply, in which case the obligations under this Section 8 ("Confidentiality") with respect to such Confidential Information shall apply for such longer period. Notwithstanding the foregoing, the obligations under this Section 8 ("Confidentiality") with respect to information that constitutes a Trade Secret will continue until the information no longer constitutes a Trade Secret.

9.       INDEMNIFICATION.
         ---------------

         9.1 LICENSEE INDEMNIFICATION. Licensee shall defend, indemnify and hold harmless Licensor and its officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against Licensor based on the manufacture or sale of products or services by Licensee or Licensee's sublicensees including, but not limited to, actions founded on product liability. The indemnification obligation herein is contingent upon (i) Licensor giving prompt written notice to Licensee of any such claim, (ii) Licensor allowing Licensee to control the defense and settlement of any such claim, and
(iii) Licensor fully assisting, at Licensee's expense, in the defense; provided, however, that without relieving Licensee of its obligations hereunder or impairing Licensee's right to control the defense of settlement thereof, Licensor may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of Licensor unless (a) the employment of counsel by Licensor has been authorized in writing by Licensee, (b) Licensor shall have reasonably concluded that there exists a material conflict of interest between Licensor and Licensee in the conduct of the defense of such claim (in which case Licensee shall not have the right to control the defense or settlement of such claim on behalf of Licensor) or (c) Licensee shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of Licensee.

         9.2 LICENSOR INDEMNIFICATION. Licensor shall defend, indemnify and hold harmless Licensee and its officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against Licensee based on a breach by Licensor of its representations or warranties in Section 7.6 ("Licensor Warranty"). The indemnification obligation herein is contingent upon (i) Licensee giving prompt written notice to Licensor of any such claim, (ii) Licensee allowing Licensor to control the defense and settlement of any such claim, and (iii) Licensee fully assisting, at Licensor's expense, in the defense; provided, however, that without relieving Licensor of its obligations hereunder or impairing Licensor's right to control the defense or settlement thereof, Licensee may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of Licensee unless (a) the employment of counsel by Licensee has been authorized in writing by Licensor, (b) Licensee shall have reasonably concluded that there exists a material conflict of interest between Licensor and Licensee in the conduct of the defense of such claim (in which case Licensor shall not have the right to control the defense or settlement of such claim on behalf of Licensee) or (c) Licensor shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of Licensor.

10.      DISCLAIMER.
         -----------

         EXCEPT AS EXPRESSLY WARRANTED IN SECTION 7.6 ("LICENSOR WARRANTY"), LICENSOR MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING ANY PROPRIETARY RIGHTS, LICENSED PATENTS, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT OR AS TO ANY OTHER MATTER, IN FACT OR BY OPERATION OF LAW, AND LICENSOR HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. Each Party acknowledges that its willingness to grant such rights as it grants to the other Party hereunder is expressly conditioned on its ability to disclaim and exclude such warranties and to limit its liabilities as set forth below.

11.      LIMITATION OF LIABILITY.
         -----------------------

         11.1 CONSEQUENTIAL DAMAGES LIMITATION. EXCEPT FOR LIABILITY ARISING UNDER SECTION 9 ("INDEMNIFICATION"), NEITHER OF THE PARTIES HERETO SHALL BE RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.2 MAXIMUM LIABILITY. IN NO EVENT WILL EITHER PARTY'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNT OF TWO MILLION U.S. DOLLARS (US$2,000,000), EXCEPT FOR LIABILITY ARISING OUT OF OR RELATED TO
SECTION 9.2 ("LICENSOR INDEMNIFICATION") WHICH SHALL IN NO EVENT EXCEED THE AMOUNT OF FOUR MILLION U.S. DOLLARS (US$4,000,000).

12.      TERM AND TERMINATION.
         --------------------

         12.1 TERM. This Agreement shall become effective as of the Effective Date and continue in effect until the date of expiration of the last claim of the last unexpired patent among the Licensed Patents filed in the Territory, unless terminated earlier in accordance with the provisions hereof.

         12.2 TERMINATION ON MATERIAL BREACH BY LICENSEE. Licensor may, at its sole option, (a) convert its licenses granted to Licensee hereunder from exclusive to nonexclusive or (b) terminate this Agreement, upon written notice to Licensee, if Licensee materially breaches Section 4.1 ("Patent License"), 4.2 ("Minimum Payment Obligation"), 4.3 ("Sublicenses"), 5.1 ("Royalties") or 8

("Confidentiality") of this Agreement or any Material Provision (defined below) and fails to cure such breach within thirty (30) days of written notice to Licensee describing the breach in reasonable detail. Licensor may, at its sole option, (a) convert its licenses granted to Licensee hereunder from exclusive to nonexclusive or (b) terminate this Agreement immediately upon written notice to Licensee, if such material breach is not capable of cure. For purposes solely of this Section 12.2 ("Termination on Material Breach by Licensee"), "Material Provision" means any of the following provisions: Sections 4.1 ("Licensor Delivery"), 6.1 ("Licensor Support"), 7.1 ("Non-compete Obligations"), 7.2 ("Handset Technology"), 11 ("Confidentiality"), 13.1(ii), 13.1(viii), and 13.1(x) of the North American License Agreement; and Section 2.9(b) ("Holder's indemnification") of the Investor Rights Agreement between the parties of even date herewith. Notwithstanding the foregoing, Licensor's rights to convert its licenses or terminate this Agreement on Licensee's material breach of a Material Provision, as described in this Section 12.2, may be exercised only if (i) Licensor has determined that Licensee has materially breached such a provision and (ii) such material breach has caused or resulted in, or is highly likely to cause or result in, material harm to Licensor.

         12.3 TERMINATION ON MATERIAL BREACH OF LICENSOR. Licensee may terminate this Agreement, upon written notice to Licensor, if Licensor materially breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of written notice describing the breach in reasonable detail. Licensee may terminate this Agreement immediately upon notice to Licensor, if such material breach is not capable of cure.

         12.4 EFFECT OF TERMINATION.

                  (a) Except as otherwise provided in this Section 12.4 ("Effect of Termination"), all rights and obligations of the Parties hereunder shall cease upon termination or expiration of this Agreement. The definitions and the following sections and subsections shall survive any termination or expiration of this Agreement: Sections 2 ("Termination of Know-How Agreement"), 3 ("Waiver and Release"), 5 ("Payments") (to the extent any payments have accrued prior to termination to Licensor), 6 ("Taxation"), 7.6 ("No Warranty of Validity"), 8 ("Confidentiality"), 9 ("Licensee Indemnification"), 10 ("Disclaimer"), 11 ("Limitation of Liability"), 12 ("Term and Termination"), and 13 ("General Provisions") and, for five (5) years following the last due date for any payment owed to Licensor, Section 5.4 ("Audit").

                  (b) Upon termination or expiration of this Agreement for whatever reason, (i) all licenses granted by Licensor to Licensee and sublicenses granted pursuant to this Agreement prior to its termination shall terminate, provided that any sublicensee may elect to continue its sublicense by advising Licensor in writing, within sixty (60) days of the sublicensee's receipt of written notice of such termination, of its election, and of its agreement to assume in respect to Licensor all the obligations (including obligations for payment) contained in its sublicensing agreement with Licensee. Any sublicense granted by Licensee shall contain provisions corresponding to those of this paragraph respecting termination and the conditions of continuance of sublicenses, (ii) Licensee shall cooperate with Licensor in transitioning back to Licensor any maintenance and enforcement activities (and associated records and documentation) undertaken by Licensee in connection with the Licensed Patents in the Territory, and (iii) each Party shall return or destroy all Confidential Information of the other Party in its possession or control, including all copies thereof, whether tangible or in electronic form or otherwise.

                  (c) Neither Party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such Party in accordance with the terms of this Agreement whether or not such Party is aware of any such damage, loss or expenses.

13.      GENERAL PROVISIONS.
         ------------------

         13.1 FORCE MAJEURE. Neither Party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement (other than payment obligations) if such failure is caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of such Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of such; provided that the affected Party promptly notifies the other Party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

         13.2 ASSIGNMENT. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntarily, or by operation of law, or otherwise, by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or otherwise transfer this Agreement to a successor in interest of such party without the other Party's consent in connection with the acquisition of all or substantially all of its assets or its merger with or into another entity, or other reorganization, combination or change in control ("Merger Assignment"), and provided further that, in the event of such a Merger Assignment by Licensee, Licensee shall be required to obtain the consent of Licensor, which consent shall not be unreasonably withheld.

         13.3 NOTICES. All notices and communications required, permitted or made hereunder or in connection herewith shall be in writing and shall be mailed by first class, registered or certified mail (and if overseas, by airmail), postage prepaid, or otherwise delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), addressed:

         (a)      If to Licensee, to:   Two Way TV Ltd.
                                        Beaumont House
                                        Kensington Village
                                        Avonmore Road
                                        London, England W148TS

                  with a copy to:       Orrick, Herrington & Sutcliffe LLP
                                        1000 Marsh Road
                                        Menlo Park, California 94025, U.S.A.
                                        Attn:  Scott Blickenstaff

         (c)      If to Licensor, to:   Two Way TV (US), Inc.
                                        300 De Haro Street, Suite 342
                                        San Francisco, CA  94103
                                        Attn:  Bruce W. Bauer

                  with a copy to:       Winthrop & Weinstine, P.A.
                                        3000 Dain Rauscher Plaza
                                        60 South Sixth Street
                                        Minneapolis, MN  55402
                                        Attn:  Michele D. Vaillancourt

         Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by mail or airmail, at the earlier of its receipt or at 5 p.m., local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposition of mail or airmail, as the case may be; and (iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either Party may change the address and/or addressee(s) to whom notice must be given by giving appropriate written notice at least seven
(7) days prior to the date the change becomes effective.

         13.4 EXPORT CONTROL. Without in any way limiting the provisions of this Agreement, each Party hereto agrees that no products, items, commodities or technical data or information obtained from the other Party nor any direct product of such technical data or information is intended to or shall be exported or reexported, directly or indirectly, to any destination restricted or prohibited by Applicable Law without necessary authorization by the Governmental Authorities, including (without limitation) the United States Bureau of Export Administration (the "BEA") or other Governmental Authorities of the United States, England, the European Community or any other country in the Territory with jurisdiction with respect to export matters.

         13.5 ARBITRATION.

                  (a) Except as set forth in this Section 13.5 ("Arbitration") and Section 13.6 ("Injunctive Relief"), any disputes arising between the Parties in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved through such discussions within a period of sixty (60) days after delivery of such notice, the dispute shall be finally resolved exclusively by confidential arbitration pursuant to the rules of the American Arbitration Association in San Francisco, California, U.S.A., or such other location agreed between the Parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within or without the United States. Each Party shall nominate one arbitrator and those two arbitrators shall nominate the third arbitrator. The arbitrators shall not have the power to impose any obligation on the Parties, or take any other action, which could not be imposed or taken by a federal or state court sitting in the State of Delaware. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States or England and Wales or in any other jurisdiction, and each Party unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. The fees and expenses of the arbitrators shall be paid by the Parties in equal shares, unless the arbitrators determine that the conduct of either Party (with regard to the subject matter of the dispute and/or the arbitration proceedings) warrants divergence from this rule, in which event an appropriate costs order may be made. Subject only to the provision of Applicable Law and Section 13.6 ("Injunctive Relief"), the procedure described in this Section 13.5 ("Arbitration") shall be the exclusive means of resolving disputes arising under this Agreement.

                  (b) CONFIDENTIAL RESOLUTION. All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the Parties and by the arbitrators to be Confidential Information. Neither Party nor any arbitrator shall disclose in whole or in part to any other Person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to either Party's attorneys, (ii) to the Parties, and (iii) to outside experts requested by either Party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this section, that such expert agrees to comply with the confidentiality terms of this section, and that such expert will not use any Confidential Information disclosed to such expert for personal or business advantage.

         13.6 INJUNCTIVE RELIEF. Notwithstanding Section 13.5 ("Arbitration"), the Parties agree that any material breach of Section 4.1 ("Patent License") or
Section 8 ("Confidentiality") of this Agreement would cause irreparable injury for which no adequate remedy at law exists; therefore, the parties agree that equitable remedies, including without limitation injunctive relief and specific performance, are appropriate remedies to redress any such breach or threatened breach of this Agreement, in addition to other remedies available to the Parties. If any legal action is brought under this Section 13.6 ("Injunctive Relief") to enforce Section 4.1 ("Patent License"), the prevailing Party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive. Each Party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Party seeking relief.

         13.7 ENTIRE AGREEMENT. This Agreement and the Associated Agreements, and the attachments and exhibits hereto and thereto, embody the entire agreement and understanding between the Parties with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, including without limitation the Original License Agreement. Neither Party has relied upon any representation or warranty of any other party except as expressly set forth herein and in the Associated Agreements.

         13.8 MODIFICATION. This Agreement may not be modified or amended, in whole or part, except by a writing executed by duty authorized representatives of both Parties.

         13.9 ANNOUNCEMENT. The Parties may announce the existence of the Parties' relationship and this Agreement only at a time and in a form to be mutually determined, except for any such disclosure required by law, governmental authorities or stock exchanges.

         13.10 SEVERABILITY. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the Parties as expressed in this Agreement.

         13.11 NO WAIVER. Except to the extent that either Party hereto may have otherwise agreed in writing, no waiver by such Party of any condition of this Agreement or breach by the other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other Party, nor shall any forbearance by the first Party to seek a remedy for any noncompliance or breach by the other Party be deemed to be a waiver by the first Party of its rights and remedies with respect to such noncompliance or breach.

         13.12 NATURE OF RIGHTS. All rights and licenses granted under or pursuant to this Agreement by Licensor to Licensee are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "BANKRUPTCY CODE"), licenses of "Intellectual property" within the scope of Section 101 of the Bankruptcy Code.

         13.13 GOVERNING LAW. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of Delaware, U.S.A., without regard to its conflicts of laws principles. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

         13.14 NO AGENCY OR PARTNERSHIP. This Agreement shall not constitute an appointment of either Party as the legal representative or agent of the other Party, nor shall the Party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture, or similar entity by or between the Parties hereto.

         13.15 NO THIRD PARTY BENEFICIARIES. The Parties intend and agree that no other Person, entity or other party shall be considered a third-party beneficiary of this Agreement. Nothing contained in this Agreement shall be construed to create rights for any third party beneficiary.

         13.16 HEADING . The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         13.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument

         13.18 EFFECTIVENESS OF AGREEMENT. Notwithstanding anything to the contrary herein, the date of this Agreement is for convenience only and this Agreement will not take effect until the Effective Date. If the Closing does not occur, this Agreement will not take effect.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date set forth above.

TWO WAY TV (US), INC.                             TWO WAY TV LIMITED



----------------------------------------------    ------------------------------
By:    Bruce W. Bauer                             By:      Piers Wilson
Title: President and Chief Executive Officer      Title:   Finance Director

       EXHIBIT A TO AMENDED AND RESTATED TERMINATION AND LICENSE AGREEMENT

                            INTERACTIVE FIELD OF USE
                            ------------------------


         "INTERACTIVE FIELD OF USE" shall include developing, marketing, supplying, operating and licensing certain digital (and analog) interactive and other related services, products and technology in the Territory.


                 EXHIBIT B TO AMENDED AND RESTATED TERMINATION AND LICENSE AGREEMENT

                                          LICENSED PATENTS
                                          ----------------

                                                JAPAN
                                                -----


               Patent No.                                 Filed                                 Granted
-------------------------------------  --------------------------------------  ----------------------------------------
                2093252                               June 11, 1990                         Sept. 18, 1996

Game of skill or chance playable by several participants remote from each other in conjunction with a common event.


                   GERMANY, SPAIN, FRANCE, UNITED KINGDOM, ITALY AND EUROPEAN PATENT OFFICE
                   ------------------------------------------------------------------------

               Patent No.                                 Filed                                 Granted
-------------------------------------  --------------------------------------  ----------------------------------------
                0405776                                June 8, 1990                         March 26, 1997

Game of skill or chance playable by several participants remote from each other in conjunction with a common event.


                    AUSTRIA, BELGIUM, LIECHTENSTEIN, SWITZERLAND, GERMANY, DENMARK, SPAIN,
                    ----------------------------------------------------------------------
                 FRANCE, UNITED KINGDOM, ITALY, NETHERLANDS, SWEDEN AND EUROPEAN PATENT OFFICE
                 -----------------------------------------------------------------------------

               Patent No.                                 Filed                                 Granted
-------------------------------------  --------------------------------------  ----------------------------------------
                 504267                               Dec. 10, 1990                          July 27, 1994

Method of evaluating data relating to a common subject.


       EXHIBIT C TO AMENDED AND RESTATED TERMINATION AND LICENSE AGREEMENT

                              THIRD PARTY LICENSES
                              --------------------


         Patent License Agreement between Interactive Games Patent, Inc. (now Interactive Network, Inc.) and NTN Communications, Inc. dated as of April 24, 1987, as amended by Amendment to Patent License Agreement between NTN Communications, Inc. and Interactive Game Patent, Inc. (now Interactive Network, Inc.) dated June 1, 1990.

       EXHIBIT D TO AMENDED AND RESTATED TERMINATION AND LICENSE AGREEMENT

                                   LITIGATION
                                   ----------


         INTERACTIVE NETWORK INC. v. NTN COMMUNICATIONS INC. ET AL., Federal Court of Canada File No. T-1471-92.

         LOCKTON v. INTERACTIVE NETWORK, INC., ("dismissed without prejudice") U.S. Bankruptcy Court Northern District of California Case No. 98-34055-DM-11, Adversary No. 99-3301-DM.

EXHIBIT E TO MERGER AGREEMENT

                              TWO WAY TV (US), INC.

                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the _____ day of ___________ 2001, by and between TWO WAY TV (US), INC., a Delaware corporation (the "COMPANY"), Two Way TV Limited, a corporation organized under the laws of England and Wales ("TWO WAY UK") and the other, as holders of shares of the Company's common stock ("COMMON STOCK") listed on Exhibit A (each, an "INVESTOR", together, the "INVESTORS").


                                    RECITALS

         WHEREAS, TWIN Entertainment Inc. ("TWIN"), Two Way UK and Interactive Network, Inc., a California corporation ("IN"), have entered into an Agreement and Plan of Reorganization dated May 31, 2001 (the "REORGANIZATION AGREEMENT") under which, on the Closing Date, as defined in the Reorganization Agreement (the "EFFECTIVE DATE"), IN is to be merged with and into TWIN to form the Company (the "MERGER").

         WHEREAS, as a condition to consenting to and/or closing the transactions contemplated by the Reorganization Agreement, the Investors have required that the Company agree to extend to the Investors certain registration rights, information rights and other rights as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Reorganization Agreement and for other good and valuable consideration, the parties mutually agree as follows:


SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                   "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or which is controlled by an entity which controls, another Person; provided, however, that "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the Company will not be deemed an Affiliate of any Investor, and no Investor will be deemed an Affiliate of the Company.

                   "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                   "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "HOLDER" means (a) any Person owning of record Registrable Securities that have not been sold to the public or (b) any assignee of record of such Registrable Securities in accordance with this Agreement.

                   "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                   "PERSON" means any natural person, partnership, corporation, limited liability company, trust, estate, association, custodian or nominee or any other individual or entity in its own or any representative capacity.

                   "REGISTRABLE SECURITIES" means (a) shares of Common Stock acquired by the Investors or their Affiliates pursuant to the Reorganization Agreement or any shares of Common Stock acquired by the Investors or their Affiliates hereafter; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a Person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under SECTION 2 of this Agreement are not assigned.

                   "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with SECTIONS 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                   "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                   "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                   "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 RESTRICTIONS ON TRANSFER.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Common Stock issued pursuant to the Reorganization Agreement or any Registrable Securities unless and until:

                           (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) The transferee has agreed in writing to be
bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                           (iii) Notwithstanding the foregoing, the rights of
the Company and the Holders in this SECTION 2 shall not apply to any transfer to any Affiliate of any Holder; PROVIDED that (A) the Holder (or its representative) shall inform the Company of such transfer prior to effecting it and (B) the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this SECTION 2. Such transferred shares shall remain subject to the provisions of this SECTION 2, and such transferee shall be treated as the "HOLDER" for purposes of this Agreement.

                  (b) Each certificate representing the Common Stock issued pursuant to the Reorganization Agreement or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND, EXCEPT IN CERTAIN CIRCUMSTANCES, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

                  (c) Subject to Section 2.1(e) below, the Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), such legend from any such certificate and will place or cause to be placed such legend on any new certificate issued to represent shares theretofore represented by a certificate carrying such legend.

                  (d) The Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in SECTION 2.1(B) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The Company shall cause the legend to be removed upon termination of this Agreement.

                  (e) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (f) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2 DEMAND REGISTRATION.

                  (a) Subject to the conditions of this SECTION 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15,000,000 at a per share price reflecting a pre-money valuation of the Company of $60,000,000 (a "QUALIFIED PUBLIC OFFERING"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this SECTION 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this SECTION 2.2 or any request pursuant to SECTION 2.4 and the Company shall include such information in the written notice referred to in SECTION 2.2(a) or
SECTION 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders who hold at least a majority of the Registrable Securities to be so registered (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this SECTION 2.2 or SECTION 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a PRO RATA basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this SECTION 2.2:

                           (i) after the Company has effected two (2)
registrations pursuant to this SECTION 2.2, and such registrations have been declared or ordered effective, provided that Two Way UK and its Affiliates may not be the Initiating Holder with respect to more than one registration under this SECTION 2.2 without the consent of AT&T Broadband, LLC, and AT&T Broadband, LLC, and its Affiliates may not be the Initiating Holder with respect to more than one registration under this SECTION 2.2 without the consent of Two Way UK;

                           (ii) if the Company shall furnish to Holders
requesting a registration statement pursuant to this SECTION 2.2 a certificate signed by its Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; PROVIDED that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (iii) if the Initiating Holders propose to dispose of
shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to SECTION 2.4 below.

         2.3 PIGGYBACK REGISTRATIONS.

                  (a) The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) UNDERWRITING. If the registration statement under which the Company gives notice under this SECTION 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this SECTION 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a PRO RATA basis based on the total number of Registrable Securities held by the Holders that the Holders seek to register pursuant to the provisions hereof; and third, to any shareholder of the Company (other than a Holder) on a PRO RATA basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than ninety percent (90%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
SECTION 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with SECTION 2.5 hereof.

         2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this SECTION 2.4:

                           (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holders; or

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000); or

                           (iii) if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to SECTION 2.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; or

                           (iv) if the Company shall furnish to the Holders a
certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this SECTION 2.4; PROVIDED, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (v) if the Company has, within the twelve (12) month
period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this SECTION 2.4; or

                           (vi) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
SECTION 2.4 shall not be counted as demands for registration or registrations effected pursuant to SECTIONS 2.2 or 2.3, respectively. All such Registration Expenses incurred in connection with registrations requested pursuant to this
SECTION 2.4 after the first two (2) registrations shall be paid by the selling Holders PRO RATA in proportion to the number of shares sold by each.

         2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to SECTION 2.2 or any registration under
SECTION 2.3 or SECTION 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to SECTION 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to SECTION
2.2 or SECTION 2.4, as applicable (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to SECTION 2.2 or SECTION
2.4 to a demand registration.

         2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, is the subject of any stop order, or is otherwise not in compliance with the Securities Act or other applicable laws and, at the request of any underwriter or any such Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading. In the event the Company shall give any such notice, the applicable time period mentioned in subparagraph (a) above during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this subparagraph (f), to and including the date when each Holder of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated above.

                  (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

                  (h) Cause all such Registrable Securities to be listed on each securities exchange or other inter-dealer quotation system on which similar securities issued by the Company are then listed or, if none are so listed, on the NASDAQ National Market System or New York Stock Exchange.

                  (i) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all relevant financial and other records, corporate documents and properties of the Company, and use reasonable efforts to cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (j) Otherwise comply in all material respects with all applicable rules and regulations of the SEC.

         2.7 TERMINATION OF REGISTRATION RIGHTS. A Holder's registration rights hereunder shall expire if (a) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

         2.8 DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this SECTION 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to SECTION 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  (c) The Company shall have no obligation with respect to any registration requested pursuant to SECTION 2.2 or SECTION 2.4 if, due to the operation of SUBSECTION 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in SECTION 2.2 or SECTION 2.4, whichever is applicable.

         2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under SECTIONS 2.2, 2.3 or 2.4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this SECTION 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder, partner, officer, director, underwriter or controlling person of such Holder under an instrument duly executed by such person and stated to be specifically for use in connection with such registration.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this SECTION 2.9 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
SECTION 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 2.9.

                  (d) If the indemnification provided for in this SECTION 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such

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loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
SECTION 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this SECTION 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this SECTION 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this SECTION 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this SECTION 2 may be assigned (but only with all related obligations) by a Holder only to a permitted transferee of such Registrable Securities and in the manner specified under
SECTION 2.1(A).

         2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, (i) without the prior written consent of the Holders of at least two-thirds of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder, or (ii) without the prior written consent of any Holder that, along with its Affiliates, holds at least 10% of the issued and outstanding Common Stock (a "Major Holder"), enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to such Major Holder.

         2.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. RIGHTS OF FIRST REFUSAL

         3.1 SUBSEQUENT OFFERINGS. Any Holder that, together with its Affiliates, holds at least 10% of the issued and outstanding Common Stock (a "PARTICIPATING HOLDER") shall have a right of first refusal to purchase its PRO RATA share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by SECTION 3.4 hereof. Each Participating Holder's PRO RATA share is equal to the ratio of (a) the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities held, by such Participating Holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of any preferred shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "EQUITY SECURITIES" shall mean (i) any Common Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or other security or (iv) any such warrant or right.

         3.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Participating Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Participating Holder shall have thirty (30) days from the giving of such notice to agree to purchase its PRO RATA share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Participating Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         3.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Participating Holders elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Participating Holders who do so elect and shall offer such Participating Holders the right to acquire such unsubscribed shares. The Participating Holders shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Participating Holders fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Participating Holder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Participating Holders pursuant to SECTION 3.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to SECTION 3.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Participating Holders in the manner provided above.

         3.4 EXCLUDED SECURITIES. The rights of first refusal established by this SECTION 3 shall have no application to any of the following Equity
Securities:

                  (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like, issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) stock issued pursuant to any rights or agreements granted after the date of this Agreement; PROVIDED that the rights of first refusal established by this SECTION 3 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company affecting all such shares equally;

                  (e) any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors;

                  (f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

                  (g) any Equity Securities issued in connection with the proposed post-closing financing described in EXHIBIT A; and

                  (h) shares of the Company's Common Stock or other Equity Securities issued in connection with the Commercial Arrangment described in the Reorganization Agreement and other strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; PROVIDED that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

SECTION 4. CO-SALE RIGHTS

         4.1 NOTICE OF SALES. Should Two Way UK (or a Permitted Transferee, as defined below) propose to accept one or more bona fide offers (collectively, a "PURCHASE OFFER") from any persons to purchase shares of the Company's Common Stock (the "SHARES") from Two Way UK (other than as set forth in Section 4.5 of this Agreement), then Two Way UK shall promptly deliver a notice (the "NOTICE") to the Company and each Investor that, along with its Affiliates, holds at least 10% of the Registrable Securities then outstanding (a "PARTICIPATING INVESTOR") stating the terms and conditions of such Purchase Offer including, without limitation, the number of Shares proposed to be sold or transferred, the nature of such sale or transfer, the amount and nature of the consideration to be paid, the terms of payment, and the name and address of each prospective purchaser or transferee.

         4.2 CO-SALE RIGHT. Each Participating Investor shall have the right (the "CO-SALE RIGHT"), exercisable upon written notice to Two Way UK within thirty (30) business days after the date of the Co-Sale Notice, to participate in Two Way UK's sale of Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent a Participating Investor exercises such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Shares which Two Way UK may sell pursuant to such Purchase Offer shall be correspondingly reduced. The Co-Sale Right of each Participating Investor shall be subject to the following terms and conditions:

                  (a) CALCULATION OF SHARES. Each Participating Investor may sell all or any part of that number of shares of Common Stock of the Company beneficially owned by the Participating Investor (the "QUALIFIED SHARES") equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of Qualified Shares at the time beneficially owned by such Participating Investor and the denominator of which is the sum of (A) the total number of Qualified Shares at the time owned by all Participating Investors participating in such sale plus (B) the total number of Shares at the time owned by Two Way UK, including shares transferred by Two Way UK to Permitted Transferees (as defined below) in accordance with this Agreement.

                  (b) DELIVERY OF CERTIFICATES. Each Participating Investor may effect its participation in the sale by delivering to Two Way UK for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the Qualified Shares which such Participating Investor elects to sell.

         4.3 TRANSFER. The stock certificate or certificates which the Participating Investor delivers to Two Way UK pursuant to Section 4.2 shall be delivered by Two Way UK to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Notice, and Two Way UK shall promptly thereafter remit to such Participating Investor that portion of the sale proceeds to which such Participating Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Conversion Shares from a Participating Investor exercising its Co-Sale Right hereunder, Two Way UK shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, Two Way UK shall purchase such Conversion Shares from such Participating Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice (which terms and conditions shall be no less favorable than those governing the sale to the purchaser by Two Way UK).

         4.4 NO ADVERSE EFFECT. The exercise or non-exercise of the rights of the Participating Investors hereunder to participate in one or more sales of Shares made by Two Way UK shall not adversely affect their rights to participate in subsequent sales of Shares by Two Way UK.

         4.5 PERMITTED TRANSACTIONS. The provisions of Section 4 of this Agreement shall not pertain or apply to:

                  (a) Any pledge of the Company's Common Stock made by Two Way UK pursuant to a bona fide loan transaction which creates a mere security interest;

                  (b) Any repurchase of Common Stock by the Company; or

                  (c) Any bona fide gift or other transfer to an Affiliate.

         provided, in the case of (a), (b) and (c) above, that (i) Two Way UK shall inform the Investors of such pledge, transfer or gift prior to effecting it, and (ii) the pledgee, transferee or donee (each a "PERMITTED TRANSFEREE") shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement applicable to Two Way UK.

         4.6 ASSIGNMENT OF RIGHTS. The rights of the Participating Investors set forth in this Section 4 may be assigned with respect to Qualified Shares (but only with all related obligations) only to a permitted transferee of such Qualified Shares and in the manner specified under SECTION 2.1(A).

SECTION 5. ADDITIONAL TRANSFER RESTRICTIONS.

         5.1 PROHIBITED TRANSFERS. Any attempt by Two Way UK to transfer Shares in violation of Section 4 of this Agreement shall be void.

         5.2 LEGENDED CERTIFICATES. Each certificate representing shares of the Common Stock of the Company now or hereafter owned by Two Way UK or issued to any Permitted Transferee pursuant to Section 4.5 shall bear the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

SECTION 6. MISCELLANEOUS

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

         6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price; and, provided further, that no assignment of Registrable Securities shall be valid hereunder unless exercised in accordance with Section 2.1.

         6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, superseding all understandings, whether written or oral, including, without limitation, the TWIN Entertainment Inc. Investor Rights Agreement, dated January 31, 2000 by and among TWIN (which will be the Company's predecessor after the Merger), Investor and IN, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         6.6 AMENDMENT AND WAIVER. Except as otherwise expressly provided, any term of this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Holders of at least a majority of the Registrable Securities may waive any rights under this Agreement that are granted to all Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, Holders of less than a majority of the Registrable Securities may waive any personal rights they may have under this Agreement without prejudice to other Holders.

         6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT B hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         6.9 ATTORNEYS' FEES. If any suit or action is instituted to enforce any provision in this Agreement, each party in such dispute shall pay its own fees, costs and expenses of such suit or action, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         6.12 EFFECTIVENESS AND TERM. This Agreement shall have no effect and the parties shall have no obligations hereunder until the Effective Date. If the Effective Date has not occurred by ___________, 2001, this Agreement shall terminate by its terms. This Agreement shall continue in full force and effect from the Effective Date through the date as of which the parties hereto terminate this Agreement by written consent of the Company and the Investor.

         IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.









COMPANY:                                     INVESTOR:
-------                                      --------

TWO WAY TV (US), INC.                        TWO WAY TV LIMITED



By:                                          By:
   -----------------------------------          --------------------------------

Name:                                        Name:
     ---------------------------------            ------------------------------

Title:                                       Title:
      --------------------------------             -----------------------------



                                             [AT&T Broadband]

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------




                            INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                   EXHIBIT A TO THE INVESTOR RIGHTS AGREEMENT

                 DESCRIPTION OF PROPOSED POST-CLOSING FINANCING








                            INVESTOR RIGHTS AGREEMENT
                                 SIGNATURE PAGE

                   EXHIBIT B TO THE INVESTOR RIGHTS AGREEMENT

                              SCHEDULE OF INVESTORS



TWO WAY TV LIMITED
BEAUMONT HOUSE
KENSINGTON VILLAGE
AVONMORE ROAD
LONDON, ENGLAND W14 8TS
TEL: 011 44 208 742 2422
FAX: 011 44 208 742 2423





[AT&T Broadband]


Address: _______________________

Tel: ___________________________

Fax: ___________________________


                            INVESTOR RIGHTS AGREEMENT

EXHIBIT F TO MERGER AGREEMENT

















                               BRANDING AGREEMENT

                               BRANDING AGREEMENT


         This Branding Agreement ("AGREEMENT"), dated as of May 31, 2001, is between Two Way TV Limited ("LICENSOR"), a corporation organized under the laws of England and Wales, having its principal office at Two Way TV Limited, Beaumont House, Kensington Village, Avonmore Road, London, England W148TS, and Two Way TV (US), Inc. ("LICENSEE"), a Delaware corporation having its principal office at 300 De Haro Street, Suite 342, San Francisco, California 94103 U.S.A. (hereinafter collectively referred to as the "PARTIES" and individually as a "PARTY").

                                    RECITALS

         A. Licensor and Licensee are, contemporaneously herewith, entering into that certain Amended and Restated License Agreement, pursuant to which Licensor is licensing to Licensee certain technology and other intellectual property for use in Licensee's products and services within the Territory, as defined therein.

         B. The parties desire that Licensor grant to Licensee for use within the Territory a license to use certain of Licensor's trademarks, names and logos in connection with Licensee's products and services incorporating Licensor's technology and/or other intellectual property, subject to the provisions of this Agreement.

         ACCORDINGLY, in consideration of the foregoing, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.       DEFINITIONS.

         Any capitalized terms not defined herein shall have the meanings given to them in the License Agreement. As used in this Agreement, the following terms shall have the following meanings:

         1.1 "EFFECTIVE DATE" shall mean the date of the Closing, as such term is defined in that certain Agreement and Plan of Reorganization among Licensor, Licensee and Interactive Network, Inc., a California corporation of even date herewith (the "Reorganization Agreement").

         1.2 "LICENSE AGREEMENT" means that certain Amended and Restated License Agreement between the parties of even date herewith.

         1.3 "LICENSED MARKS" shall mean all trademarks, service marks, trade names, logos and marks now owned or hereafter developed, acquired or used by Licensor in connection with the Licensor Technology Related to Licensee Business (as such terms are defined in the License Agreement), and including without limitation the names "Two Way" and "Two Way TV".

         1.4 "TRADEMARK RIGHTS" shall mean all right, title and interest in and to all trademark, service mark, trade name and trade dress rights arising under the common law, state law, federal law, and the laws of foreign countries, and all right, title and interest in and to all trademark, service mark, trade name and trade dress applications and registrations throughout the world.

2.       LICENSES AND RESTRICTIONS.

         2.1 LICENSE GRANT. Subject to the provisions of this Agreement, Licensor hereby grants to Licensee a non-transferable, royalty-free license (subject to the Licensor Right of First Refusal set forth in Section 2.3 below) to do the following within the Territory: (i) have as Licensee's corporate name a name incorporating the following Licensed Marks: "Two Way" or "Two Way TV";
(ii) utilize the Licensed Marks solely in connection with the marketing, promotion and supply of Licensee products and services incorporating any Licensor Technology Related to Licensee Business (as such terms are defined in the License Agreement); and (iii) modify the Licensed Marks to include references to the United States or Canada (as applicable) and perform other Localizations of the Licensed Marks subject to Licensor's prior written consent (not to be unreasonably withheld), provided that the use of all such modified Licensed Marks shall be subject to the terms and conditions of this Agreement.

         2.2 EXCLUSIVITY. The licenses set forth in Section 2.1 above are exclusive (even as against Licensor); provided, however, that Licensor reserves the right to use and sublicense the Licensed Marks: (a) in connection with arrangements entered into by Licensor under Section 7 of the License Agreement; and (b) in connection with its corporate, marketing and promotional activities within the Territory to the extent that such activities are not competitive in any significant respect with Licensee's business in the Territory. In addition, in the event of a termination of exclusivity under Section 15.2 of the License Agreement, the licenses set forth in Section 2.1 above shall automatically become non-exclusive. No other rights to use the Licensed Marks are granted by Licensor. Licensor shall have the right to terminate the license in any Licensed Mark that is, or that Licensor reasonably believes may become, the subject of an infringement claim. For the avoidance of doubt, Licensor shall at all times retain all rights to use, modify, transfer, license and exploit the Licensed Marks for any purpose outside of the Territory.

         2.3 SECURED LICENSOR RIGHT OF FIRST REFUSAL TO REACQUIRE RIGHTS. There can be no transfer or assignment of any of Licensee's rights or licenses arising under this agreement, including without limitation the rights or licenses in or to the Licensed Marks, other than in compliance with this Section 2.3. If Licensee, or any successor in interest, intends, either under this Agreement or by operation of law, to transfer or assign, directly or indirectly, to any third party any of the rights and/or licenses with respect to the Licensed Marks granted to Licensee under this Agreement (a "Third Party Transfer"), Licensee shall prior to making any such Third Party Transfer provide at least thirty (30) days advance written notice of the proposed Third Party Transfer and all of the terms and conditions pursuant to which such Third Party Transfer would be made, and shall offer to make such Third Party Transfer to Licensor instead of the applicable third party on those same terms and conditions (the "Licensor Right of First Refusal"). Licensor may, within such thirty (30) day period, provide written notice to Licensee that Licensor is exercising the Licensor Right of First Refusal and agrees to be bound by the terms and conditions of the Third Party Transfer. Licensee shall thereupon make the Third Party Transfer to

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Licensor rather than the applicable third party pursuant to precisely those terms and conditions. In addition, Licensor shall pay the reasonable out-of-pocket costs and expenses incurred by the applicable third party in connection with the proposed Third Party Transfer, up to a maximum of seventy five thousand U.S. dollars (USD $75,000). If Licensor provides written notice to Licensee within such thirty (30) day period that Licensor does not wish to exercise the Licensor Right of First Refusal, or if Licensor fails to provide any notice of acceptance or refusal thereof within such period, then Licensee may enter into the Third Party Transfer with the applicable third party pursuant to precisely those same terms and conditions. In the event that Licensee desires to enter into the Third Party Transfer on different terms and conditions than those previously disclosed to Licensor, the Licensor Right of First Refusal procedure described herein shall begin anew. Licensee, in order to secure and collateralize its obligations under the Licensor Right of First Refusal, hereby grants to Licensor a first priority security interest in and to all of Licensee's right, title and interest in and to the Licensed Marks arising under this Agreement, as more particularly described in that certain Security Agreement by and between Licensor and Licensee. Licensee agrees to execute such documents and take such actions reasonably necessary to perfect such security interest. Any transfer or assignment by Licensee of any of Licensee's rights or licenses in or to any of the Licensed Marks in derogation of this Section 2.3 shall not be effective, and to the extent that any court of competent jurisdiction holds that such transfer or assignment is effective notwithstanding the foregoing prohibition, then such transfer or assignment shall be subject to the foregoing security interest. Licensee acknowledges and agrees that (i) the intellectual property licenses granted to Licensee pursuant to Section 2.1 have been granted subject to and encumbered by the Licensor Right of First Refusal , and that (ii) a material factor inducing Licensor to grant such licenses royalty-free was the existence of the Licensor Right of First Refusal. Notwithstanding the provisions of this Section 2.3, the provisions of this
Section 2.3 shall not apply to co-branding or private labeling pursuant to
Section 2.5 of this Agreement.

         2.4 QUALITY STANDARDS AND PROCEDURES FOR APPROVAL.

                  (a) Licensor shall establish reasonable quality standards for the Licensee services and products provided under the Licensed Marks for the purpose of protecting the Licensed Marks as provided herein and, to the extent such quality standards are provided to Licensee, Licensee will comply with such standards in all material respects, provided that Licensor shall use reasonable efforts to ensure that such quality standards are reasonably compatible with and applicable to the Territory. In addition, Licensee shall use best efforts to meet Licensor's quality standards generally applicable to its licensees. Licensee shall comply with such general quality standards as they may be amended from time to time by Licensor in its sole discretion, provided that any such amendment is generally applicable to Licensor's licensees offering similar services or products. Licensor will provide reasonable written notice of any such amendment to Licensee and Licensee may use previously complying materials until its stock runs out or until the date that is six (6) months after receipt of such notice, whichever occurs sooner.

                  (b) Without limiting the generality of Section 2.3(a), prior to using any of the Licensed Marks in connection with any marketing or promotional materials, website, product or service, Licensee shall, in each instance, provide to Licensor reasonable samples of the materials upon which the Licensed Marks are intended to appear and notice of intended use of such Licensed Marks ("INTENDED USE NOTICE AND MATERIALS"). Within fifteen (15) days after receipt of the Intended Use Notice and Materials, Licensor shall provide to Licensee notice stating whether Licensor approves or rejects the proposed use. Licensor shall not reject the proposed use if it materially complies with the provisions of this Agreement and Licensor's reasonable quality standards. In the event that Licensor rejects any proposed use of the Licensed Marks, Licensor shall provide written detailed reasoning for its rejection and shall provide such reasonable information as Licensee requests to assist Licensee in bringing the proposed use into conformance with this Agreement and Licensor's quality standards. In the event that Licensor does not provide written notice of rejection to Licensee within fifteen (15) days after receipt of any Intended Use Notice and Materials, then the intended use as described therein shall be deemed accepted. In addition, each time that Licensor updates or revises any of the

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Licensed Marks or issues any new Licensed Marks (collectively, "NEW MARKS"),
Licensor shall promptly thereafter provide to Licensee samples of such New Marks and samples of new or revised marketing materials relating to such New Marks. In the event that Licensee wishes to modify or perform any Localizations with respect to any such New Marks, Licensee shall provide to Licensor an Intended Use Notice and Materials with respect to the same and otherwise comply with the requirements of this Section 2.3.

         2.5 USE GUIDELINES AND REGISTRATION. Licensee shall display the notice of trademark status provided by Licensor with use of the Licensed Marks in each piece of advertising or printed materials in which such Licensed Mark appears. Any co-branding or private labeling shall be subject to Licensor's prior written approval, which will not be unreasonably withheld. All uses of the Licensed Marks by Licensee shall inure to the benefit of and be on behalf of Licensor. Licensor shall be solely responsible, at its own cost and expense, for filing trademark applications in the Territory of the Licensed Marks, and shall, promptly after the Effective Date and if it has not already done so, seek to register the trademark "Two Way TV" or such substitute or other marks as the Parties may agree upon in the United States and Canada. After the Effective Date, Licensor shall apply to register such other Licensed Marks in the Territory as Licensee may reasonably request from time to time, which subsequent applications shall be at the cost and expense of Licensee.

3.       INTELLECTUAL PROPERTY RIGHTS.

         3.1 OWNERSHIP. Except for the licenses expressly granted hereunder, Licensor shall have and retain all right, title and interest in and to the Licensed Marks, together with all related Trademark Rights, and Licensee shall have no right, title or interest therein or thereto. Licensee acknowledges Licensor's ownership of the Licensed Marks, and agrees that it will do nothing inconsistent with such ownership.

         3.2 INFRINGEMENT. Licensee shall promptly provide written notice to Licensor of any actual or likely violation or infringement of any of Licensor's Trademark Rights in the Licensed Marks of which Licensee becomes aware. Licensor may in its discretion take such action as it deems appropriate with respect to the actual or potential violation or infringement of any of Licensor's Trademark Rights, and Licensee will fully cooperate with Licensor, at Licensor's expense, including joining as a party, if necessary, and Licensor will be entitled to the proceeds of any such action. If Licensor fails to commence action directed toward restraining or enjoining a violation or infringement of any Trademark Right licensed hereunder within ninety (90) days of receipt of notice from Licensee, Licensee will have the right, during the term of this Agreement, upon written notice to Licensor to take such legally permissible action as deemed necessary or appropriate to enforce Licensee's rights under this Agreement and restrain such infringement or violation. If Licensee takes such action, Licensee will be entitled to the proceeds of such action.

4.       DISCLAIMER; LIMITATION OF LIABILITY.

         4.1 WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 13.1 OF THE LICENSE AGREEMENT, LICENSOR MAKES NO WARRANTY, EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO ANY OF THE LICENSED MARKS, AND HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE, NON-INTERFERENCE AND NON-INFRINGEMENT.

         4.2 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING IN ANY WAY OUT OF OR IN CONNECTION WITH THE LICENSED MARKS, THIS AGREEMENT AND/OR ITS SUBJECT MATTER.

         4.3 LIMITATION ON LIABILITY. IN NO EVENT WILL EITHER PARTY'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LICENSE AGREEMENT OR THEIR SUBJECT MATTER EXCEED THE AGGREGATE AMOUNTS SET FORTH IN SECTION 14.3 OF THE LICENSE AGREEMENT. Each Party acknowledges that its willingness to enter into this agreement and perform its obligations hereunder is expressly conditioned on its and the other Party's ability to disclaim and exclude such warranties and to limit its liabilities as set forth in this Section 4.

5.       TERM AND TERMINATION.

         5.1 TERM. This Agreement shall become effective as of the Effective Date and continue in effect, unless and until the License Agreement expires or terminates, at which time this Agreement will automatically and immediately terminate, or unless and until this Agreement is earlier terminated in accordance with this Section 5.

         5.2 TERMINATION OF LICENSES ON MATERIAL BREACH BY LICENSEE. Licensor may terminate this Agreement, upon written notice to Licensee, if Licensee materially breaches a material provision of this Agreement and (i) fails to cure such breach within thirty (30) days of written notice to Licensee describing the breach in reasonable detail, or (ii) fails to make reasonably diligent efforts to begin to cure any such breach if a cure cannot be accomplished within thirty
(30) days. Licensor may terminate this Agreement immediately upon written notice to Licensee, if such material breach is not capable of cure.

         5.3 TERMINATION OF LICENSES ON CESSATION OF LICENSEE BUSINESS OPERATIONS. Upon the occurrence any of events set forth below, all licenses from Licensor to Licensee hereunder shall immediately and automatically terminate:

                  (a) the filing by Licensee of a petition in bankruptcy;

                  (b) any adjudication that Licensee is bankrupt or insolvent;

                  (c) the filing by Licensee of any legal action or document seeking reorganization, readjustment or arrangement of Licensee's business under any law relating to bankruptcy or insolvency;

                  (d) the appointment of a receiver or bankruptcy trustee for all or substantially all of the property of Licensee;

                  (e) the making by Licensee of any general assignment for the benefit of creditors;

                  (f) the institution of any proceeding for the liquidation or winding up of Licensee's business or for the termination of its corporate charter, provided, in the event such proceeding is involuntary, the proceeding is not dismissed within ninety (90) days; or

                  (g) the cessation of normal business operations of Licensee.

         5.4 EFFECT OF TERMINATION.

                  (a) Except as otherwise provided in this Section 5.4, all rights and obligations of the Parties hereunder shall cease upon termination of this Agreement. The following provisions of this Agreement will survive any termination or expiration of this Agreement: Section 1 (Definitions), 3 (Intellectual Property Rights)(except to the extent otherwise provided therein), 4 (Disclaimer; Limitation of Liability), 5.4 (Effect of Termination) and 6 (Miscellaneous).

                  (b) Upon termination of this Agreement (i) all licenses granted pursuant to this Agreement shall terminate on the date six months after such termination, provided that promptly following such termination, Licensee will use commercially reasonable efforts to cease its use of the Licensed Marks as promptly as practicable, (ii) Licensee shall fully cooperate with Licensor in transitioning back to Licensor the responsibility to police, protect and enforce Licensor's Trademark Rights in the Territory, and (iii) Licensee shall in any event, within six months of such termination, cease all use of the Licensed Marks and effect a corporate name-change to remove any Licensed Mark from its name.

6.       MISCELLANEOUS.

         6.1 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntarily or by operation of law, or otherwise, by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or otherwise transfer this Agreement to a successor in interest of such Party without the other Party's consent in connection with the acquisition of all or substantially all of its assets or its merger with or into another entity or other reorganization, combination or change in control ("MERGER ASSIGNMENT'), and provided further that, in the event of such a Merger Assignment by Licensee, Licensee shall be required to obtain the consent of Licensor, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, pledge, encumbrance or disposition, in whole or in part, whether voluntary, by operation of law or otherwise, whether in violation or compliance with this Section 6.1 (including without limitation a Merger Assignment) shall be subject to the Licensor Right of First Refusal described in Section 2.3 above. This Agreement shall inure to the benefit of and be binding upon the Parties' permitted successors and assigns.

         6.2 NOTICES. All notices and communications required, permitted or made hereunder or in connection herewith shall be in writing and shall be mailed by first class, registered or certified mail (and if overseas, by airmail), postage prepaid, or otherwise delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), addressed:

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                    (a)   If to Licensor:   Two Way TV Ltd.
                                            Beaumont House
                                            Kensington Village
                                            Avonmore Road
                                            London, England W148TS

                        with a copy to:     Orrick, Herrington & Sutcliffe LLP
                                            1000 Marsh Road
                                            Menlo Park, California 94025, U.S.A.
                                            Attn:   Scott Blickenstaff

                    (b)   If to Licensee:   Two Way TV (US), Inc.
                                            300 De Haro Street, Suite 342
                                            San Francisco, CA 94103
                                            Attn:  Bruce W. Bauer

                        with a copy to:     Winthrop & Weinstine, P.A.
                                            3000 Dain Rauscher Plaza
                                            60 South Sixth Street
                                            Minneapolis, MN  55402
                                            Attn:  Michele D. Vaillancourt

         Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by mail or airmail, at the earlier of its receipt or at 5 p.m., local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposition of mail or airmail, as the case may be; and (iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either Party may change the address and/or addressee(s) to whom notice must be given by giving appropriate written notice hereunder at least seven (7) days prior to the date the change becomes effective.

         6.3 ARBITRATION; EQUITABLE REMEDIES.

                  (a) Except as set forth below, any disputes arising between the Parties in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved through such discussions within a period of sixty (60) days after delivery of such notice, the dispute shall be finally resolved exclusively by confidential arbitration pursuant to the rules of the American Arbitration Association in San Francisco, California, U.S.A., or such other location agreed between the Parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within or without the United States. The appointing authority shall nominate all three arbitrators. The arbitrators shall not have the power to impose any obligation on either of the Parties, or take any other action, which could not be imposed or taken by a federal or state court sitting in the State of Delaware. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States, England or Wales, and each of the Parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. The fees and expenses of the arbitrators shall be paid by the Parties in equal shares, unless the arbitrators determine that the conduct of either Party (with regard to the subject matter of the dispute and/or the arbitration proceedings) warrants divergence from this rule, in which event an appropriate costs order may be made. Subject only to Section 6.9 ("Governing Law"), the procedure described in this Section 6.3 shall be the exclusive means of resolving disputes involving Licensor and arising under this Agreement.

                  (b) All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the Parties and by the arbitrators to be Confidential Information (as defined in the License Agreement). No Party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to Parties, and
(iii) to outside experts requested by any Party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this section, that such expert agrees to comply with the confidentiality terms of this section, and that such expert will not use any Confidential Information disclosed to such expert for personal or business advantage.

                  (c) Notwithstanding Subsections 6.3(a) and (b), the Parties agree that any material breach of Section 2 ("Licenses and Restrictions") of this Agreement may cause irreparable injury for which no adequate remedy at law exists; therefore, the parties agree that equitable remedies, including without limitation injunctive relief and specific performance, are appropriate remedies to redress any such breach or threatened breach of this Agreement, in addition to other remedies available to the Parties, and such equitable remedies may be pursued in any court of competent jurisdiction. If any action is brought under this Subsection 6.3(c), the prevailing Party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive. Each Party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Party seeking relief.

         6.4 ENTIRE AGREEMENT. This Agreement, the License Agreement, the other Associated Agreements, and the attachments and exhibits hereto and thereto, embody the entire agreement and understanding between and among the Parties with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral. No Party has relied upon any representation or warranty of any other Party except as expressly set forth herein and in the Associated Agreements.

         6.5 MODIFICATION. This Agreement may not be modified or amended, in whole or part, except by a writing executed by duly authorized representatives of both Parties.

         6.6 ANNOUNCEMENT. The Parties may announce the existence of the Parties' relationship and this Agreement only at a time and in a form to be mutually determined, except for any such disclosure required by law, governmental authorities or stock exchanges. Neither Party shall unreasonably withhold its consent to a time proposed by the other Party.

         6.7 SEVERABILITY. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the Parties as expressed in this Agreement.

         6.8 NO WAIVER. Except to the extent that a Party hereto may have otherwise agreed in writing, no waiver by that Party of any condition of this Agreement or breach by the other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by such other Party, nor shall any forbearance by the first Party to seek a remedy for any noncompliance or breach by the other Party be deemed to be a waiver by the first Party of its rights and remedies with respect to such noncompliance or breach.

         6.9 GOVERNING LAW. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by applicable U.S. federal law and the laws of the State of Delaware, U.S.A., without regard to any conflicts of laws principles.

         6.10 NO AGENCY OR PARTNERSHIP. This Agreement shall not constitute an appointment of either Party as the legal representative or agent of any other Party, nor shall either Party have any fight or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture, or similar entity between the Parties hereto.

         6.11 HEADING. The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         6.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

         6.13 NO THIRD PARTY BENEFICIARIES. The Parties intend and agree that no other Person, entity or other party shall be considered a third-party beneficiary of this Agreement. Nothing contained in this Agreement shall be construed to create rights for any third party beneficiary.

         6.14 EFFECTIVENESS OF AGREEMENT. Notwithstanding anything to the contrary herein, the date of this Agreement first set forth above is for convenience only and this Agreement will not take effect until the Effective Date. If the Closing does not occur, this Agreement shall not take effect.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in triplicate by their duly authorized representatives on the date set forth above.

TWO WAY TV (US), INC.                       TWO WAY TV LTD.



------------------------------              ---------------------------------
By:                                         By:
Title:                                      Title:

EXHIBIT G TO MERGER AGREEMENT










                            STANDARD ESCROW AGREEMENT


                                      AMONG


                               TWO WAY TV LIMITED,


                                TWO WAY TV INC.,


                                       AND


                      DSI TECHNOLOGY ESCROW SERVICES, INC.

                                  MAY 31, 2001

                            SOFTWARE ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is made as of this 31st day of May, 2001, by and between Two Way TV Limited, a corporation organized and existing under the laws of England and Wales ("Producer"), DSI Technology Escrow Services, Inc. ("DSI") and Two Way TV (US), Inc., a Delaware corporation ("Licensee").

         PRELIMINARY STATEMENT. Producer intends to deliver to DSI a sealed package containing magnetic tapes, disks, disk packs, or other forms of media, in machine readable form, and the written documentation prepared in connection therewith, and any subsequent updates or changes thereto (the "Deposit Materials") for the computer software products (the "System(s)"), all as identified from time to time on Exhibit B hereto. Producer desires DSI to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials (or a copy thereof) to Licensee, in accordance with the terms hereof.

         Now, therefore, in consideration of the foregoing, of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DELIVERY BY PRODUCER. Producer shall be solely responsible for delivering to DSI the Deposit Materials as soon as practicable. DSI shall hold the Deposit Materials in accordance with the terms hereof and shall have no obligation to verify the completeness or accuracy of the Deposit Materials.

         2. DUPLICATION; UPDATES.

         (a) DSI may duplicate the Deposit Materials by any means in order to comply with the terms and provisions of this Agreement, provided that Licensee shall bear the expense of duplication. Alternatively, DSI, by notice to Producer, may reasonably require Producer to promptly duplicate the Deposit Materials.

         (b) Producer shall deposit with DSI any modifications, updates, new releases or documentation related to the Deposit Materials by delivering to DSI an updated version of the Deposit Materials ("Additional Deposit") as soon as practicable after the modifications, updates, new releases and documentation have been developed by Producer. DSI shall have no obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

         3. NOTIFICATION OF DEPOSITS. Simultaneous with the delivery to DSI of the Deposit Materials or any Additional Deposit, as the case may be, Producer shall deliver to DSI a written statement specifically identifying all items deposited and stating that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by Producer and are complete and accurate. DSI shall, within ten (10) business days of receipt of any Deposit Materials, send notification to Producer and Licensee that it has received from Producer such Deposit Materials.

         4. DELIVERY BY DSI

                  4.1 DELIVERY BY DSI TO LICENSEE. DSI shall deliver the Deposit Materials, or a copy thereof, to Licensee only in the event that:

         (a) Producer notifies DSI to effect such delivery to Licensee at a specific address, the notification being accompanied by a check payable to DSI in the amount of one hundred dollars ($100.00); or

         (b)      DSI receives from Licensee:

                  (i) written notification that one or both of the Release Criteria, as defined in that certain Amended and Restated License Agreement between Producer and Licensee dated May 31, 2001 ("License Agreement") has occurred (a "Producer Default");

                  (ii) evidence satisfactory to DSI that Licensee has previously notified Producer of such Producer Default in writing;

                  (iii) a written demand that the Deposit Materials be released and delivered to Licensee;

                  (iv) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the License Agreement;

                  (v) specific instructions from the Licensee for this delivery; and

                  (vi) an initial check payable to DSI in the amount of one hundred dollars ($100.00).

         (c) If the provisions of paragraph 4.1(a) are satisfied, DSI shall, within five (5) business days after receipt of the notification and check specified in paragraph 4.1(a), deliver the Deposit Materials in accordance with the applicable instructions.

         (d) If the provisions of paragraph 4.1(b) are met, DSI shall, within five (5) business days after receipt of all the documents specified in paragraph 4.1(b), send to Producer a photostatic copy of all such documents. Producer shall have thirty (30) days from the date on which Producer receives such documents ("Objection Period") to notify DSI of its objection ("Objection Notice") to the release of the Deposit Materials to Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with the following provisions:

                  (i) If Producer shall send an Objection Notice to DSI during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators chosen by the Atlanta Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association. The arbitrators shall apply Georgia law. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by DSI, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, the Producer and Licensee shall each pay 50% of all such costs.

                  (ii) Producer may, at any time prior to the commencement of arbitration proceedings, notify DSI that Producer has withdrawn the Objection Notice. Upon receipt of any such notice from Producer, DSI shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in paragraph 4.1(b)(v).

         (e) If, at the end of the Objection Period, DSI has not received an Objection Notice from Producer, then DSI shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in paragraph 4.1(b)(v). Both Producer and Licensee agree that DSI shall not be required to deliver such Deposit Materials until all such fees then due DSI have been paid.

                  4.2 DELIVERY BY DSI TO PRODUCER. DSI shall release and deliver the Deposit Materials to Producer upon termination of this Agreement in accordance with paragraph 7(a) hereof.

         5. INDEMNITY. Producer and Licensee shall, jointly and severally, indemnify and hold harmless DSI and each of its directors, officers, agents, employees and stockholders ("DSI Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any DSI Indemnitee in connection with this Agreement or the performance of DSI or any DSI Indemnitee hereunder ("Claim"), except where any such Claim arises out of the gross negligence or willful misconduct of any DSI Indemnitee.

         6. DISPUTES AND INTERPLEADER.

         (a) In the event of any dispute between any of DSI, Producer(s) and/or Licensee relating to delivery of the Deposit Materials by DSI or to any other matter arising out of this Agreement, DSI may submit the matter to any court of competent jurisdiction in an interpleader or similar action other than a matter submitted to arbitration after DSI's receipt of an Objection Notice under
Section 4 and the parties under this Agreement submit the matter to such arbitration as described in Section 4 of this Agreement. Any and all costs incurred by DSI in connection therewith, including reasonable attorneys' fees and costs, shall be borne 50% by each of Producer and Licensee.

         (b) DSI shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

         7. TERM AND RENEWAL.

         (a) The term of this Agreement shall commence upon the Effective Date and terminate upon the expiration or termination of the License Agreement.

         (b) In the event of termination of this Agreement in accordance with paragraph 7(a) hereof, Licensee shall pay all fees due DSI and shall promptly notify Producer that this Agreement has been terminated and that DSI shall return to Producer all copies of the Deposit Materials then in its possession.

         8. FEES. Licensee shall pay to DSI the applicable fees in accordance with Exhibit A as compensation for DSI's services under this Agreement. The first years fees are due upon receipt of the signed contract or Deposit Materials, whichever comes first, and shall be paid in U.S. Dollars.

         (a) PAYMENT. DSI shall issue an invoice to Licensee following execution of this Agreement ("Initial Invoice"), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Licensee is responsible for the payment of, all sales, use and like taxes. DSI shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Licensee.

         (b) NONPAYMENT. In the event of non-payment of any fees or charges invoiced by DSI, DSI shall give notice of non-payment of any fee due and payable hereunder to the Licensee and, in such an event, the Licensee shall have the right to pay the unpaid fee within ten (10) days after receipt of notice from DSI. If Licensee fails to pay in full all fees due during such ten (10) day period, DSI shall give notice of non-payment of any fee due and payable hereunder to Producer and, in such event, Producer shall have the right to pay the unpaid fee within ten (10) days of receipt of such notice from DSI. Upon payment of the unpaid fee by either the Producer or Licensee, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this paragraph 8(b) by both Producer and Licensee shall result in termination of this Agreement.

         9. OWNERSHIP OF DEPOSIT MATERIALS. The parties recognize and acknowledge that ownership of the Deposit Materials shall remain with Producer at all times.

         10. AVAILABLE VERIFICATION SERVICES. Upon receipt of a written request from Licensee, DSI and Licensee may enter into a separate agreement pursuant to which DSI will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its relevance, completeness, currency, accuracy and functionality ("Technical Verification Agreement"). Upon written request from Producer, DSI will issue to Producer a copy of any written technical verification report rendered in connection with such engagement. If DSI and Licensee enter into such Technical Verification Agreement, Producer shall reasonably cooperate with DSI by providing its facilities, computer systems, and technical and support personnel for technical verification whenever reasonably necessary. If requested by Licensee, Producer shall permit one employee of Licensee to be present at Producer's facility during any such verification of the Deposit Materials.

         11. BANKRUPTCY. Producer and Licensee acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365 (n) of Title 11, United States Code (the "Bankruptcy Code"). Producer acknowledges that if Producer as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the License Agreement or this Agreement, Licensee may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Licensee to Producer or the Bankruptcy Trustee, Producer or such Bankruptcy Trustee shall not interfere with the rights of Licensee as provided in the License Agreement and this Agreement, including the right to obtain the Deposit Material from DSI.

         12. MISCELLANEOUS.

         (a) REMEDIES. In no event will DSI and its directors, officers, agents, employees and stockholders be liable for any incidental, indirect, special, exemplary or consequential damages, including but not limited to, damages (including loss of data), costs or expenses (including legal fees and expenses), whether foreseeable or unforeseeable, that may arise out of or in connection with this Agreement. In no event will the collective liability of DSI and its directors, officers, agents, employees and stockholders for any damages, costs, or expenses (including legal fees and expenses) incurred by Producer, Licensee or any other person ever exceed one hundred thousand dollars ($100,000) under this Agreement.

         (b) NATURAL DEGENERATION; UPDATED VERSION. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that DSI shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Producer shall deliver to DSI a new copy of the Deposit Materials at least once every three years.

         (c) PERMITTED RELIANCE AND ABSTENTION. DSI may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by DSI in good faith to be genuine and to have been signed or presented by the proper person or entity. DSI shall have no duties or responsibilities except those expressly set forth herein.

         (d) INDEPENDENT CONTRACTOR. DSI is an independent contractor, and is not an employee or agent of either the Producer or Licensee.

         (e) AMENDMENTS. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

         (f) ENTIRE AGREEMENT. This Agreement, including all exhibits hereto, supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and constitutes the entire agreement between the parties with respect to the matters contemplated herein. All exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein.

         (g) COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

         (h) CONFIDENTIALITY. DSI will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials.

         (i) NOTICES. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid. If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

         (j) SURVIVAL. Paragraphs 5, 6, 8, 9 and 12 shall survive any termination of this Agreement.

         (k) NO WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

         IN WITNESS WHEREOF each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.


DSI TECHNOLOGY ESCROW SERVICES, INC.

                  2100 Norcross Parkway                Phone: 1-800-875-5669
                  Suite 150                            Fax:  1-770-239-9201
                  Norcross, GA  30071  USA
                  E-mail:  info@fortknoxescrow.com

                  By: ____________________________     Title:___________________


                  Print Name: ____________________________________

PRODUCER

                  By: ____________________________     Title:___________________

                  Print Name: ____________________________________

                  Address: _______________________________________

                           _______________________________________

                           _______________________________________

                  Phone: _________________________     Fax: ____________________

                  E-mail:  _______________________________________

         BILLING INFORMATION (IF APPLICABLE):

                  Attention:______________________________________

                  Purchase Order:_________________________________

                  Address:________________________________________

                           _______________________________________

                  Phone:______________________ Fax:_______________

                  E-mail:  _______________________________________

LICENSEE

                  By: ____________________________     Title:___________________

                  Print Name: ____________________________________

                  Address: _______________________________________

                           _______________________________________

                           _______________________________________

                  Phone: _________________________     Fax: ____________________


                  E-mail:  _______________________________________

         BILLING INFORMATION (IF APPLICABLE):

                  Attention:______________________________________

                  Purchase Order:_________________________________

                  Address:________________________________________

                           _______________________________________

                  Phone:______________________ Fax:_______________

                  E-mail:  _______________________________________

                          EXHIBIT A TO ESCROW AGREEMENT

                                  FEE SCHEDULE


ESCROW FEES SHALL BE AS FOLLOWS:


INITIALIZATION FEE  (ONE TIME ONLY)                                 $ 850
 ($ 765 for current clients)

         AND:

MAINTENANCE SERVICE FEE  (ANNUAL)

         STANDARD MAINTENANCE SERVICE FEE
o        includes two Deposit Material updates                      $ 1,100
o        includes one cubic foot of storage space

                           OR:

         PLATINUM MAINTENANCE SERVICE FEE
o        includes unlimited Deposit Material updates                $ 1,600
o        includes Escrow Direct software
o        includes three cubic foot of storage space


    **I desire the annual Platinum Maintenance Service (Initials.): ________
     If no selection is made, Standard Maintenance Service will be provided.



ADDITIONAL SERVICES

--------------------------------------------------------------------------------
         Additional Updates                             $ 150
           (above two per year)

         Additional Storage Space                       $ 150/cubic foot

         Release Fee Due Upon Licensee's or Producer's
         Request for Release of Deposit Materials       $ 100 for initial 2 hrs.
         (payable by Licensee or Producer)
                                                        $ 50/hour for
                                                          additional hours
--------------------------------------------------------------------------------

A ten percent discount is credited towards the initialization fee for current DSI clients. Fees due upon receipt of signed contract or Deposit Material, whichever comes first and shall be paid in U.S. Dollars. Thereafter, fees shall be subject to their current pricing, provided that such prices shall not increase by more than 10% per year. An invoice for all renewal fees will be issued on the anniversary of the initial invoice. If other currency acceptance is necessary, please contact DSI for arrangements.

                          EXHIBIT B TO ESCROW AGREEMENT

B1.      PRODUCT NAME: __________________________________________________
         Version #:______________________________________________________

Prepared and Confirmed by:  _____________________________________________

Title:  _________________________________________    Date: ______________

Signature: ______________________________________________________________


TYPE OF DEPOSIT:
                  ____ Initial Deposit
                  ____ Update Deposit to replace current deposits
                  ____ Other (please describe)___________________________

ITEMS DEPOSITED:

     Quantity      Media Type               Description of Material

A)  ___________    _____________________   ______________________________

B)  ___________    _____________________   ______________________________

C)  ___________    _____________________   ______________________________

EXHIBIT H TO MERGER AGREEMENT

                              TWO WAY TV (US), INC.

                             STOCKHOLDERS AGREEMENT
                             ----------------------


         This Stockholders Agreement (the "AGREEMENT") is made as of the _____ day of _________ 2001, by and among Two Way TV (US), Inc., a Delaware corporation (the "COMPANY"), Two Way TV Limited, a corporation organized under the laws of England and Wales ("TWO WAY"), the independent committee (the "INDEPENDENT COMMITTEE") established pursuant to the Voting Agreement entered into as of April 23, 1999 by and among Interactive Network, Inc., TCI Programming Holding Company, III, TCI Development, LLC (the successor-in-interest to TCI Development Corporation), National Broadcast Company, Inc., Sprint Corporation, and Motorola, Inc. (collectively, along with any successors-in-interest thereto, the "VOTING TRUST"), and the holders of shares of Common Stock of the Company (the "COMMON STOCK") listed on EXHIBIT A (collectively, the "STOCKHOLDERS" and individually, the "STOCKHOLDER").

                                    RECITALS
                                    --------

         WHEREAS, TWIN Entertainment Inc. ("TWIN"), Two Way and Interactive Network, Inc., a California corporation ("IN"), have entered into an Agreement and Plan of Reorganization dated May 31, 2001 (the "REORGANIZATION AGREEMENT"), under which, on the Closing Date, as defined in the Reorganization Agreement (the "EFFECTIVE DATE"), IN is to be merged with and into TWIN to form the Company.

         WHEREAS, a condition to the closing of the transactions contemplated by the Reorganization Agreement is that the Company, Two Way, the Stockholders and the Independent Committee enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which Two Way and the Stockholders shall vote their shares of the Company's common stock (the "VOTING STOCK") and the Independent Committee shall direct the members of the Voting Trust to vote their shares of Voting Stock in favor of certain designees to the Company's Board of Directors (the "BOARD OF DIRECTORS").

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Reorganization Agreement and for other good and valuable consideration, the parties mutually agree as follows:

                                    AGREEMENT
                                    ---------

         1. ELECTION OF DIRECTORS.

                  1.1 BOARD REPRESENTATION. At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, each Stockholder shall vote all of its shares of Voting Stock and shall take all other necessary, desirable and reasonable actions within its control (whether in such Stockholder's capacity as a stockholder of the Company or otherwise, and including, without limitation, attendance at meetings or in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), the Independent Committee agrees to direct the members of the Voting

Trust to vote their shares of Voting Stock and the Company shall take all necessary, desirable and reasonable actions within its control (including, without limitation, calling special Board of Directors and stockholder meetings), so as to elect the director(s), if any, designated by Gannet Co., Inc. ("Gannet") and/or AT&T Corp., its subsidiaries, predecessors and successors and AT&T Broadband (collectively "AT&T") in accordance with the written agreements referred to in Section 2.2, and:

                           (a) five (5) members of the Board of Directors
designated by Two Way so long as Two Way owns at least thirty-seven percent (37%) of the Company's capital stock (as calculated using the formula in Section 1.2); or

                           (b) four (4) members of the Board of Directors
designated by Two Way so long as Two Way owns less than thirty-seven percent (37%) but at least twenty-seven percent (27%) of the Company's capital stock (as calculated using the formula in Section 1.2); or

                           (c) three (3) members of the Board of Directors
designated by Two Way so long as Two Way owns less than twenty-seven percent (27%) but at least twenty percent (20%) of the Company's capital stock (as calculated using the formula in Section 1.2); or;

                           (d) two (2) members of the Board of Directors
designated by Two Way so long as Two Way owns less than twenty percent (20%) but at least thirteen percent (13%) of the Company's capital stock (as calculated using the formula in Section 1.2); or;

                           (e) one (1) member of the Board of Directors
designated by Two Way so long as Two Way owns less than thirteen percent (13%) but at least five percent (5%) of the Company's capital stock (as calculated using the formula in Section 1.2).

Notwithstanding the foregoing, if the number of members of the Board of Directors is changed to more or less than nine in accordance with Section 2.2 below, the number of members of the Board of Directors that Two Way may select at each level of percentage ownership of the Company's capital stock under
Section 1.1(a) through 1.1(e) shall be proportionately increased if the number of members of the Board of Directors is increased and proportionately decreased if the number of members of the Board is decreased, in each case rounded to the nearest whole number. By way of example, and not by way of limitation, if the number of members of the Board of Directors is increased to twelve, Two Way would have the right at each level of percentage ownership to select the number of directors set forth in Sections 1.1(a) through 1.1(e) multiplied by 1-1/3 (determined by dividing 12 by 9), as follows: seven members if Two Way owns at least 37% of the Company's capital stock, five directors if it owns less than 37% but at least 27% of the Company's capital stock, four members if it owns less than 27% but at least 20% of the Company's capital stock, three members if it owns less than 20% but at least 13% of the Company's capital stock, and one member if it owns less than 13% but at least 5% of the Company's capital stock. However, in no event shall Two Way be entitled to select any member of the Board of Directors if it owns less than 5% of the Company's capital stock, as calculated using the formula in Section 1.2.

                  1.2 CALCULATION OF OWNERSHIP. To determine when Two Way owns a particular percent of the Company's capital stock for purposes of voting under
Section 1.1, (a) the total number of shares of Common Stock issued to Two Way and then outstanding shall be divided by (b) the total number of issued and outstanding shares of Common and Preferred Stock of the Company, which number shall NOT include any capital stock issuable upon exercise of outstanding options or warrants of the Company.

                  1.3 APPOINTMENT OF DIRECTORS. Subject to the last sentence of this Section 1.3, in the event of the resignation, death, removal or disqualification of a director or directors selected by Two Way, Two Way shall promptly nominate a new director or directors, and, after written notice of the nomination(s) has been given by Two Way to the other parties, the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings) and each of the Stockholders shall vote its shares of Voting Stock, and the Independent Committee shall direct the members of the Voting Trust to vote their shares of Voting Stock, of capital stock of the Company to elect such nominee(s) to the Board of Directors. However, Two Way shall not be entitled to nominate a new director upon the resignation, death, removal or disqualification of a director selected by Two Way unless at that time Two Way has the right in accordance with
Section 1.1, by virtue of its percentage ownership of the Company's capital stock calculated in accordance with Section 1.2, the right to select a number of directors equal to the number of directors then serving on the Board of Directors who were selected by Two Way plus the replacement director.

                  1.4 REMOVAL. Two Way may remove one or more of its designated directors at any time and from time to time, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in its sole discretion.

         2. ADDITIONAL REPRESENTATIONS AND COVENANTS.

                  2.1 NO REVOCATION. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

                  2.2 CHANGE IN NUMBER OF DIRECTORS. The Company will not, without the prior written consent of Two Way, amend or change the Company's Certificate of Incorporation or Bylaws to provide for the election of more or less than nine (9) directors, or make any other amendment or change to the Certificate of Incorporation or Bylaws inconsistent with the terms of this Agreement; provided, that without Two Way's prior written consent the number of directors may be (i) increased by one (1) at the written request of AT&T in order to facilitate the election of a director designated by AT&T in accordance with AT&T's written agreement with the Company and/or (ii) increased by one (1) at the written request of Gannet in order to facilitate the election of a director designated by Gannet in accordance with Gannet's written agreement with the Company.

                  2.3 LEGENDS. Each certificate representing shares of the Company's capital stock held by the Stockholders or any assignee of the Stockholders shall bear the following legend:

                  "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS AGREEMENT."

         3. MISCELLANEOUS.

                  3.1 SUCCESSORS AND ASSIGNS. Each of the Stockholders hereby covenants that it will not dispose of any of its shares of Common Stock except to a recipient who shall, concurrently with such disposition, enter into an Adoption Agreement substantially in the form of EXHIBIT B hereto and thereby assume and be bound by all of the duties hereunder, in which case such recipient shall also accede to all of the rights hereunder.

                  3.2 INVALID DISTRIBUTIONS. Any disposition or attempted disposition in breach of this Agreement shall be void and of no effect.

                  3.3 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, Two Way and the holders of at least a majority of the Voting Stock held by the other parties hereto or their permitted assignees. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon the Company, the Independent Committee and the Stockholders, and each of their respective successors and assigns.

                  3.4 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business-day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto given in accordance with this Section.

                  3.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, superseding all understandings, whether written or oral, including but not limited to the TWIN Entertainment Inc. Stockholders Agreement dated January 31, 2000 by and among TWIN, Two Way and IN, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  3.6 SEVERABILITY. If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  3.7 REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (subject to the provisions of Section 3.12 below) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  3.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

                  3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  3.11 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

                  3.12 ATTORNEYS' FEES. If any suit or action is instituted to enforce any provision in this Agreement, each party in such dispute shall pay its own fees, costs and expenses of such suit or action, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  3.13 EFFECTIVENESS AND TERM. This Agreement shall have no effect and the parties shall have no obligations hereunder until the Effective Date. If the Effective Date has not occurred by ___________, 2001, this Agreement shall automatically terminate and be of no further force or effect whatsoever. This Agreement shall continue in full force and effect from the Effective Date until the earlier of (i) the third anniversary of the Effective Date or (ii) the date as of which the parties hereto terminate this Agreement by written consent of the Company, Two Way and the holders of at least a majority of the Voting Stock held by the other parties hereto or their assignees, on which date it shall terminated in this entirety.



                            [Signature Page Follows]

         The parties hereto have executed this Stockholders Agreement as of the date first written above.

COMPANY:                                   STOCKHOLDERS:

TWO WAY TV (US), INC.
                                             _________________________________
                                             (Stockholder)

By: ______________________________         By:________________________________
    ____________, President
                                           Name:______________________________
Address:                                                   (print)

                                           Title:_____________________________
Fax Number:



                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

                       EXHIBIT A TO STOCKHOLDERS AGREEMENT

                                  STOCKHOLDERS
                                  ------------


                NAME/ADDRESS/FAX NO.                       NO. OF SHARES
                --------------------                       -------------

                       EXHIBIT B TO STOCKHOLDERS AGREEMENT

                           FORM OF ADOPTION AGREEMENT
                           --------------------------

This Adoption Agreement (this "ADOPTION AGREEMENT") is executed pursuant to the terms of the Stockholders Agreement dated as of _______________, 2001 a copy of which is attached hereto and is incorporated herein by reference (the "STOCKHOLDERS AGREEMENT"), by the undersigned transferee ("TRANSFEREE"). By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. DEFINITIONS. Capitalized terms used herein without definition are defined in the Stockholders Agreement and are used herein with the same meanings set forth therein.

2. ACKNOWLEDGMENT. Transferee acknowledges that Transferee is acquiring __________ shares of Two Way TV (US), Inc., from ________________, subject to the terms and conditions of the Stockholders Agreement.

3. REPRESENTATIONS AND WARRANTIES OF HOLDER. Transferee hereby represents and warrants to and agrees with the other parties to the Stockholders Agreement (the "Other Parties") as follows:

                  (a) DUE ORGANIZATION. Transferee, if a corporation, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with corporate power to own its properties and to conduct its business as now conducted.

                  (b) AUTHORIZATION; NO CONFLICT. Transferee has duly and validly executed and delivered this Adoption Agreement, and this Adoption Agreement and the Stockholders Agreement are valid and binding agreements of Transferee enforceable against Transferee in accordance with their terms and do not conflict with any other agreement or arrangement with respect to Two Way TV
(US), Inc. capital stock, including agreements or arrangements with respect to the acquisition, disposition or voting of shares of Two Way TV (US), Inc. capital stock.

                  (c) CURRENTLY OWNED TWO WAY TV (US), INC. CAPITAL STOCK. Transferee owns the number of shares of Two Way TV (US), Inc. capital stock, if any, indicated below his, her or its signature.

4. AGREEMENT. Transferee (a) agrees that the shares of Two Way TV (US), Inc. capital stock acquired by Transferee, and shares of Two Way TV (US), Inc. capital stock that are currently owned or that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Stockholders Agreement pursuant to the terms hereof, and (b) hereby adopts the Stockholders Agreement with the same force and effect as if he, she or it were originally a party thereto.

5. NOTICE. Any notice required or permitted by the Stockholders Agreement shall be given to Transferee at the address and facsimile number listed below Transferee's signature below.

6. JOINDER. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse's best interests, and to bind such spouse's community interest, if any, in the shares of common stock and other securities referred to above and in the Stockholders Agreement to the terms of the Stockholders Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Adoption Agreement as of the date first above written.


                                   TRANSFEREE:


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                          --------------------------------------

                                   Address:
                                               ---------------------------------

                                   Telephone:
                                             -----------------------------------
                                   Fax:
                                       -----------------------------------------

                                   Number of Shares:
                                                      --------------------------

                                   SPOUSE OF TRANSFEREE:

                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------


                                   TRANSFEROR:


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                          --------------------------------------


Acknowledged:
                                   TWO WAY TV (US), INC.:


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                          --------------------------------------

EXHIBIT B TO PROXY STATEMENT/PROSPECTUS - DISSENTERS' RIGHTS UNDER CALIFORNIA
CODE



                          CALIFORNIA CORPORATIONS CODE

                              TITLE 1. CORPORATIONS

                       DIVISION 1. GENERAL CORPORATION LAW

                         CHAPTER 13. Dissenters' Rights

                          Cal Corp Code ss. 1300 (2001)


ss.1300. Shareholder in short-form merger; Purchase at fair market value; "Dissenting shares"; "Dissenting shareholder"

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

   (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1)(without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.


                          Cal Corp Code ss. 1301 (2001)

ss.1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

                          Cal Corp Code ss. 1302 (2001)

ss.1302. Stamping or endorsing dissenting shares

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.


                          Cal Corp Code ss. 1303 (2001)

ss.1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

                          Cal Corp Code ss. 1304 (2001)

ss. 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

EXHIBIT C TO PROXY STATEMENT/PROSPECTUS


September 13, 2001

Board of Directors
Interactive Network, Inc.
180 Second Street
Los Altos, CA 94022

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of Common Stock of Interactive Network, Inc. ("IN" or the "Company") of the equity interest represented by the retained shares of common stock in the successor company, Two Way TV (US), Inc. ("TW-US") which will remain issued and outstanding after the merger transaction ("Transaction") between the Company and TWIN Entertainment, Inc. ("TWIN") as contemplated by the definitive agreement and plan of reorganization (the "Merger Agreement") dated May 31, 2001. The terms of the Transaction include among other things that (i) each share of IN Common Stock outstanding immediately before the transaction is effective will be converted into one share of TW-US Common Stock and the shareholders of IN will own 55% of the initial outstanding Common Stock of TW-US after the transaction, on a fully diluted basis, (ii) Two Way TV, Limited, ("TW-UK") will receive 45% of the Common Stock of TW-US on a fully-diluted basis in exchange for its equity interest in TWIN and (iii) TW-UK will have an initial right to elect a majority to the Board of Directors of TW-US.

         In connection with our review of the Transaction and the preparation of this opinion, we have among other things, (i) reviewed the financial terms and conditions of the Transaction as contained in the executed Merger Agreement,
(ii) reviewed the audited financial statements of the Company for its fiscal years ended December 31, 2000 and 1999, (iii) reviewed the unaudited interim financial statements for the six month period ended June 30, 2001, (iv) reviewed the business plans and financial forecasts for TW-UK and TW-US, (v) interviewed representatives of management at TW-UK regarding their decision to enter into the Transaction, (vi) interviewed operating management of TWIN regarding their understanding of the necessity of the Transaction, (vii) held discussions with senior management of the Company regarding past and current financial conditions and prospects and the business issues affecting their decision to commit to the Transaction, (viii) interviewed industry consultants regarding their view on industry conditions and the importance of the Transaction to the Company, and
(ix) considered other matters which we deemed relevant to our inquiry.

         We have assumed and relied upon the accuracy and completeness of all such information provided to us or publicly available and have not independently made any attempt to verify such information. We have not made any attempt to make or obtain an independent appraisal of the value of the assets or the liabilities (contingent or otherwise) of the Company or of TWIN. This opinion is not meant to be an indication of the price at which IN's Common Stock or TW-US's Common Stock will trade at any time or a recommendation as to any action that an IN shareholder should take. With respect to all financial forecasts and other information and data provided by management of IN, TWIN and TW-UK or information otherwise reviewed by or discussed with us, we have assumed that such financial forecasts, information and data represent the best currently available knowledge and judgment of such management and have been reasonably prepared. We have relied on the management of IN, TWIN and TW-UK to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

         We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternative to the Transaction; Shonstrom Research Associates did not structure or negotiate the terms of the Transaction.

         We have been assured by the management of IN that it is not a party of any pending material transaction including, but not limited to, external financing recapitalizations, acquisitions, or merger discussions, other than the Transaction. Our opinion is based upon market financial, economic, and other conditions existing as of the date of the letter and any change in such conditions would require a reevaluation of this opinion.

         In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we deemed relevant, including the review of (i) historical and projected revenues, losses, operating income and capitalization of IN and TW-US and certain other interactive media companies we believe to be comparable to the Company and TW-US, (ii) the current financial condition and operating results of IN and forecasted results of TW-US,
(iii) the historical market prices and trading activity in the Company's stock and that of industry comparables, (iv) reported financial terms of business combinations comparable to the Transaction, (v) the residual equity value of the investment in TW-US versus the original value of the equity interest in the Company, (vi) the general condition of the securities markets, and (vii) such other financial criteria as we deemed appropriate.

         Shonstrom Research Associates, LLC ("SRA"), is actively involved in securities research involving comparative valuation and associated investment banking activities and undertakes the evaluation of investment securities in connection with private placements, business combinations, and similar transactions. SRA has been paid a fee by the Company for services provided pursuant to this engagement and will be paid an additional fee for this opinion 30 days after receipt of such opinion. In addition, the Company has agreed to indemnify SRA against certain liabilities arising out of issuance of this opinion.

         In the ordinary course of business, SRA (through a correspondent relationship with Bear Stearns Securities Corp.) may trade in the securities of IN for the accounts of customers, who may at any time hold a long or short positions in such securities.

         It is understood that this letter is for the information of the Board of Directors of Interactive Network. This letter does not constitute a recommendation of any type to any shareholder as to whether such shareholder should vote his shares in connection with the Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of SRA to any such party. Except as provided in our engagement letter with Interactive Network, this opinion is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities without our prior written consent. We have consented to the inclusion of the opinion (in its entirety) in documents to be filed with the Securities and Exchange Commission or with any court or other government agency in connection with the Transaction.

         Based upon and subject to the foregoing, it is our opinion that as of August _, 2001, the consideration to be received by the holders of Interactive Network Common Stock in the Transaction is fair, from a financial point of view, to the Company's shareholders.

Very truly yours,

/s/ SHONSTROM RESEARCH ASSOCIATES, LLC

Shonstrom Research Associates, LLC

                            INTERACTIVE NETWORK, INC.
                           180 SECOND STREET, SUITE B
                           LOS ALTOS, CALIFORNIA 94022

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby constitutes and appoints ____________ and _____________, and either of them, as proxy or proxies (the "Proxies"), each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of Interactive Network, Inc. ("Interactive Network") held of record by the undersigned at the close of business on __________, 2001 at the Special Meeting of Shareholders of Interactive Network (the "Special Meeting") to be held __________, 2001 or any adjournment or postponements thereof.

         1.       PROPOSAL TO APPROVE THE FOLLOWING RESOLUTION:

                  RESOLVED, that the Agreement and Plan of Reorganization dated as of May 31, 2001 ("Merger Agreement") by and among Interactive Network, Two Way TV (US), Inc. (formerly known as TWIN Entertainment, Inc.) ("Two Way TV (US)") and Two Way TV Limited, whereby (i) Interactive Network will be merged with Two Way TV (US), with Two Way TV (US) as the surviving corporation, and (ii) each share of common stock of Interactive Network will be converted into one (1) share of common stock of Two Way TV (US), and the transactions contemplated by the Merger Agreement, are hereby authorized and approved.

                         [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting. Management is not presently aware of any such matters to be presented for action at the Special Meeting.

         The undersigned hereby ratifies and confirms all actions that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

             (PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.)

         This Proxy, when properly executed, shall be voted in the manner indicated by the undersigned shareholder, but if no direction is made, this Proxy will be voted FOR the Merger Agreement.


+-----------------------------------+
|                                   |
|                                   |  Please sign exactly as name appears
|                                   |  below. When shares are held jointly, both
|                                   |  should sign. When signing as attorney,
|                                   |  executor, administrator, trustee,
|                                   |  guardian, or in some other fiduciary
|                                   |  capacity, please give full title as such.
|                                   |  If a corporation, please sign in full
|                                   |  corporate name by president or other
|                                   |  authorized officer(s). If a partnership,
|                                   |  please sign in partnership name by
|                                   |  authorized person(s).
+-----------------------------------+




                                       Dated: ___________________________, 2001

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Signature if held jointly

                 (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY, USING THE ENCLOSED ENVELOPE.)